    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1999


                                                      REGISTRATION NO. 333-82153
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             AIRCRAFT FINANCE TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               6159                              51-6512392
    (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER IDENTIFICATION NO.)
 OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)

                            ------------------------
                            1100 NORTH MARKET STREET

                              RODNEY SQUARE NORTH
                           WILMINGTON, DELAWARE 19890
                                 (302) 651-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                          CORPORATION SERVICE COMPANY

                              2 WORLD TRADE CENTER
                                   SUITE 8746
                            NEW YORK, NEW YORK 10048
                                 (800) 221-0770
                           ATTENTION: JOHN PELLETIER
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)
                            ------------------------
                                WITH COPIES TO:

                 ELLIOT GEWIRTZ, ESQ.                                  MICHAEL LEDYARD, ESQ.
         MILBANK, TWEED, HADLEY & MCCLOY LLP                     MORRIS, JAMES, HITCHENS & WILLIAMS
              ONE CHASE MANHATTAN PLAZA                                 222 DELAWARE AVENUE
               NEW YORK, NEW YORK 10005                              WILMINGTON, DELAWARE 19899
                    (212) 530-5474                                         (302) 888-6917

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
      SECURITIES TO BE REGISTERED           REGISTERED             UNIT(1)                 PRICE(1)                FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A-1 Floating Rate Asset Backed
  Notes, Series 1999-1.................    $512,500,000              100%                $512,500,000           $142,475
---------------------------------------------------------------------------------------------------------------------------------
Class A-2 Floating Rate Asset Backed
  Notes, Series 1999-1.................    $400,000,000              100%                $400,000,000           $111,200
---------------------------------------------------------------------------------------------------------------------------------
Class B Floating Rate Asset Backed
  Notes, Series 1999-1.................    $126,500,000              100%                $126,500,000            $35,167
---------------------------------------------------------------------------------------------------------------------------------
Class C Fixed Rate Asset Backed Notes,
  Series 1999-1........................    $106,000,000              100%                $106,000,000            $29,468
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. AIRCRAFT FINANCE TRUST MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                                                 SUBJECT TO COMPLETION

                                                                DECEMBER 3, 1999


                                 $1,145,000,000

                             AIRCRAFT FINANCE TRUST
                               OFFER TO EXCHANGE

           CLASS A-1 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1, CLASS A-2 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1,
            CLASS B FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 AND CLASS C FIXED RATE ASSET BACKED NOTES, SERIES 1999-1

                          FOR ANY AND ALL OUTSTANDING

           CLASS A-1 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1, CLASS A-2 FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1,
            CLASS B FLOATING RATE ASSET BACKED NOTES, SERIES 1999-1 AND CLASS C FIXED RATE ASSET BACKED NOTES, SERIES 1999-1

                           -------------------------

This prospectus and the accompanying letter of transmittal relate to the offer by Aircraft Finance Trust to exchange up to $1,145,000,000 aggregate principal amount of new exchange notes for any and all outstanding notes of the same class that were issued in a private offering by Aircraft Finance on May 5, 1999.

     (1) The exchange offer expires 5:00 p.m., New York City time, on , 1999, unless extended.

     (2) The terms of each class of exchange notes are substantially identical to the terms of the same class of originally issued notes, except that the exchange notes will be freely transferable and issued free of covenants regarding exchange and registration rights.

     (3) All notes that are validly tendered and not validly withdrawn will be exchanged.

     (4) Tenders of notes may be withdrawn at any time prior to expiration of the exchange offer.

     (5) Holders of originally issued notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but except under very limited circumstances will have no further exchange or registration rights.

     (6) The originally issued notes are listed on the Luxembourg Stock Exchange on May 5, 1999. Aircraft Finance has applied to list the exchange notes on the Luxembourg Stock Exchange.

                           -------------------------


PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

                           -------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

AIRCRAFT FINANCE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. PLEASE READ THIS ENTIRE PROSPECTUS, THE ACCOMPANYING LETTER OF TRANSMITTAL, THE RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

                           -------------------------

                THE DATE OF THIS PROSPECTUS IS           , 1999.

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
Where You Can Find More
  Information.......................  iii
Summary.............................    1
Risk Factors........................   12
Forward-Looking Statements..........   17
Use of Proceeds of the Exchange
  Notes.............................   18
The Exchange Offer..................   19
Aircraft Finance Trust..............   31
The Initial Aircraft and Initial
  Leases............................   47
The Commercial Aircraft Industry....   66
Management of Aircraft Finance......   78
Capitalization......................   82
Selected Consolidated Financial
  Data..............................   82
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................   83



                                      PAGE
                                      ----
Note Payment Assumptions............   88
Description of the Notes............  101
Reports to Noteholders..............  145
Book-Entry Registration, Global
  Clearance and Settlement..........  148
Plan of Distribution................  152
U.S. Federal Income Tax
  Consequences......................  153
ERISA Considerations................  158
Legal Matters.......................  159
Luxembourg Listing and General
  Information.......................  159
Experts.............................  160
Index to Financial Statements.......  F-1

                      WHERE YOU CAN FIND MORE INFORMATION

     Aircraft Finance is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934. Aircraft Finance will become subject to these requirements upon the effectiveness of the Registration Statement on Form S-4 filed by Aircraft Finance under the Securities Act with respect to the exchange notes and in accordance with the Exchange Act will file reports, proxy statements and other information with the Securities and Exchange Commission. Any reports and other information filed by Aircraft Finance with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. The SEC maintains a web site (http://www.sec.gov) that contains the registration statement of which this prospectus is a part and will contain future reports and other information filed by Aircraft Finance.

     This prospectus does not contain all the information set forth in the registration statement and its exhibits and schedules, some portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to Aircraft Finance and the exchange notes, please read the registration statement and the exhibits and schedules filed with it. They are on file at the offices of the SEC and may be obtained upon payment of the fee prescribed by the SEC or may be examined without charge at the offices of the SEC. Statements contained in this prospectus as to the contents of any documents are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

     The notes originally issued to you were listed on the Luxembourg Stock Exchange on May 5, 1999, and the exchange notes will be listed upon issuance, subject only to notice of issuance. The constitutive documents of Aircraft Finance and the legal notice relating to the issuance of the notes have been deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where they will be available for inspection and where these documents will be obtainable upon request. Copies of this prospectus and the reports to the holders of the notes referred to under "Reports to Noteholders" are available at the office of the listing agent in Luxembourg: Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg. Financial information regarding Aircraft Finance will be included in Aircraft Finance's quarterly reports on Form 10-Q and annual reports on Form 10-K and will be available at the office of the listing agent in Luxembourg after the respective reports are filed with the SEC.

                                    SUMMARY

     This summary highlights selected information from this prospectus and does not contain all the information that is important to you. Please read the entire prospectus for more complete information about Aircraft Finance, the notes and the exchange offer and before participating in the exchange offer.

AIRCRAFT FINANCE TRUST

     Aircraft Finance was formed on April 13, 1999 as a Delaware business trust. The authorized business of Aircraft Finance and its present and future subsidiaries is limited to buying, owning, leasing or selling aircraft. Aircraft Finance's principal executive offices are located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890. Its telephone number is (302) 651-1000.


     On May 5, 1999, Aircraft Finance issued $1,209 million of its initial notes. As of that date, the initial notes consisted of $512.5 million of its initial Class A-1 Notes, $400 million of its initial Class A-2 Notes, $126.5 million of its initial Class B Notes, $106 million of its initial Class C Notes and $64 million of its initial Class D Notes. As of the date of this prospectus, the amount outstanding for the notes is approximately $1,187 million, represented by $512.5 million of the Class A-1 Notes, approximately $79.3 million of the Class A-2 Notes, approximately $125.2 million of the Class B Notes, $106 million of the Class C Notes and $64 million of the Class D Notes.


     Aircraft Finance used the proceeds from the sale of the initial notes and from the sale of its beneficial interests to pay the aircraft purchase price referred to below and to fund cash reserves.


     On May 5, 1999, Aircraft Finance and its subsidiaries agreed with General Electric Capital Corporation to purchase 36 aircraft from General Electric Capital Corporation and some of its affiliates under a master aircraft purchase agreement and paid the full purchase price of approximately $1,196 million for all of those initial aircraft. As of October 22, 1999, all of the 36 aircraft had been delivered to Aircraft Finance.



     As of December 31, 1998, the 36 initial aircraft had an aggregate initial appraised value of approximately $1,323 million. Aircraft Finance currently leases 35 of the initial 36 aircraft to 22 lessees based in 12 countries. One aircraft is currently off lease.

SELECTED FEATURES OF THE EXCHANGE NOTES AND THE INITIAL CLASS D NOTES

     The following table summarizes selected terms and attributes of the exchange notes and the initial Class D Notes. You should not view the ratings of the notes as a recommendation to buy, sell or hold the notes. The ratings only address the likelihood of the timely payment of interest at the rate specified below and the ultimate payment of principal on those notes. The ratings do not address other payments on the notes or the effect of any withholding tax on the notes.


                          CLASS A-1      CLASS A-2       CLASS B       CLASS C         CLASS D
                            NOTES          NOTES          NOTES         NOTES           NOTES
                        -------------  -------------  -------------  ------------  ---------------
Initial Aggregate
  Principal Amount....  $512,500,000   $400,000,000   $126,500,000   $106,000,000    $64,000,000
Aggregate Principal
Amount as of
11/30/99..............  $512,500,000   $375,175,810   $124,798,361   $106,000,000    $64,000,000
Ratings:
  Moody's.............       Aa2            Aa2            A2            Baa2            Ba2
  Standard & Poor's...       AA             AA              A            BBB             BB
Interest Rate.........  LIBOR + 0.48%  LIBOR + 0.50%  LIBOR + 1.15%     8.00%          11.00%
Expected Weighted
  Average Life
  (Years).............       5.0            4.9           10.0           10.4           11.0
Expected Final Payment                                                 July 15,
  Date................  May 15, 2004   June 15, 2008  May 15, 2016       2016      August 15, 2016
Final Maturity Date...  May 15, 2024   May 15, 2024   May 15, 2024   May 15, 2024   May 15, 2024



     The outstanding notes are not, and the exchange notes will not be obligations of, or guaranteed by, General Electric Capital Corporation or any of its affiliates. The exchange notes are not being offered for sale by any of them. The initial Class D Notes are not part of the exchange offer.

SUMMARY OF TERMS OF THE EXCHANGE NOTES

The Exchange Notes..............    Aircraft Finance will issue the exchange
                                    notes under the Trust Indenture dated as of May 5, 1999 between it, ReSource/Phoenix,
                                    Inc., as the administrative agent, and
                                    Bankers Trust Company. The exchange offer applies to the initial Class A, Class B, and Class C Notes. The exchange offer does not apply to the initial Class D Notes, but a few terms of the Class D Notes are described where useful to understanding the priority of payments.

Payment Dates...................    The 15th day of each month or, if that date
                                    is not a business day in New York, New York, London, England and, with respect to any action to be taken there, Luxembourg, the next day that is a business day.

Interest........................    Aircraft Finance must pay interest on the
                                    exchange notes at rate per annum of LIBOR plus 0.48% for the Class A-1 Notes, LIBOR plus 0.50% for the Class A-2 Notes, LIBOR plus 1.15% for the Class B Notes and 8.00% for the Class C Notes. Interest is payable monthly on each payment date.

Calculation of Interest.........    Interest based on LIBOR will be calculated
                                    on the basis of a year of 360 days and the actual number of days elapsed. Interest at a fixed rate will be calculated on the basis of a year of 360 days and twelve 30-day months.

Maturity Step-Up Interest.......    If any Class A-1 Note is not paid in full on
                                    or before May 15, 2004, interest for that Class A-1 Note will accrue at a rate equal to its existing rate plus 0.50% per annum.
                                    Payments of interest at the increased rate have a lower payment priority than regular interest payments and will not be rated.

Additional Interest.............    Accrued interest and premium on any note
                                    that is not paid when due will bear interest at the then current interest rate for that note.


Expected Principal Payments.....    Principal payments are not fixed in amount
                                    but rather are determined monthly based on revenues collected and costs incurred prior to the relevant payment date. Effectively, all revenues collected during each monthly period are, after payment of expenses, paid out or reserved in accordance with the payment priorities set out on page 8.
                                    Aircraft Finance has, however, determined expected prin-cipal payments of the notes based on revenue assumptions regarding primarily:

                                    (1) the timing and amount of payments under current leases and future leases;

                                    (2) the terms of future leases;

                                    (3) Aircraft Finance's ability to refinance the Class A-1 Notes; and

                                    (4) the amount of operating costs incurred in the ordinary course of Aircraft Finance's business.


                                    These expected payments are reflected in the "Expected Final Payment Date" line item in the table set out on page 2 and in the table entitled "Percent of Initial Principal Balance of the Initial Notes Based on the Assumed Case" on page 93. It is unlikely that actual experience will correspond to those assumptions. The timing and amount of the principal payments on any note may, therefore, vary from the expected principal payments and may vary significantly. If revenues vary too significantly, Aircraft Finance may be able to repay only part of the principal of the notes.



                                    For a more detailed explanation of the
                                    formulas underlying principal payments and the assumptions on which the expected final payment dates are based, please see the following:



                                    - On pages 12 to 16 and 32 to 37, we
                                      describe various risk factors and business conditions, respectively, that can, and likely will, determine and result in monthly variances in revenues and expenses which will affect the principal payments on the notes.



                                    - On pages 103 to 108, we describe the
                                      several mathematical formulas that are
                                      applied to the monthly revenues received to determine interest, principal and other payments.



                                    - On pages 115 to 121, we enumerate the
                                      priorities by which these payments are
                                      allocated among the classes of notes and Aircraft Finance's other obligations.



                                    - On pages 89 to 91, we describe the various
                                      assumptions that were used to determine
                                      the expected final payment dates referred to above as well as the expected average life of each of the classes of notes.

                                    - On pages 92 to 101 we describe the effect
                                      that a variety of specified changes in
                                      these assumptions would have on the
                                      expected final payment dates and average life of the notes.


Sale Premium....................    If any aircraft is sold prior to the May
                                    2010 payment date other than by the security trustee in exercising its remedies, Aircraft
                                    Finance will calculate and, if there are sufficient funds to pay, will distribute a limited premium to the holders of the Class
                                    C Notes and the Class D Notes.

Optional Redemption of the
Notes...........................    Aircraft Finance may at any time redeem any
                                    class or subclass of notes by giving
                                    specified required notices and depositing the necessary funds with the security trustee. A redemption prior to acceleration of the notes may be of the whole or any part of any class or subclass of notes. A redemption after acceleration of the notes upon default may only be of all of the notes. Aircraft Finance may redeem notes only from funds other than its and its subsidiaries' operating cash flow, but it may use the proceeds of notes issued to refinance the redeemed notes.

                                    Except in a redemption to avoid material taxes or after acceleration, Aircraft Finance must pay a premium when it redeems any notes. Redemption payments are not subject to the order of payment priorities described in this summary.

Refinancing Notes and Additional
  Notes.........................    Aircraft Finance may redeem outstanding
                                    notes by using the proceeds of refinancing notes issued under the indenture governing the notes. Refinancing notes need not be of the same class or subclass as the notes they refinance and may be issued in any subclasses of Class A, Class B, Class C and
                                    Class D Notes. Aircraft Finance also has the right to finance the acquisition of additional aircraft in part through the issuance of additional notes under that indenture and additional beneficial interests. The additional notes may be issued in any subclasses of Class A, Class
                                    B, Class C and Class D. Any subclass of
                                    refinancing notes or additional notes will have the same payment priority as other notes of the class to which those notes belong but will never have a payment priority higher than that of the Class A
                                    Notes.

Sources of Payments on the
Notes...........................    The only sources of payment for the notes
                                    and the other obligations of Aircraft
                                    Finance and its subsidiaries consist of

                                    (1) payments from the leasing of aircraft owned or to be acquired by them;

                                    (2) sales and insurance proceeds;


                                    (3) any payments received from General
                                    Electric Capital Corporation as a refund in respect of the performance of the two leases to VARIG and the re-lease of one aircraft to TWA;


                                    (4) amounts drawn under any credit support facilities;

                                    (5) net payments under any swap or other hedging agreements;

                                    (6) amounts on deposit in the accounts held by the security trustee and related investment earnings; and

                                    (7) net cash proceeds received from the sale of any refinancing notes.

                                    Aircraft Finance will make payments on the notes only after the payment of ongoing expenses.

Security for the Notes..........    The notes are direct obligations of Aircraft
                                    Finance. Holders will not have any lien or similar interest in any of the aircraft.
                                    Aircraft Finance and its subsidiaries will grant to the security trustee for the benefit of the holders of the notes and the other secured parties a security interest in:

                                    (1) the ownership interests in the
                                    subsidiaries of Aircraft Finance;

                                    (2) the aircraft leases;

                                    (3) any cash or other assets contained in the accounts held by the security trustee; and

                                    (4) rights under the servicing agreement for the aircraft and other service, credit support and hedge agreements.

Cash Reserves...................    Cash reserves as of the date of this
                                    prospectus are approximately $52 million, exclusive of security deposits and maintenance reserves under aircraft leases.
                                    Cash reserves provide a source of liquidity to pay ongoing expenses, amounts due under senior swap agreements and interest on the notes. If cash reserves fall below $33 million, Aircraft
                                    Finance may continue to pay ongoing
                                    expenses, senior swap amounts and interest on the Class A Notes but may not make any payments having a lower payment priority until the reserves have been replenished to that amount. Similar cash reserves exist for the other classes of notes. The reserve levels will reduce as principal is paid and may be reduced by Aircraft Finance if the rating agencies confirm that they will not lower, qualify or withdraw their ratings of any notes as a result.


Operating Covenants.............    Aircraft Finance may not enter into any
                                    future lease unless it is in compliance with geographic and other concentration limits.
                                    This restriction does not apply to renewals, extensions or restructurings of existing leases. Aircraft Finance may enter into a future lease not meeting these requirements if the rating agencies confirm that they will not lower, qualify or withdraw their ratings of any notes as a result.

Tax Withholding.................    Aircraft Finance is not obligated to make
                                    any additional payments on the notes to
                                    offset any withholding or deduction from payments on the notes required under applicable law. If any withholding or deduction is required as to payments on the notes and Aircraft Finance does not redeem the notes, the net amount of interest received by the holders of the notes will be reduced by the amount of such withholding or deduction.

OVERVIEW OF PRIORITY OF PAYMENTS
     The following list summarizes the order of priority of payments on the notes and other obligations of Aircraft Finance out of all funds received by Aircraft Finance and its subsidiaries other than security deposits and funds required by any lease to be segregated and funds to be used to redeem the notes. Aircraft Finance may incur any amount of additional notes at any and all levels of payment priority if the proceeds are used to acquire more aircraft and for related purposes and if the rating agencies confirm that they will not lower, qualify or withdraw their ratings of any notes as a result. For definitions of the terms used below and further information about the priority of payments and changes in the order of priorities upon acceleration of the notes, please see "Description of the Notes -- Priority of Payments".
     - Regularly occurring fees, indemnities and other ongoing expenses
     - Class A Notes interest and interest rate and currency swap payments that are senior
     - Payments under any credit facilities or to cash collateral accounts for the Class A Notes
     - Replenishment of reserves to the lowest required level
     - Class A Notes Minimum Principal Payment Amount
     - Class B Notes interest
     - Payments under any credit facilities or to cash collateral accounts for the Class B Notes
     - Replenishment of reserves to the next required level
     - Class B Notes Minimum Principal Payment Amount
     - Class C Notes interest
     - Payments under any credit facilities or to cash collateral accounts for the Class C Notes
     - Replenishment of reserves to the next required level
     - Class A Notes Supplemental Principal Payment Amount
     - Class B Notes Supplemental Principal Payment Amount
     - Class C Notes Minimum Principal Payment Amount
     - Class D Notes interest
     - Payments under any credit facilities or to cash collateral accounts for the Class D Notes
     - Replenishment of reserves to the highest required level
     - Class D Notes Minimum Principal Payment Amount
     - Anticipated expenses other than for modifications of aircraft and refinancings
     - Increased interest on the Class A-1 Notes and interest on past due interest and premium
     - Class A Notes Scheduled Principal Payment Amount
     - Class B Notes Scheduled Principal Payment Amount
     - Class C Notes Scheduled Principal Payment Amount
     - Class D Notes Scheduled Principal Payment Amount
     - Reimbursement of any payments made by the holders of the beneficial interests in Aircraft Finance to cure note defaults
     - Premium on Class C and Class D Notes resulting from aircraft sales
     - Expenses related to modifications of aircraft and refinancings
     - Class A Notes outstanding principal
     - Class B Notes outstanding principal
     - Class C Notes outstanding principal
     - Class D Notes outstanding principal
     - Interest rate and currency swap payments that are subordinated
     - Additional fees under the aircraft servicing agreement
     - Remainder to Aircraft Finance for distribution to the holders of its beneficial interests

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer..............    Aircraft Finance is offering to exchange up
                                    to $1,145 million aggregate principal amount of exchange notes for an equal aggregate principal amount of outstanding notes of the same class. The form and terms of each class of exchange notes are substantially the same as the form and terms of the outstanding notes of the same class, except that the exchange notes have been or will be registered under the Securities Act and will not bear legends restricting their transfer.

Registration Rights Agreement...    You have rights to exchange your Class A,
                                    Class B or Class C Notes for exchange notes of the same class, and the exchange offer is intended to satisfy those rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes unless you tender your notes and do not receive freely tradable exchange notes in the exchange offer or you are ineligible to participate in the exchange offer.

Resales of the Exchange Notes...    Aircraft Finance believes that the exchange
                                    notes may be resold by you without
                                    compliance with the registration and
                                    prospectus delivery provisions of the
                                    Securities Act if:

                                    (1) you are acquiring the exchange notes in the ordinary course of your business;

                                    (2) you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

                                    (3) you are not an affiliate of Aircraft
                                    Finance; and

                                    (4) you are not an initial purchaser who acquired notes directly from Aircraft Finance in the initial offering.

                                    If you do not meet those conditions, you may incur liability under the Securities Act if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act. Aircraft Finance does not assume, or indemnify you against, that liability.

                                    Each broker-dealer that receives exchange notes for its own account in exchange for the notes originally issued to it, where such original notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer the exchange notes.

Expiration Date.................    The exchange offer will expire at 5:00 p.m.,
                                    New York City time, on              , 1999,
                                    unless Aircraft Finance decides to extend the exchange offer.

Conditions to the Exchange
Offer...........................    The only conditions to completing the
                                    exchange offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC; that no action or proceeding is instituted with respect to the exchange offer; that no law, rule or regulation is adopted that Aircraft
                                    Finance expects would impair its ability to proceed with the exchange offer; and that Aircraft Finance obtains all necessary governmental approval for the exchange offer.

Procedures for Tendering
Notes...........................    The outstanding Class A, Class B and Class C
                                    Notes were issued as global securities in fully registered form. Beneficial interests in those notes held by direct or indirect participants in The Depository Trust Company through depositary interests are shown on records maintained in book-entry form by DTC with respect to its participants. Transfers can be made only on those records. If you are a holder of a note held in the form of a book-entry interest and you wish to tender your note under the exchange offer, you must transmit through a financial institution that is a participant in DTC's book-entry transfer facility system on or prior to the expiration of the exchange offer a computer-generated message transmitted by means of DTC's Automated Tender Offer
                                    Program system together with a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

Special Procedures for
Beneficial Owners...............    If you are the beneficial owner of notes
                                    that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should promptly contact the person in whose name your notes are registered and instruct that person to tender on your behalf.

Guaranteed Delivery
Procedures......................    If you wish to tender your notes and cannot
                                    complete the procedure for book-entry
                                    transfer on a timely basis, you may still tender your notes in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                    Procedures".

Acceptance of Notes and Delivery
of Exchange Notes...............    Unless the conditions to the exchange offer
                                    are not met or tendered notes are properly withdrawn, Aircraft Finance will accept any and all outstanding Class A, Class B and Class C Notes that are properly tendered in the exchange offer prior to 5:00 p.m., New
                                    York City time, on the expiration date.

Withdrawal......................    You may withdraw the tender of your notes at
                                    any time prior to 5:00 p.m., New York City time, on the expiration date. Aircraft
                                    Finance will return to you any notes not accepted for exchange for any reason without expense to you as soon as practicable after withdrawal.

Exchange Agent..................    Bankers Trust Company is serving as the
                                    exchange agent for the exchange offer.

Federal Income Tax
Consequences....................    The exchange of your notes in the exchange
                                    offer will not be a taxable event for
                                    federal income tax purposes.

                                  RISK FACTORS

     Please consider carefully the risks described below before making a decision to accept the exchange notes.


AIRCRAFT FINANCE IS A SPECIAL PURPOSE ENTITY AND THEREFORE YOU ARE RELYING ON ONLY A LIMITED NUMBER OF REVENUE SOURCES FOR THE REPAYMENT OF YOUR NOTES.


     It is unlikely that Aircraft Finance would be able to obtain any alternate source of funds if any of its limited sources of funds are insufficient to pay the notes and its other obligations. The sole sources of payment for the exchange notes, the Class D Notes and the other obligations of Aircraft Finance and its subsidiaries are


     (1) funds derived from the aircraft owned or to be acquired by them, including: rents, deposits, maintenance reserves and other payments under existing leases and any future leases, insurance proceeds, sales proceeds and any payments by General Electric Capital Corporation as to several initial leases;


     (2) liquidity reserves funded out of the proceeds of the initial notes or that may be funded out of the proceeds of any future notes or beneficial interests in Aircraft Finance or provided through any future credit facilities;

     (3) net payments under swap or other hedging agreements;

     (4) investment earnings; and

     (5) net proceeds from the sale of any notes issued to refinance other notes.


AIRCRAFT FINANCE WILL NOT RECEIVE ENOUGH REVENUES FROM ITS CURRENT AIRCRAFT LEASES TO REPAY YOUR NOTES IN FULL AND THEREFORE IT WILL HAVE TO RELEASE OR SELL THE PLANES IN ORDER TO REPAY YOU IN FULL.


     Aircraft Finance will need to re-lease aircraft as current leases expire in order to continue to generate enough revenue to pay the notes in full. Failing re-leasing, it will need to attempt to sell the aircraft to provide funds for note payments.


OVER THE LIFE OF THE AIRCRAFT PORTFOLIO, IT IS LIKELY THAT SOME OF THE AIRCRAFT LESSEES WILL EXPERIENCE FINANCIAL DIFFICULTIES WHICH WILL CAUSE THEM TO DELAY OR MISS RENTAL PAYMENTS TO AIRCRAFT FINANCE AND THEREBY ADVERSELY AFFECT THE TIMELY OR FULL REPAYMENT OF YOUR NOTES.



     Some of Aircraft Finance's existing lessees are in a weak financial position, and this is likely to be the case with future aircraft lessees as well. In a portfolio the size of Aircraft Finance's, you should expect that some aircraft lessees will at some point be slow in paying or will fail to pay in full. In most instances, late payments are recovered, together with default interest or other similar payments required by the leases. In other instances, a restructuring of the lease is required, involving anything from a simple rescheduling of payments to the termination of a lease. With respect to Aircraft Finance's current lessees, restructuring has been worked out with six lessees involving ten aircraft. As of November 30, 1999, material amounts were still owing from four of these lessees, including from Air Holland, with whom Aircraft Finance terminated its leasing arrangement on November 23, 1999. Air Holland's past-due basic rent obligations are covered by security.



     A delayed or missed rental payment from a lessee decreases Aircraft Finance's revenues, adversely affecting the timely or full repayment of your notes. A certain level of delinquency has been assumed for purposes of calculating the estimated final payment date for your notes. Aircraft Finance cannot assure you, however, that default levels will not increase over time, particularly if the current favorable economic conditions do not continue.



BECAUSE AIRCRAFT FINANCE IS A NEW ENTITY, IT HAS NO ESTABLISHED OPERATING HISTORY OR HISTORICAL FINANCIAL STATEMENTS FOR YOU TO RELY ON IN MAKING AN INVESTMENT DECISION. THIS MAKES YOUR ASSESSMENT OF ITS PROSPECTS AND MANAGEMENT MORE DIFFICULT.


     In the absence of an operating history and historical financial statements for Aircraft Finance and its subsidiaries, it will be more difficult for you to evaluate Aircraft Finance's likely future performance based on past experience than it would be were such information available. Likewise, it will be more difficult for you to assess the quality of its management.


THE PRINCIPAL PAYMENTS YOU WILL RECEIVE EACH MONTH WILL VARY DEPENDING ON AIRCRAFT FINANCE'S REVENUES AND EXPENSES FOR THE PREVIOUS MONTH. SINCE THESE AMOUNTS ARE NOT PRECISELY PREDICTABLE, YOUR MONTHLY PRINCIPAL PAYMENTS WILL ALSO BE UNPREDICTABLE.


     Because principal payments on the notes on any payment date are a function of the revenues and expenses of the previous month, principal payments will be particularly sensitive to variations in collections and expenses. Although Aircraft Finance has determined an expected schedule of installments based on revenue assumptions, actual payments will be different, and may differ materially, from those assumed as revenues and expenses are affected by general economic conditions and factors such as:

     (1) changes in the mix of the aircraft portfolio that will change the mix of lessees and the values of aircraft;

     (2) the possible mismatch between the fixed and floating rates on the notes and fixed and floating rates on aircraft leases;

     (3) costs involved in terminating interest hedge arrangements;

     (4) reduced revenues from credit problems facing lessees and lease defaults as a result of competition, weak financial condition, local economic conditions and "Year 2000" issues;

     (5) aging of the aircraft portfolio resulting in reduced values and lease rates and the resulting need to lease to less creditworthy entities;

     (6) increased costs resulting from the enforcement of default leases;

     (7) increased maintenance, registration and other operating costs if lessees fail to perform their obligations or as aircraft age and Aircraft Finance is required to pay a greater share of those costs under new leases;

     (8) possible reduced lease rates and sale proceeds as the current leases expire; and

     (9) the possible inability to re-lease or sell aircraft as the current leases expire.


AIRCRAFT FINANCE HAS NO EMPLOYEES OR MANAGERS OF ITS OWN, SO ITS ABILITY TO GENERATE REVENUES TO PAY THE NOTES DEPENDS ON CONTRACTS WITH, AND PERFORMANCE BY, INDEPENDENT THIRD PARTY SERVICE PROVIDERS.


     Inadequate performance and resignations by service providers may materially and adversely affect revenues and costs and thereby the timing of note payments and ultimate repayment. In the absence of an ownership stake, third party service providers may have no incentive to perform beyond the strict requirements of their contract. Aircraft Finance is especially dependent on service providers because neither Aircraft Finance nor its subsidiaries will have any employees or executive managers of its own.


     Aircraft Finance will instead rely on contracts with GE Capital Aviation Services, Limited as the servicer, ReSource/Phoenix as the administrative agent, Bankers Trust as the financial advisor, Lehman Brothers as the capital markets advisor and perhaps other service providers for all asset servicing, executive and administrative functions. Regarding these arrangements, please note that:


     (1) any of these organizations may fail to perform its contractual obligations adequately;

     (2) any of them may exercise contract termination rights;

     (3) Aircraft Finance may find it difficult to recover damages for poor performance in light of contractual limitations;

     (4) Aircraft Finance may not be able to terminate the contract itself -- in particular its rights to terminate the aircraft servicing agreement are very limited; and

     (5) Aircraft Finance may not have the legal right to locate satisfactory replacements on favorable terms.


THE AIRCRAFT SERVICER MAY FACE CONFLICTS OF INTEREST THAT COULD RESULT IN PREFERENTIAL TREATMENT FOR A THIRD PARTY AT THE EXPENSE OF AIRCRAFT FINANCE. IF THE SERVICER DID PREFER A THIRD PARTY IN A CONFLICT OF INTEREST, IT COULD REDUCE AIRCRAFT FINANCE'S REVENUES AND ADVERSELY AFFECT THE TIMELY OR FULL REPAYMENT OF YOUR NOTES.



     GE Capital Aviation Services, Limited will from time to time have conflicts of interest that may adversely affect its ability to perform its obligations as the servicer to Aircraft Finance because it manages aircraft and other assets of many other entities, in particular for its affiliate, General Electric Capital Corporation and its group. These conflicts will arise when Aircraft Finance aircraft are leased to entities that are also the lessees of other aircraft managed by the servicer and decisions affecting some aircraft may be adverse to others. If the servicer makes a decision adverse to Aircraft Finance's interests, Aircraft Finance's revenues could suffer.



     These conflicts may be particularly acute when a lessee in financial distress needs to return some of its aircraft. Conflicts will also arise when the aircraft of Aircraft Finance are being marketed for re-lease or sale at a time when other aircraft managed by the servicer are similarly being marketed. These circumstances may be especially sensitive where General Electric Capital Corporation is providing financing for the marketed aircraft or where the servicer's contractual arrangements have the effect of requiring preferential treatment for other aircraft.


     Under the terms of its servicing agreement with the servicer, Aircraft Finance is not necessarily entitled to be informed of all conflicts of interest involving the servicer and is limited in its right to replace the servicer because of conflicts of interest.


BECAUSE AIRCRAFT FINANCE'S CONTRACT LIMITS ITS REMEDIES AGAINST THE SERVICER FOR POOR PERFORMANCE, AIRCRAFT FINANCE MAY AT SOME POINT BEAR COSTS THAT WILL REDUCE ITS AVAILABLE REVENUES AND ADVERSELY AFFECT THE TIMELY OR FULL REPAYMENT OF YOUR NOTES.

     Under the aircraft servicing agreement, Aircraft Finance may not in many cases have the right to recover damages for inadequate performance. Aircraft Finance's right to terminate the servicing agreement by reason of a failure of the servicer to perform is, moreover, limited to those failures to perform that materially and adversely affect Aircraft Finance and its subsidiaries as a whole.

     In addition, the servicer is in particular not contractually responsible for:

     (1) any Year 2000 problems relating to the serviced aircraft and leases;

     (2) the transfer of aircraft, leases or other assets to any person within the Aircraft Finance group;

     (3) the adequacy of the terms of any aircraft lease, including rent payments, maintenance reserves or security deposits;

     (4) the reliability or creditworthiness of any lessee; and

     (5) the terms of the notes and the ability of Aircraft Finance to comply with the terms of the notes.

     Aircraft Finance has agreed to indemnify the servicer and its affiliates for broad categories of losses arising out of the performance of services for the aircraft and leases held by subsidiaries of Aircraft Finance, including Year 2000 problems faced by Aircraft Finance or related to any of the aircraft, unless the losses arise from the servicer's gross negligence or willful misconduct. Aircraft Finance has also agreed to indemnify the servicer and its affiliates as to losses arising out of the exchange offer and the disclosures in this prospectus, except disclosures provided by the servicer.


YOU WILL NOT HAVE ANY LIEN OR SIMILAR INTEREST IN THE AIRCRAFT AND MAY RECOVER LESS UPON DEFAULT THAN IF A LIEN WERE AVAILABLE


     The security trustee will not on your behalf have available the broader category of protection, such as priority over competing liens, and enforcement rights upon default, such as seizing the aircraft, that would have been available with a lien on the aircraft. Although the aircraft leases and the ownership interest in the Aircraft Finance subsidiaries that own the aircraft have been or will be pledged to the security trustee for your benefit, the amount recoverable as to the aircraft may be less in the absence of a direct lien on the aircraft.


THE NOTES ARE NOT ALL ENTITLED TO THE SAME PAYMENT PRIORITY. A REVENUE SHORTFALL WILL AFFECT THE MORE JUNIOR CLASSES OF NOTES BEFORE IT AFFECTS THE MORE SENIOR CLASSES.


     Any cash flow shortfall will more directly affect claimants with a lower payment priority. This effect will be more pronounced after acceleration of the notes upon any bankruptcy of Aircraft Finance or other defaults when the order of payment priorities would be changed to favor the senior classes of notes to a greater degree.


IF THE VALUE OF AIRCRAFT FINANCE'S PLANES DECLINES, THE PRINCIPAL PAYMENTS TO THE MOST SENIOR CLASS OF NOTES WILL BE ACCELERATED, AND THIS MAY EXTEND THE TIME OF REPAYMENT FOR THE MORE JUNIOR CLASSES OF NOTES.


     The principal payment amounts payable on the Class A Notes will be made more quickly if the appraisals of the aircraft that Aircraft Finance is to obtain at least annually reflect a decline in aircraft values that is significantly greater than expected. These accelerated principal payments on the Class A Notes may have the effect of suspending principal payments on more junior notes and extending the weighted average lives of those junior notes. You should note that aircraft appraisers have recently been reducing their appraised values for aircraft, reflecting the supply effects of new aircraft orders, manufacturers' price discounting and other factors. Accordingly, Aircraft Finance cannot assure you that the expected average lives of its more junior notes will not be materially extended.


THE JUNIOR CLASSES OF NOTES WILL NOT BE ABLE TO DIRECT THE EXERCISE OF REMEDIES UNTIL THE SENIOR CLASSES HAVE BEEN PAID IN FULL AND MAY BE ADVERSELY AFFECTED BY DECISIONS OF THE SENIOR CLASSES.


     Upon default, only the holders of the senior-most class of notes still outstanding, determined in alphabetical order, and in limited instances the provider of any future senior credit facility will be able to direct the trustee and the security trustee as to the exercise of remedies against Aircraft Finance and the collateral. The holders of the other classes of notes will not be able to give any direction of that type. In giving directions regarding the exercise of remedies, the holders of the senior class are entitled to consider their own interests without regard to the interests of the other classes.


BECAUSE AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES MAY NEVER DEVELOP, IT MAY BE DIFFICULT FOR YOU TO RESELL YOUR NOTES EVEN AFTER REGISTRATION.


     Although those holders of exchange notes who are not Aircraft Finance "affiliates" under the Securities Act may resell exchange notes without registration under the Securities Act, there is no existing market for the exchange notes. Aircraft Finance cannot assure you as to the liquidity of any markets that may develop for the exchange notes, your ability to sell exchange notes or the prices at which you would be able to sell exchange notes. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, Aircraft Finance's operating results, the market for similar securities and the liquidity of any market that may develop for the exchange notes.

     The initial purchasers in the private offering of the notes have advised Aircraft Finance that they intend to make a market in the exchange notes after the exchange offer. They are not, however, obligated to do so, and they may discontinue any market making at any time without notice. In addition, market-making activity may be limited during the exchange offer.


IF YOU DO NOT EXCHANGE YOUR NOTES, THE RESALE OF YOUR EXISTING NOTES WILL CONTINUE TO BE HIGHLY RESTRICTED.


     If you do not exchange your current Class A, Class B or Class C Notes for exchange notes in the exchange offer, you will continue to be subject to existing transfer restrictions after the exchange offer. Aircraft Finance issued the notes in a private offering exempt from the registration requirements of the Securities Act. Therefore, you may not offer or sell your current notes except in compliance with the registration or qualification requirements of the Securities Act and applicable state securities laws or pursuant to exceptions from, or in transactions not subject to, those requirements.

     In addition, if you do not tender your current notes in the exchange offer, you will no longer be entitled to any registration rights after the exchange offer unless you are legally precluded from participating in the exchange offer. To the extent that your notes are not tendered and accepted in the exchange offer, any trading liquidity for untendered notes could be adversely affected.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of the securities laws. All statements regarding Aircraft Finance's expected financial position, business and financing plans are forward-looking statements. Forward-looking statements also include representations of Aircraft Finance's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with:

     (1) the aircraft;

     (2) the leases for the aircraft;

     (3) the lessees of the aircraft;

     (4) the prospects of re-leasing or disposing of the aircraft;

     (5) lessee concentrations;

     (6) any future acquisition of aircraft;

     (7) Aircraft Finance's ability to pay interest, principal and premium on the notes; and

     (8) risks relating to tax withholding.

     The expectations reflected in those forward-looking statements may prove to be incorrect. Important factors that could cause actual results to differ materially from those expectations have been disclosed by Aircraft Finance in this prospectus under "Risk Factors". All subsequent written and oral forward-looking statements attributable to Aircraft Finance or persons acting on its behalf are expressly qualified by the cautionary statements included in this prospectus.

                     USE OF PROCEEDS OF THE EXCHANGE NOTES

     The exchange offer is intended to satisfy a number of Aircraft Finance's obligations to the initial purchasers of the Class A, Class B and Class C Notes. Aircraft Finance will not receive any proceeds from the issuance of the exchange notes offered under this prospectus.

     In consideration for issuing the exchange notes, Aircraft Finance will receive, in exchange, originally issued notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the initial notes of the same class, except as otherwise described under "The Exchange Offer -- Terms of the Exchange Offer." Notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in Aircraft Finance's outstanding debt.


     The net cash proceeds to Aircraft Finance from the initial offering of its notes was approximately $1,209.0 million after payment of subscription discounts and commissions to the initial purchasers of the notes in the amount of approximately $8.7 million. Aircraft Finance also received approximately $39.1 million from the purchasers of its beneficial interests. Aircraft Finance used the proceeds to fund the $1,196.1 million purchase price for 36 aircraft acquired from General Electric Capital Corporation and its affiliates and to fund a cash reserve in the amount of $52.0 million.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Aircraft Finance initially sold the Class A, Class B and Class C Notes in a private offering on May 5, 1999 to Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston Corporation, referred to as the initial purchasers in this prospectus, pursuant to a Purchase Agreement dated April 21, 1999 between it and the initial purchasers. Those initial notes are referred to as the "Restricted Notes". The initial purchasers subsequently resold the Restricted Notes to qualified institutional buyers in the United States in reliance on, and subject to the restrictions of, Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. The initial Class D Notes were part of the same private offering but are not subject to the exchange offer.

     In connection with the private offering of the Restricted Notes, Aircraft Finance and the initial purchasers entered into a registration rights agreement dated May 5, 1999, in which Aircraft Finance agreed, among other things:

     (1) to file with the SEC as soon as practicable, a registration statement relating to an exchange offer for the Restricted Notes;

     (2) to use all commercially reasonable efforts to cause that registration statement to be declared effective under the Securities Act at the earliest possible time;

     (3) upon the effectiveness of that registration statement, to offer the holders of the Restricted Notes the opportunity to exchange their Restricted Notes in the exchange offer for a like principal amount of exchange notes;

     (4) to keep the exchange offer open for not less than 20 business days or longer, if required by applicable law, after that registration statement is declared effective;

     (5) to use all commercially reasonable efforts to consummate the exchange offer on the earliest practicable date after that registration statement has become effective, but in no event later than 30 business days after effectiveness; and

     (6) to use all commercially reasonable efforts to consummate the exchange offer on or before January 28, 2000.

     Aircraft Finance also agreed that where applicable law or SEC policy makes the exchange offer itself, or the participation in the exchange offer by one or more holders of the Restricted Notes, impermissible or impossible, it would:

     (1) use its best efforts to file a shelf registration statement relating to the offer and sale of the Restricted Notes by the holders of the Restricted Notes;

     (2) use its best efforts to cause the shelf registration statement to be declared effective within 270 days after the obligation to file one arises; and

     (3) use its best efforts to keep the shelf registration statement effective for at least two years, as may be extended under the registration rights agreement, or until the Restricted Notes covered by the shelf registration statement have been sold or until the Restricted Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act.

     The exchange offer made by this prospectus is intended to satisfy your registration rights under the registration rights agreement. If Aircraft Finance fails to fulfill its registration and exchange obligations, you, as a holder of outstanding Restricted Notes, are entitled to receive additional interest at a rate of 0.50% per annum.

     Restricted Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that holders of Restricted Notes have under the indenture governing the notes and the registration rights agreement. No holder of Restricted Notes will be entitled to receive any additional interest as noted in the prior paragraph on its Restricted Notes, if that holder was, at any time while the exchange offer is pending, eligible to exchange, and did not validly tender, its Restricted Notes for exchange notes in the exchange offer.

     The foregoing is a summary of the material terms of the registration rights agreement. For a comprehensive understanding of your registration rights, you should refer to the registration rights agreement, which is included as Exhibit
4.4 to the Registration Statement that relates to this prospectus.

RESALE OF EXCHANGE NOTES

     Based on no-action letters issued by the staff of the SEC in unrelated transactions, Aircraft Finance believes that you may offer for resale, resell or otherwise transfer any exchange notes issued to you in the exchange offer in exchange for Restricted Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, if

     (1) you are acquiring the exchange notes issued in the exchange offer in the ordinary course of your business;

     (2) you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

     (3) you are not an "affiliate" of Aircraft Finance, as that term is defined in Rule 405 under the Securities Act; and

     (4) you are not an initial purchaser who is holding exchange notes you received in exchange for Restricted Notes acquired directly from Aircraft Finance in the initial offering.

     If you are an "affiliate" of Aircraft Finance or an initial purchaser described above or if you have any arrangement or understanding with any person to participate in a distribution of the exchange notes

     (1) you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of exchange notes; and

     (2) you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the exchange notes. This prospectus may be used for an offer for sale, resale or other transfer of the exchange notes only as specifically set forth in this prospectus.

     In addition, Aircraft Finance is not making the exchange offer to, nor will it accept surrenders of Restricted Notes from, holders of Restricted Notes in any state in which the exchange offer would not comply with the applicable securities laws or "blue sky" laws of that state.

     Each broker-dealer that receives exchange notes for its own account in exchange for Restricted Notes, where Restricted Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     On the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, Aircraft Finance will accept all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date, which is defined below in "-- Expiration Date; Extensions; Amendments". After authentication of the exchange notes by the trustee or an authenticating agent, Aircraft Finance will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer, but only in integral multiples of $1,000.

     By tendering Restricted Notes in exchange for exchange notes and by executing the letter of transmittal, you will be representing to Aircraft Finance that, among other things

     (1) any exchange notes to be received by you will be acquired in the ordinary course of your business;

     (2) you are not engaging in a distribution nor do you have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

     (3) you are not an "affiliate" of Aircraft Finance, as defined in Rule 405 under the Securities Act, or, if you are an affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     IN THE CASE OF A BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR RESTRICTED NOTES THAT WERE ACQUIRED BY IT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, THE LETTER OF TRANSMITTAL WILL ALSO INCLUDE AN ACKNOWLEDGMENT THAT THE BROKER-DEALER WILL DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH THE RESALE BY IT OF EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER; HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, THE BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION".

     The exchange notes will be issued under and entitled to the benefits of the indenture that governs the Restricted Notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding Restricted Notes, except that

     (1) the offering of the exchange notes has been registered under the Securities Act;

     (2) the exchange notes will not be subject to transfer restrictions; and

     (3) the exchange notes will be issued without registration rights.

     As of the date of this prospectus, $1,145,000,000 aggregate initial principal amount of the Restricted Notes is outstanding. In connection with the issuance of the Restricted Notes, Aircraft Finance arranged for the Restricted Notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as a depositary. The exchange notes will also be available and transferable in book-entry form through DTC.

     This prospectus and the accompanying letter of transmittal are initially being sent to all registered holders of Restricted Notes as of the close of
business on              , 1999. There will be no fixed record date for
determining registered holders of Restricted Notes entitled to participate in the exchange offer. The exchange offer is not conditioned upon the tender of any minimum aggregate principal amount of Restricted Notes. The exchange offer is, however, subject to customary conditions, which may be waived by Aircraft Finance, and to the terms and provisions of the registration rights agreement. See "-- Conditions to the Exchange Offer."

     Aircraft Finance will be deemed to have accepted validly tendered Restricted Notes when and if it has given oral or written notice to the exchange agent. See "-- Exchange Agent." The exchange agent will act as agent for the tendering holders of Restricted Notes for the purpose of receiving exchange notes from Aircraft Finance and delivering exchange notes to those holders.

     If any tendered Restricted Notes are not accepted for exchange because of an invalid tender or the occurrence of other events set forth in this section, certificates for any of the unaccepted Restricted Notes will be returned, at the expense of Aircraft Finance, to the tendering holder as promptly as practicable after the Expiration Date.

     Holders who tender Restricted Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Restricted Notes pursuant to the exchange offer. Aircraft Finance will pay all charges and expenses, other than specified applicable taxes, in connection with the exchange offer. See "-- Solicitation of Tenders, Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
             , 1999, or the latest date to which Aircraft Finance extends the exchange offer. Aircraft Finance may extend the exchange offer at any time and from time to time, in its sole discretion, by giving oral or written notice to the exchange agent and by timely public announcement.

     If any of the conditions set forth under "-- Conditions of the Exchange Offer" has occurred and has not been waived by Aircraft Finance, Aircraft Finance expressly reserves the right, in its sole discretion, by giving oral or written notice to the exchange agent, to

     (1) extend the exchange offer or delay accepting any Restricted Notes;

     (2) amend the terms of the exchange offer; or

     (3) terminate the exchange offer and return any tendered notes.

     Any delay in accepting any Restricted Note and any extension, amendment or termination of the exchange offer will be followed as promptly as practicable by oral or written notice to the registered holders of the Restricted Notes. If Aircraft Finance amends the exchange offer in a manner that it determines to constitute a material change, Aircraft Finance will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment, and Aircraft Finance will extend the exchange offer to the extent required by law.

     Without limiting the manner in which it may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, Aircraft Finance is not obligated to publish, advise, or otherwise communicate any public announcement, other than by making a timely press release.

INTEREST ON THE EXCHANGE NOTES

     Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the Restricted Notes that are surrendered in exchange or, if no interest has been paid on the Restricted Notes, from May 5, 1999. The rate of and payment date for interest on the exchange notes will be the same as that of the related Restricted Note.

PROCEDURES FOR TENDERING

     BOOK-ENTRY INTERESTS. The Restricted Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities held by direct or indirect participants in DTC are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

     If you hold your Restricted Notes in the form of book-entry interests and you wish to tender your Restricted Notes for exchange in the exchange offer, you must transmit to the exchange agent on or prior to the Expiration Date either:

     (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

     (2) a computer-generated message, or Agent's Message, transmitted by means of DTC's Automated Tender Offer Program, or ATOP, system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

     In addition, in order to deliver Restricted Notes held in the form of book-entry interests (1) a timely confirmation of book-entry transfer of those notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "-- Book-Entry Transfer" must be received by the exchange agent prior to the Expiration Date; or (2) you must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF RESTRICTED NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, AIRCRAFT FINANCE RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR RESTRICTED NOTES TO AIRCRAFT FINANCE OR THE EXCHANGE AGENT. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     CERTIFICATED RESTRICTED NOTES. Only registered holders of certificated Restricted Notes may tender those notes in the exchange offer. Certificated notes are notes held in physical, as opposed to book-entry, form. If your Restricted Notes are certificated notes and you wish to tender those notes for exchange in the exchange offer, you must transmit to the exchange agent on or prior to the Expiration Date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "-- Exchange Agent." In addition, in order to validly tender your certificated Restricted Notes:

     (1) the certificates representing your Restricted Notes must be received by the exchange agent prior to the Expiration Date or

     (2) you must comply with the guaranteed delivery procedures described below.

     PROCEDURES APPLICABLE TO ALL HOLDERS. If you tender a Restricted Note and you do not withdraw the tender prior to the Expiration Date, you will have made an agreement with Aircraft Finance in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     If your Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, either make appropriate arrangements to register ownership of the Restricted Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

     (1) Restricted Notes tendered in the exchange offer are tendered either

        (a) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or

        (b) for the account of an eligible institution; and

     (2) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

     If the letter of transmittal is signed by a person other than you, your Restricted Notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Restricted Notes.

     If the letter of transmittal or any Restricted Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless Aircraft Finance waives this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to Aircraft Finance of their authority to act on your behalf.

     In addition, Aircraft Finance reserves the right in its sole discretion to:

     (1) purchase or make offers for, or offer registered notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer; or

     (2) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any of these purchases or offers could differ from the terms of the exchange offer.

     In all cases, Aircraft Finance will issue registered notes for Restricted Notes that are accepted for exchange in the exchange offer after timely receipt by the exchange agent of certificates for your Restricted Notes or a timely book-entry confirmation of your Restricted Notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you desire to exchange, those or substitute Restricted Notes will be returned without expense to you. In addition, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the unexchanged Restricted Notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

     Aircraft Finance will determine, in its sole discretion, all questions regarding the validity, form, eligibility, time of receipt, acceptance of tendered Restricted Notes and withdrawal of tendered Restricted Notes, and that determination will be final and binding on all parties. Aircraft Finance reserves the absolute right to reject any and all Restricted Notes not properly tendered or to refuse to accept any Restricted Notes that would, in the opinion of counsel to Aircraft Finance, be unlawful. Aircraft Finance also reserves the right to waive, in its sole discretion, to waive any defects, irregularities or conditions of tender as to any particular Restricted Note. Aircraft Finance's interpretation of the terms and conditions of the exchange offer and the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured within such time as Aircraft Finance may determine. Although Aircraft Finance intends to notify any affected holder of defects or irregularities in the tender of Restricted Notes, none of Aircraft Finance, the exchange agent, the trustee or any other person undertakes any liability for any failure to give that notice. Tenders of Restricted Notes will not be deemed to have been properly made until these defects or irregularities have been cured or waived.

     Any Restricted Notes received by the exchange agent that Aircraft Finance determines are not properly tendered or the tender of which is otherwise rejected by it and as to which the defects or irregularities have not been cured or waived by it will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

     Aircraft Finance will execute, and the trustee will authenticate and deliver to the surrendering holder of Restricted Notes, exchange notes in the same aggregate principal amount as the Restricted Notes so surrendered as promptly as practicable following the Expiration Date whenever any Restricted Notes are validly tendered for exchange and accepted by Aircraft Finance.

     GUARANTEED DELIVERY PROCEDURES. If you desire to tender your Restricted Notes and your Restricted Notes are not immediately available or one of the situations described in "-- Book-Entry Transfer" occurs, you may tender if:

     (1) you tender through an eligible financial institution;

     (2) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by Aircraft Finance; and

     (3) the certificates for all certificated Restricted Notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

     (1) your name and address;

     (2) the amount of Restricted Notes you are tendering; and

     (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

        (a) the certificates for all certificated Restricted Notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

        (b) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

        (c) any other documents required by the letter of transmittal.

     BOOK-ENTRY TRANSFER. The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

     If you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC, or you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the Expiration Date, then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of Restricted Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under

"-- Exchange Agent" at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     In any notice of withdrawal, you must

     (1) specify your name in the same manner as when you deposited the Restricted Notes to be withdrawn;

     (2) identify the Restricted Notes to be withdrawn, including the principal amount of the Restricted Notes of each series, as applicable, and the name and number of the account at DTC to be credited;

     (3) sign electronically in the same manner as your original signature on the letter of transmittal by which your Restricted Notes were tendered or be accompanied by documents of transfer sufficient to permit the registrar to register the transfer of the Restricted Notes into your name; and

     (4) specify the name in which you want any Restricted Notes to be registered, if not your own.

     All questions as to the validity, form, eligibility and time of receipt of any withdrawal notices will be determined by Aircraft Finance in its sole discretion and its determination will be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued in exchange for them unless the Restricted Notes so withdrawn are validly retendered. Any Restricted Notes that have been tendered but are validly withdrawn will be returned to the relevant holder without cost to that holder as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     Aircraft Finance is not required to accept for exchange, or to exchange notes for, any Restricted Notes, and may terminate or amend the exchange offer before the acceptance of any Restricted Notes, if, in its judgement, any of the following conditions has occurred or has not been satisfied:

     (1) the exchange offer, or the making of any exchange by a holder of Restricted Notes, violates applicable interpretations of the SEC staff;

     (2) any action or proceeding is instituted or threatened in any court or by or before any governmental body with respect to the exchange offer;

     (3) there is adopted or enacted any law, rule or regulation that Aircraft Finance expects to impair its ability to proceed with the exchange offer; or

     (4) any governmental approval that Aircraft Finance, in its sole discretion, deems necessary for the exchange offer is not obtained.

     If Aircraft Finance determines to terminate the exchange offer for any of the reasons set forth above, it will refuse to accept any Restricted Notes and return any Restricted Notes that have been tendered; alternatively, if Aircraft Finance determines not to terminate the exchange offer despite the existence of any of the reasons set forth above, it may extend or otherwise amend the exchange offer, delay accepting any tendered Restricted Note and retain all Restricted Notes tendered prior to the Expiration Date of the exchange offer, subject to the rights of the holders of the tendered Restricted Notes to withdraw the Restricted Notes. Aircraft Finance may, in its discretion, waive any rule or condition and proceed with the exchange offer. If Aircraft Finance determines that a waiver constitutes a material change in the exchange offer, Aircraft Finance will promptly disclose that change.

     In addition, Aircraft Finance will not accept for exchange any Restricted Notes tendered, and no exchange notes will be issued in exchange for the Restricted Notes, if at that time any stop order is threatened or in effect with respect to either the Registration Statement of which this prospectus is a part or the qualification of the indenture governing the Note under the Trust Indenture Act of 1939.

     The specified conditions are for the sole benefit of Aircraft Finance, and it may assert any of the conditions regardless of the circumstances giving rise to any condition or may waive the condition in whole or in part at any time and from time to time in its sole discretion. Aircraft Finance's failure at any time to exercise any of these rights is not to be deemed a waiver of any right, and each right is an ongoing right that may be asserted at any time and from time to time.

EXCHANGE AGENT

     Bankers Trust, the trustee under the indenture governing the notes, has been appointed as the exchange agent for the exchange offer. In its capacity as the exchange agent, Bankers Trust has no fiduciary duties and will be acting solely on directions from Aircraft Finance. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

    By Mail, Overnight Delivery or
    Hand Delivery:                    BT Services Tennessee Incorporated
                                      Corporate Trust and Agency Group
                                      648 Grassmere Park Road
                                      Nashville, Tennessee 37211
    Facsimile Transmission:           (615) 835-3701
    Information or Confirmation by
      Telephone:                      (800) 735-7777

     Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     Aircraft Finance will bear all expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by ReSource/Phoenix, the administrative agent or by Aircraft Finance in person, by telegraph, telephone or facsimile transmission.

     Aircraft Finance has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. Aircraft Finance will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. Aircraft Finance will also pay the administrative agent its ongoing fees and expenses. Aircraft Finance may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Restricted Notes and in handling or forwarding tenders for exchange.

     Aircraft Finance will also pay all other expenses incurred by it in connection with the exchange offer, including accounting and legal fees and printing costs.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the Restricted Notes, as reflected in Aircraft Finance's accounting records on the date of the exchange. Accordingly, Aircraft Finance will not recognize any gain or loss for accounting purposes as a result of the consummation of the exchange offer. Aircraft Finance will amortize the expense of the exchange offer over the term of the exchange notes.

TRANSFER TAXES

     Aircraft Finance will pay any transfer taxes imposed in the United States that are applicable to the exchange of Restricted Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the mere exchange of Restricted Notes pursuant to the exchange offer, the amount of any transfer taxes -- whether imposed on a registered holder or any other person -- will be payable by the tendering holder. For example, you will be responsible for transfer taxes, if certificates representing exchange notes are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Restricted Notes tendered. If satisfactory evidence of payment of those taxes or exemption from them is not submitted with the letter of transmittal, Aircraft Finance will bill the amount of the applicable transfer taxes directly to the tendering holder. Any holder who is subject to taxes outside the United States and who is considering tendering Restricted Notes for exchange should consult its tax advisors as to the particular tax consequences to it of exchanging Restricted Notes for exchange notes.

CONTINUING RESTRICTIONS ON THE TRANSFER OF RESTRICTED NOTES

     All Restricted Notes that are not tendered will continue to be subject to the restrictions on transfer set forth in the indenture governing the notes. After completion of the exchange offer, Aircraft Finance will no longer have any obligation to file any further registration statement for any Restricted Notes. Accordingly, after the completion of the exchange offer, you will be able to offer for sale, sell or otherwise transfer untendered Restricted Notes only as follows:

     (1) to Aircraft Finance;

     (2) pursuant to a registration statement that has been declared effective under the Securities Act;

     (3) for so long as the Restricted Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person you reasonably believe is a qualified institutional buyer within the meaning of Rule 144A, that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

     (4) pursuant to offers and sales that occur outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act;

     (5) to an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is an institutional investor purchasing for its own account or for the account of this type of accredited investor, in each case in a minimum principal amount of the Restricted Notes of $250,000; or

     (6) pursuant to any other available exemption from the registration requirements of the Securities Act.

                             AIRCRAFT FINANCE TRUST
AIRCRAFT FINANCE

     Aircraft Finance is a business trust that was established under Delaware law on April 13, 1999 for the purpose of acquiring aircraft either directly or through companies or trusts owned by it and issuing the notes and otherwise carrying out the transactions described in this prospectus. Aircraft Finance currently has two subsidiaries: AFT Trust-Sub I, which is a Delaware business trust, and Aircraft Finance Trust Ireland Limited, which is an Irish corporation. All of the aircraft are owned by AFT Trust-Sub I. Two of the aircraft are leased by AFT Trust-Sub I to the Irish subsidiary for sublease to the ultimate user.

     Aircraft Finance's registered office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 care of Wilmington Trust Company and its telephone number is 1-302-651-1000.


     Aircraft Finance was originally owned by UniCapital AFT-I, Inc. (51%) and UniCapital AFT-II (49%), Inc., each of which were wholly-owned subsidiaries of UniCapital Air Group Inc., a wholly-owned subsidiary of UniCapital. UniCapital AFT-I, Inc. subsequently sold 49.9% of Aircraft Finance to three financial services companies, UniCapital Air Group, Inc. sold its interest in UniCapital AFT-I, Inc. to one of these financial services companies and one of these financial services companies sold 5% of Aircraft Finance to a fourth financial services company. As a result, these four financial services companies own 51% of Aircraft Finance, and UniCapital Air Group, Inc.'s remaining subsidiary, UniCapital AFT-II, Inc. owns 49%.



     One of those financial service companies acquired its direct and indirect interests in Aircraft Finance (16%) from UniCapital in an installment sale. To the extent that future installment payments are not timely made, UniCapital Air Group, Inc. has the right to reacquire all or a portion of the financial service company's ownership interests in Aircraft Finance. Also, under arrangements entered into among each of the owners of Aircraft Finance, it is contemplated that upon completion of the installment payments, Wayne D. Lippman, an officer of UniCapital and UniCapital Air Group, Inc., will resign as one of three controlling trustees of Aircraft Finance. Upon his resignation, a replacement trustee would be appointed by the then holders of at least 51% of the ownership interest in Aircraft Finance.



     UniCapital is headquartered in Miami, Florida and as of November 30, 1999 had 714 employees. UniCapital is a New York Stock Exchange listed company that, through its seventeen operating companies, originates, acquires, sells and services equipment leases and arranges various forms of financings in the equipment leasing industry. UniCapital's leases and other financing arrangements cover a broad range of equipment, including aircraft and aircraft equipment, computer and telecommunications equipment, construction and manufacturing equipment, office equipment, tractor trailers, printing equipment, car washes, petroleum retail equipment and vending machines. In 1998, more than 60% of UniCapital's revenues were derived from its activities involving purchasing, leasing, selling or arranging financing with respect to aircraft and aircraft engines.



     As of November 30, 1999, UniCapital owned 76 aircraft, including the 36 aircraft owned by Aircraft Finance. At that time, those aircraft were on lease to 45 lessees in 18 countries throughout the world. In 1998, more than 60% of UniCapital's revenues were derived from purchasing, leasing, selling or arranging financing for aircraft and aircraft equipment. As of November 30, 1999, UniCapital's fleet consisted of 1 Airbus 310-300 aircraft, 9 Airbus 320-200 aircraft, 6 Boeing 727-200 aircraft, 8 Boeing 737-200 aircraft, 15 Boeing 737-300 aircraft, 9 Boeing 737-400 aircraft, 2 Boeing 747-100 aircraft, 5 Boeing

747-200 aircraft, 1 Boeing 747-300 aircraft, 2 Boeing 767-200 aircraft, 4 Boeing 767-300ER aircraft, 1 Lockheed L1011 aircraft, 1 DC-8 aircraft, 5 DC-9 aircraft, 2 DC-10 aircraft and 5 MD-83 aircraft.

     On May 5, 1999, pursuant to the initial offering of the outstanding notes, UniCapital purchased $3.8 million of Class D Notes. UniCapital has subsequently sold all of its Class D Notes.

     The outstanding notes are not, and the exchange notes will not be, obligations of, or guaranteed by, UniCapital or any of its affiliates.

RELATED PARTY

     Wayne D. Lippman, one of the three controlling trustees of Aircraft Finance, is an employee of UniCapital Air Group, Inc., a wholly-owned subsidiary of UniCapital and the direct intermediate parent company of the holders of Aircraft Finance's beneficial interests. In his capacity as the equity trustee, Mr. Lippman has the right to make some decisions for Aircraft Finance without the approval of the other two controlling trustees, in particular as to the purchase of aircraft from UniCapital affiliates. Please see "Management of Aircraft Finance" for a further description of the voting rights of the equity trustee and "-- Aircraft Finance" for a description of circumstances under which Mr. Lippman will resign as equity trustee.

BUSINESS OF AIRCRAFT FINANCE

     The business of Aircraft Finance and its subsidiaries is limited to buying, owning, leasing and selling a portfolio of aircraft. These limitations arise from restrictions in their respective charter documents and covenants in the indenture for the notes.

     The portfolio of aircraft consists initially of the 36 aircraft that have already been acquired. This portfolio is described under "The Initial Aircraft and Initial Leases".


     Aircraft Finance and its subsidiaries may acquire additional commercial passenger or freight aircraft from General Electric Capital Corporation, UniCapital, their affiliates and others. The indenture contains a number of conditions to the acquisition of additional aircraft and to the financing of such an acquisition. If those conditions are met, there is no limit in the indenture on the number of additional aircraft that Aircraft Finance may acquire. Under a separate agreement between General Electric Capital Corporation and UniCapital, however, the equity trustee may not approve the purchase of additional aircraft from General Electric Capital Corporation after May 5, 2004 or at any time in excess of $250 million in appraised value in any one year unless both those parties agree.


     UniCapital has announced its intention to sell additional aircraft to Aircraft Finance within the next twelve months. No arrangements for any such sale or for any other purchase of additional aircraft have, however, been commenced.


     GE Capital Aviation Services, Limited has agreed with Aircraft Finance to act as the servicer of the aircraft portfolio. It has agreed, as the servicer, to collect rents and other amounts due from lessees, to monitor the maintenance, insurance and other obligations under the aircraft leases, to enforce rights against lessees, to remarket aircraft for re-lease or sale and to perform other specified aircraft-related services. Further information about the servicing agreement and the servicer is set forth under "-- The Servicing Arrangements".


     All of the net revenues of Aircraft Finance and its subsidiaries are used to pay principal, interest and other amounts due as to the notes or to provide for cash reserves for some or all of the subclasses of notes. Except for accruals for the payment of anticipated expenses and required reserves, none of the revenues will be re-used or retained in the business of Aircraft Finance and its subsidiaries. In addition, none of the earnings of Aircraft Finance may be distributed to the holders of its beneficial interest until all notes are repaid in full with the limited exception of reimbursing any payments made by those holders to cure interest shortfalls.

     Because the notes do not provide for fixed principal payments, not just the ultimate repayment of the notes but the amount of individual payments and the speed of repayment are fully a function of Aircraft Finance's ability to collect revenues from the portfolio of the 36 initial aircraft and, if acquired, additional aircraft. Set forth below are a variety of factors that, in addition to general economic conditions, could influence materially the collection of revenues -- principally lease rents and sale proceeds -- available for debt repayment.

     CHANGES IN THE AIRCRAFT PORTFOLIO. The assumptions regarding the expected cash flow of Aircraft Finance are subject not only to a variety of economic factors, some of which have been discussed in this prospectus, but also to any substantial change in the composition of the aircraft portfolio from that initially contemplated. Any substantial changes in that composition could significantly change expected cash flows and the nature and degree of risks affecting cash flow. Three principal factors could affect the fleet composition.

     (1) THE EXERCISE OF PURCHASE OPTIONS BY LESSEES. The exercise of a lessee purchase option may result in sales proceeds lower than target sales prices of the aircraft if payments on the notes have not been made as assumed. Two lessees with respect to three of the initial aircraft, representing 11.3% of the aggregate initial appraised value, have unexpired options to purchase aircraft. The assumptions described under "Note Payment Assumptions" assume that those options will not be exercised.

     (2) THE LOSS OF AIRCRAFT THROUGH CASUALTY OR GOVERNMENTAL TAKING. The proceeds of insurance and taking awards may not be sufficient to compensate for the loss of the revenue of the affected aircraft.

     (3) THE PURCHASE OF ADDITIONAL AIRCRAFT. UniCapital has announced its intention to sell additional aircraft to Aircraft Finance during the next twelve months, and Aircraft Finance may acquire other aircraft in the future. Although any additional aircraft may add to the cash flow of Aircraft Finance and their acquisition is subject to confirmation by the rating agencies rating the notes that they will not lower, qualify or withdraw any rating on the notes as a result and other requirements of the indenture governing the notes, Aircraft Finance cannot predict the effect of any additional aircraft on its cash flows and ability to repay the notes.

     MARKET INTEREST RATE FLUCTUATIONS. Interest rate exposure arises to the extent that Aircraft Finance's fixed and floating rate obligations under the notes do not correlate to either or both of the mix of fixed and floating rate rental payments for different periods and the timing of those payments. Although Aircraft Finance will attempt to hedge that exposure as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations", it cannot assure you that it will be effective in implementing its hedging goals. In addition, the premature termination of any lease may result in Aircraft Finance incurring prepayment or cancellation costs under its hedging agreements.

     LESSEE CREDIT PROBLEMS AND DEFAULT. The ability of each aircraft lessee to perform its obligations under its lease with an Aircraft Finance subsidiary will depend not only on the managerial skills of its employees but also on general economic conditions in the country or region in which it operates as well as competition, fare levels, passenger demand, and operating costs. Some of Aircraft Finance's existing lessees are in a weak financial position, and this is likely to be the case with future aircraft lessees as well. As the aircraft approach the end of their realizable useful life, it is likely that the aircraft will be leased to less creditworthy lessees. In a portfolio of the size of Aircraft Finance's, you should expect that some number of aircraft lessees at some time may be slow in paying or to pay in full.

     Three of the initial lessees are currently in default as to their payment obligations. Please see "The Initial Aircraft and Initial Leases -- The Lessees -- Payment History" for further information regarding these defaults. Aircraft Finance cannot assure you that default levels will not increase over time, particularly if the currently favorable economic conditions do not continue.

     LESSEE'S LOCAL ECONOMIC CONDITIONS. The commercial aviation industry throughout the world generally is highly sensitive to general economic conditions. Because a substantial portion of business and, especially, leisure airline travel is discretionary, the industry has tended to suffer during economic downturns. In addition, local economic and political conditions can influence the performance of a lessee located in a particular region. The effect of those local conditions on Aircraft Finance will be more or less intense depending on the concentration of the number of its lessees in that region.


     EUROPEAN CONCENTRATION. As of the date of this prospectus, lessees based in Europe account for aircraft having 57.0% of the aggregate initial appraised value, with 51.7% based in "developed" European markets and 5.3% based in "emerging" European markets. Commercial airlines in Europe face, and can be expected to continue to face, increased competitive pressures, in part as a result of the deregulation of the airline industry by the EU. European countries generally have relatively strict environmental regulations that can restrict operational flexibility and decrease aircraft productivity. The effect of these restrictions is illustrated by the noise curfews and environmental slot controls for some of the larger European airports, as well as higher landing fees. Meeting these tougher standards could significantly increase aircraft operating costs of Aircraft Finance's aircraft.


     ASIA PACIFIC REGION CONCENTRATION. As of the date of this prospectus, lessees based in the Asia Pacific region, including China and India, account for aircraft having about 9.4% of the aggregate initial appraised value. Trading conditions in the civil aviation industry in Asia have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of Indonesia, Thailand, Japan, Korea and Malaysia have experienced particularly acute difficulties resulting in many business failures, and in many cases significant depreciation of local currencies and downgrades of sovereign and corporate credit ratings. The regional economic downturn has undermined business confidence, reduced demand for air travel and has adversely impacted the results of operations of Aircraft Finance's lessees in the region. Several airlines in the region, including some of those lessees, have recently announced their intention to reschedule their aircraft purchase obligations, eliminate some routes and reduce employees. The downturn in Asia is likely to be exacerbated by the large number of aircraft currently on order by Asian airlines. The recessionary conditions that are now expected to prevail in large parts of the region for a significant period of time may also have a significant adverse impact on global aircraft demand.

     LATIN AMERICAN CONCENTRATION. As of the date of this prospectus, lessees based in Latin America account for aircraft having 8.1% of the initial appraised value. Although some countries in Latin America have experienced in the past several years increased political stability, overall increased economic growth, lower inflation rates and revitalized economies, the progress has not been regionwide and may not be maintained or furthered.

     For example, in 1994, Mexico experienced lower capital inflows, a large current account deficit leading to diminishing foreign exchange reserves, a devaluation of the peso and dampened investor confidence. Those circumstances resulted in lower levels of foreign investment in Latin America in general. More recently, Brazil has experienced significant downturns in its financial markets, and, as a result, on January 13, 1999, Brazil devalued its currency. Continued weakness in Brazil can affect not only leases with Brazilian lessees (accounting for 8.1% of the aggregate initial appraised value) but, more importantly, could spread throughout Latin America and other "emerging" economies and affect other lessees of Aircraft Finance.

     NORTH AMERICAN CONCENTRATION. As of the date of this prospectus, lessees based in North America account for aircraft having 22.9% of the aggregate initial appraised value. Over the last decade, a number of the major North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major United States airlines have ceased operations altogether. Two lessees of aircraft to be delivered to Aircraft Finance have recently emerged from bankruptcy proceedings. While airline profitability in the region has improved since its cyclical low in the 1990-1992 period, increasing competition from low-cost air carriers and an inability to reduce labor and other costs to sustainable levels continues to put pressure on North American airline margins. Further bankruptcy or similar proceedings by low-cost or other North American carriers may adversely affect the ability of North American lessees to make timely and full rental payments.


     OFF LEASE. As of the date of this prospectus, one aircraft representing 2.6% of the aggregate initial appraised value was off lease.


     HIGHER COSTS FROM LEASE DEFAULT. Although Aircraft Finance has the right to repossess aircraft and to exercise remedies upon a lease default, it may incur significant costs in the process. Those costs include legal and other expenses of court or other governmental proceedings, particularly if the lessee is contesting the proceeding or is in bankruptcy, to obtain possession and re-registration of the aircraft and flight and export permissions. Delays resulting from any such proceedings would also increase the period of time during which the relevant aircraft are not productively under lease. Aircraft Finance may, moreover, incur substantial maintenance or repair costs that a defaulting lessee has failed to pay and may need to pay off liens and governmental charges on the aircraft to obtain clear possession and to re-market the aircraft effectively. Any such cost or delays may adversely affect the amounts available to pay to the holders of the notes.


     LESSEE'S YEAR 2000 READINESS. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Computer
Issues -- Lessees."



     PAYMENT OF MAINTENANCE COSTS AND FUNDING OF MAINTENANCE RESERVES. Any failure of an aircraft to be maintained or modified properly in accordance with manufacturer's requirements or airworthiness directives and other governmental requirements, including those relating to noise and emissions standards, can impair the safety of the aircraft, result in grounding or penalties and affect the ability to re-lease or to sell the aircraft. The costs of maintenance can be substantial and may have a higher payment priority than that of the notes. In many cases, the lessee is required to provide for maintenance or modifications. Lessees could, however, fail to pay those costs, and the burden would fall on Aircraft

Finance. In addition, Aircraft Finance or its subsidiary as the lessor is, in some instances, required to bear a portion of the maintenance costs, and the pressure of competition may require it to bear an increasing portion of those costs in the future. Although Aircraft Finance established a cash reserve of $52 million on May 5, 1999, any significant variations in the costs required to be paid directly by Aircraft Finance may materially impair the ability of Aircraft Finance to make payments on the notes.

     OTHER OPERATING COSTS. As in the case of maintenance costs, Aircraft Finance may incur other operational costs upon a lessee default or where the terms of the lease require it to pay a portion of those costs. Those costs include:

     (1) the costs of casualty, liability and political risk insurance and the liability costs or losses when insurance coverage has not been or cannot be obtained as required or is insufficient in amount or scope;

     (2) the costs of licensing, exporting or importing an aircraft, airport taxes, customs duties, air navigation charges and similar governmental or quasi-governmental impositions, which can be substantial; and

     (3) penalties and costs associated with the failure of lessees to keep the aircraft registered under all appropriate local requirements.

     The failure to pay some of these costs can result in liens on the aircraft, and the failure to register can result in a loss of insurance. These matters can prevent the re-lease, sale or other use of the aircraft until the problem is cured.


     THE NEED TO RE-LEASE OR SELL AIRCRAFT. The number and types of the initial aircraft that Aircraft Finance must place with lessees through December 31, 2003 is presented in the table below. That table shows the years in which the leases for those aircraft are contractually scheduled to expire or have been terminated, including expirations of anticipated leases that are currently represented by existing letters of intent. The table illustrates that the leases for 19 of the initial aircraft, representing approximately 53.8% of the aggregate initial appraised value, are currently off lease or are scheduled to expire or permit early termination as early as December 31, 2003. The table assumes that, except as indicated, no lease terminates prematurely, no aircraft are sold and no additional aircraft are purchased. More aircraft will need to be re-leased to the extent leases terminate prematurely. Aircraft Finance currently has one aircraft off lease due to an early termination.



       AIRCRAFT FINANCE LEASE PLACEMENT REQUIREMENT AT NOVEMBER 30, 1999



                                              YEAR ENDING DECEMBER 31,
                                        ------------------------------------
AIRCRAFT TYPE                           1999    2000    2001    2002    2003
-------------                           ----    ----    ----    ----    ----
B737-300..............................   1      --       1       3      --
B737-400..............................  --      --      --       2      --
B767-200ER............................  --      --      --      --      --
B767-300ER............................  --       1      --       1*     --
A310-300..............................  --      --      --      --       1
A320-200..............................  --      --      --      --       2
DC-10-30..............................  --      --      --       2      --
MD-83.................................  --       1***    1*      2**     1
                                         --      --      --      --      --
Total.................................   1       2       2      10       4


-------------------------

  * Assuming an early termination option is exercised.

 ** Includes an aircraft for which an early termination option is assumed to be exercised.


*** A letter of intent has been signed with the current lessee to extend this lease through October 2001.

     DIFFICULTIES IN RE-LEASING OR SELLING AIRCRAFT AT FAVORABLE TERMS. The servicer, GE Capital Aviation Services, Limited, has agreed to seek to re-lease aircraft serviced by it as they become available upon the termination of any lease. The servicer has not assured Aircraft Finance, and Aircraft Finance cannot assure you, that Aircraft Finance will be able to re-lease aircraft on a timely basis, with equally favorable rental rates and otherwise on lease terms that will allow Aircraft Finance to make payments in full on the notes. Aircraft Finance's ability to obtain timely and favorable lease terms or to sell aircraft at attractive prices may be adversely affected by unpredictable changes in general economic conditions, passenger demand and the competitive strength of the airline industry generally. The availability of commercial jet aircraft for lease or sale has periodically experienced cycles of oversupply and undersupply, resulting in sharp decreases and increases in aircraft values and lease rates. Among other factors that could influence lease terms and sales prices are the following:


     (1) cyclical changes in interest rates and the availability of credit;

     (2) fluctuations in the cost of fuels and other materials, labor costs, costs associated with changing governmental regulations and air traffic control constraints;

     (3) manufacturer production levels, particularly increased production of new aircraft, as announced by Boeing and Airbus, which makes older, used models less attractive, especially in Asia where an oversupply is already perceived to exist;

     (4) the cessation or announced cessation of production of particular aircraft models, such as, after the merger of Boeing and McDonnell Douglas, the MD-80 of which there are four in Aircraft Finance's initial portfolio, representing approximately 6.9% of the aggregate initial appraised value of the portfolio;

     (5) the operating history of particular aircraft, the identity of its operators and legal and regulatory requirements affecting its operation and transfer or leasing;

     (6) changes in aircraft technology, either significant advances by manufacturers or governmentally mandated modifications, that may render older models substantially less attractive or may result in modification costs that reduce net sales prices or rentals; and

     (7) competition from aircraft manufacturers, airlines, aircraft leasing companies, financial institutions, aircraft broker and special purpose leasing vehicles that may have greater financial resources and greater legal and financial flexibility to structure and offer more favorable leasing, pricing or financing alternatives.

     The concentration of the types of aircraft held by Aircraft Finance may amplify some of the factors noted above. The initial aircraft include eight aircraft types, three of which represent together 69.8% of the aggregate initial appraised value, with Boeing 737-300s constituting 29.0%, Boeing 767-300ERs constituting 23.4% and Airbus A320-200s constituting 17.4% of that aggregate value. Also, narrowbody aircraft constitute 65.4% of the aggregate initial appraised value.

THE SERVICING ARRANGEMENTS


     GE Capital Aviation Services, Limited, or GECAS as it is commonly known, is providing various aircraft-related services to Aircraft Finance and its subsidiaries. Information about GECAS and a description of the contractual servicing arrangements with GECAS follow.

     In addition to the servicing arrangements with GECAS, Aircraft Finance may in the future appoint any UniCapital affiliate as the servicer for any aircraft acquired from a UniCapital affiliate. To do so, a majority of the controlling trustees of Aircraft Finance must approve that appointment and the fees and other terms of such a servicing arrangement. Aircraft Finance must also obtain confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result. The controlling trustee appointed by the holders of Aircraft Finance's beneficial interests, who currently are subsidiaries of UniCapital, is not precluded from voting on that matter.


     GECAS is an Irish private limited company headquartered in Shannon, Ireland. As of December 1, 1999 it had 105 employees.


SERVICER BUSINESS HISTORY


     For more than 25 years prior to the formation of GECAS in 1993, General Electric Capital Corporation provided financial services to airlines and other aircraft owners and owned aircraft through its Transportation and Industrial Funding Corporation division and other affiliates.



     General Electric Capital Corporation acquired a controlling interest in Polaris Holding Company in 1986, and then acquired the remaining interest in 1991. Polaris Group was formed in 1974 to acquire aircraft for lease to commercial airlines. Beginning in the mid 1980's, it acted as an operating lessor, acquiring and managing aircraft for its own account and for the account of investment entities sponsored by one of its subsidiaries.



     GECAS and its affiliated aircraft servicing entities were formed and commenced operations in September and October 1993 to focus in one servicing group various aircraft-related ownership, financing, management and other servicing activities. This GECAS servicing group did not acquire the assets of the General Electric Capital Corporation Transportation and Industrial Funding Corporation division or of Polaris Group, but rather it took over the responsibility of providing management services for all or substantially all of the aircraft assets owned or formerly managed by these entities.


     In addition, the GECAS servicing group succeeded to the management, but not the ownership, of substantially all of the aircraft formerly managed by Aerfi Group plc, which was formerly known as GPA Group plc, in connection with a restructuring of Aerfi Group as a result of financial difficulties experienced in late 1992 and in 1993. Aerfi Group was founded in 1975 to provide aircraft leasing and related services to the commercial aviation industry, and, in 1979, it began purchasing new aircraft for its own account.

     Prior to its formation in 1993, the GECAS servicing group had no operating history.


     GECAS and its servicing affiliates offer their services to aircraft owners, lenders and investors, including General Electric Capital Corporation and its affiliates. On December 31 of each of 1994, 1995, 1996, 1997 and 1998, the servicing group managed 923, 890, 896, 850 and 849 aircraft, respectively, and its affiliates owned, 408, 420, 445, 484 and 544 aircraft, respectively. The servicing group has operations in Stamford, Connecticut, Shannon, Ireland, Miami, Florida, and a number of other locations worldwide, including Beijing, Hong Kong and Singapore.

SERVICER OPERATIONS


     GECAS and its affiliates manage one of the world's most significant portfolios of commercial aircraft. As of December 1, 1999, the portfolio of aircraft managed by GECAS consisted of 903 aircraft, on lease to more than 152 lessees in 53 countries throughout the world. General Electric Capital Corporation, an affiliate of GECAS, during the period 1996 to April 1, 1999, entered into contracts for the purchase of up to 119 Boeing 737 aircraft and 13 Boeing 767 aircraft with options to acquire additional aircraft of the same type. In addition to these new order commitments, General Electric Capital Corporation separately purchased from Boeing 50 new commercial jet aircraft. Also, during the period 1996 to 1998, General Electric Capital Corporation entered into contracts for the purchase of up to 94 Airbus A319, A320, A321 and A340 aircraft, with options for additional aircraft of the same type. In addition to these new order commitments, General Electric Capital Corporation separately purchased from Airbus 15 new commercial jet aircraft.



     In addition to acting as the servicer for the aircraft owned by Aircraft Finance's subsidiaries, GECAS manages aircraft and related assets owned by Airplanes U.S. Trust and Airplanes Limited, AerFi Group plc, General Electric Capital Corporation, affiliates of those entities and others. As of December 1, 1999, 604 aircraft, or 67%, of the aircraft managed by GECAS were owned by General Electric Capital Corporation and its affiliates. In addition, as indicated above, General Electric Capital Corporation has in place orders for more than 200 Boeing and Airbus aircraft, and it and its affiliates are likely to acquire additional new and used aircraft in the future. Many of these additional aircraft will be managed by GECAS. Moreover, it is also likely that GECAS will manage additional aircraft owned by others, and it may in the future sponsor leasing programs with objectives like those of Aircraft Finance. Finally, General Electric Capital Corporation holds the majority of the most junior class of the debt of the Airplanes entities, a competitor of Aircraft Finance. An affiliate of GECAS currently holds a portion of the initial Class D Notes.



     One of GECAS's principal businesses is providing a broad range of financial products to airlines and aircraft operators and to aircraft owners, lenders and investors throughout the world. To meet the fleet financing needs of its airline customers, GECAS and its affiliates offer financing leases, operating leases and other financial products. In conjunction with this business, GECAS and its affiliates are responsible for developing, negotiating and consummating aircraft-related investment opportunities in the aviation industry for General Electric Capital Corporation, including the acquisition of aircraft for General Electric Capital Corporation. Also, General Electric Capital Corporation holds the majority of the most junior class of debt in the aircraft asset securitization vehicles Airplanes U.S. Trust and Airplanes Limited, and may acquire beneficial interests in other securitization vehicles that own a portfolio of aircraft assets.


     GECAS intends to continue to market a broad range of products, and to arrange and negotiate the sale of aircraft and related assets from the portfolio it manages, and to arrange and negotiate securitization transactions involving aircraft assets.

     GECAS offers a broad range of aircraft management services to aircraft owners, lenders and investors, including:

      (1) collection of rental payments;

      (2) arranging and monitoring of aircraft maintenance performed by others;

      (3) limited technical inspection of aircraft;

      (4) arranging and monitoring insurance;

      (5) arranging for aircraft appraisals;

      (6) registration and deregistration of aircraft;

      (7) monitoring compliance with lease agreements;

      (8) enforcement of lease provisions against lessees;

      (9) investigating compliance with applicable airworthiness directives; and

     (10) facilitating delivery and redelivery of aircraft.


     The table below lists the different aircraft comprising the portfolio managed by GECAS as of December 1, 1999 by manufacturer and by whether the aircraft are owned and managed by GECAS or its affiliates or managed for third parties.


                            GECAS MANAGED PORTFOLIO


                                     GENERAL
                                    ELECTRIC
                                     CAPITAL       MANAGED         AIRCRAFT
                                   CORPORATION    FOR THIRD     FINANCE INITIAL
AIRCRAFT TYPE AND CLASS             FLEET(1)      PARTIES(2)       AIRCRAFT        TOTAL
-----------------------            -----------    ----------    ---------------    -----
Airbus A300......................       18             5              --             23
A310.............................        7            --               1              8
  A319...........................       20            --              --             20
  A320...........................       36            16               7             59
  A321...........................        4            --              --              4
  A330...........................        4            --              --              4
Boeing B727......................       16             2              --             18
  B737-200.......................       45            34              --             79
  B737-300/400/500(3)............      187            45              16            248
  B737-600.......................        1            --              --              1
  B737-700/800...................       46            --              --             46
  B747-100/200/300/400...........       28             1              --             29
  B757-200.......................       27             3              --             30
  B767-200EM.....................        5            --              --              5
  B767-200ER.....................        5             1               2              8
  B767-300ER.....................       30             4               4             28
  B777-200.......................        8            --              --              8
McDonnell Douglas
  DC-8...........................        2            19              --             21
  DC-9...........................        4            34              --             38
  DC-10..........................        9             1               2             12
  MD-11..........................        4             5              --              9
  MD-82..........................       35             8              --             43

                                     GENERAL
                                    ELECTRIC
                                     CAPITAL       MANAGED         AIRCRAFT
                                   CORPORATION    FOR THIRD     FINANCE INITIAL
AIRCRAFT TYPE AND CLASS             FLEET(1)      PARTIES(2)       AIRCRAFT        TOTAL
-----------------------            -----------    ----------    ---------------    -----
MD-83............................       16            27               4             47
  MD-87..........................       --             1              --              1
  MD-88..........................       12            --              --             12
Fokker F100......................       10            21              --             31
Other Jets.......................       22             1              --             23
Turboprops.......................        3            35              --             38
     Total.......................      604           263              36            903
Body Type:
  Widebody.......................      119            17               9            145
  Narrowbody.....................      485           246              27            758
Noise Compliance:(4)
  Stage 2........................       29            49               0             78
  Stage 3........................      575           214              36            825


-------------------------

(1) Some of the aircraft included in the General Electric Capital Corporation fleet are owned by joint ventures or under other arrangements in which unaffiliated parties have interests.


(2) The third parties are primarily the AerFi Group plc, Airplanes U.S. Trust and Airplanes Limited and their respective affiliates.


(3) For purposes of this table, eight Boeing 737 aircraft have been included in the General Electric Capital Corporation fleet but both AerFi Group plc and/or its affiliates and General Electric Capital Corporation are parties to the relevant leases.


(4) Turboprop aircraft have been classified as compliant with applicable noise restrictions.

SERVICER MANAGEMENT

     Set forth below is information with respect to the senior officers and directors of the servicer and its affiliates who are currently involved with the supervision of the day-to-day servicing obligations of Aircraft Finance.

     Henry A. Hubschman, 52, was appointed President of GECAS in October 1997, and continues in that capacity. Previously, Mr. Hubschman served as General Counsel of GE Aircraft Engines from March 1992 to October 1997.

     Eric Dull, 38, was appointed to his current position of Executive Vice President, Risk & Portfolio Management in January 1998. Mr. Dull has been with GECAS since April of 1994, serving in numerous capacities. Prior to his current role, he held the positions of Executive Vice President, Portfolio Management from March 1996 to December 1997; Senior Vice President & Manager Restructuring and Portfolio Operations from March 1995 to March 1996; and Senior Vice President & Manager, Underwriting & Portfolio Management, Latin America & Asia from April 1994 to March 1995.

     Brian Hayden, 52, has served as Executive Vice President & Manager, Technical Services for GECAS since November 1993 and is responsible for all technical aspects of the owned and managed fleet. Mr. Hayden also serves as a director of Airplanes Limited and a trustee of Airplanes U.S. Trust.

     Norman Liu, 42, was appointed to his current position as Executive Vice President, Sales & Marketing for GECAS in April 1996. Mr. Liu previously served as Executive Vice President, Capital Funding & Portfolio Management from May 1995 to April 1996.

     Paul McElhinney, 38, was appointed Executive Vice President & General Counsel for GECAS in July 1998. Prior to his current role, he served as Senior Vice President & Associate General Counsel from 1994 to 1998.

     Sean Brennan, 38, was appointed to his present position as Senior Vice President & Manager, Contracts Management (which position includes supervision of the deliveries and receivables functions and interaction with the Administrative Agent) in February 1995. Previously he served as Senior Vice President, Contracts Management from November 1993 to January 1995.

THE SERVICING AGREEMENT

     The servicer and Aircraft Finance have entered into a servicing agreement dated as of May 5, 1999. The servicing agreement sets forth the various duties of GECAS as the servicer with respect to the management and administration of the aircraft and the leases, the aircraft marketing activities to be performed by the servicer and the aircraft management-related obligations of the servicer in connection with offers and sales by Aircraft Finance of refinancing or additional notes.

     The servicer has agreed to provide its services in accordance with the express terms of the servicing agreement. The terms of the servicing agreement provide that the servicer will act in accordance with laws applicable to it, with directions given by the administrative agent on behalf of Aircraft Finance, with specified standards of care and with specified standards regarding conflicts of interest. The duties and obligations of the servicer are limited to those expressly set forth in the servicing agreement, and the servicer has not undertaken any fiduciary or other implied duties or obligations to the Aircraft Finance group, the holders of the notes or any other person.


     The servicer has agreed to perform the services required by the servicing agreement with reasonable care and diligence at all times and, if a conflict of interest arises as to an Aircraft Finance aircraft and other aircraft managed by GECAS, in good faith. In addition, to the extent that either two or more particular Aircraft Finance aircraft or an Aircraft Finance aircraft and other aircraft managed by GECAS have substantially similar objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, the servicer has agreed not to discriminate among those Aircraft Finance aircraft or between any of the Aircraft Finance aircraft and any other managed aircraft on an unreasonable basis and, in the case of the two aircraft leased to VARIG, on the basis of General Electric Capital Corporation's interest in the reserve deposits established for the VARIG leases.


     If the servicer in good faith determines that circumstances as to a particular aircraft or lease require an arm's-length negotiation between the servicer or any of its affiliates and Aircraft Finance and the servicer believes it would not be appropriate for the servicer to act on behalf of Aircraft Finance, the servicer has agreed to notify Aircraft Finance promptly and to withdraw from acting as the servicer with respect to the matter and

Aircraft Finance has agreed to appoint an independent representative to act on its behalf. The servicer is entitled to act on its own or its affiliates' behalf in those negotiations.

     Neither Aircraft Finance nor the servicer may assign its rights and obligations under the servicing agreement without the other's prior consent. The servicer may, however, delegate some, but not all, of its duties to some of its affiliates.

     AIRCRAFT SERVICES. The main categories of aircraft services being provided by the servicer under the servicing agreement are:

     (1) lease marketing and remarketing, lease negotiation and execution;

     (2) collecting rental payments and other amounts due under leases, aircraft maintenance, insurance monitoring and procurement, lease compliance and enforcement and accepting delivery and redelivery of aircraft;

     (3) sales services and aircraft acquisition;

     (4) monitoring aircraft maintenance and providing records and information about the aircraft;

     (5) using commercially reasonable efforts to keep Aircraft Finance in compliance with terms of the indenture that directly relate to the operation of the aircraft;

     (6) limited assistance in connection with this exchange offer and the public or private offerings of any notes, such as providing information relating to the servicer and its affiliates for inclusion in any offering document or prospectus, participating in marketing activities solely with respect to the aircraft and providing underwriters, rating agencies and other advisors with the reasonable opportunity to conduct due diligence with respect to the servicer as it relates to the aircraft;

     (7) legal and other professional services with respect to the lease, sale or financing of the aircraft, any amendment or modification of any lease, the enforcement of the rights of Aircraft Finance and its subsidiaries under any lease, any disputes that arise as to any aircraft or for any other purpose that the servicer reasonably determines is necessary in connection with the performance of its services; and

     (8) periodic reporting of operational information relating to the aircraft.

     OPERATING GUIDELINES. Under the servicing agreement, the servicer is entitled to exercise such authority as is necessary to give it a practicable and working autonomy in performing its services. The servicing agreement provides that the servicer will give Aircraft Finance and its agents access to records related to the aircraft under specified circumstances to enable Aircraft Finance to monitor the performance by the servicer and not commingle any funds of the Aircraft Finance group with its own funds. Aircraft Finance, acting through the administrative agent or directly, has established monitoring and control procedures that it expects will enable it properly to manage its and its subsidiaries' business and assets.

     The servicing agreement requires all transactions entered into by the servicer on behalf of Aircraft Finance and its subsidiaries other than intracompany transactions to be at arm's length and on market terms unless otherwise agreed or directed by the administrative agent on Aircraft Finance's behalf. Transactions or matters on behalf of Aircraft Finance and its subsidiaries that require the specific approval of Aircraft Finance include:

     (1) sales of or agreements to sell aircraft, other than as required by a lease or the purchase agreement for the initial 36 aircraft;

     (2) entering into any new leases if the lease does not comply with any applicable operating covenants set forth under the indenture governing the notes or if the lease grants a purchase option in favor of the lessee and renewing or extending existing leases, other than as a result of the exercise of an extension option;

     (3) terminating any lease or leases to any single lessee for aircraft then having an aggregate depreciated net book value in excess of $75 million unless a substantially similar replacement or substitute lease is put into place;

     (4) unless provided for in the applicable budget, entering into any contract for the modification or maintenance of aircraft where the costs to be incurred by Aircraft Finance and its subsidiaries will exceed the greater of the estimated aggregate cost of a heavy maintenance check for similar aircraft and total refurbishment of the related engines and available maintenance reserves or other collateral under the related lease or if those costs would be outside the ordinary course of the business of Aircraft Finance and its subsidiaries;

     (5) issuing any guarantee on behalf of, or otherwise pledging the credit of, Aircraft Finance or any of its subsidiaries, other than with respect to trade payables in the ordinary course of business and other than guarantees by Aircraft Finance of the obligations of its subsidiaries;


     (6) entering into, amending or granting a waiver with respect to, any transaction between Aircraft Finance or its subsidiaries and General Electric Capital Corporation or any of its affiliates not contemplated in the servicing agreement;


     (7) incurring any actual or contingent liability, unless contemplated in the applicable budget pursuant to a transaction of a type for which Aircraft Finance's specific approval is otherwise required, incurred in the ordinary course of the business of Aircraft Finance and its subsidiaries or incurred in entering into a lease or performing any obligations under a lease; and

     (8) entering into any order or commitment to acquire, or acquiring, aircraft or aircraft engines unless provided for in a lease, the order or commitment to acquire a replacement engine has been provided for in the applicable budget or the servicer determines that the purchase or exchange of an engine is necessary or appropriate.

     BUDGETS. The servicing agreement calls for the administrative agent to adopt each year a single lease operating budget for all aircraft owned by Aircraft Finance and its subsidiaries and a single budget for the aircraft expenses related to all aircraft.

     SERVICING FEES AND THEIR PAYMENT PRIORITY. The servicing agreement provides that Aircraft Finance will pay to the servicer a base fee of $150,000 per month, which increases if additional aircraft are acquired by Aircraft Finance and a rent fee equal to 1% of the aggregate amount of basic rent due for all or any part of a month for any Aircraft Finance aircraft and 1% of the aggregate basic rent actually paid for the month. The servicer also will receive a disposition fee equal to 1% of the gross proceeds of the sale of any Aircraft Finance aircraft. The servicer also will be reimbursed for aircraft maintenance costs and insurance, outside legal and professional advisory fees and other out of pocket expenses incurred in connection with its performance. The aggregate reimbursement expenses may be significant. Aircraft Finance has also agreed to indemnify the servicer as described under "Risk Factors -- Aircraft Finance's contractual rights to recover against the servicer for inadequate performance may be limited." The subsidiaries of Aircraft Finance have guaranteed the obligations of Aircraft Finance to the servicer.

     The above fees and expense reimbursements are payable monthly in arrears on the payment dates for the notes. The payment of those fees and expenses has a payment priority that is higher than that of all payments on the notes. The servicer has agreed to allocate a portion of the fees payable to it to UniCapital to the extent of the two initial and any other aircraft acquired from UniCapital.

     The servicer is also entitled to additional fees (the "Additional Servicing Fees") consisting of an additional sales fee for each sale of an aircraft, an additional disposition fee for each sale of an aircraft and an additional rent-related fee based on basic rent actually paid. Additional Servicing Fees are payable only after all amounts on the notes have been paid in full.

     In addition, the servicer will be entitled to fees for aircraft management services under the servicing agreement in connection with the offer and sale by Aircraft Finance of refinancing and additional notes and any resales of notes by any person who has any right to cause Aircraft Finance to assist in the resale.

     TERM AND TERMINATION. The term of the servicing agreement expires on the later of the payment in full of all amounts due on the notes and other similar obligations and all amounts due to the holders of the beneficial interest in Aircraft Finance and Aircraft Finance and its subsidiaries ceasing to hold any aircraft. Each party also has the right to terminate the servicing agreement under specified circumstances.

     The servicer has the right to terminate the servicing agreement if, among other things, Aircraft Finance defaults in its payment and other obligations under the servicing agreement and related documents, any material representation or warranty made by Aircraft Finance or its subsidiaries is false or misleading in a manner material to the servicer, Aircraft Finance or its subsidiaries become subject to bankruptcy or other insolvency proceedings, neither Aircraft Finance nor any of its subsidiaries holds any aircraft or the indenture or any guaranty in favor of the servicer ceases to be in effect.

     The servicer may resign under the servicing agreement with respect to all aircraft, or at its election, any affected aircraft if it reasonably determines that directions given, or services required, would, if carried out be unlawful under applicable law, be in violation of any corporate policy regarding business practices or legal, ethical or social matters, be likely to lead to an investigation by any governmental authority of the servicer or its affiliates, expose the servicer to liabilities for which, in the servicer's good faith opinion, adequate bond or indemnity has not been provided or place the servicer in a conflict of interest with respect to which, in the servicer's good faith opinion, the servicer could not continue to perform its obligations under the servicing agreement. Whether or not it resigns, the servicer is not required to take any action of the foregoing kind. The servicer may also resign in the event it becomes subject to unindemnified taxes.


     Aircraft Finance has the right to terminate the servicing agreement upon payment in full of the notes and other similar obligations. Aircraft Finance also has the right to terminate the servicing agreement if, among other things, the servicer ceases to be at least 75% owned directly or indirectly by General Electric Capital Corporation or its ultimate parent, General Electric Corporation, the servicer breaches its obligations under the servicing agreement in a manner that is material to Aircraft Finance and its subsidiaries as a whole, the servicer, General Electric Capital Corporation or General Electric Company becomes subject to bankruptcy or insolvency proceedings, there are insufficient funds for the payment on any Class A Note for a period of 60 days or at least 10 aircraft remain off-lease but available for re-lease for a period of at least 90 days following specified events set forth in the indenture.

     Aircraft Finance may remove the servicer for any affected aircraft if the servicer has reasonably determined that directions given, or services required, would, if carried out, place the servicer in a conflict of interest with respect to which, in the servicer's good faith opinion, the servicer could not continue to perform its obligations under the servicing agreement.

     The servicer may not resign or be removed under the servicing agreement and the servicing agreement may not be terminated, except as described above [and] unless a replacement servicer, which may be UniCapital, has been appointed and Aircraft Finance has obtained a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw any rating as a result. If a replacement servicer has not been appointed within 90 days after notice of any termination, resignation or removal, the servicer may petition any court jurisdiction to appoint a replacement servicer. The servicer may terminate the servicing agreement, whether or not a replacement servicer has been appointed, if Aircraft Finance fails, after the applicable cure periods, to pay amounts due to the servicer.

COMPETITION

     In leasing and selling aircraft in its portfolio, Aircraft Finance faces competition from a variety of entities. These include:

     (1) the manufacturers of aircraft, such as Boeing and Airbus;


     (2) financial institutions engaged in the leasing business and other leasing companies, such as General Electric Capital Corporation and International Lease Finance Corporation;


     (3) banks and other financial institutions that have foreclosed on aircraft collateral;

     (4) airlines which are disposing of excess aircraft; and

     (5) other aircraft portfolio entities formed for purposes similar to those of Aircraft Finance.

     Many if not most of these entities have greater resources, greater financial flexibility and longer operating histories than Aircraft Finance. Please see "The Aircraft Industry" for a further discussion of the competitive environment for the leasing and sale of aircraft.

                    THE INITIAL AIRCRAFT AND INITIAL LEASES

THE MASTER AIRCRAFT PURCHASE AGREEMENT

     The following is a summary of the material terms of the master aircraft purchase agreement. For more specific information you should review the actual text of this agreement, a copy of which is included as Exhibit 10.1 to the Registration Statement of which this prospectus is a part.

PURCHASE OF THE AIRCRAFT


     Aircraft Finance and its subsidiaries have acquired title to 36 Aircraft from General Electric Capital Corporation and its affiliates under the master aircraft purchase agreement dated as of May 5, 1999. Two of the aircraft were acquired by General Electric Capital Corporation affiliates from affiliates of UniCapital on May 5, 1999.


     All of the initial aircraft were transferred between May 5, 1999 and October 22, 1999. On the delivery date of each aircraft, the seller of that aircraft represented that it transferred ownership of the aircraft free of all encumbrances other than those created by or through the lessee of that aircraft or Aircraft Finance or its subsidiaries.

     In accordance with the master aircraft purchase agreement, Aircraft Finance paid to the sellers of the aircraft the full purchase price of the initial aircraft on May 5, 1999. The sellers retained all maintenance reserves that they then held under the leases of the aircraft but on May 5, 1999 transferred to Aircraft Finance and its subsidiaries all cash security deposits that they held under the leases and all rents received before then under those leases for the period starting April 29, 1999. Also on May 5, 1999, the sellers funded a reserve account for each of the two aircraft leased to VARIG with $3.375 million, for a total of $6.75 million. Aircraft Finance may draw upon a VARIG reserve account on or after May 5, 1999 to cover rent payment defaults under the lease of the related aircraft leased to VARIG. At the time of delivery of each VARIG aircraft, no payment defaults existed under the lease of that aircraft. If rent not paid by VARIG when due is later paid by VARIG, that rent will be used to replenish the applicable VARIG reserve account. The unused portion of each VARIG reserve account may be returned to the sellers before the expiry of the related lease under limited circumstances.

BANKRUPTCY CONSIDERATIONS RELATING TO "TRUE SALE" AND "CONSOLIDATION" ISSUES


     If General Electric Capital Corporation or any of its affiliates that sold aircraft to Aircraft Finance were to become a debtor in a U.S. federal bankruptcy proceeding, any creditor, the bankruptcy trustee or the debtor itself could request the court to recharacterize the transfer of aircraft or leases to Aircraft Finance as a financing by the sellers rather than as a "true sale" to Aircraft Finance. If such a claim were made, delays in payments on the notes could result. Should the bankruptcy court rule in favor of any such claim, the court could include the assets transferred to Aircraft Finance in the debtor's bankruptcy estate or take other actions that would be adverse to you and that could result in reductions in payments on the notes.



     Weil, Gotshal & Manges LLP, as counsel to the sellers of the initial aircraft, delivered a reasoned opinion to Aircraft Finance on May 5, 1999 to the effect that, based on various assumptions and qualifications set forth in the opinion, in a proceeding under the U.S. Bankruptcy Code relating to General Electric Capital Corporation or any affiliated aircraft seller, a court applying federal bankruptcy law and properly presented with the facts and exercising reasonable discretion would not grant an order recharacterizing the transfer of the initial aircraft by any seller to Aircraft Finance as a financing by any seller and would not include those aircraft or the related leases in the bankruptcy estate of any seller.


     If UniCapital were to become a debtor in a U.S. federal bankruptcy, a similar request to recharacterize the transfer of two aircraft and related leases by UniCapital to General Electric Capital Corporation -- prior to their re-sale to Aircraft Finance -- could be made and similar consequences could ensue. In addition, if UniCapital were to become a debtor in such a proceeding under the U.S. Bankruptcy Code, a creditor, bankruptcy trustee or the debtor could request a court to order that the assets and liabilities of either of Aircraft Finance or the holders of its beneficial interest should be substantively consolidated with those of UniCapital. If such a claim were made, delays in payments on the notes could result. Should the bankruptcy court rule in favor of any such claim, the court could substantively consolidate Aircraft Finance or those holders with UniCapital or otherwise consider them to be part of UniCapital's bankruptcy estate or take other actions that would be adverse to you and that could result in reductions in payments on the notes.


     Milbank, Tweed, Hadley & McCloy LLP delivered a reasoned opinion to Aircraft Finance on May 5, 1999 to the effect that, based on various assumptions and qualifications set forth in the opinion, in a proceeding under the U.S. Bankruptcy Code relating to UniCapital, a court properly presented with the facts and exercising reasonable discretion and applying current bankruptcy law principles would not grant an order (1) recharacterizing the transfer of the two initial aircraft and related leases acquired from UniCapital as a financing by UniCapital and include those aircraft and leases acquired in UniCapital bankruptcy estate or (2) substantively consolidating the assets and liabilities of either of Aircraft Finance or those holders of its beneficial interests with those of UniCapital.

     Both opinions note, however, that there is no case law directly on point, that a court may decide differently from the views expressed in the opinion and that the opinion represents only counsel's the best judgment and is not binding in the courts. Moreover, each opinion states that it depends on the accuracy of many factual assumptions that the counsel has not independently verified and notes that different facts could lead a court to reach a different conclusion.

APPRAISERS' REPORT

     Three appraisers, Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc., provided appraisals of the value of each of the initial aircraft as of December 31, 1998. The appraisals assume that initial aircraft are utilized normally in an open, unrestricted and stable market, adjusted where necessary to account for the reported maintenance standard of the aircraft. Values calculated under these assumptions are "base values". Copies of the appraisals are included in Appendix 9. The appraisals were not based on a physical inspection of the aircraft. The appraisals explain the methodology used by the appraisers.

     Based on the appraisals, the aggregate of the base values calculated by the appraisers for the initial aircraft as of December 31, 1998 is $1,322,643,333. The base values of the initial aircraft as of December 31, 1998 are listed below by type and class of aircraft. You should not rely upon these base values as a measure of the market or realizable value of any initial aircraft. In addition, the base values of the aircraft are expected to decline over time due to the aging of the aircraft, increasing maintenance expenses and similar factors. The appraisals listed below were as of December 31, 1998, and the base values of the aircraft, if determined as of the date of this prospectus or on the delivery dates of the aircraft, would be expected to be lower than the base values in the appraisals.

     The appraised base values obtained and to be obtained assume an "open, unrestricted stable market environment with a reasonable balance of supply and demand" and other factors common for like appraisals. At any point in the aircraft leasing cycle, however, there will be imbalances of aircraft supply and demand and there may be particularly pronounced imbalances for specific aircraft types. Although some initial aircraft may have market values approximating or exceeding the appraised values given them, others, such as the older aircraft, may have market values below, and in some cases significantly below, those appraised base values. At a cyclical low, the market value of most aircraft types is likely to be less than, and in some cases significantly less than, the appraised base values. In addition, the appraised base values of the initial aircraft will likely decline over time due to aging, increasing maintenance expenses and similar factors. Finally, appraised base values obtained upon delivery of the aircraft would likely be less than the initial appraised values, which were determined as of December 31, 1998. Accordingly, you should not place undue reliance on the indicated appraised values as an accurate depiction of current market or realizable values at any one point in time.

THE INITIAL AIRCRAFT

     All of the initial aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table and pie chart identify the initial 36 aircraft by type of aircraft.

                                                                   % OF AIRCRAFT BY
                            TYPE OF     NUMBER OF                APPRAISED VALUE AS OF
MANUFACTURER                AIRCRAFT    AIRCRAFT    BODY TYPE      DECEMBER 31, 1998
------------               ----------   ---------   ----------   ---------------------
Boeing...................    B737-300      11       Narrowbody            29.0%
                             B737-400       5       Narrowbody            12.1%
                           B767-200ER       2         Widebody             5.4%
                           B767-300ER       4         Widebody            23.4%
Airbus...................    A310-300       1         Widebody             2.6%
                             A320-200       7       Narrowbody            17.4%
McDonnell Douglas........    DC-10-30       2         Widebody             3.1%
                                MD-83       4       Narrowbody             6.9%
                                           --                            -----
     Total...............                  36                            100.0%

                            TYPE OF INITIAL AIRCRAFT
[EXPOSURE TO TYPE OF INITIAL AIRCRAFT PIE CHART]

     The following table and pie chart identify the countries in which the initial 36 aircraft are based.


                                                                 % OF AIRCRAFT BY
                                                  NUMBER OF    APPRAISED VALUE AS OF
COUNTRY                                           AIRCRAFT       DECEMBER 31, 1998
-------                                           ---------    ---------------------
U.K.............................................      7                 21.8%
U.S.............................................      6                 16.0%
Italy...........................................      2                  8.7%
Brazil..........................................      3                  8.1%
Canada..........................................      3                  7.0%
France..........................................      2                  6.2%
Turkey..........................................      2                  5.3%
China...........................................      2                  5.3%
Ireland.........................................      2                  5.2%
Spain...........................................      3                  5.0%
Sweden..........................................      1                  4.8%
India...........................................      2                  4.1%
Off Lease.......................................      1                  2.6%
                                                     --                -----
     Total......................................     36                100.0%


                 COUNTRIES IN WHICH INITIAL AIRCRAFT ARE BASED
[EXPOSURE TO COUNTRIES IN WHICH INITIAL AIRCRAFT ARE BASED PIE CHART]

     The following table and pie chart identify the regions in which the initial 36 aircraft are based.


                                                                 % OF AIRCRAFT BY
                                                  NUMBER OF    APPRAISED VALUE AS OF
COUNTRY                                           AIRCRAFT       DECEMBER 31, 1998
-------                                           ---------    ---------------------
Developed Markets
Europe..........................................     17                 51.6%
  North America.................................      9                 22.9%
Emerging Markets Asia...........................      4                  9.4%
  Europe and the Middle East....................      2                  5.3%
  Latin America.................................      3                  8.1%
Off Lease.......................................      1                  2.6%
                                                     --                -----
     Total......................................     36                100.0%


                   REGION IN WHICH INITIAL AIRCRAFT ARE BASED
[EXPOSURE TO REGION IN WHICH INITIAL AIRCRAFT BASED PIE CHART]

     The following table and pie chart identify the current lessees of the initial 36 aircraft.


                                                                     % OF CURRENT
                                                                     PORTFOLIO BY
                                                                  APPRAISED VALUE AS
                                                      NUMBER OF    OF DECEMBER 31,
LESSEE                                                AIRCRAFT           1998
------                                                ---------   ------------------
Air 2000 Limited....................................      1               6.8%
Airtours International Airways Limited..............      2               4.5%
Linie Aerce Italiane S.p.A. ........................      1               6.8%
America West Airlines, Inc. ........................      1               2.8%
Britannia Airways Limited...........................      1               4.8%
British Airways.....................................      1               2.7%
British Midland Airways PLC.........................      3               7.8%
Canadian Airlines International Ltd. ...............      2               4.3%
China Eastern Airlines Corporation Limited..........      2               5.3%

                                                                     % OF CURRENT
                                                                     PORTFOLIO BY
                                                                  APPRAISED VALUE AS
                                                      NUMBER OF    OF DECEMBER 31,
LESSEE                                                AIRCRAFT           1998
------                                                ---------   ------------------
Continental Airlines, Inc. .........................      2               3.1%
Eurofly S.p.A. .....................................      1               1.9%
Frontier Airlines, Inc. ............................      1               2.7%
Istanbul Hava Yollari A.S. .........................      2               5.3%
Jet Airways (India) Limited.........................      2               4.1%
Royal Aviation, Inc. ...............................      1               2.6%
Spanair S.A. .......................................      3               5.0%
Societe de Transport Aerien Regional................      2               6.2%
TransBrasil S.A. Linhas Aereas......................      1               2.7%
TransMeridian Airlines, Inc. .......................      1               2.4%
TWA.................................................      1               5.1%
VARIG...............................................      2               5.4%
Virgin Express S.A. N.V. ...........................      2               5.2%
Off Lease...........................................      1               2.6%
                                                         --             -----
     Total..........................................     36             100.0%


                           INDIVIDUAL INITIAL LESSEES
[EXPOSURE TO INDIVIDUAL INITIAL LESSEES PIE CHART]


Total Number of Lessees: 22

     The following table and pie chart identifies the aircraft by year of aircraft manufacture. The weighted average age of the initial 36 aircraft as of April 1, 1999 is approximately 4.7 years.

                                                                    % OF CURRENT
                                                                    PORTFOLIO BY
                                                                 APPRAISED VALUE AS
                                                    NUMBER OF     OF DECEMBER 31,
YEAR OF MANUFACTURE                                 AIRCRAFT            1998
-------------------                                 ---------    ------------------
1980..............................................      1                1.5%
1982..............................................      1                1.7%
1986..............................................      1                1.5%
1987..............................................      2                5.4%
1988..............................................      1                2.6%
1989..............................................      1                1.7%
1991..............................................      6               15.5%
1992..............................................      4               11.0%
1993..............................................      1                2.4%
1996..............................................      5               13.0%
1997..............................................     10               27.4%
1998..............................................      1                2.8%
1999..............................................      2               13.6%
                                                       --              -----
     Total........................................     36              100.0%

                      YEAR OF INITIAL AIRCRAFT MANUFACTURE
[EXPOSURE TO YEAR OF INITIAL AIRCRAFT MANUFACTURE PIE CHART]
     The following table lists the initial 36 aircraft by seat category. Passenger aircraft are assumed to be configured with the number of seats listed in Appendix 2 to this prospectus.

                                                                        % OF CURRENT
                                                                     PORTFOLIO VALUE AS
                                                         NUMBER OF    OF DECEMBER 31,
SEAT CATEGORY                   AIRCRAFT TYPES           AIRCRAFT           1998
-------------                   --------------           ---------   ------------------
121-170..............  B737-300, B737-400, MD-83            20              48.0%
135-180..............  A320-200                              7              17.4%
171-240..............  A310-300, B767-200ER, B767-300ER      7              31.5%
240+.................  DC-10-30                              2               3.1%
                                                            --             -----
     Total...........                                       36             100.0%

     Further particulars of the initial 36 aircraft are contained in the table below:


                                                                                                                     APPRAISED
                                                                                                                    VALUE AS OF
                                                                                                                    DECEMBER 31,
                       COUNTRY IN WHICH                                                                 DATE OF         1998
REGION                 AIRCRAFT IS BASED    INITIAL LESSEE        TYPE     ENGINE TYPE   SERIAL NO.   MANUFACTURE    ($US 000S)
------                 -----------------   -----------------   ----------  -----------   ----------   -----------   ------------
Europe...............  France              STAR Airlines       A320-200    CFM56-5B4         737          9/97       $   40,893
(Developed)            France              STAR Airlines       A320-200    CFM56-5B4         749          9/97           40,727
                       Ireland             Virgin Express      B737-300    CFM56-3C1       28333          8/96           33,673
                                           (Ireland)
                       Ireland             Virgin Express      B737-400    CFM56-3C1       28489         11/96           35,090
                                           (Ireland)
                       Italy               Alitalia            B767-300ER  CF6-80C2B7F     30008          3/99           89,847
                       Italy               Eurofly S.p.A.      MD-83       JT8D-219        53199          3/92           24,873
                       Spain               Spanair S.A.        MD-83       JT8D-219        49398         11/86           19,737
                       Spain               Spanair S.A.        MD-83       JT8D-219        49791          9/89           22,087
                       Spain               Spanair S.A.        MD-83       JT8D-219        53198          4/91           24,183
                       United Kingdom      Air 2000            B767-300ER  CF6-80C2B7F     29617          3/99           89,727
                       United Kingdom      Airtours            A320-200    CFM56-5A3         221          9/91           30,033
                       United Kingdom      Airtours            A320-200    CFM56-5A3         222         10/91           30,053
                       Sweden              Britannia(1)        B767-300ER  CF6-80C2B6F     25221          7/91           63,563
                       United Kingdom      British Airways     B737-300    CFM56-3C1       28548         12/97           35,277
                       United Kingdom      British Midland     B737-300    CFM56-3C1       28554         12/96           33,303
                       United Kingdom      British Midland     B737-300    CFM56-3C1       28557          3/97           34,893
                       United Kingdom      British Midland     B737-300    CFM56-3C1       28558          4/97           34,910
North America........  United States       America West        B737-300    CFM56-3C1       28740          6/98           36,463
(Developed)            United States       Continental         DC-10-30    CF6-50C2        46584          2/80           19,367
                       United States       Continental         DC-10-30    CF6-50C2        48292          2/82           21,873
                       United States       Frontier Airlines   B737-300    CFM56-3C1       28563          8/97           35,237
                       United States       TransMeridian       A320-200    V2500-A1          373          1/93           31,390
                                           Airlines
                       United States       TWA                 B767-300ER  PW4060          25403          1/92           66,810
                       Canada              Canadian Airlines   A320-200    CFM56-5A1         210          7/91           28,627
                       Canada              Canadian Airlines   A320-200    CFM56-5A1         231          9/91           28,783
                       Canada              Royal Aviation      A310-300    CF6-80C2A2        448          2/88           34,773
Asia.................  China               China Eastern       B737-300    CFM56-3C1       28561          6/97           34,893
(Emerging)             China               China Eastern       B737-300    CFM56-3C1       28562          7/97           35,010
                       India               Jet Airways         B737-400    CFM56-3C1       25663         11/92           27,303
                       India               Jet Airways         B737-400    CFM56-3C1       25664         11/92           27,130
Europe & Middle
  East...............  Turkey              Istanbul            B737-400    CFM56-3C1       28490         11/96           35,000
(Emerging)             Turkey              Istanbul            B737-400    CFM56-3C1       28491         11/96           35,027
Latin America........  Brazil              TransBrasil         B737-300    CFM56-3C1       28564         11/97           35,483
(Emerging)             Brazil              VARIG               B767-200ER  CF6-80C2B       23805          7/87           35,827
                       Brazil              VARIG               B767-200ER  CF6-80C2B       23806          7/87           35,823
Off Lease              Off Lease           Off Lease           B737-300    CFM56-3C1       28559          5/97           34,953
                                                                                                                     ----------
Total............................................................................................................    $1,322,643


-------------------------

(1) Leased to Britannia (United Kingdom) and subleased to Britannia Airways AB (Sweden).

THE INITIAL LEASES


     The following description relates to the leases for the initial aircraft in effect on November 30, 1999. Any leases of additional aircraft and any future leases entered into for the re-lease of any initial aircraft may differ from the description provided below.


MANAGEMENT, LEASE TERMS, RISK OF LOSS

     All leases of the Aircraft will be managed by the servicer under the servicing agreement. All of the leases for the initial aircraft are operating leases. Under those leases, the lessees agreed to lease the aircraft for a fixed term, although in some cases the lessees have purchase options, termination rights and extension rights. Although most of the lease documentation for the initial aircraft is fairly standardized in many respects, significant variations do exist as a result of lessee negotiation.

LEASE PAYMENTS AND SECURITY

     Each lease for an initial aircraft requires the lessee to pay periodic rentals during the lease term. A number of the leases require the lessee to pay periodic amounts as maintenance reserves.

     The lessees are required to make payments without withholding payment on account of any amounts the lessor may owe the lessee or any claims the lessee may have against the lessor for any breach of contract. Each lease includes an obligation of the lessee to gross-up payments under the lease where lease payments are subject to withholdings and other taxes, although sometimes the gross-up amount will be limited to the amount that would have been payable if such lease had never been transferred to Aircraft Finance or its subsidiary. The leases for the initial aircraft also require the lessee to indemnify the lessor for some tax liabilities including, in some leases, value added tax and stamp duties, but generally excluding income tax or its equivalent imposed on the lessor. The lessees must also pay default interest on any overdue amounts. In the lease with British Airways, the lessee may exercise remedies if the lessor breaches its covenant not to interfere with the lessee's use of the aircraft.

     Under the leases for the initial aircraft, the lessee must pay operating expenses accrued or payable during the term of the lease, which would normally include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, aircraft registration and hull "all risks" and public liability insurance premiums. The lessees are obliged to remove liens on the aircraft other than liens permitted under the leases.


     Under all but three of the leases for the initial aircraft, the lessee has provided security deposits to secure its obligations. In fifteen of the leases, the lessee has provided cash security deposits. In seven of the leases, the lessee has provided a letter of credit. In the remaining ten of the leases, the lessee provided both letters of credit and cash. One aircraft is currently off lease.


RENTALS

     Most of the rental payments are payable on a fixed rate basis and are not adjustable by reference to market interest rate changes. Rentals under most of the leases for the initial aircraft are payable monthly in advance.

OPERATION OF THE ORIGINAL AIRCRAFT

     The leases require the lessees to operate the aircraft in compliance with all applicable laws and regulations. The initial aircraft generally must remain in the possession of the lessees, and any subleases of the aircraft must be approved by the lessor. The Britannia lease, however, permits a sublease to Britannia Airways GmbH, and TWA will be permitted to sublease to a pre-approved list of major U.S. airlines. Under some of the leases, the lessee may enter into charter or other arrangements for the aircraft if the lessee does not part with operational control of the aircraft. Generally, the lessees are not allowed to re-register the Aircraft without the lessor's permission, except in connection with a permitted sublease if operating in specified countries.

     All of the leases for the initial aircraft permit the lessees to remove or replace the engines and in some cases other equipment or components. Sometimes lessees are allowed to enter into pooling arrangements for the temporary borrowing of equipment, in some cases without the lessor's consent. Under all of the leases, the lessees may deliver the aircraft, engines and other equipment or components to their manufacturer for testing or similar purposes, or to other parties for service, maintenance, repair or other work required or permitted under the lease. The lessor's ability to repossess the aircraft or engines, equipment or components from any sublessee, transferee, manufacturer or other person may be restricted by liens or similar rights and by applicable bankruptcy and similar laws.

MAINTENANCE AND MAINTENANCE RESERVES

     The leases for the aircraft specify maintenance standards and the required condition of the aircraft upon redelivery to the lessor. In addition, under some of the leases, depending on the condition of the aircraft including the airframe, engines, the auxiliary power unit or landing gear at redelivery, the lessee may have to make adjustment payments to the lessor. During the term of each lease, the lessee must ensure that the aircraft is maintained in accordance with an agreed maintenance program designed to provide that the aircraft meets applicable airworthiness and other regulatory requirements. Under the leases for the initial aircraft, maintenance is generally performed by the lessee or, for some of the regional lessees, by a designated airline or other air authority approved maintenance provider. Under most of the leases for the initial aircraft, the lessee must provide monthly maintenance reserves. In some cases where the lessee has paid maintenance reserves, those payments will be used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls.

     Some of the leases for the initial aircraft do not require maintenance reserves to be paid. In those cases the lessor must rely on the credit of the lessee or any credit support the lessee provides to ensure that the lessee returns the aircraft in the condition required by the lease upon termination, makes any payments required based on the aircraft's return condition upon termination of the lease and performs scheduled maintenance throughout the lease term.

     The leases for the initial aircraft require the lessees to comply with the airworthiness directives of the relevant aviation authorities and with manufacturers' service bulletins. The lessees primarily bear the cost of compliance. Some of the leases, however, require the lessor to contribute to the cost of compliance with selected airworthiness directives or manufacturers' service bulletins if compliance costs are above a specified threshold.

LESSEES' OPTIONS


     The leases or side agreements between the lessor and the lessee for three of the initial aircraft, representing 11.3% of the appraised value of the initial aircraft, grant purchase options to the lessee or its affiliates. None of the purchase options are exercisable as of November 30, 1999. The latest date on which a purchase option may be exercised is December 31, 2003 for a purchase on April 30, 2005, or if all lease extension options are exercised, April 30, 2010. If a purchase option is exercised and the notes have been repaid in accordance with the assumptions set forth under "Note Payment Assumptions" through the date of exercise, the exercise of that purchase option would result in the proceeds realized from the exercise being at least equal to the principal of the notes allocable to the relevant aircraft. If the notes have not been so paid, this might not be the case.


     Nine of the leases for the initial 36 aircraft give the lessee the option to extend the term of the lease. The rent payable during the extension period varies from lease to lease. Six of the leases allow the lessee to terminate its lease prior to the scheduled expiration date, though sometimes the lessee must pay a fee or fulfill other requirements.

INDEMNIFICATION AND INSURANCE OF THE AIRCRAFT

     INSURANCE REQUIREMENTS. The leases for the initial aircraft require the lessees to bear responsibility and carry insurance for any liabilities arising out of the operation of the aircraft. These include any liabilities for death or injury to persons and damage to property that would ordinarily attach to the operator of the aircraft, subject to customary exclusions. In addition, the lessees must carry other types of insurance that are customary in the air transportation industry. These include aircraft hull all risks and hull war risks insurance at a value stipulated in the lease and aircraft spares insurance on a replacement cost basis, in each case subject to customary deductibles. The servicer must monitor the lessees' compliance with the insurance provisions of the leases.

     In addition, Aircraft Finance and its subsidiaries also have in place their own contingent liability coverage. That coverage covers both a liability that exceeds the coverage provided by a lessee's policy and instances in which a lessee's policy lapses for any reason. Aircraft Finance and its subsidiaries' contingent third-party liability insurance covers all of the aircraft, and their contingent hull and hull war risks insurance covers some of the aircraft. The amount of the contingent liability policies may or may not exceed the amount required under the relevant lease. The amount of third-party contingent liability compliance insurance is subject to limitations imposed by the air transportation insurance industry.

     If any of the existing insurance policies are canceled or terminated and if an aircraft is re-leased, the servicer may from time to time engage insurance experts at Aircraft Finance's expense to advise and recommend the appropriate amount of insurance coverage Aircraft Finance should procure.

     LIABILITY INSURANCE. The leases for the initial aircraft require third party liability insurance for a combined single limit for bodily injury and property damage in minimum amounts ranging between $500 million and $750 million for each aircraft. In general, liability coverage on each aircraft includes third party legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party (including products) legal liability.

     In some jurisdictions Aircraft Finance or its subsidiary may be liable, as owner of an aircraft, for obligations that may be insured against by the lessees even if Aircraft Finance or that subsidiary is not responsible for the loss that results in the obligation. In addition, claims may be made against Aircraft Finance or its subsidiary on the basis of alleged responsibility for a loss, even if such claim is not ultimately sustained.

     The losses for which coverage is provided include both operating costs relating to the actual operation of the aircraft as well as losses to persons and property resulting from the operation of the aircraft. The latter types of losses are generally covered by the lessees' liability insurance.

     AIRCRAFT PROPERTY INSURANCE. In addition to hull risk, hull war and allied peril risk and aircraft spares insurance coverage obtained by the lessees, Aircraft Finance will also purchase "total loss only" coverage with respect to some initial aircraft. As of May 5, 1999, in no case was the sum of the stipulated loss value and Aircraft Finance's additional coverage for hull all risks, hull war and allied peril and all risks insurance less than 97% of the initial appraised value of the applicable aircraft. The average, weighted by initial appraised value, of the sum of those coverages in place for each initial aircraft was approximately 106% of the initial appraised value of the applicable aircraft. In some cases, the lessor is allowed to increase the insured value above the stipulated loss value consistent with industry practice. In those cases the lessee is responsible for any increased premium that results. Permitted deductibles range from $100,000 to $1,000,000; the deductibles, however, apply only in the case of a partial loss.

     The leases for the initial aircraft include provisions defining an event of loss or a casualty occurrence so that upon total loss of the airframe, with or without loss of the engines, an agreed value is payable by the lessee. This payment is generally funded with insurance proceeds. The air transportation insurance industry practice, however, is to treat only a loss with likely repair costs of greater than 75% of the insured value of the aircraft, including the engines, as a total loss. Where insurance proceeds exceed the cost of repair or the amount required to be insured under the lease, most leases require the lessor to pay to the lessee the balance of the insurance proceeds received under the hull all risks or war risks policy after deduction of all amounts payable by the lessee to the lessor under the lease.

     All insurance policies currently in place contain a breach of warranty endorsement so that the additional insureds continue to be protected even if the lessee violates one or more of the provisions of the insurance policies. In many cases, these endorsements also provide that this protection will only apply if the additional insured has not caused, contributed to or knowingly condoned the breach.

     An insurance advisor has confirmed to the servicer that the insurance currently detailed in the current insurance certificates as to the initial aircraft meets customary practices.

     Except for one lease, the leases for the initial aircraft require the lessee to maintain as part of its hull war and allied perils insurance coverage for loss or damage resulting from a governmental confiscation or requisition of the applicable aircraft. In some countries, however, such as France and China, that kind of insurance may not be obtainable by the lessee.

THE LESSEES


     As of the date of this prospectus, there were 22 lessees under leases for the initial aircraft in 12 different countries. On November 17, 1999, a notice of termination was given to Air Holland following the appointment of an insolvency administrator for Air Holland. On November 23, 1999, the aircraft was repossessed.


PAYMENT HISTORY

     As a general matter, weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases. You should expect varying numbers of lessees at any point in time to be experiencing payment difficulties.

     The servicer has advised Aircraft Finance that in the servicer's experience some operating lessees of aircraft similar to the aircraft owned by Aircraft Finance and its affiliates fail to make timely lease, maintenance and other payments from time to time over the course of their leases. In most instances, late payments are recovered, together with default interest or other similar payments required by the leases. In some instances, the financial difficulties of a portfolio's lessees may result in a formal or informal restructuring. Restructurings may involve the voluntary termination of a lease prior to its expiration and the arrangement of subleases from the lessee to another aircraft operator. In addition, restructurings may involve reduced rental payments for a specified period, which may be several months.

     With respect to the current lessees of the aircraft owned by Aircraft Finance, restructuring has been worked out with six lessees involving ten aircraft in Aircraft Finance's portfolio:


     (1) With respect to Istanbul, leases were restructured in April 1999 to provide for low winter and high summer payments. The lessee is currently in arrears and owes Aircraft Finance $1.1 million.



     (2) Also in April 1999, Air Holland's lease obligations for December 1998 through March 1999 were reduced 50%, with the balance being deferred until between May and August 1999. Air Holland paid the deferred amounts in July 1999. On November 2, 1999, however, an insolvency administrator was appointed for Air Holland, and thereafter on November 23, 1999, the servicer took possession of the aircraft. Air Holland's $395,000 past-due basic rent obligations are covered by security.


     (3) In January 1997, a restructuring agreement was reached with Canadian Airlines under which payments of approximately $1.7 million in respect of obligations owed for aircraft now owned by Aircraft Finance and other aircraft managed by the servicer were deferred to between July 1997 and August 1999. The deferred amounts have been timely paid in full.


     (4) Aircraft Finance has reached an agreement with VARIG, which became operative December 3, 1999, with respect to VARIG's suspension of payments from January 1999 to the present. Please see "The Master Aircraft Purchase Agreement" for a discussion of reserves provided in respect of payments due from VARIG.



     (5) A rescheduling of payments was entered into with TransBrasil in August 1998 and again in May 1999. Pursuant to the rescheduling, TransBrasil agreed to make 24 monthly installments totaling approximately $2.5 million starting in September 1999. As of November 30, 1999, TransBrasil has paid all outstanding rentals and owes Aircraft Finance $679,000 in reserves and late payment interest.


     (6) During the period from October 1995 through July 1997, approximately $2.75 million of payments were restructured for Continental. All of the restructured amounts were timely repaid.

     During the period during which the servicer managed the aircraft now owned by Aircraft Finance and its subsidiaries, ten of the aircraft were off-lease for a total of 788 days. The number of days off-lease for each of these aircraft (identified by aircraft number) during this period for all lessees (including lessees that are not initial lessees under the leases held by Aircraft Finance and its subsidiaries) is as follows:



AIRCRAFT                                              DAYS
SERIAL NO.                                          OFF-LEASE
----------                                          ---------
  448.............................................     515(1)
49398.............................................      20
49791.............................................      18
25663.............................................      73
25664.............................................      83
28740.............................................       7
28490.............................................       3
28491.............................................       1
  373.............................................       2
25403.............................................      66(2)


---------------

(1) Servicer commenced its management operation of this aircraft on or about the date of its formation in October 1993. Period includes the period during which the aircraft was on lease to Kuwait Airways. The off-lease period commenced on February 28, 1993.



(2) Period includes the period of aircraft reconfiguration prior to the commencement of lease term to TWA during which period a rent equivalent was paid by GECAS.



     The off-lease time for all of the aircraft now owned by Aircraft Finance and its subsidiaries including those set forth in the table above for the entire number of days under management by the servicer represents approximately 1.67% of such entire number of days, and the corresponding percentage of number of days on-lease for all of the aircraft during such period was approximately 98.33%.



     There can be no assurance that the foregoing off-lease information is indicative of the off-lease time that Aircraft Finance and its subsidiaries will experience or of the results that the servicer will achieve for the leasing of the aircraft owned by Aircraft Finance and its subsidiaries. Off-lease time is dependent on a number of factors, many of which are beyond the control of the servicer and Aircraft Finance and its subsidiaries. See "Aircraft Finance
Trust -- Business of Aircraft Finance -- Difficulties in Re-Leasing or Selling Aircraft at Favorable Terms." The servicer has not guaranteed, or made any other assurances, as to amount of time that the aircraft owned by Aircraft Finance and its subsidiaries may be off-lease.



     Set forth below is a summary, by aircraft type, of the average monthly rent due on each aircraft owned by Aircraft Finance and its subsidiaries for the period during which the servicer has managed these aircraft (including the time that the servicer managed these aircraft prior to the transfer thereof to Aircraft Finance and its subsidiaries).

AIRCRAFT TYPE                              AVERAGE MONTHLY RENT
-------------                              --------------------
B737-300.................................        $270,772
B737-400.................................        $283,380
B767-200ER...............................        $332,321
B767-300ER...............................        $632,632
A310-300.................................        $214,023
A320-200.................................        $246,561
DC-10-30.................................        $247,857
MD-83....................................        $200,920



     There can be no assurance that the foregoing monthly rent information is indicative of the rates that Aircraft Finance and its subsidiaries will experience or of the results that the servicer will achieve for the re-leasing of the aircraft owned by Aircraft Finance and its subsidiaries. Lease rates are dependent on a number of factors, many of which are beyond the control of the servicer and Aircraft Finance and its subsidiaries. See "Aircraft Finance
Trust -- Business of Aircraft Finance -- Difficulties in Re-Leasing or Selling Aircraft at Favorable Terms." The servicer has not guaranteed, or otherwise provided any assurances, that the aircraft owned by Aircraft Finance and its subsidiaries can be timely re-leased, that favorable rates that can be achieved in any re-leasing of aircraft or that the performance of any lessees will be satisfactory.

DESCRIPTION OF THE INITIAL LEASES

     The table below lists publicly available information with respect to the country of domicile, first year of operation, service type, nature of ownership and fleet size and composition of each lessee of the initial 36 aircraft.


                                        BEGAN       SERVICE
LESSEE                   DOMICILE     OPERATION      TYPE       LESSEE OWNERSHIP      OPERATING FLEET
------                   --------     ---------     -------     ----------------      ---------------
Airtours.............  U.K.            1990       Charter      Publicly traded;    10 A320-200
                                                               Carnival            2 A321-200
                                                               Corporation (28);   1 A330-300
                                                               Schroder            5 B757-200
                                                               Investment          3 B767-300ER
                                                               Management (9)%     1 DC-10-30
                                                                                   On Order:
                                                                                   4 A330-200
Air 2000.............  U.K.           1987        Charter      Publicly traded;    5 A320-200
                                                               Principal           3 A321-200
                                                               Shareholders:       10 B757-200
                                                               First Choice plc,   2 B767-300ER
                                                               M&G Investment      On Order:
                                                               (11%),              1 A321-200
                                                               UBS Asset           2 A330-200
                                                               Management (11%),   1 B767-300ER
                                                               Thomas Cook
                                                               Group (10%)
Alitalia.............  Italy          1946        Scheduled    Publicly traded;    4 A300B4-100/200
                                                               I.R.I. SpA (53%)    2 A300 B2
                                                               (Italian state      22 A321-100
                                                               holding company)    11 B747-200
                                                                                   6 B767-300ER
                                                                                   8 MD-11
                                                                                   90 MD-82
                                                                                   2 DC-9-30
                                                                                   On Order:
                                                                                   19 A320-200
                                                                                   3 A321-100
                                                                                   3 B767-300ER
America West.........  United States  1983        Scheduled    Publicly traded,    35 A319/A320
                                                               Texas Pacific       18 B737-100/200
                                                               Group               44 B737-300
                                                               (49.1% voting),     2 B737-300QC
                                                               Continental         13 B757-200
                                                               (8.3% voting)       On order:
                                                                                   35 A319/A320
Britannia............  U.K.*           1962       Charter      Thomson Travel      1 B737-800
                                                               Group (100%)        25 B757-200
                                                                                   6 B767-200ER
                                                                                   5 B767-300ER
                                                                                   On order:
                                                                                   5 B737-800
                                                                                   1B757-200


---------------

* The lessee is a U.K. Company, but the aircraft is habitually based in Sweden.

                                        BEGAN       SERVICE
LESSEE                   DOMICILE     OPERATION      TYPE       LESSEE OWNERSHIP      OPERATING FLEET
------                   --------     ---------     -------     ----------------      ---------------
British Airways......  U.K.            1935       Scheduled    Publicly traded;    5 A320-100
                                                               Mercury Asset       5 A320-200
                                                               Management (10%)    23 B737-200
                                                                                   8 737-300
                                                                                   34 B737-400
                                                                                   10 B747-100
                                                                                   16 B747-200B/
                                                                                   200BSCD
                                                                                   56 B747-400
                                                                                   51 B757-200
                                                                                   28 B767-300ER
                                                                                   5 B777-200
                                                                                   16 B777-200ER
                                                                                   7 Concorde
                                                                                   6 DC-10-30
                                                                                   1 BAE ATP
                                                                                   On order:
                                                                                   39 A319-100
                                                                                   20 A320-200
                                                                                   1 B747-400
                                                                                   6 B757-200
                                                                                   24 B777-200ER
British Midland......  U.K.           1938        Scheduled    BBW Partnership     1 A320-300
                                                               (60%); SAS (40%)    4 A321-200
                                                                                   7 B737-300
                                                                                   5 B737-400
                                                                                   12 B737-500
                                                                                   6 F-100
                                                                                   3 F-70
                                                                                   11 Saab 340
                                                                                   On Order:
                                                                                   9 A320-200
                                                                                   8 A321-200
Canadian Airlines....  Canada         1986        Scheduled    Publicly traded;    12 A320-200
                                                               AMR (25%)           38 B737-200
                                                                                   6 B737-200C/200F
                                                                                   4 B747-400
                                                                                   12 B767-300ER
                                                                                   10 DC-10-30
                                                                                   On Order:
                                                                                   10 A320-200
                                                                                   2 B767-300ER
China Eastern
Airlines Corporation
Limited..............  China          1988        Scheduled    Publicly traded     10 A300-600R
                                                               (38.4%);            5 A340-300
                                                               Civil Aviation      6 A320-200
                                                               Administration      3 AN-24
                                                               of China (61.6%)    6 AN-30
                                                                                   6 B737-300
                                                                                   6 Fokker 100
                                                                                   1 DHC- 6 100/200/300
                                                                                   7 YAK-42
                                                                                   6 MD-11
                                                                                   13 MD-80
                                                                                   7 MD-90
                                                                                   5 Y-7
                                                                                   On Order:
                                                                                   4 A320-200
                                                                                   2 MD-90

                                        BEGAN       SERVICE
LESSEE                   DOMICILE     OPERATION      TYPE       LESSEE OWNERSHIP      OPERATING FLEET
------                   --------     ---------     -------     ----------------      ---------------
Continental..........  United States   1934       Scheduled    Publicly traded;    25 B727-200
                                                               Northwest Airlines  3 B737-100/200
                                                               (51% voting         132 B737-300/500
                                                               in trust)           37 B737-700/800/900
                                                                                   32 B757-200
                                                                                   7 B777-200,200ER
                                                                                   22 DC-9-30
                                                                                   69 MD-81/82/83
                                                                                   32 DC-10-10/30
                                                                                   On order:
                                                                                   2 B737-300/500
                                                                                   57 B737-700/800/900
                                                                                   6 B757-200
                                                                                   10 B767-200ER
                                                                                   26 B767-400ER
                                                                                   7 B777-200/200ER
Eurofly S.p.A........  Italy          1990        Scheduled    Alitalia (45%);     2 DC-9-50
                                                  and          Olivetti (45%)      6 MD-82/83
                                                  Charter                          2 B767-300ER
Frontier Airlines....  United States  1994        Scheduled    Publicly traded;    5 B737-200
                                                               B III Capital       3 B737-200H
                                                               Partners (35%);     9 B737-300
                                                               Wexford
                                                               Management (11%)
Istanbul.............  Turkey         1986        Scheduled    Ocan Toplar (90%)   1 B727-200
                                                  and                              3 B737-300
                                                  Charter                          10 B737-400
                                                                                   2 B757-200
Jet Airways..........  India          1993        Scheduled    Naresh Goyal        1 B737-300
                                                               (100%)              15 B737-400
                                                                                   2 B737-500
                                                                                   4 B737-700
                                                                                   4 B737-800
                                                                                   On Order:
                                                                                   4 B737-800
Royal Aviation.......  Canada         1979        Charter      Publicly traded;    4 A310-300
                                                               Michel LeBlanc      6 B757-200
                                                               (76%)
Spanair S.A..........  Spain          1988        Scheduled    Viajes Marsans;     2 B767-300ER
                                                  and          (51%) SAS (49%)     2 B757-200
                                                  Charter                          3 MD-82
                                                                                   17 MD-83
                                                                                   2 MD-87
STAR Airlines........  France         1995        Charter      LOOK Voyages (50%)  4 A320-200
                                                                                   1 Lockheed L-1011
TransBrasil..........  Brazil         1955        Scheduled    Fontana family      7 B737-300
                                                               (72%); Employees    7 B737-400
                                                               (20%)               3 B767-200
                                                                                   5 B767-200ER
                                                                                   3 B767-300ER
TransMeridian
Airlines, Inc........  United States  1995        Charter      U.S. private        6 A320-200
                                                               investors (55.9%);  1 B727-200A
                                                               TransAer
                                                               International
                                                               Airlines (44.1%)

                                        BEGAN       SERVICE
LESSEE                   DOMICILE     OPERATION      TYPE       LESSEE OWNERSHIP      OPERATING FLEET
------                   --------     ---------     -------     ----------------      ---------------
TWA..................  United States   1925       Scheduled    Publicly traded;    4 B727-100/200
                                                               Nicholas-           23 B727-200
                                                               Applegate           16 B757-200
                                                               Capital Management  12 B767-200
                                                               (7% voting);        4 B767-300ER
                                                               TCW Group and       6 Lockheed L-1011
                                                               Robert Day          7 DC-9-10
                                                               (5% voting);        36 DC-9-30/30H/30FH
                                                               Employees           3 DC-9-40
                                                               (10.6% voting,      12 DC-9-50
                                                               excluding election  40 MD-82
                                                               of directors)       39 MD-83
                                                                                   On order:
                                                                                   10 A330-300
                                                                                   50 B717-200
                                                                                   11 B757-200
                                                                                   1 B767-300ER
                                                                                   24 MD-83
VARIG................  Brazil         1927        Scheduled    Rio Grande do Sul   5 B727-100C/100F
                                                               State               17 B737-200
                                                               Government          33 B737-300
                                                               (1%);               3 B747-300
                                                               Ruben Berta         5 B737-700
                                                               Foundation (55%);   1 B747-200SF
                                                               Public (44%)        5 B747-300
                                                                                   6 B767-200ER
                                                                                   6 B767-300ER
                                                                                   3 DC-10-30
                                                                                   2 DC-10-30F
                                                                                   13 MD-11
                                                                                   On Order:
                                                                                   4 B737-700
                                                                                   5 B737-800
                                                                                   6 B767-300ER
                                                                                   6 B777-200ER
Virgin Express
(Ireland)............  Ireland        1999        Scheduled    Virgin Express      1 B737-300
                                                                                   2 B737-400

                        THE COMMERCIAL AIRCRAFT INDUSTRY

     The following description of the commercial aircraft industry was prepared for Aircraft Finance by Simat, Helliesen & Eichner, Inc., or SH&E, an international air transport consulting firm, relied on as an expert. See "Experts". Although Aircraft Finance believes the description to be reliable, Aircraft Finance has not independently verified the information contained in the description.

INTRODUCTION

     The commercial aviation industry has recently experienced a period of sustained growth and record-breaking financial performance.

     (1) Revenue passenger kilometers grew 5.7%, while revenue ton kilometers grew 11.9% in 1997 over 1996 levels.(1)

     (2) Strong traffic growth and lower fuel prices contributed to worldwide airline industry operating profits of $16.5 billion in 1997.(2)

     (3) In 1997 and in 1998, there was a heightened demand for air transport capacity in the form of both new and used aircraft and rapid growth within the aircraft leasing industry.

     The commercial aviation industry historically has, however, been extremely cyclical, as evidenced by the periodic market declines experienced from 1974 to 1976, 1980 to 1982 and 1990 to 1992. In addition, there are currently some weak segments of the industry:

     (1) In the last two years, the Asia/Pacific region, once considered to be a primary source for long-term air transport growth, has experienced a substantial economic decline.

     (2) Some regions of Central and South America are experiencing economic downturns.

     (3) Other current or unanticipated factors, such as the Russian market collapse, may continue to affect U.S. and other markets and, thus, the demand for air travel.

AIR TRAFFIC DEMAND

PASSENGER DEMAND

     Historically, air traffic demand has increased as economic activity increases and real income levels rise. Traffic demand has risen despite higher prices of air transportation. In 1997, the latest full year for which data is publicly available, international scheduled traffic climbed 7.0% and domestic traffic rose 4.0% over the previous year.(3) During the preceding eight years, worldwide air traffic increased from 2,182 billion revenue passenger kilometers in 1990 to 2,936 billion revenue passenger kilometers in 1997, an annual growth rate of 4.3%.(4)

     Although recent traffic levels remain above the historical trend, the Asia/Pacific economic situation and other factors are slowing worldwide growth rates. In the 12-month

---------------

(1) ICAO Annual Report of the Council -- 1997 (pg. A-44).

(2) ICAO Annual Report of the Council -- 1997 (pg. A-51).

(3) ICAO Civil Aviation Statistics -- Table 1-14 and Table 4 -- 1997.

(4) Boeing 1998 Current Market Outlook, Appendix A.

period ending June 1998, the number of Asia/Pacific passengers declined 3.3% and revenue passenger kilometers declined 1.4%.(5) The Air Service Agreement(6) between the U.S. and Japan, amended in 1998, may help generate additional traffic to offset some of the recent declines. Substantial discounting in the Asia/Pacific region also may stimulate some traffic growth in the region. For example, the Hong Kong Tourist Authority reported a record amount of tourist traffic in August 1998. Discounting may not, however, be sustained, and the size and timing of any offset or growth from any discounting is uncertain.

     Aircraft manufacturers, government agencies and airline groups regularly prepare air traffic forecasts that project demand for periods as long as 20 years. These sources have projected average annual traffic growth of roughly 5% per annum in the next 10 and 20-year periods. The Boeing 1998 Current Market Outlook forecast for the next 20 years is set forth below. The most rapid growth rates are projected for the CIS, Asia/Pacific and Latin American regions. The smallest growth rates are expected in North America and Europe, where the base from which to measure growth rates is much larger.

                         WORLDWIDE GROWTH IN AIR TRAVEL

                          REVENUE PASSENGER KILOMETERS
                                   (BILLIONS)                    ANNUAL GROWTH RATE
                          -----------------------------   ---------------------------------
REGION                    1990    1997    2007    2017    1990-1997   1997-2000   1997-2017
------                    -----   -----   -----   -----   ---------   ---------   ---------
North America...........    738     998   1,441   2,084       4.4%       3.7%        3.7%
Latin America...........    143     195     351     588       4.5%       6.1%        5.7%
Asia & Pacific..........    278     519     992   1,811       9.4%       6.7%        6.4%
Middle East.............     54      79     132     222       5.8%       5.2%        5.3%
Africa..................     75     113     200     337       6.1%       5.8%        5.6%
Europe..................    647     943   1,493   2,328       5.5%       4.7%        4.6%
CIS.....................    248      87     180     314     (13.9)%      7.5%        6.6%
                          -----   -----   -----   -----     -----        ---         ---
     TOTAL..............  2,183   2,934   4,789   7,684       4.3%       5.0%        4.9%
                          =====   =====   =====   =====     =====        ===         ===

-------------------------

SOURCE: Boeing 1998 Current Market Outlook

     Forecasts like those above are based on a number of assumptions and estimates that may not actually occur or may occur in degrees or at times not similar to those forecast. Accordingly, the growth illustrated may not occur at the times or rate projected or at all.

---------------

(5) Association of Asia Pacific Airlines, June 1998.


(6) "The Air Service Agreement" it refers to an agreement between the U.S. and another country that reduces restrictions on air service between and beyond each other's territory. The reduced restrictions include how often carriers may fly, the type of aircraft that may be flown and the prices that may be charged.

CARGO DEMAND

     Cargo demand through the end of 1997 has grown 7.9% per annum since 1980.(7) This growth reflects:

     (1) the dramatic changes in overnight delivery services, such as Federal Express and UPS;

     (2) the general expansion of the economies of most nations;

     (3) improved cargo handling and logistics;

     (4) changes in production methods; and

     (5) the continued decline of air cargo rates.

     Total world air cargo traffic has been projected in the Boeing 1998/1999 World Air Cargo Forecast to grow 6.4% per annum for the next 20 years. The impact of regional economic crises often does not affect demand for air freight in the same manner that it impacts air passenger demand. For instance, a rapid change in exchange rates and other factors that arise in economic crises could spur demand for exports, which, in turn, could offset some of the decline in imports.

AIRCRAFT SUPPLY AND DEMAND

CHANGES IN NUMBER OF MANUFACTURERS

     The mid-1990s has seen a dramatic transformation of the worldwide aircraft industry.

     (1) Only Boeing Commercial Airplane Group and Airbus Industrie remain the predominant competitors for the large jet aircraft that dominate the fleets of the world's major airlines.

     (2) The Dutch manufacturer of narrowbody twin-jets, Fokker N.V., declared bankruptcy in 1995.

     (3) In North America, the McDonnell Douglas Corporation was acquired by Boeing.

     (4) The former Soviet Union manufacturers of Tupolev, Ilyushin and Antonov equipment continue to meet air transport needs of various developing countries, but so far have been unsuccessful in attracting orders from major airlines and are not expected to do so in the near future.


     (5) The manufacturers of smaller jet aircraft have recently introduced new types of equipment. Bombardier Aerospace, Empresa Brasileira de Aeronautica S.A., or Embraer, and Fairchild Aerospace now compete with the larger turboprop equipment and the regional jets offered by British Aerospace and formerly by Fokker. In this market, however, there also is a consolidation trend that is affecting the regional aircraft manufacturers.


CURRENT MARKET CONDITIONS AFFECTING AVAILABILITY OF NEW AND USED AIRCRAFT

     The aviation industry, and therefore the aircraft manufacturing segment, has had its own business cycles due, in part, to the delay between the placement of orders for commercial aircraft and the delivery of those aircraft. Airlines have tended to order aircraft during periods of strong relative profitability. Consequently, Boeing and Airbus now find themselves with large order books and long backlogs. In 1998, Boeing indicated that it was

---------------

(7) Source: Boeing 1996/1997 World Air Cargo Forecast having difficulty delivering aircraft at the rate desired by its customers. These production and delivery delays have, to a large extent, been corrected, and both Boeing and Airbus are producing aircraft and delivering them to customers by the contractual delivery dates.

                         AIRCRAFT ORDER/DELIVERY TRENDS
[Aircraft Order/Delivery Trends Graph]
-------------------------

SOURCE: ACAS, Lundkvist

     Current orders are at an all-time high in absolute terms. When looked at in terms of the percentage of the current fleet, however, the orders are still below the peak reached at the top of the prior cycle, as shown in the table below. Moreover, Boeing has indicated publicly that it expects orders to decline after 2000 and to remain in line with passenger and cargo traffic growth thereafter.(8) The entrance of new aircraft into the markets in which Aircraft Finance and its subsidiaries compete with other companies, as well as the availability of used aircraft discussed below, may have a material impact on the ability of Aircraft Finance and its subsidiaries to lease and acquire aircraft.

     While demand for aircraft has been strong, most aircraft ordered during the past two years have not yet been delivered. If these deliveries occur at a time when Aircraft Finance and its subsidiaries are seeking to re-lease a large portion of its aircraft, capacity may exceed demand and force aircraft owners, including Aircraft Finance and its subsidiaries, and operators to retire more aircraft or sell assets, perhaps at substantial discounts from today's levels, or to lease at lower rents.

---------------

(8) Boeing 1998 Current Market Outlook.

                             AIRCRAFT ORDER BACKLOG

                                                              1991      1999
                                                              -----    ------
Order Backlog...............................................  3,535     3,655
Commercial Aircraft Fleet...................................  8,936    14,437
Backlog as a percent of fleet...............................   39.6%     25.3%

-------------------------

SOURCE: ACAS, April 1999

     The availability of used aircraft reflects a balance between used aircraft supply and demand. Availability has, however, been rising since 1996, as shown in the table below.

                          AIRCRAFT AVAILABILITY TRENDS

YEAR END                                       SALE    SALE/LEASE    LEASE    TOTAL
--------                                       ----    ----------    -----    -----
1988.........................................  107         35          75      217
1989.........................................  152         79         154      385
1990.........................................  306        142         105      553
1991.........................................  352        279         131      762
1992.........................................  230        301         116      647
1993.........................................  276        327         113      716
1994.........................................  279        227          69      575
1995.........................................  217        163          90      470
1996.........................................   83        154          62      299
1997.........................................  139        114          91      344
1998.........................................  201        147          86      434

-------------------------

SOURCE: FEASI/BACK Commercial Jet Availability

     There are additional indications that the demand for aircraft might be weakening slightly due in part to the financial condition of the Asia/Pacific carriers. Some of those carriers are experiencing difficulty in funding aircraft lease payments and scheduled progress payments for new aircraft purchases. This situation has resulted in the return of widebody and some narrowbody aircraft to lessors and the deferral or cancellation of orders from the manufacturers. Thus far in this cycle, many lessors have been able to re-lease these returned aircraft and to manage the adverse impact. This favorable situation may not continue, however, and the future levels of returns, deferrals and cancellations may adversely affect the markets in which Aircraft Finance and its subsidiaries compete.

COMMERCIAL JETS

     The worldwide demand for increased air transport historically has been met in a number of ways, including:

     (1) increases in the number of aircraft in service;

     (2) increases in the average number of seats per aircraft; and

     (3) utilization of aircraft more intensively and efficiently.

     AIRCRAFT NUMBER. The current size of the worldwide commercial jet fleet is approximately 14,400 aircraft.( 9) As illustrated in the table below, the major manufacturers currently project this fleet almost to double over the next two decades. These forecasts project that approximately 7,400 to 8,400 new aircraft will be added to airline fleets in the next 10 years and, as illustrated by the Airbus forecast, more than 16,700 of such aircraft will be added in the next 20 years, in each case, both to replace retiring aircraft and to satisfy requirements created by expected traffic growth.

                   PROJECTED COMMERCIAL AIRCRAFT FLEET GROWTH

SOURCE:                                   BOEING       AIRBUS      AIRLINE MONITOR
-------                                  ---------    ---------    ---------------
Projected Aircraft Additions...........      7,425       16,729           8,086
Growth.................................      5,225        8,243           5,395
Replacement............................      2,200        8,526           2,691
Forecast Period........................  1998-2007    1997-2017       1999-2008
Aircraft Additions per year............        743          838             809

     In addition to new deliveries, the size of the active commercial jet fleet reflects the increasing longevity of some commercial jets. Some types of modern jet aircraft are remaining in service much longer than their planned lives due to, among other things, favorable operating economics as well as successful aging aircraft maintenance and modernization programs. Although generally more expensive to maintain, some types of these aircraft may continue to generate revenues and profitability at ages in excess of 30 years.

     SEAT CAPACITY. Demand for aircraft is also influenced by the relative growth in the average seat capacity of commercial aircraft. If traffic increases and average seat capacity remains constant, additional aircraft units must be added to meet demand. The average seat capacity of the world's airlines has remained relatively constant at 172 to 175 seats per aircraft in the 1990 to 1997 period.(10) This situation has resulted in aircraft unit growth that is closely correlated to the underlying increase in passenger demand. As indicated below, industry analysts expect average aircraft seat capacity to increase to roughly 190 to 200 seats by 2008 and, in the case of the Airbus forecast, to almost 210 seats by 2017. If this increase occurs, the demand for aircraft units will be dampened because some capacity growth will be accomplished by adding seats to aircraft. Increasing capacity growth in this manner also implies that widebody aircraft demand would increase in the next 10 to 20 years.

                         AVERAGE AIRCRAFT SEAT CAPACITY

SOURCE:                                   BOEING       AIRBUS      AIRLINE MONITOR
-------                                  ---------    ---------    ---------------
Forecast Period........................  1998-2007    1997-2017       1999-2008
Beginning of Forecast Period...........        190          173             175
End of Forecast Period.................        202          208             188

---------------

(9) ACAS, April 1999.

(10) Airline Monitor, July 1998.

     AIRCRAFT UTILIZATION. Airlines also can increase aircraft productivity with faster block times(11), shorter turn times(12) and more efficient aircraft scheduling, all of which will help increase daily utilization. Airlines can increase utilization by selling more of their available capacity. Capacity utilization, or load factors, generally has been rising on a worldwide basis, as shown in the table below. This trend is especially pronounced recently in North America and Latin America.

                  1998 PASSENGER LOAD FACTORS BY WORLD REGION

                                           MIDDLE     ASIA/      NORTH      LATIN      WORLD
YEAR                   EUROPE    AFRICA     EAST     PACIFIC    AMERICA    AMERICA    AVERAGE
----                   ------    ------    ------    -------    -------    -------    -------
1991.................    65%       59%       68%       69%        63%        60%        64%
1992.................    66%       61%       65%       67%        64%        58%        64%
1993.................    66%       61%       66%       68%        64%        58%        64%
1994.................    68%       60%       64%       69%        66%        61%        65%
1995.................    70%       62%       67%       69%        67%        65%        67%
1996.................    70%       62%       67%       71%        69%        66%        68%
1997.................    72%       62%       68%       69%        71%        67%        69%
1998.................    70%       62%       67%       66%        71%        62%        69%

-------------------------

SOURCE: ICAO Civil Aviation Statistics

     Airbus expects that a 5% increase in annual worldwide traffic will be met by a 4.4% increase in capacity and a 0.7% increase in productivity. The capacity increase will represent a 3.1% increase in the number of aircraft in service and a 1.2% increase in the average size of aircraft.(13)

     AIRCRAFT FINANCE AND DEMAND. Historically demand and capacity factors suggest that the aircraft in the portfolio of Aircraft Finance and its subsidiaries will remain in demand as operators look to optimize their fleets. Manufacturers' projections of worldwide fleet growth (net of replacements) indicate a slow but steady increase in average seat capacity. The Aircraft Finance portfolio, with an average seat capacity of 168, is slightly lower than the industry average, but it does include a number of narrowbody aircraft that have historically remained in high demand by operators. This portfolio also comprises predominantly advanced technology aircraft that increase equipment productivity by virtue of increased reliability as compared to older generation aircraft. This factor adds to the desirability of the aircraft type in the portfolio.

FREIGHTERS

     The currently expected increase in air cargo demand raises the anticipated demand for dedicated freighter aircraft over the next ten years. Currently, most of the demand for freighter aircraft is expected to be met by converting passenger aircraft to all-cargo equipment aircraft. In general, there is relatively little demand for new freighter aircraft

---------------

(11) "Block time" refers to the elapsed time between takeoff and landing of the aircraft.

(12) "Turn time" refers to the elapsed time between arriving and departing from a gate.

(13) Airbus Industrie Global Market Forecast, April 1998.

primarily since it is difficult for aircraft operators to find routes that can support the high aircraft utilization levels typically required for profitable operations with new freighter aircraft. Since freighter aircraft generally have a lower utilization rate than passenger aircraft, the lower utilization rates translate into relatively high unit ownership costs for new aircraft. Consequently, the majority of operators acquire used freighter aircraft, and an important sub-segment of the market will be met through freighter conversions. SH&E has recently projected that approximately 60 percent of the demand for freighter aircraft in the 1997-2008 period will be satisfied by converting passenger aircraft to freighter.

                       FREIGHTER AIRCRAFT DEMAND FORECAST
                                 (1997 TO 2008)

                                           UNITS REQUIRED    OEM    PAX CONVERSIONS
                                           --------------    ---    ---------------
Low forecast.............................       364          146          218
High forecast............................       407          163          244

-------------------------

SOURCE: SH&E

AIRCRAFT PRICE TRENDS

     Aircraft manufacturers have historically discounted, sometimes significantly, from list price. Although Airbus and Boeing recently raised list prices between 3 and 5%(14), both manufacturers already have sold a large portion of their production in the next few years at price levels that have already been agreed upon, subject to escalation clauses. Consequently, it may take several years before the impact of the price increase will be fully realized by the manufacturers. In addition, if aircraft deliveries of new aircraft exceed demand, aircraft prices generally decline. Likewise, if aircraft production rates cannot meet demand, prices generally increase or remain stable. The overall inability of the aircraft manufacturers to achieve premium prices for new aircraft has impacted prices of older aircraft. In general, older aircraft prices historically have had a relationship to new aircraft prices.

AIRCRAFT AGE AND RETIREMENTS

     Typically, aircraft are retired when they are no longer the most economical choice to perform the required task.

     In general, the average retirement age of jet aircraft has been climbing. This trend has been most notable for narrowbody aircraft.

     The lease rates of older aircraft are generally lower than new aircraft, reflecting the older aircraft's lower price. Lease rate factors, which are determined by the lease rate as a percentage of price, for older aircraft generally exceed that of new aircraft, however, with lease rate factors that sometimes exceed 2% of the aircraft's value per month, it is possible to recoup the cost of the aircraft in four years or less.

     This short pay-back period is, however, offset by increased risks of older aircraft. Older aircraft historically have been more likely to require expensive modifications imposed

---------------

(14) Manufacturer's data.

by regulatory action and are liable to experience rapid drops in value during periods of slow traffic growth.

     As shown below, the majority of aircraft worldwide are less than 15 years old.

               COMMERCIAL AIRCRAFT AGE DISTRIBUTION BY SEAT SIZE

                                          WORLD                       US
                                  ----------------------    ----------------------
AGE (YRS)                         WIDEBODY    NARROWBODY    WIDEBODY    NARROWBODY
---------                         --------    ----------    --------    ----------
<5..............................    24.7%        19.2%        13.8%        15.1%
>5-10...........................    24.2%        25.6%        16.9%        21.2%
>10-15..........................    14.6%        13.0%        15.3%        15.4%
>15-20..........................    19.0%        11.9%        21.8%        13.6%
>0-25...........................    10.1%         8.4%        17.1%         8.9%
>25-30..........................     7.3%        10.9%        15.2%        12.8%
>30-35..........................     0.0%        10.5%         0.0%        12.7%
>35.............................     0.0%         0.4%         0.0%         0.3%

-------------------------
SOURCE: ACAS

     The Aircraft Finance portfolio is relatively young with an average age of 4 years for the narrowbody aircraft and 10 years for the widebody aircraft. Historical aircraft trends indicate that the majority of this portfolio will remain in operation for a further 20 years.

AIRCRAFT OPERATING LEASING

GROWTH IN AIRCRAFT LEASING

     Over the past 20 years, the world's airlines have leased a growing proportion of the aircraft that they operate. As shown below, the percentage of leased aircraft in commercial fleets has risen to 43.4% over the last 10 years.

                             OPERATING LEASE TRENDS

YEAR                                                 % OWNED    % LEASED
----                                                 -------    --------
1989...............................................   61.6%       38.4%
1992...............................................   57.1%       42.9%
1995...............................................   55.8%       44.2%
1998...............................................   56.6%       43.4%

-------------------------

SOURCE: ACAS

     The growth of aircraft leasing has been accompanied by the entry of a wide range of financial institutions into the leasing market. These companies include:


     (1) large organizations such as International Lease Finance Corporation, which is owned by American International Group, and General Electric Capital Corporation; and


     (2) many smaller organizations, including public and private financial institutions, financing arms of manufacturers and public and private partnerships.

     These lessors supply a mix of new and used aircraft operating leases, finance or capital leases of new aircraft and sale-leaseback transactions generally involving used aircraft.

ENTRY OF NEW LESSORS

     The health of the airline industry over the past three years has supported a general strengthening of the prices paid for used aircraft. More banks and financial institutions have been attracted to the aircraft financing sector and again have begun competing aggressively for available transactions. Several aircraft lessors have raised funds in the capital markets for expansion. New leasing companies also have formed and attracted sources of funding, including lessors created as part of the securitization of a portfolio of operating leases that were in another lessor's portfolio.

CURRENT AIRLINE PROFITABILITY

   [World Airline Operating Results vs. Percent Change in Real GDP Bar Graph]
-------------------------

SOURCE: ICAO Civil Aviation Statistics

     Many airlines have enjoyed record levels of profitability in 1996 and 1997. The aviation industry historically has, however, been cyclical. The industry correlates well with regional and global economic performance, which, in turn, drives relative demand for air travel. Airline profitability has historically moved in the same direction as world gross domestic product.

     In 1997, the worldwide airline industry earned an operating profit of $16.5 billion. All major world regions shared this profitability, except the Middle East, which experienced an operating loss of $100 million.(15)

     Overall unit costs, as measured by cost per available ton kilometer, have been steadily decreased in both real and nominal terms since 1991 as a result of high traffic volume and lower than expected operating costs. Fuel prices for U.S. carriers, for example, averaged

---------------

(15) ICAO Civil Aviation Statistics, 1997 (1-28).

56.9 cents per gallon in the first quarter 1998 or nine cents lower than in 1997.(16) Commissions, when expressed as a percentage of sales, have also fallen as a result of caps that have been implemented in the U.S. and elsewhere. In contrast, staffing levels have increased 5 percent at eight of the ten U.S. Majors and compensation rose on average of three percent.(17)

     Unit revenue, as expressed by revenue per available ton kilometer, has increased 1.1% per annum from 1987 to 1997. This unit revenue growth is mostly attributable to passenger unit revenues, an indication that carriers are pricing seats accordingly. Freight and mail unit revenue has remained flat or declined slightly over the period.(18) Real passenger yield, which is a function of real passenger revenue and revenue per available ton kilometers, has generally declined since its peak in 1981. Optimal pricing and yield management systems are now utilized to manage this erosion, resulting in no decline in real passenger yield from 1996 to 1997.(19)

     Although some carriers recently settled with some of their labor unions, other carriers, including several lessees of the initial 36 aircraft, have pending contract negotiations that are critical to their economic well being. The impact of labor relations on industry results has historically been significant and somewhat unpredictable. For example, the well-publicized labor unrest involving the pilots at American Airlines in the first quarter of 1999 has reportedly resulted in a loss of between $200 and $225 million for the carrier. Such a loss could be significant for an airline not so strong financially as American Airlines is currently.

ALLIANCES AND CONSOLIDATIONS

     Global and regional alliances take many forms and involve many different levels of linking two or more airlines. The U.S. government recently has granted antitrust immunity to alliances that meet specified conditions. Antitrust immunity enables the participating airlines to act as a single carrier. Currently, there are four broad global alliances in various stages of development:

     (1) the "Star Alliance", which links Lufthansa, United Airlines, Air Canada, Thai Airways, VARIG, Ansett Australia, SAS, ANA and Air New Zealand;

     (2) "OneWorld" which links American Airlines, British Airways, Canadian Airlines, Cathay Pacific and Qantas;

     (3) KLM, Northwest Airlines, Alitalia and Continental; and

     (4) Delta Air Lines, Swissair, Sabena, Air France, Austrian Airlines and TAP Air Portugal.

     Also, there currently exist some regional alliances, including that of Grupo TACA that consolidated or aligned TACA in El Salvador, NICA in Nicaragua, LACSA in Costa Rica, COPA in Panama and Aviateca in Guatemala.

---------------

(16) Airline Monitor, August 1998.

(17) Warburg Dillon Read, Airline Quarterly Review, August 1998.

(18) ICAO Financial Data -- Commercial Air Carriers, 1997.

(19) ICAO Financial Data -- Commercial Air Carriers, 1997.

     The authorities in the U.S. and the EU are scrutinizing those alliances very carefully. This scrutiny could lead to significant changes to the structure and shape of future alliances.

     The creation of alliances is expected to result in somewhat greater stability for the commercial aviation industry and may well enhance the credit of some of the participating airlines. The resulting stability may serve to balance some of the cyclical effects encountered during past industry recessions.

ENVIRONMENTAL

     The EU supports more stringent emission standards and land-use controls than are currently required in the U.S. In addition, the EU has indicated that it is considering additional regulatory proposals to address its environmental goals. For example, the International Civil Aviation Organization's Committee on Aviation Environmental Protection has decided to decrease Nitrous Oxide levels by 16% and to require implementation in the year 2000 for new engine designs and in 2008 for newly manufactured engines. Given the ability of individual countries to impose even more stringent standards, operators could experience significant increases in landing fees and fuel taxes.

     Of the aircraft in the Aircraft Finance portfolio, only four MD-83s fail to meet the new EU Nitrous Oxide standards. Pratt & Whitney, the manufacturer of the engines installed on the MD-83, has, however, developed a modified combustion system for the engine that will permit operations within the EU limits. Aircraft Finance and its subsidiaries may not, however, have the resources or otherwise be able to make use of such a system.

                         MANAGEMENT OF AIRCRAFT FINANCE

CONTROLLING TRUSTEES


     The trust agreement governing Aircraft Finance provides for four trustees. One of the four trustees of Aircraft Finance is Wilmington Trust Company, which is acting as the statutory trustee and the owner trustee. The remaining three trustees, David H. Treitel, Richard E. Cavanagh and Wayne D. Lippman are the "controlling trustees" and have the authority to manage the property and affairs of Aircraft Finance under the trust agreement. All of the controlling trustees are independent from General Electric Capital Corporation. One of the controlling trustees, called the "equity trustee", will be appointed by the holders of Aircraft Finance's beneficial interest, while the two other controlling trustees, called the "independent controlling trustees" will be independent of those holders. The holders of the beneficial interest of Aircraft Finance may remove and replace the equity trustee, and each independent controlling trustee may be replaced by the other independent controlling trustee.


     The trust agreement requires that any decision relating to insolvency proceedings, merger or other reorganization of Aircraft Finance must be approved by a unanimous vote of the controlling trustees. Any sale of any aircraft, decisions requiring Aircraft Finance's approval under the servicing agreement for the aircraft or the agreement with the administrative agent and the reduction of any required level of reserves must be approved by the equity trustee and at least one of the independent controlling trustees. The controlling trustees approving aircraft sales on other than pre-approved terms must also confirm to the indenture trustee, prior to the sale, that the sale will not materially and adversely affect the holders of the notes. The acquisition of additional aircraft by Aircraft Finance and the terms of any related financing need only be approved by the equity trustee.

     The controlling trustees, their respective ages and principal activities are as follows:

NAME                                   AGE      TITLE/PRINCIPAL ACTIVITIES
----                                   ---      --------------------------
David H. Treitel.....................  44     Independent Controlling Trustee
Richard E. Cavanagh..................  52     Independent Controlling Trustee
Wayne D. Lippman.....................  52     Equity Trustee

     DAVID H. TREITEL -- Mr. Treitel is the Chairman and Chief Executive Officer of Simat, Helliesen & Eichner, Inc., a leading aviation consulting firm based in New York City. Mr. Treitel has been with SH&E since 1977, and prior to taking up his current position at SH&E in 1996, he served as the firm's President from 1993 to September 1998 and its Executive Vice President from 1989 until 1993. Mr. Treitel also serves as a director of Midwest Express Holdings, Inc.

     RICHARD E. CAVANAGH -- Mr. Cavanagh is the President and Chief Executive Officer of The Conference Board, Inc., a global business research and membership enterprise supported by some 3,000 corporate members in 67 counties and based in New York City. Prior to taking up his current position in 1995, he served for eight years as the Executive Dean of the Kennedy School of Government at Harvard University. Before that, he was a partner of McKinsey & Company, Inc., an international management consulting firm. During his 17 years with McKinsey, he took a two-year public service leave and held senior positions in The White House Office of Management & Budget. He co-authored the management book The Winning Performance. Mr. Cavanagh serves as a director of

Airplanes Limited and Airplanes U.S. Trust, the BlackRock Mutual Fund family, Arch Chemicals (formerly Olin), The Fremont Group (formerly Bechtel Investments) and The Guardian Life Insurance Company.

     WAYNE D. LIPPMAN -- Mr. Lippman is the Vice Chairman of UniCapital Air Group, Inc., a wholly-owned subsidiary of UniCapital Corporation, a New York Stock Exchange listed company. Mr. Lippman has held the position of Vice Chairman and Chief Operating Officer of Cauff, Lippman Aviation, Inc. and affiliated aircraft leasing and trading companies since 1981. Cauff, Lippman Aviation, Inc. and some of its affiliates were acquired by UniCapital in May 1998. In May 1999 Mr. Lippman was appointed President of UniCapital's Big Ticket Leasing Division. See "Aircraft Finance Trust -- Aircraft Finance" regarding Mr. Lippman's possible resignation and replacement.


     As is common with many other special purpose companies, neither Aircraft Finance nor any of its subsidiaries will have any officers or other employees, except, in the case of a subsidiary, as may be required by applicable law. Aircraft Finance has arranged for GE Capital Aviation Services, Limited, ReSource/Phoenix, Inc., Wilmington Trust Company, Bankers Trust Company and Lehman Brothers, Inc. to provide aircraft servicing, managerial services and financial advice.


     All trustees will be compensated for travel and other expenses incurred by them in the performance of their duties. Aircraft Finance will pay each of the independent controlling trustees $60,000 per year for their services in such capacity as well as additional compensation in the event Aircraft Finance acquires additional aircraft. The aggregate annual compensation for each independent controlling trustee may not exceed $100,000. The equity trustee will not receive any such compensation. The trust agreement states that the trustees are not liable for money or other damages to Aircraft Finance for a breach of fiduciary or other duties.

CORPORATE MANAGEMENT

     Corporate management services for Aircraft Finance will be provided by the administrative agent, ReSource/Phoenix, Inc., the financial advisor, Bankers Trust, the owner trustee, Wilmington Trust Company and the capital markets advisor, Lehman Brothers Inc.

ADMINISTRATIVE AGENT

     ReSource/Phoenix, Inc. will act as the initial administrative agent of Aircraft Finance. The administrative agent has agreed to provide administrative, accounting and other services that include:

        (1) monitoring the performance of the servicer and reporting its conclusions to the controlling trustees of Aircraft Finance;

        (2) acting as a liaison with various rating agencies to assess the impact of management decisions on the ratings of the notes and coordinating responses to rating agency questions;

        (3) maintaining accounting ledgers and providing draft accounts on a quarterly and annual basis;

        (4) preparing annual budgets for Aircraft Finance's approval;

        (5) authorizing the payment of expenses and determining the amount of expense accruals;

     (6) coordinating any amendments to the agreements of Aircraft Finance and its subsidiaries, with the approval of Aircraft Finance;

     (7) supervising outside counsel and other professional advisers and coordinating legal and other professional advice other than with respect to any service or matter that is the responsibility of the servicer or any additional servicer;

     (8) preparing and coordinating press releases and reports to investors and to the SEC, and managing investor relations;

     (9) preparing or arranging for the preparation of and filing all required tax returns; and

     (10) overseeing the general operation of any liquidity facility and advising Aircraft Finance as to the appropriate reserve levels for the notes.

     In addition to its services on behalf of Aircraft Finance, the administrative agent has agreed to act as the agent for the trustee and the security trustee in managing the accounts in which the funds and investments of Aircraft Finance will be held in the name of the security trustee and related matters. Aircraft Finance is not entitled to direct the administrative agent as to these matters. ReSource/Phoenix' duties for the trustee and the security trustee include:

     (1) establishing and maintaining the accounts held in the name of the security trustee and any other accounts;

     (2) directing withdrawals and transfers from those accounts under the indenture governing the notes;

     (3) calculating certain monthly payments and making all other calculations required under that indenture;

     (4) providing reports and other information required under that indenture;

     (5) providing the trustee with information required by the trustee to provide its reports to the holders of the notes; and

     (6) subject to specified limitations and at the written direction of the controlling trustees, directing the investment of the funds in those accounts in investments permitted by that indenture.

     The administrative agent is entitled to a fee of $497,000 per year, plus an additional amount for any additional aircraft acquired in the future, payable monthly in arrears in equal installments. The administrative agent is entitled to be indemnified by Aircraft Finance against any loss or liability incurred by the administrative agent in connection with its services to Aircraft Finance or as the agent for the trustee and the security trustee, other than through its own deceit, fraud, gross negligence or willful misconduct or that of its officers, directors, agents and employees.

FINANCIAL ADVISOR

     Bankers Trust will act as the initial financial advisor. The financial advisor is responsible for assisting Aircraft Finance in developing models for the purposes of analyzing the financial impact of aircraft lease, sale and capital investment decisions. The agreement with the financial advisor may be terminated by either Aircraft Finance or the financial advisor on 30 days' written notice.

OWNER TRUSTEE

     Wilmington Trust will act as the initial owner trustee. The owner trustee will maintain the books and records, including minute books and records and trust certificate records, of Aircraft Finance. It will make available telephone, facsimile and post office box facilities and will maintain Aircraft Finance's principal place of business in Delaware.

CAPITAL MARKETS ADVISOR

     Lehman Brothers will act as the initial capital markets advisor. The capital markets advisor is responsible for providing Aircraft Finance with investment banking advice in connection with the issuance of additional notes, financial advice to assist Aircraft Finance in evaluating interest rate risk and other analytical advice. Aircraft Finance may remove the capital markets advisor at any time on 90 days' written notice.

                                 CAPITALIZATION


     The following table sets forth the capitalization of Aircraft Finance as of September 30, 1999 which reflects the issuance of the initial notes and the issuance of the initial beneficial interests in Aircraft Finance. This table should be read in conjunction with the consolidated financial statements and the related notes appearing elsewhere in this prospectus.



                                                     (DOLLARS IN THOUSANDS)
Notes payable......................................        $1,187,024
Beneficial interestholders' equity.................            46,380
                                                           ----------
Total capitalization...............................        $1,233,404
                                                           ==========


                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected consolidated financial data in the following table have been derived from, and should be read in conjunction with, Aircraft Finance's consolidated financial statements as of and for the period ended September 30, 1999, and the related notes appearing elsewhere in this prospectus.



                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Aircraft under operating leases....................        $1,179,962
     Total assets..................................         1,272,381
     Notes payable.................................         1,187,024
     Total liabilities.............................         1,226,001
     Total beneficial interestholders' equity......            46,380
STATEMENT OF INCOME DATA:
     Rental income from operating leases...........            66,148
     Interest expense..............................            31,847
     Depreciation expense..........................            17,823
     Net income....................................             7,293

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     Aircraft Finance was organized on April 13, 1999, and its subsidiaries were organized prior to May 5, 1999. Neither Aircraft Finance nor any of its subsidiaries has engaged in any business activity, other than in connection with transactions described in this prospectus. Aircraft Finance's business is expected to consist principally of:

     (1) acquiring the initial aircraft,

     (2) aircraft leasing activities,

     (3) acquisitions of additional aircraft and

     (4) sales of aircraft.


Cash flows generated from these activities will be used to service interest and principal on the initial and future notes, and make distributions of remaining amounts to the holders of the beneficial interests in Aircraft Finance, in each case, only after various expenses of Aircraft Finance and its subsidiaries have been paid for. These expenses include any taxes, obligations to lessees including maintenance obligations, fees and expenses of the servicer, administrative agent, financial advisor, capital markets advisor, reference agent, trustee, security trustee, the paying agent and registrar of the notes and other service providers. On September 30, 1999, Aircraft Finance had no indebtedness other than the initial notes, except for ordinary course of business obligations to suppliers, and obligations to lessees with respect to security deposits and maintenance reserves.


     Aircraft Finance's ability to generate sufficient cash from its initial aircraft assets to service the initial notes will depend primarily on:

     (1) the rental rates it and its subsidiaries can achieve on leases,

     (2) the lessees' ability to perform according to the terms of those leases and

     (3) the prices it and its subsidiaries can achieve on the sales of aircraft.

Aircraft Finance's ability to pay principal, interest and premium, if any, on the initial notes and the exchange notes will also depend on the level of its and its subsidiaries' operating expenses, including maintenance obligations that are expected to increase as the initial aircraft age, and on any unforeseen contingent liabilities.

     The sellers of the aircraft will retain their respective reserve accounts with respect to maintenance expenses. Aircraft Finance has established a maintenance reserve account for the initial aircraft that will be funded from amounts received from lessees as maintenance reserves after May 5, 1999 and available funds on deposit in the collections account and any cash collateral account or any other eligible credit facilities. Aircraft Finance cannot assure you that cash flows generated from the initial aircraft will be sufficient to provide maintenance reserves and to service interest and principal on the initial notes and the exchange notes. See "Risk Factors -- Risks Relating to Cash Flows" and "-- Risks Relating to Collections under Leases".

     Aircraft Finance will not use operational cash flow to pay for additional aircraft but, instead, Aircraft Finance will issue additional notes, additional equity interests, or both to fund these purchases, if any. Any additional notes must be issued in compliance with the limitations set forth under "Description of the Notes -- Indenture Covenants -- Limitation on Indebtedness", and any additional equity interests must be issued in compliance with the limitations set forth in "Description of the Notes -- Indenture Covenants -- Limitation on the Issuance, Delivery and Sale of Equity Interests".

     Some of the lessees of the initial aircraft were late in the payment of rent, maintenance reserves and other amounts. For further detail please see "The Initial Aircraft and Initial Lessees -- The Lessees -- Payment History".

RESULTS OF OPERATIONS

     On May 5, 1999, Aircraft Finance group began significant operations through the acquisition of 36 commercial jet aircraft, which are subject to operating leases. This acquisition was financed through the issuance of the initial notes.


     Aircraft Finance group reported net income of $7.3 million for the period from inception to September 30, 1999, on total revenues of $67.7 million. Aircraft Finance group's revenues consisted of rental income from operating leases and interest income earned on cash balances. Rental income from operating leases for the period from inception to September 30, 1999 amounted to $66.1 million. Interest income for this same period was $1.6 million.



     Aircraft Finance group's expenses for the period from inception to September 30, 1999 consisted of interest expense, depreciation expense, operating expense and administration and other expenses.



     Interest expense on the notes amounted to $31.8 million for the period from inception to September 30, 1999. Depreciation expense on the aircraft for the period from inception to September 30, 1999 was $17.8 million.



     Operating expense consists of aircraft maintenance, insurance and other lease related expenses. Operating expense for the period from inception to September 30, 1999 was $8.3 million.



     Administrative and other expenses consists of fees and reimbursements paid to the servicer and other service providers as well as other expenses. Administrative and other expenses for the period from inception to September 30, 1999 were $2.5 million.


CASH RESERVES AND LIQUIDITY

     Cash reserves as of the date of this prospectus are approximately $52 million, exclusive of security deposits and maintenance reserves under aircraft leases. Cash reserves provide a source of liquidity to pay ongoing expenses, amounts due under senior swap agreements and interest on the notes. If cash reserves fall below $33 million, Aircraft Finance may continue to pay ongoing expenses, senior swap amounts and interest on the Class A Notes but may not make any payments having a lower payment priority until the reserves have been replenished to that amount. Similar cash reserve levels have been set as to the Class B Notes, the Class C Notes and the Class D Notes. The reserve levels will reduce as principal is paid and may be reduced by Aircraft Finance.

     Aircraft Finance may put in place cash collateral accounts and other eligible credit facilities from time to time. Each of these facilities, if put in place, may be designated by the controlling trustees of Aircraft Finance as a primary eligible credit facility, a secondary eligible credit facility, a tertiary eligible credit facility, or a subordinate eligible credit facility. Amounts available under these accounts or other facilities may be credited against the reserve levels noted in the prior paragraph. Amounts drawn under any these facilities will be repayable or replenished in the order of priority set forth in "Description of the Notes -- Priority of Payments". As of the date of this prospectus, there were no cash collateral accounts or other eligible credit facilities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Interest incurred by Aircraft Finance on the notes and the yield from rental income received by the Aircraft Finance group under operating leases are based on combinations of variable and fixed measures of interest rates. The Aircraft Finance group is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the notes do not correlate to the mix of variable and fixed yields from rental income under leases. Aircraft Finance has engaged advisors to monitor continuously interest rates in order to mitigate its exposure to unfavorable variations. The Aircraft Finance group utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by the Aircraft Finance group. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.


     The terms of each class of the notes, including the outstanding principal amount at September 30, 1999, are as follows:



CLASS OF               OUTSTANDING PRINCIPAL                   EXPECTED FINAL        FINAL        ESTIMATED
NOTES                         AMOUNT           INTEREST RATE    PAYMENT DATE     MATURITY DATE    FAIR VALUE
--------               ---------------------   -------------   ---------------   -------------   ------------
Class A-1............      $512,500,000        LIBOR + 0.48%    May 15, 2004     May 15, 2024    $510,084,998
Class A-2............       379,346,822        LIBOR + 0.50%    June 15, 2008    May 15, 2024     377,475,163
Class B..............       125,177,379        LIBOR + 1.15%    May 15, 2016     May 15, 2024     124,075,505
Class C..............       106,000,000                8.00%    July 15, 2016    May 15, 2024      98,713,507
Class D..............        64,000,000               11.00%   August 15, 2016   May 15, 2024      58,780,096



     Aircraft Finance was a party to five interest rate swap agreements. Under the agreements, Aircraft Finance will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay the Aircraft Finance group a rate of interest on the notional amount based on LIBOR. On September 30, 1999, the estimated fair values of these interest rate swaps was approximately $22 million.



     The following table presents, as of September 30, 1999, the terms of Aircraft Finance's interest rate swap agreements:


                                        RATE TO BE RECEIVED
                    RATE TO BE PAID         BY AIRCRAFT
NOTIONAL AMOUNT   BY AIRCRAFT FINANCE         FINANCE           MATURITY DATE
---------------   -------------------   -------------------   -----------------
 $ 80,000,000            5.23%                 LIBOR           April 15, 2000
   60,000,000            5.50%                 LIBOR          January 15, 2002
  175,000,000            5.56%                 LIBOR          October 15, 2002
  345,000,000            5.65%                 LIBOR          January 15, 2004
  230,000,000            5.71%                 LIBOR          November 15, 2004

     The master swap agreement of Aircraft Finance is attached as Exhibit 10.6 to the Registration Statement of which this prospectus forms a part. The Aircraft Finance group expects to enter into additional swaps, or sell at market values or unwind part or all of its initial swaps and any future swaps on a periodic basis in its efforts to mitigate its exposure to unfavorable changes in interest rates. Any changes in the Aircraft Finance group's policy regarding its use of interest rate hedging products will be subject to periodic review by the rating agencies. The controlling trustees of Aircraft Finance, with the assistance of Bankers Trust and Lehman Brothers, are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Counterparty risk will be monitored on an ongoing basis. Counterparties will be subject to the prior approval of the controlling trustees. Currently, Aircraft Finance's counterparty is an affiliate of Lehman Brothers. Future counterparties will consist primarily of the affiliates of major United States and European financial institutions, including special-purpose derivative vehicles, that have credit ratings, or that provide collateralization arrangements, consistent with maintaining the ratings of the notes.

YEAR 2000 COMPUTER ISSUES

     Many computer programs cannot distinguish between the year 2000 and the year 1900; unless these programs are corrected, the programs could create erroneous data or otherwise malfunction. Because Aircraft Finance has no computer systems of its own, it is not directly exposed to the millennium computer problem. Aircraft Finance has, however, engaged the administrative agent to perform its internal corporate functions and the servicer to manage its aircraft portfolio.


SERVICE PROVIDERS


     Based upon inquiries of the administrative agent, Aircraft Finance believes that the administrative agent's directly controlled computer systems will have been sufficiently corrected by year end. The ability of the administrative agent to perform its tasks adequately depends in large part, however, upon information provided by third parties. The failure of those third parties to provide that information accurately and timely could materially affect the administrative agent's performance on behalf of Aircraft Finance. In particular, calculations of amounts due with respect to the notes could be adversely affected.


     Based upon inquiries of the servicer, Aircraft Finance also believes that the servicer's directly controlled computer systems will be Year 2000 corrected. As noted below, however, Aircraft Finance's revenues and expenses could be adversely affected by the failure of lessees to have corrected their own Year 2000 issues.


     Although not directly related to Aircraft Finance's operations or revenues, holders may also be adversely affected if Bankers Trust is unable to perform its various functions, in particular its function as the operating bank, because of Year 2000 issues. Those issues could affect calculations of amounts in the various trust accounts and the timing and accuracy of note payments. Based upon inquiries of Bankers Trust, Aircraft Finance does not believe that Bankers Trust's systems will be materially and adversely affected by the millennium problem.

     Should either the administrative agent or Bankers Trust fail to be Year 2000 ready, the most reasonably likely worst case is that the first two or three payments after January 1, 2000 would be inaccurately calculated or delayed. If a payment-related error were to occur, Aircraft Finance would work with the administrative agent and Bankers Trust, as applicable, to correct the error. Any payment adjustment or delayed payment would be reflected in the payments made on ensuing payment dates.

     Should the servicer fail to be Year 2000 ready, the most reasonably likely worst case is that the collection of rents would be delayed for a period of time. Delayed rents, when received, would be distributed as part of the payments to be made on future payment dates. In addition, the servicing of Aircraft Finance's aircraft would, for a period of time, be adversely affected. Servicing problems could increase Aircraft Finance's expense, which would reduce revenues available for payments on the notes and Aircraft Finance's other obligations. Aircraft Finance would, in such a case, work with the servicer to correct the relevant malfunction.

     If any Year 2000 failures resulted in more severe consequences than those Aircraft Finance anticipates as the most reasonably likely worst case or if Aircraft Finance's efforts to work with a non-compliant service provider proved insufficient, Aircraft Finance would, in that contingency, seek to replace the relevant service provider. Aircraft Finance cannot assure you, however, that any replacement could be effected in a timely manner or at a comparable cost.


LESSEES





     Although Aircraft Finance believes that the servicer's directly controlled information systems will not be impaired materially by the Year 2000 problem, it cannot forecast the ability of its lessees to adequately address this issue. In addition, the inability of governmental agencies, such as the Federal Aviation Administration and similar foreign agencies, to be Year 2000 ready may result in the grounding of aircraft for safety reasons or reduced passenger usage due to fear.



     The most reasonably likely worst case in this regard would arise if a number of lessees were unable to operate their aircraft and generate revenues. Although a lessee remains contractually liable to Aircraft Finance notwithstanding groundings, reduced traffic or any other Year 2000 problem, if a lessee experienced significant and protracted operational problems, it is likely that it would be unable to make lease payments to Aircraft Finance. If a number of lessees face these problems, Aircraft Finance would, in turn, be unable, for a period of time, to make timely or full payments on the notes. Aircraft Finance's contingency plan under these circumstances would be to seek to repossess the aircraft from the defaulting lessees and to attempt to re-lease or, if necessary, sell these aircraft. Aircraft Finance cannot assure you, however, that any re-leasing could be effected in a timely manner or on comparable terms or that a sale could be made on favorable terms. If a significant number of aircraft had to be repossessed and could not be re-leased in a timely manner or on comparable terms or could not be sold on favorable terms, it would have a material adverse effect on Aircraft Finance's business and its ability to make payments on the notes.

                            NOTE PAYMENT ASSUMPTIONS

     The indenture governing the notes does not provide for fixed principal payments on any class of notes. No default results from the failure of principal payments to be at least any amount except in the case of any principal still unpaid on the final maturity date of a note. Rather, a portion of whatever revenues are in fact collected are allocated to principal in accordance with the order of payment priorities described under "Description of the Notes -- Priority of Payments." Thus, the principal to be paid on any payment date is entirely a function of the revenues collected and costs incurred during the preceding month.

     Set forth below are assumptions made on May 5, 1999 about the revenues and expenses of Aircraft Finance. Aircraft Finance has calculated the speed with which the principal of each class of notes would be repaid if its revenues and expenses matched those assumptions. The speed of repayment for the principal of any class is expressed both as its "expected maturity" and its "weighted average life". The "expected maturity" of a class of notes is the length of time needed to pay off the entire principal of those notes, and its "weighted average life" refers to the average length of time that any one dollar of principal remains outstanding.

     The initial tables below set forth this speed of repayment based on Aircraft Finance's experience in the future matching the assumptions, or the assumed case. Subsequent tables reflect changes in the speed of principal repayment in comparison to the assumed case were actual experience to be more favorable or less favorable than the assumed case based on selected variations in the assumptions.

     The tables also address the anticipated "yield" of the notes under those assumptions and variations on assumptions. "Yield" refers to the interest rate derived from the assumed amount of interest paid during the time the notes are in fact or assumed to be outstanding, giving effect to any original issue discount. This is distinct from the contractual interest rate and contractual maturity.

     The assumptions and tables set forth below are designed to illustrate some of the payment characteristics of the notes and are not intended to be projections, estimates, forecasts or forward-looking statements. The assumptions and tables do not reflect all factors that may affect the revenues and expenses of Aircraft Finance. Rather, they reflect those factors that are likely to affect significantly the performance of Aircraft Finance in future years and the timing of note repayments. If those factors have a more severe impact than that assumed, payments of principal on the notes would be delayed or decreased. Factors that could cause Aircraft Finance's actual revenues to differ materially include those described below and under "Aircraft Finance Trust" and the risks set forth under "Risk Factors".


     These tables were in the offering memorandum for the initial notes based on information as of April 1, 1999. Because the formulas used to determine the structure and priority of principal payments were, in part, derived from the following analysis, Aircraft Finance has retained these tables, although changes to the April 1, 1999 information have occurred subsequent thereto. For example, LIBOR rates have changed since that time. Appendix 10 illustrates the effect, with respect to the Class A, Class B and Class C notes, of revising the revenue assumptions to reflect the average one-month LIBOR for the month of November 1999, which was 5.58%, and the application of actual payments on the notes from issuance until November 30, 1999, on each of the tables set forth on pages 92 to 99.


     It is highly likely that actual experience will vary from the assumptions and the possible revenue scenarios represented by the tables. As a result, principal payments on the notes will occur earlier or later than assumed, and the timing differences may be substantial.

REVENUE ASSUMPTIONS

     Aircraft Finance used assumptions (1) to (12) below to estimate its gross monthly revenue before interest payments, principal payments, swap payments, selling, general and administrative expenses and before lost rental payments and expenditures required due to aircraft downtime, lessee defaults, aircraft repossession costs, bad debts and operating costs incurred in the ordinary course of the operating lease business. See Appendix 3 to this prospectus for further data regarding assumed gross revenue.

     (1) One-month LIBOR remains constant at 4.93% per annum.

     (2) Aircraft Finance's floating rate leases are assumed to reset based upon one-month LIBOR.

     (3) Aircraft coming off lease in the future are assumed to be re-leased at a monthly rate that is a function of the current contracted lease rate as of May 1, 1999 for aircraft of like age.

     Lease rates are assumed to remain constant at the monthly lease rate for the first 60% of an initial aircraft's expected useful life and then to depreciate on a straight-line basis to 40% of that lease rate over the remainder of its expected useful life. The portion of rent subject to adjustment under each of the leases for the two initial aircraft whose rents periodically re-set in part based upon six-month U.S. Treasury bill rates has been assumed to be zero based upon the relevant U.S. Treasury bill rate in effect on the commencement date of the lease. Future lease rates for each of those aircraft have been assumed to be the average lease rate for the relevant aircraft under the related initial lease computed on the basis of the foregoing assumption over the entire term of the relevant initial lease.

     Three aircraft that have recently had their leases amended to adjust rentals on a seasonal basis without negatively affecting total rent payments are deemed to have their original rental profiles.

     (4) Aircraft are sold at the end of 25 years, or in the case of the DC-10-30 aircraft 30 years, from the date of original manufacture for an amount equal to their initial appraised value at May 5, 1999 times the applicable Depreciation Factor.

     (5) All contracted and assumed future payments in respect of the leases are timely received by Aircraft Finance and twenty days of investment income are earned at LIBOR on those amounts each month.

     (6) Future lease terms are assumed to be five years.

     (7) No new purchase options with respect to the aircraft are granted to lessees by Aircraft Finance, and no existing purchase options are exercised.

     (8) No new lease termination or extension options are granted to lessees by Aircraft Finance, and no existing termination or extension options are exercised.

     (9) All 36 initial aircraft are delivered to Aircraft Finance on May 5,
1999.

     (10) Aircraft Finance acquires no additional aircraft and issues no additional notes.

     (11) Security deposits and aircraft modification payments are zero.

     (12) Distributions on the notes are made on the 15th day of each month and the calculation date is assumed to be the 9th day of each month, regardless of the day on which these actually occur.

INTEREST, EXPENSE, OPERATING COST AND OTHER REINVESTMENT ASSUMPTIONS

     (13) The initial notes are issued in amounts and with coupons as set forth in the following table and payments are made in accordance with the payment priorities set forth under "Description of the Notes -- Priority of Payments".

CLASS OF INITIAL NOTES                        AMOUNT       MONTHLY COUPON
----------------------                     ------------    --------------
                                           ($ MILLIONS)
Class A-1 Notes..........................     512.5        LIBOR + 0.48%
Class A-2 Notes..........................     400.0        LIBOR + 0.50%
Class B Notes............................     126.5        LIBOR + 1.15%
Class C Notes............................     106.0                8.00%
Class D Notes............................      64.0               11.00%

     (14) Refinancing notes for the Class A-1 Notes are issued and sold on May 15, 2004 and on each of the subsequent expected final payment dates of any such refinancing notes on the same terms with respect to priority, coupon and redemption as the initial Class A-1 Notes and with maturities and amortization schedules paid with the application of the required payment priorities. Issuance expenses are 0.05% of the outstanding principal balance.

     (15) The servicer's fees are described under "Management of Aircraft Finance -- The Servicer". The other selling, general and administrative expenses of Aircraft Finance and its subsidiaries in the amount of $2.1 million per year are deducted from gross revenue and include fees to the administrative agent, the financial advisor and the capital markets advisor.

     (16) Gross revenues are reduced each year by 3.50% to account for contingent costs, including insurance expenses, aircraft releasing costs, leasing transaction expenses and maintenance expenditures net of maintenance reserve receipts.

     (17) Aircraft Finance makes and receives swap payments in accordance with the swap agreements in place on May 5, 1999, and Aircraft Finance enters into no additional swaps.

     (18) Funds on deposit in the collections account other than lease payments earn interest each month at a rate per annum equal to one-month LIBOR and are applied in accordance with the payment of priorities set forth under "Description of the Notes -- Priority of Payments". See assumption (5).

ASSUMED STRESS CASE SCENARIO

     The assumed case reflects an annual reduction in gross revenues of 8.0%. This 8.0% reduction is a combination of a 3.5% reduction due to contingent costs described in assumption (16) and 4.5% reduction resulting from specified factors impairing, or putting strains upon, the collection of revenues. Those factors, which are referred to as "stresses" or "stress factors", are: AOG, lessee defaults, aircraft repossession costs and bad debts. AOG is an acronym for "Aircraft On the Ground" and is reflected as turnover and remarketing time. The calculation detail of the assumed reduction in revenues is set forth below.

 A:  Weighted Average Portfolio
     Turnover:                            20% per annum (Assumption (6))
 B:  Average Re-marketing Time:           4 weeks (0.08 years)
 C:  Weighted Average Default Rate:       4% per annum
 D:  Average Repossession Time:           14 weeks (0.27 years)
 E:  Weighted Average Bad Debt
     Expense:                             1% per annum

AOG = (A X B) + (C X (B + D))
Annual Repossession Expense ("ARE") = C/8
AOG = (20% X .08 yrs) + (4% X (.08 yrs + .27 yrs))..........  3.0%
ARE (4%/8)..................................................  0.5%
Bad Debt Expense............................................  1.0
Stress Related Gross Revenue Reduction......................  4.5%
Contingent Costs............................................  3.5
Gross Revenue Reduction in the assumed case.................  8.0%

     More severe stress factors would result in a greater annual reduction in gross revenues. The following table shows the effect upon gross revenues if the severity of each one of the stress factors outlined in the above example is in turn doubled from those in the prior table but the other stress factors remain as set forth above.

                                                                 GROSS
                                                                REVENUE
STRESS                                          SEVERITY       REDUCTION
------                                        -------------    ---------
Portfolio Turnover..........................  40% per annum       9.6%
Re-marketing Time...........................  8 weeks             9.9%
Default Rate................................  8% per annum        9.9%
Repossession Time...........................  28 weeks            9.1%
Bad Debt Expense............................  2% per annum        9.0%

PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE

     The table below shows, for each payment date presented, the percentage of the initial outstanding principal balance of the aggregate classes of notes expected to be outstanding on that payment date based on the assumptions set out above.

                  PERCENT OF INITIAL PRINCIPAL BALANCE OF THE
                    INITIAL NOTES BASED ON THE ASSUMED CASE

                                  CLASS        CLASS       CLASS      CLASS      CLASS
PAYMENT DATE OCCURRING IN JUNE  A-1 NOTES    A-2 NOTES    B NOTES    C NOTES    D NOTES
------------------------------  ---------    ---------    -------    -------    -------
1999 (Closing Date).........     100.00%      100.00%     100.00%    100.00%    100.00%
2000........................     100.00%       88.61%      98.70%    100.00%    100.00%
2001........................     100.00%       78.24%      95.22%    100.00%    100.00%
2002........................     100.00%       67.78%      94.09%     94.81%     99.78%
2003........................     100.00%       60.83%      91.16%     78.67%     94.58%
2004........................     100.00%       52.09%      83.28%     70.50%     90.39%
2005........................       0.00%       39.17%      80.86%     65.71%     86.10%
2006........................       0.00%       25.21%      76.68%     62.68%     82.17%
2007........................       0.00%       11.90%      65.49%     61.59%     78.53%
2008........................       0.00%        0.00%      58.09%     61.59%     58.17%
2009........................       0.00%        0.00%      50.72%     60.53%     45.02%
2010........................       0.00%        0.00%      43.59%     52.39%     36.21%
2011........................       0.00%        0.00%      36.15%     43.00%     32.57%
2012........................       0.00%        0.00%      27.52%     36.98%     29.68%
2013........................       0.00%        0.00%      17.81%     29.35%     29.68%
2014........................       0.00%        0.00%      10.18%     24.54%     28.45%
2015........................       0.00%        0.00%       7.95%     21.50%     28.45%
2016........................       0.00%        0.00%       0.00%      7.00%     28.45%
2017........................       0.00%        0.00%       0.00%      0.00%      0.00%
  Weighted Average Life.....       5.0          4.9        10.0       10.4       11.0

     DECLINING BALANCES OF THE INITIAL NOTES AND ASSUMED COLLATERAL VALUE*
                           BASED ON THE ASSUMED CASE

PAYMENT DATE                      CLASS A1          CLASS A2           CLASS B           CLASS C           CLASS D
------------                      --------          --------           -------           -------           -------
May-99                             512.50            400.00            126.50            106.00             64.00
Jun-99                             512.50            395.25            126.13            106.00             64.00
Jul-99                             512.50            392.51            125.81            106.00             64.00
Aug-99                             512.50            389.79            125.50            106.00             64.00
Sep-99                             512.50            385.43            125.18            106.00             64.00
Oct-99                             512.50            382.65            124.86            106.00             64.00
Nov-99                             512.50            379.60            124.86            106.00             64.00
Dec-99                             512.50            374.93            124.86            106.00             64.00
Jan-00                             512.50            371.96            124.86            106.00             64.00
Feb-00                             512.50            368.98            124.86            106.00             64.00
Mar-00                             512.50            364.85            124.86            106.00             64.00
Apr-00                             512.50            361.83            124.86            106.00             64.00
May-00                             512.50            358.15            124.86            106.00             64.00
Jun-00                             512.50            354.44            124.86            106.00             64.00
Jul-00                             512.50            350.77            124.69            106.00             64.00
Aug-00                             512.50            347.68            123.98            106.00             64.00
Sep-00                             512.50            344.96            122.86            106.00             64.00
Oct-00                             512.50            341.48            122.46            106.00             64.00
Nov-00                             512.50            338.38            121.76            106.00             64.00
Dec-00                             512.50            334.77            121.57            106.00             64.00
Jan-01                             512.50            331.41            121.20            106.00             64.00
Feb-01                             512.50            327.80            121.07            106.00             64.00
Mar-01                             512.50            324.57            120.45            106.00             64.00
Apr-01                             512.50            320.79            120.45            106.00             64.00
May-01                             512.50            316.90            120.45            106.00             64.00
Jun-01                             512.50            312.97            120.45            106.00             64.00
Jul-01                             512.50            308.93            120.45            106.00             64.00
Aug-01                             512.50            304.90            120.45            106.00             64.00
Sep-01                             512.50            301.42            119.88            106.00             64.00
Oct-01                             512.50            298.06            119.16            106.00             64.00
Nov-01                             512.50            294.04            119.16            106.00             64.00
Dec-01                             512.50            290.02            119.16            106.00             64.00
Jan-02                             512.50            286.01            119.16            106.00             64.00
Feb-02                             512.50            281.95            119.16            106.00             64.00
Mar-02                             512.50            277.79            119.16            106.00             64.00
Apr-02                             512.50            273.71            119.16            106.00             64.00
May-02                             512.50            271.97            119.02            103.69             64.00
Jun-02                             512.50            271.11            119.02            100.50             63.86
Jul-02                             512.50            269.42            119.02             98.17             63.66
Aug-02                             512.50            265.97            119.02             97.39             63.66
Sep-02                             512.50            265.38            117.66             95.55             63.26
Oct-02                             512.50            261.93            117.29             95.55             62.83
Nov-02                             512.50            260.04            117.15             93.89             62.28
Dec-02                             512.50            257.75            117.01             92.30             61.96
Jan-03                             512.50            254.21            116.87             91.89             61.76
Feb-03                             512.50            251.23            116.61             91.01             61.56
Mar-03                             512.50            249.47            116.23             88.97             61.25
Apr-03                             512.50            247.82            115.97             86.72             61.05
May-03                             512.50            245.45            115.70             85.16             60.73
Jun-03                             512.50            243.32            115.32             83.39             60.53
Jul-03                             512.50            241.12            114.93             81.62             60.33
Aug-03                             512.50            240.30            114.44             78.72             60.01
Sep-03                             512.50            239.66            113.14             76.30             59.81
Oct-03                             512.50            235.38            112.98             76.30             59.61
Nov-03                             512.50            233.57            110.45             76.30             59.40
Dec-03                             512.50            231.56            109.73             74.73             59.09
Jan-04                             512.50            228.11            108.79             74.73             58.88
Feb-04                             512.50            224.47            107.86             74.73             58.68
Mar-04                             512.50            220.63            106.92             74.73             58.47
Apr-04                             512.50            216.94            106.10             74.73             58.16
May-04                             512.50            212.69            105.72             74.73             58.06
Jun-04                             512.50            208.34            105.35             74.73             57.85
Jul-04                             512.50            203.89            104.97             74.73             57.64
Aug-04                             512.50            199.61            104.59             74.73             57.33
Sep-04                             512.50            195.70            104.21             74.23             57.12
Oct-04                             512.50            191.79            103.82             73.74             56.80
Nov-04                             512.50            187.73            103.44             73.36             56.59
Dec-04                             512.50            183.41            103.06             72.98             56.38
Jan-05                             512.50            178.96            102.67             72.82             56.17
Feb-05                             512.50            177.49            102.29             69.65             55.96
Mar-05                             512.50            172.10            102.29             69.65             55.75
Apr-05                             512.50            167.02            102.29             69.65             55.53
May-05                             512.50            161.81            102.29             69.65             55.32
Jun-05                             512.50            156.69            102.29             69.65             55.11
Jul-05                             512.50            151.71            102.29             69.38             54.89
Aug-05                             512.50            147.44            102.29             68.48             54.68
Sep-05                             512.50            142.65            102.26             68.10             54.46
Oct-05                             512.50            137.48            102.26             67.93             54.24
Nov-05                             512.50            132.23            102.26             67.93             54.03
Dec-05                             512.50            127.18            102.26             67.60             53.81
Jan-06                             512.50            122.25            102.26             67.22             53.59
Feb-06                             512.50            117.20            102.26             66.95             53.37
Mar-06                             512.50            112.43            101.52             66.67             53.25
Apr-06                             512.50            108.43            100.14             66.67             53.03
May-06                             512.50            104.43             98.62             66.67             52.81
Jun-06                             512.50            100.83             97.00             66.44             52.59
Jul-06                             512.50             96.84             95.91             65.96             52.37
Aug-06                             512.50             93.84             94.08             65.28             52.15
Sep-06                             512.50             88.77             93.53             65.28             52.02
Oct-06                             512.50             84.99             91.66             65.28             51.80
Nov-06                             512.50             80.91             90.15             65.28             51.57
Dec-06                             512.50             76.45             88.89             65.28             51.35
Jan-07                             512.50             71.91             87.70             65.28             51.22
Feb-07                             512.50             67.47             86.47             65.28             50.99
Mar-07                             512.50             62.26             85.70             65.28             50.76
Apr-07                             512.50             57.08             85.06             65.28             50.63
May-07                             512.50             52.29             84.00             65.28             50.40
Jun-07                             512.50             47.61             82.85             65.28             50.26
Jul-07                             512.50             42.94             81.87             65.28             49.83
Aug-07                             512.50             38.57             81.11             65.28             48.94
Sep-07                             512.50             34.30             80.35             65.28             47.96
Oct-07                             512.50             30.13             79.69             65.28             46.68
Nov-07                             512.50             25.78             78.94             65.28             45.72
Dec-07                             512.50             22.09             78.01             65.28             44.17
Jan-08                             512.50             17.40             77.36             65.28             43.39
Feb-08                             512.50             13.26             76.52             65.28             42.21
Mar-08                             512.50              8.77             75.87             65.28             40.98
Apr-08                             512.50              4.75             75.05             65.28             39.61
May-08                             512.50              0.55             74.31             65.28             38.30
Jun-08                             508.77              0.00             73.49             65.28             37.23
Jul-08                             504.14              0.00             72.76             65.28             36.29
Aug-08                             499.97              0.00             71.95             65.28             35.03
Sep-08                             495.01              0.00             71.22             65.28             34.44
Oct-08                             489.72              0.00             70.50             65.28             34.06
Nov-08                             484.98              0.00             69.61             65.28             33.41
Dec-08                             480.08              0.00             68.81             65.28             32.72
Jan-09                             476.15              0.00             68.01             65.28             31.09
Feb-09                             471.53              0.00             67.21             65.28             30.11
Mar-09                             466.34              0.00             66.42             65.28             29.45
Apr-09                             460.99              0.00             65.64             65.28             29.17
May-09                             455.84              0.00             64.94             64.85             28.96
Jun-09                             451.04              0.00             64.16             64.16             28.82
Jul-09                             446.27              0.00             63.47             63.55             28.37
Aug-09                             441.59              0.00             62.78             62.78             28.02
Sep-09                             436.44              0.00             62.17             62.17             27.87
Oct-09                             431.97              0.00             61.57             60.74             27.80
Nov-09                             426.86              0.00             60.97             60.07             27.66
Dec-09                             421.53              0.00             60.45             59.39             27.55
Jan-10                             416.31              0.00             59.69             58.78             27.55
Feb-10                             413.20              0.00             58.37             57.97             26.16
Mar-10                             405.98              0.00             57.64             57.25             23.40
Apr-10                             401.14              0.00             56.83             56.60             23.40
May-10                             396.16              0.00             56.10             56.03             23.40
Jun-10                             391.60              0.00             55.14             55.53             23.18
Jul-10                             388.14              0.00             54.42             54.96             21.58
Aug-10                             381.92              0.00             54.33             54.96             21.58
Sep-10                             376.35              0.00             53.56             54.96             21.58
Oct-10                             373.10              0.00             52.12             53.21             21.58
Nov-10                             368.87              0.00             51.34             51.82             21.58
Dec-10                             364.73              0.00             50.49             50.31             21.58
Jan-11                             360.08              0.00             49.72             49.25             21.58
Feb-11                             355.98              0.00             48.96             47.61             21.58
Mar-11                             350.64              0.00             48.19             47.00             21.58
Apr-11                             345.49              0.00             47.36             46.42             21.58
May-11                             340.58              0.00             46.40             45.96             21.26
Jun-11                             335.41              0.00             45.72             45.58             20.84
Jul-11                             330.06              0.00             44.77             45.16             20.84
Aug-11                             325.45              0.00             43.96             44.75             19.95
Sep-11                             320.17              0.00             43.10             44.16             19.95
Oct-11                             315.06              0.00             42.30             43.71             19.64
Nov-11                             310.20              0.00             41.03             43.34             19.51
Dec-11                             301.10              0.00             40.15             42.70             19.51
Jan-12                             295.57              0.00             39.39             42.37             19.51
Feb-12                             290.76              0.00             37.95             41.96             19.51
Mar-12                             280.96              0.00             37.18             41.33             18.99
Apr-12                             275.72              0.00             36.25             40.90             18.99
May-12                             271.17              0.00             35.46             39.54             18.99
Jun-12                             265.47              0.00             34.82             39.20             18.99
Jul-12                             260.48              0.00             34.17             38.09             18.99
Aug-12                             242.62              0.00             32.13             37.56             18.99
Sep-12                             238.12              0.00             30.47             37.21             18.99
Oct-12                             232.91              0.00             29.70             36.67             18.99
Nov-12                             228.17              0.00             28.87             35.86             18.99
Dec-12                             222.93              0.00             28.11             35.43             18.99
Jan-13                             218.82              0.00             27.30             33.92             18.99
Feb-13                             214.51              0.00             25.89             33.17             18.99
Mar-13                             203.41              0.00             24.75             32.38             18.99
Apr-13                             198.12              0.00             24.10             31.92             18.99
May-13                             193.06              0.00             23.17             31.54             18.99
Jun-13                             187.82              0.00             22.53             31.11             18.99
Jul-13                             182.98              0.00             21.73             30.39             18.99
Aug-13                             178.53              0.00             20.89             29.33             18.99
Sep-13                             173.27              0.00             20.05             29.03             18.99
Oct-13                             168.23              0.00             19.27             28.39             18.99
Nov-13                             162.97              0.00             18.46             28.01             18.99
Dec-13                             157.54              0.00             17.70             27.67             18.99
Jan-14                             152.07              0.00             16.90             27.42             18.99
Feb-14                             146.82              0.00             16.11             27.04             18.86
Mar-14                             141.58              0.00             15.17             26.71             18.73
Apr-14                             136.19              0.00             14.35             26.45             18.73
May-14                             131.45              0.00             13.59             26.01             18.21
Jun-14                             125.82              0.00             12.87             26.01             18.21
Jul-14                             121.62              0.00             12.00             24.73             18.21
Aug-14                             115.29              0.00             12.00             24.73             18.21
Sep-14                             109.93              0.00             11.01             24.73             18.21
Oct-14                             100.59              0.00             10.34             24.53             18.21
Nov-14                              94.66              0.00             10.20             24.29             18.21
Dec-14                              88.91              0.00             10.06             23.91             18.21
Jan-15                              82.94              0.00             10.06             23.58             18.21
Feb-15                              76.92              0.00             10.06             23.28             18.21
Mar-15                              71.04              0.00             10.06             22.79             18.21
Apr-15                              64.72              0.00             10.06             22.79             18.21
May-15                              58.67              0.00             10.06             22.79             18.21
Jun-15                              52.60              0.00             10.06             22.79             18.21
Jul-15                              46.49              0.00             10.06             22.79             18.21
Aug-15                              40.36              0.00             10.06             22.79             18.21
Sep-15                              34.25              0.00             10.06             22.79             18.21
Oct-15                              28.12              0.00             10.06             22.79             18.21
Nov-15                              22.00              0.00             10.06             22.79             18.21
Dec-15                              15.87              0.00             10.06             22.79             18.21
Jan-16                               9.70              0.00             10.06             22.79             18.21
Feb-16                               3.50              0.00             10.06             22.79             18.21
Mar-16                               0.00              0.00              7.34             22.79             18.21
Apr-16                               0.00              0.00              1.08             22.79             18.21
May-16                               0.00              0.00              0.00             13.66             18.21
Jun-16                               0.00              0.00              0.00              7.42             18.21
Jul-16                               0.00              0.00              0.00              0.00             16.99
Aug-16                               0.00              0.00              0.00              0.00              0.00
Sep-16                               0.00              0.00              0.00              0.00              0.00
Oct-16                               0.00              0.00              0.00              0.00              0.00
Nov-16                               0.00              0.00              0.00              0.00              0.00
Dec-16                               0.00              0.00              0.00              0.00              0.00
Jan-17                               0.00              0.00              0.00              0.00              0.00
Feb-17                               0.00              0.00              0.00              0.00              0.00
Mar-17                               0.00              0.00              0.00              0.00              0.00
Apr-17                               0.00              0.00              0.00              0.00              0.00
May-17                               0.00              0.00              0.00              0.00              0.00
Jun-17                               0.00              0.00              0.00              0.00              0.00
Jul-17                               0.00              0.00              0.00              0.00              0.00
Aug-17                               0.00              0.00              0.00              0.00              0.00
Sep-17                               0.00              0.00              0.00              0.00              0.00
Oct-17                               0.00              0.00              0.00              0.00              0.00
Nov-17                               0.00              0.00              0.00              0.00              0.00
Dec-17                               0.00              0.00              0.00              0.00              0.00
Jan-18                               0.00              0.00              0.00              0.00              0.00
Feb-18                               0.00              0.00              0.00              0.00              0.00
Mar-18                               0.00              0.00              0.00              0.00              0.00
Apr-18                               0.00              0.00              0.00              0.00              0.00
May-18                               0.00              0.00              0.00              0.00              0.00
Jun-18                               0.00              0.00              0.00              0.00              0.00
Jul-18                               0.00              0.00              0.00              0.00              0.00
Aug-18                               0.00              0.00              0.00              0.00              0.00
Sep-18                               0.00              0.00              0.00              0.00              0.00
Oct-18                               0.00              0.00              0.00              0.00              0.00
Nov-18                               0.00              0.00              0.00              0.00              0.00
Dec-18                               0.00              0.00              0.00              0.00              0.00
Jan-19                               0.00              0.00              0.00              0.00              0.00
Feb-19                               0.00              0.00              0.00              0.00              0.00
Mar-19                               0.00              0.00              0.00              0.00              0.00
Apr-19                               0.00              0.00              0.00              0.00              0.00
May-19                               0.00              0.00              0.00              0.00              0.00
Jun-19                               0.00              0.00              0.00              0.00              0.00
Jul-19                               0.00              0.00              0.00              0.00              0.00
Aug-19                               0.00              0.00              0.00              0.00              0.00
Sep-19                               0.00              0.00              0.00              0.00              0.00
Oct-19                               0.00              0.00              0.00              0.00              0.00
Nov-19                               0.00              0.00              0.00              0.00              0.00
Dec-19                               0.00              0.00              0.00              0.00              0.00
Jan-20                               0.00              0.00              0.00              0.00              0.00
Feb-20                               0.00              0.00              0.00              0.00              0.00
Mar-20                               0.00              0.00              0.00              0.00              0.00
Apr-20                               0.00              0.00              0.00              0.00              0.00
May-20                               0.00              0.00              0.00              0.00              0.00
Jun-20                               0.00              0.00              0.00              0.00              0.00
Jul-20                               0.00              0.00              0.00              0.00              0.00
Aug-20                               0.00              0.00              0.00              0.00              0.00
Sep-20                               0.00              0.00              0.00              0.00              0.00
Oct-20                               0.00              0.00              0.00              0.00              0.00
Nov-20                               0.00              0.00              0.00              0.00              0.00
Dec-20                               0.00              0.00              0.00              0.00              0.00
Jan-21                               0.00              0.00              0.00              0.00              0.00
Feb-21                               0.00              0.00              0.00              0.00              0.00
Mar-21                               0.00              0.00              0.00              0.00              0.00
Apr-21                               0.00              0.00              0.00              0.00              0.00
May-21                               0.00              0.00              0.00              0.00              0.00
Jun-21                               0.00              0.00              0.00              0.00              0.00
Jul-21                               0.00              0.00              0.00              0.00              0.00
Aug-21                               0.00              0.00              0.00              0.00              0.00
Sep-21                               0.00              0.00              0.00              0.00              0.00
Oct-21                               0.00              0.00              0.00              0.00              0.00
Nov-21                               0.00              0.00              0.00              0.00              0.00
Dec-21                               0.00              0.00              0.00              0.00              0.00
Jan-22                               0.00              0.00              0.00              0.00              0.00
Feb-22                               0.00              0.00              0.00              0.00              0.00
Mar-22                               0.00              0.00              0.00              0.00              0.00
Apr-22                               0.00              0.00              0.00              0.00              0.00
May-22                               0.00              0.00              0.00              0.00              0.00
Jun-22                               0.00              0.00              0.00              0.00              0.00
Jul-22                               0.00              0.00              0.00              0.00              0.00
Aug-22                               0.00              0.00              0.00              0.00              0.00
Sep-22                               0.00              0.00              0.00              0.00              0.00
Oct-22                               0.00              0.00              0.00              0.00              0.00
Nov-22                               0.00              0.00              0.00              0.00              0.00
Dec-22                               0.00              0.00              0.00              0.00              0.00
Jan-23                               0.00              0.00              0.00              0.00              0.00
Feb-23                               0.00              0.00              0.00              0.00              0.00
Mar-23                               0.00              0.00              0.00              0.00              0.00
Apr-23                               0.00              0.00              0.00              0.00              0.00
May-23                               0.00              0.00              0.00              0.00              0.00
Jun-23                               0.00              0.00              0.00              0.00              0.00
Jul-23                               0.00              0.00              0.00              0.00              0.00
Aug-23                               0.00              0.00              0.00              0.00              0.00
Sep-23                               0.00              0.00              0.00              0.00              0.00
Oct-23                               0.00              0.00              0.00              0.00              0.00
Nov-23                               0.00              0.00              0.00              0.00              0.00
Dec-23                               0.00              0.00              0.00              0.00              0.00
Jan-24                               0.00              0.00              0.00              0.00              0.00
Feb-24                               0.00              0.00              0.00              0.00              0.00
Mar-24                               0.00              0.00              0.00              0.00              0.00
Apr-24                               0.00              0.00              0.00              0.00              0.00
May-24                               0.00              0.00              0.00              0.00              0.00

PAYMENT DATE                         APV
------------                         ---
May-99                             165.64
Jun-99                             167.47
Jul-99                             167.21
Aug-99                             166.93
Sep-99                             168.28
Oct-99                             168.04
Nov-99                             167.74
Dec-99                             169.04
Jan-00                             168.64
Feb-00                             168.25
Mar-00                             168.99
Apr-00                             168.60
May-00                             168.87
Jun-00                             169.16
Jul-00                             169.56
Aug-00                             169.92
Sep-00                             170.30
Oct-00                             170.71
Nov-00                             171.04
Dec-00                             171.36
Jan-01                             171.59
Feb-01                             171.83
Mar-01                             172.16
Apr-01                             172.41
May-01                             172.76
Jun-01                             173.13
Jul-01                             173.61
Aug-01                             174.07
Sep-01                             174.53
Oct-01                             175.03
Nov-01                             175.45
Dec-01                             175.86
Jan-02                             176.25
Feb-02                             176.66
Mar-02                             177.18
Apr-02                             177.60
May-02                             178.12
Jun-02                             178.62
Jul-02                             179.16
Aug-02                             179.68
Sep-02                             180.16
Oct-02                             180.69
Nov-02                             181.20
Dec-02                             181.78
Jan-03                             182.32
Feb-03                             182.87
Mar-03                             183.58
Apr-03                             184.16
May-03                             184.86
Jun-03                             185.53
Jul-03                             186.26
Aug-03                             186.96
Sep-03                             187.68
Oct-03                             188.46
Nov-03                             189.13
Dec-03                             189.86
Jan-04                             190.57
Feb-04                             191.44
Mar-04                             192.51
Apr-04                             193.41
May-04                             194.20
Jun-04                             195.18
Jul-04                             196.25
Aug-04                             197.26
Sep-04                             198.28
Oct-04                             199.38
Nov-04                             200.41
Dec-04                             201.68
Jan-05                             202.86
Feb-05                             204.05
Mar-05                             205.60
Apr-05                             206.83
May-05                             208.17
Jun-05                             209.41
Jul-05                             210.78
Aug-05                             212.06
Sep-05                             213.35
Oct-05                             214.76
Nov-05                             216.08
Dec-05                             217.52
Jan-06                             218.87
Feb-06                             220.24
Mar-06                             221.93
Apr-06                             223.33
May-06                             224.85
Jun-06                             226.28
Jul-06                             227.83
Aug-06                             229.30
Sep-06                             230.78
Oct-06                             232.38
Nov-06                             233.90
Dec-06                             235.53
Jan-07                             237.08
Feb-07                             238.65
Mar-07                             240.52
Apr-07                             242.12
May-07                             243.83
Jun-07                             245.41
Jul-07                             247.11
Aug-07                             248.73
Sep-07                             250.32
Oct-07                             252.00
Nov-07                             253.61
Dec-07                             255.33
Jan-08                             256.99
Feb-08                             258.67
Mar-08                             260.54
Apr-08                             262.26
May-08                             263.99
Jun-08                             265.64
Jul-08                             267.39
Aug-08                             269.08
Sep-08                             270.79
Oct-08                             272.60
Nov-08                             274.29
Dec-08                             276.08
Jan-09                             277.82
Feb-09                             279.58
Mar-09                             281.58
Apr-09                             283.35
May-09                             285.16
Jun-09                             286.90
Jul-09                             288.72
Aug-09                             290.50
Sep-09                             292.30
Oct-09                             294.13
Nov-09                             295.91
Dec-09                             297.78
Jan-10                             299.60
Feb-10                             301.45
Mar-10                             302.83
Apr-10                             304.45
May-10                             306.03
Jun-10                             307.57
Jul-10                             309.18
Aug-10                             310.76
Sep-10                             312.35
Oct-10                             314.02
Nov-10                             315.66
Dec-10                             317.37
Jan-11                             319.04
Feb-11                             320.74
Mar-11                             322.61
Apr-11                             324.35
May-11                             326.16
Jun-11                             327.93
Jul-11                             329.78
Aug-11                             331.59
Sep-11                             333.43
Oct-11                             335.17
Nov-11                             336.89
Dec-11                             338.36
Jan-12                             340.15
Feb-12                             341.96
Mar-12                             343.45
Apr-12                             345.32
May-12                             347.25
Jun-12                             349.17
Jul-12                             351.14
Aug-12                             352.02
Sep-12                             354.17
Oct-12                             356.31
Nov-12                             358.29
Dec-12                             360.32
Jan-13                             362.33
Feb-13                             364.37
Mar-13                             366.00
Apr-13                             368.16
May-13                             370.28
Jun-13                             372.31
Jul-13                             374.39
Aug-13                             376.47
Sep-13                             378.56
Oct-13                             380.70
Nov-13                             382.83
Dec-13                             385.01
Jan-14                             387.18
Feb-14                             389.38
Mar-14                             391.64
Apr-14                             393.74
May-14                             395.79
Jun-14                             397.74
Jul-14                             399.67
Aug-14                             401.57
Sep-14                             403.49
Oct-14                             405.10
Nov-14                             407.07
Dec-14                             408.99
Jan-15                             410.91
Feb-15                             412.86
Mar-15                             414.84
Apr-15                             416.76
May-15                             418.40
Jun-15                             420.05
Jul-15                             421.71
Aug-15                             423.40
Sep-15                             425.05
Oct-15                             426.71
Nov-15                             428.34
Dec-15                             429.99
Jan-16                             431.65
Feb-16                             433.33
Mar-16                             435.01
Apr-16                             436.73
May-16                             438.12
Jun-16                             439.92
Jul-16                             441.74
Aug-16                             405.52
Sep-16                             384.54
Oct-16                             370.32
Nov-16                             361.40
Dec-16                             357.83
Jan-17                             354.25
Feb-17                             339.20
Mar-17                             335.94
Apr-17                             328.43
May-17                             325.28
Jun-17                             322.13
Jul-17                             318.96
Aug-17                             315.79
Sep-17                             312.61
Oct-17                             309.42
Nov-17                             306.22
Dec-17                             293.92
Jan-18                             290.98
Feb-18                             282.81
Mar-18                             280.01
Apr-18                             277.20
May-18                             274.38
Jun-18                             271.55
Jul-18                             268.71
Aug-18                             265.87
Sep-18                             263.02
Oct-18                             260.17
Nov-18                             257.30
Dec-18                             254.43
Jan-19                             251.55
Feb-19                             248.66
Mar-19                             245.77
Apr-19                             242.87
May-19                             239.96
Jun-19                             237.04
Jul-19                             234.11
Aug-19                             231.18
Sep-19                             228.24
Oct-19                             225.29
Nov-19                             222.34
Dec-19                             219.37
Jan-20                             216.40
Feb-20                             213.42
Mar-20                             210.44
Apr-20                             207.44
May-20                             204.44
Jun-20                             201.43
Jul-20                             198.41
Aug-20                             195.39
Sep-20                             192.35
Oct-20                             189.31
Nov-20                             186.26
Dec-20                             183.21
Jan-21                             180.14
Feb-21                             177.07
Mar-21                             173.99
Apr-21                             170.90
May-21                             167.81
Jun-21                             164.70
Jul-21                             161.59
Aug-21                             158.47
Sep-21                             150.29
Oct-21                             147.30
Nov-21                             144.31
Dec-21                             125.62
Jan-22                             118.12
Feb-22                             115.72
Mar-22                             113.31
Apr-22                             105.73
May-22                              98.31
Jun-22                              91.04
Jul-22                              83.93
Aug-22                              76.97
Sep-22                              70.13
Oct-22                              56.67
Nov-22                              55.49
Dec-22                              49.14
Jan-23                              42.99
Feb-23                              42.11
Mar-23                              41.23
Apr-23                              40.35
May-23                              39.46
Jun-23                              38.57
Jul-23                              32.44
Aug-23                              31.71
Sep-23                              30.97
Oct-23                              30.23
Nov-23                              29.49
Dec-23                              28.74
Jan-24                              28.00
Feb-24                              27.25
Mar-24                              26.50
Apr-24                              13.06
May-24                               0.00

-------------------------

* "Collateral Value" is the sum of (1) the Depreciation Factor for each aircraft at that time times the initial appraised value of that aircraft and (2) cash reserves equal to the amount of cash reserves assumed to exist based on the Assumed Case.

MINIMUM REVENUE PERCENTAGE REQUIRED TO RETIRE THE INITIAL NOTES

     The table below indicates the minimum percentage of gross revenue that will be necessary to repay all interest and principal on each class of notes by its respective final maturity date. If the actual revenue received by Aircraft Finance and its subsidiaries were to fall below the percentages of gross revenue indicated below and all of the other assumptions proved correct, Aircraft Finance would be unable to meet its required payment obligations on the final maturity dates of the note, which would constitute an event of default.

        PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE INITIAL NOTES
        BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR STATED

                                         CLOSING DATE    YEAR 3    YEAR 6    YEAR 10
                                         ------------    ------    ------    -------
Class A Notes..........................      60.8%        60.1%     59.4%     56.3%
Class B Notes..........................      69.1%        68.3%     67.7%     60.7%
Class C Notes..........................      77.6%        75.8%     73.6%     66.3%
Class D Notes..........................      84.3%        82.2%     78.3%     69.8%

EFFECT OF A PERMANENT CHANGE IN GROSS REVENUE

     Aircraft Finance prepared the tables below based on the assumptions, except that it varied the revenues received by the Aircraft Finance group from assumed gross revenues by the indicated percentages, beginning in years 3, 6 and 9. If Aircraft Finance receives actual revenues as indicated below and all of the other assumptions proved correct, then the expected maturities, weighted average lives and yields of the respective classes of notes would be as set forth below.

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 3

                                           PERMANENT CHANGE IN GROSS REVENUE
                          -------------------------------------------------------------------
                             +10%           0%           -8%*          -15%          -20%
                          -----------   -----------   -----------   -----------   -----------
                          EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                          ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes.........   5.0   5.0     5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes.........   6.7   3.8     7.8    4.3    9.1    4.9   10.2    5.5   10.1    5.8
Class B Notes...........  12.7   9.3    14.5    9.8   17.0   10.0   18.8   11.6   19.2   11.7
Class C Notes...........  12.9   9.2    14.8    9.8   17.2   10.4   19.4   11.7   23.3   13.8
Class D Notes...........  13.0   9.8    14.9   10.3   17.3   11.0   21.4   15.7     **     **

-------------------------

* Assumed case

                          YIELDS ON THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 3


                                           PERMANENT CHANGE IN GROSS REVENUE
                                          ------------------------------------
                                          +10%     0%     -8%*    -15%    -20%
                                          ----    ----    ----    ----    ----
Class A-1 Notes.........................  5.7%     5.7%   5.7%    5.7%    5.7%
Class A-2 Notes.........................  5.7%     5.7%   5.7%    5.7%    5.7%
Class B Notes...........................  6.4%     6.4%   6.4%    6.4%    6.4%
Class C Notes...........................  8.0%     8.0%   8.0%    8.0%    8.0%
Class D Notes...........................  11.0%   11.0%   11.0%   11.0%   7.8%


-------------------------

* Assumed case

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 6

                                          PERMANENT CHANGE IN GROSS REVENUE
                         -------------------------------------------------------------------
                            +10%           0%           -8%*          -15%          -20%
                         -----------   -----------   -----------   -----------   -----------
                         EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                         ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes........   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes........   7.8    4.5    8.4    4.7    9.1    4.9   10.1    5.0   10.2    5.2
Class B Notes..........  13.6    9.6   15.2    9.9   17.0   10.0   18.8   11.6   19.2   11.6
Class C Notes..........  13.9    9.6   15.4   10.0   17.2   10.4   19.4   11.7   22.5   12.8
Class D Notes..........  13.9   10.1   15.4   10.5   17.3   11.0   19.6   14.6   23.4   17.0

-------------------------

* Assumed case

                          YIELDS ON THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 6


                                           PERMANENT CHANGE IN GROSS REVENUE
                                          ------------------------------------
                                          +10%     0%     -8%*    -15%    -20%
                                          ----    ----    ----    ----    ----
Class A-1 Notes.........................  5.7%     5.7%   5.7%    5.7%     5.7%
Class A-2 Notes.........................  5.7%     5.7%   5.7%    5.7%     5.7%
Class B Notes...........................  6.4%     6.4%   6.4%    6.4%     6.4%
Class C Notes...........................  8.0%     8.0%   8.0%    8.0%     8.0%
Class D Notes...........................  11.0%   11.0%   11.0%   11.0%   11.0%


-------------------------

* Assumed case

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 9

                                          PERMANENT CHANGE IN GROSS REVENUE
                         -------------------------------------------------------------------
                            +10%           0%           -8%*          -15%          -20%
                         -----------   -----------   -----------   -----------   -----------
                         EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                         ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes........   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes........   8.8    4.9    8.9    4.9    9.1    4.9    9.1    4.9    9.1    4.9
Class B Notes..........  14.6    9.8   15.7    9.9   17.0   10.0   17.9   10.9   18.8   11.3
Class C Notes..........  14.9    9.8   15.9   10.1   17.2   10.4   18.4   11.4   19.4   11.7
Class D Notes..........  14.9   10.3   16.0   10.7   17.3   11.0   18.6   14.2   20.1   14.8

-------------------------

* Assumed case

                          YIELDS ON THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 9


                                           PERMANENT CHANGE IN GROSS REVENUE
                                          ------------------------------------
                                          +10%     0%     -8%*    -15%    -20%
                                          ----    ----    ----    ----    ----
Class A-1 Notes.........................  5.7%     5.7%   5.7%    5.7%     5.7%
Class A-2 Notes.........................  5.7%     5.7%   5.7%    5.7%     5.7%
Class B Notes...........................  6.4%     6.4%   6.4%    6.4%     6.4%
Class C Notes...........................  8.0%     8.0%   8.0%    8.0%     8.0%
Class D Notes...........................  11.0%   11.0%   11.0%   11.0%   11.0%


-------------------------

* Assumed case

EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

     If the value of Aircraft Finance's portfolio of aircraft as adjusted for appraisals is significantly less than the value assumed, the Scheduled Principal Payment Amount payable to holders of the Class A Notes may increase. Payment of that increased amount may shorten the weighted average lives of the Class A Notes and lengthen the weighted average lives of the classes of notes that have a lower payment priority. The following tables show the expected maturity and weighted average life of each class of notes if the Adjusted Portfolio Value permanently declined to a given percentage of the assumed portfolio value, beginning in years 1 and 5, respectively.

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
       ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE BEGINNING IN YEAR 1

                                ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                               ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                       ------------------------------------------------------------
                           100%            90%             80%             70%
                       ------------    ------------    ------------    ------------
                       EXP.    AVG.    EXP.    AVG.    EXP.    AVG.    EXP.    AVG.
                       ----    ----    ----    ----    ----    ----    ----    ----
Class A-1 Notes......   5.0     5.0     5.0     5.0     5.0     5.0     5.0     5.0
Class A-2 Notes......   9.1     4.9     8.7     4.8     8.7     4.8     8.7     4.8
Class B Notes........  17.0    10.0    17.0    10.5    17.0    11.0    17.0    11.1
Class C Notes........  17.2    10.4    17.3    10.4    17.3    10.9    17.3    11.0
Class D Notes........  17.3    11.0    17.4    13.2    17.4    13.5    17.4    13.5

-------------------------

* Assumed case

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
       ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE BEGINNING IN YEAR 5

                                ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                               ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                       ------------------------------------------------------------
                           100%            90%             80%             70%
                       ------------    ------------    ------------    ------------
                       EXP.    AVG.    EXP.    AVG.    EXP.    AVG.    EXP.    AVG.
                       ----    ----    ----    ----    ----    ----    ----    ----
Class A-1 Notes......   5.0     5.0     5.0     5.0     5.0     5.0     5.0     5.0
Class A-2 Notes......   9.1     4.9     8.7     4.8     8.7     4.8     8.7     4.8
Class B Notes........  17.0    10.0    17.0    10.4    17.0    10.9    17.0    11.1
Class C Notes........  17.2    10.4    17.3    10.4    17.3    10.9    17.3    11.0
Class D Notes........  17.3    11.0    17.4    13.2    17.4    13.5    17.4    13.5

-------------------------

* Assumed case

EFFECT OF CYCLICAL VARIATIONS IN GROSS REVENUE AND PORTFOLIO VALUE -- "RECESSION SCENARIOS"

     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. Aircraft Finance would be negatively affected by a decline in the demand for aircraft. Aircraft Finance has assumed that such a decline or "recession", as used in this discussion, will result in a decline in aircraft values and an increase in defaults and downtime, as well as a decline in operating lease rental rates. In that event gross revenues would decline.

     Aircraft Finance prepared the following tables to show the effect on expected maturities and weighted average lives of the Class B, Class C and Class D Notes, if recessions of different lengths occurred. In preparing the following tables Aircraft Finance assumed that a recession would have the following effect on the Aircraft Finance group:

     (1) Aircraft values fall on the first day of the recession to a given percentage of the assumed portfolio value. This decrease would trigger an increase in Scheduled Principal Payment Amounts on the Class A Notes.

     (2) After a period of two years following the first day of the recession, gross revenues fall by a given percentage as aircraft are re-leased or lessees default. This would result in less cash flow being available to make payments of interest and principal on the notes.

     (3) The recession lasts a given period of time. After that the adjusted portfolio value returns to the assumed portfolio value on the first day after the recession. Two years after the end of the recession, gross revenues returns to the assumed case. Aircraft Finance cannot, however, assure you that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft or that following a recession aircraft values and gross revenues will return to assumed case levels.

     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

Decline in Gross Revenues........
                                            0%           8%*           10%           20%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Portfolio
  Value..........................         100%         100%*           90%           80%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR                   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1          (Closing Date)  16.1   10.0   17.0   10.0   17.0   10.2   17.9   11.6
        3                          16.2   10.0   17.0   10.0   17.0   10.2   17.8   11.5
        5                          16.3   10.0   17.0   10.0   17.0   10.1   17.6   11.4
       10                          16.5   10.0   17.0   10.0   17.0   10.1   17.4   10.9

-------------------------

* Assumed case

     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

Decline in Gross Revenues........
                                            0%           8%*           10%           20%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Portfolio
  Value..........................         100%         100%*           90%           80%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR                   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1          (Closing Date)  15.7    9.9   17.0   10.0   17.1   10.4   18.8   11.6
        3                          15.8    9.9   17.0   10.0   17.0   10.2   18.6   11.6
        5                          15.9    9.9   17.0   10.0   17.0   10.3   18.3   11.5
       10                          16.3   10.0   17.0   10.0   17.0   10.2   17.6   11.1

-------------------------

* Assumed case

     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

Decline in Gross Revenues........
                                            0%           8%*           10%           20%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Portfolio
  Value..........................         100%         100%*           90%           80%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR                   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1          (Closing Date)  16.4   10.2   17.2   10.4   17.3   10.6   18.3   11.4
        3                          16.5   10.2   17.2   10.4   17.3   10.5   18.0   11.4
        5                          16.6   10.2   17.2   10.4   17.3   10.5   17.9   11.4
       10                          16.8   10.3   17.2   10.4   17.3   10.7   17.7   11.2

-------------------------

* Assumed case

     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

Decline in Gross Revenues........
                                            0%           8%*           10%           20%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Portfolio
  Value..........................         100%         100%*           90%           80%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR                   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1          (Closing Date)  15.9   10.1   17.2   10.4   17.4   10.9   19.4   11.7
        3                          16.1   10.1   17.2   10.4   17.4   10.8   18.9   11.6
        5                          16.2   10.1   17.2   10.4   17.3   10.7   18.6   11.5
       10                          16.5   10.2   17.2   10.4   17.3   10.6   17.9   11.4

-------------------------

* Assumed case

     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS D
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

Decline in Gross Revenues........
                                            0%           8%*           10%           20%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Portfolio
  Value..........................         100%         100%*           90%           80%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR                   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   Avg.
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1          (Closing Date)  16.4   10.8   17.3   11.0   17.4   13.1   18.5   14.3
        3                          16.5   10.8   17.3   11.0   17.4   12.9   18.3   14.0
        5                          16.6   10.8   17.3   11.0   17.4   12.7   18.1   13.9
       10                          16.8   10.9   17.3   11.0   17.4   12.2   17.9   13.4

-------------------------

* Assumed case

     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS D
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

Decline in Gross Revenues........
                                            0%           8%*           10%           20%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Portfolio
  Value..........................         100%         100%*           90%           80%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR                   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1          (Closing Date)  15.9   10.6   17.3   11.0   17.5   13.6   19.8   16.4
        3                          16.1   10.7   17.3   11.0   17.5   13.6   19.1   14.5
        5                          16.2   10.7   17.3   11.0   17.5   13.4   18.9   14.3
       10                          16.6   10.8   17.3   11.0   17.4   13.0   18.1   13.6

-------------------------

* Assumed case

                            DESCRIPTION OF THE NOTES

     The following description is a summary of the material terms of the notes, the indenture and other agreements. The description does not restate those documents. Please read those documents because they, and not this description, define your rights as holders of the notes. Aircraft Finance has filed those agreements as exhibits to the registration statement of which this prospectus is a part. The description relies on several defined terms, and this prospectus contains a glossary in Appendix 1 that identifies the pages on which terms used in more than one section of this prospectus are first defined or used.

THE INDENTURE AND THE TRUSTEE

     The exchange notes will be issued under the trust indenture, dated as of May 5, 1999 between Aircraft Finance, ReSource/Phoenix, in its capacity as the administrative agent, and Bankers Trust under which the outstanding notes were issued. Bankers Trust is appointed the trustee under the indenture. Bankers Trust is also the security trustee and the operating bank under the security trust agreement pursuant to which Aircraft Finance granted collateral to the holders of the notes and its other creditors.


     The notes are obligations solely of Aircraft Finance and are not secured by the aircraft. The notes are not guaranteed by any lessee, General Electric Capital Corporation or other sellers of Aircraft, GE Capital Aviation Services, Limited, the trustees and holders of the beneficial interest of Aircraft Finance or any other person. Class A, Class B and Class C Notes are issuable in definitive, fully registered form and in minimum denominations of $100,000 or any higher whole multiple of $1,000. Class D Notes are issued in definitive, fully registered form and in minimum denominations of $1,000,000 and higher whole multiples of $100,000.


     The appointment of Bankers Trust as the trustee is currently for each class and subclass of notes. Because the various subclasses of notes may not always have the same interests, the trustee may resign or be replaced by the holders of any class or subclass of notes as to any particular class or subclass of notes in each case for that or any other reason. Aircraft Finance may also replace the trustee if the trustee is no longer eligible, becomes subject to any insolvency proceeding or otherwise is no longer able to act. No resignation or removal for replacement may be effective until the replacement trustee has accepted its appointment. The indenture provides that Aircraft Finance will pay the fees and expenses of the trustee and will indemnify and defend the trustee against any loss or liability incurred by the trustee other than through its own bad faith or negligence.

RATINGS

     The exchange notes and the initial Class D Notes are rated as follows:

                                                    RATING AGENCIES
                                              ----------------------------
CLASSES OF INITIAL NOTES                      MOODY'S    STANDARD & POOR'S
------------------------                      -------    -----------------
Class A-1...................................    Aa2              AA
Class A-2...................................    Aa2              AA
Class B.....................................     A2               A
Class C.....................................   Baa2             BBB
Class D.....................................    Ba2              BB

     You should not view the ratings of the notes as a recommendation to buy, sell or hold the notes. The ratings only address the likelihood of the timely payment of interest at the rate specified below and the ultimate payment of principal on the notes. The ratings do not address other payments on the notes or the effect of any withholding tax on the notes or on the cash flows of Aircraft Finance and its subsidiaries.

PAYMENTS ON THE NOTES

PAYMENT DATES

     On each payment date, the trustee will pay -- or will instruct a paying agent appointed in Luxembourg to pay -- to the holders of the notes all interest, principal and any Sale Premium on the notes so long as the trustee or the paying agent confirms that it has received the payment by 1:00 p.m. (New York time) on that Payment Date. If the trustee or the paying agent confirms receipt of the payment after that time, it will make the payment to the holders of the notes on the business day after the business day on which it received the payment. The trustee or the paying agent will make each payment on each note on any payment date other than the final payment date for that note to the holder of record as of the record date immediately preceding that payment date. The final payment for any note, however, will be made only upon surrender of the Note by the holder or its agent -- including any holder in street name -- at the office or agency of the trustee or the paying agent. So long as any notes are listed on the Luxembourg Stock Exchange, Aircraft Finance must appoint and maintain a paying agent in Luxembourg.

     If any note is issued as a definitive note, payments on that note will be made by check mailed to its holder of record on the applicable record date at its address appearing on the register for that note. Alternatively, the holder of one or more notes in definitive form that have an aggregate principal amount of at least $1,000,000 may apply in writing to the trustee to have payments to it made by wire transfer to a designated account at a financial institution in New York City. The final payment, however, on those notes will be made only upon surrender of those notes by the holder or its agent -- including any holder in street name -- at the office or agency of the trustee or the paying agent.

EXPECTED MATURITIES

     The following table sets forth the expected weighted average life, the expected final payment date and the final maturity date of each class of exchange notes and the initial Class D Notes. The expected final payment date for any note is the date on which the final payment of principal of and interest on that note is expected to be made if all the assumptions described under "Note Payment Assumptions" prove correct. The final maturity date for any note is the date on which all principal not previously paid is due and payable. The actual final payment date for each of the notes is likely to occur earlier or later than that note's expected final payment date as a result of numerous factors, in particular that those assumptions are unlikely to correspond to actual experience. Aircraft Finance may also refinance or otherwise redeem notes before their expected final payment dates.

                     WEIGHTED AVERAGE LIVES, EXPECTED FINAL
          PAYMENT DATES AND FINAL MATURITY DATES OF THE INITIAL NOTES

                           EXPECTED WEIGHTED      EXPECTED FINAL
CLASS OF INITIAL NOTES   AVERAGE LIFE IN YEARS     PAYMENT DATE      FINAL MATURITY DATE
----------------------   ---------------------    ---------------    -------------------
Class A-1 Notes........           5.0              May 15, 2004         May 15, 2024
Class A-2 Notes........           4.9              June 15, 2008        May 15, 2024
Class B Notes..........          10.0              May 15, 2016         May 15, 2024
Class C Notes..........          10.4              July 15, 2016        May 15, 2024
Class D Notes..........          11.0             August 15, 2016       May 15, 2024

SOURCES OF PAYMENT OF PRINCIPAL AND INTEREST


     Payments on the notes will be made only after the expenses, with specified exceptions, of Aircraft Finance and its subsidiaries have been paid and otherwise in the order of the payment priorities described under "-- Priority of Payments". The sole sources of payment for the exchange notes, the Class D Notes and the other obligations of Aircraft Finance and its subsidiaries are funds derived from the aircraft owned by them -- rent and other payments under existing leases and any future leases, insurance proceeds, sales proceeds and any payments by General Electric Capital Corporation as to undelivered aircraft -- liquidity reserves funded out the proceeds of the Initial Notes or that may be funded out of the proceeds of future notes or provided through any future credit facilities, lease reserves provided by General Electric Capital Corporation and lessees, net payments under swap and other hedging agreements, investment earnings and net proceeds from the sale of any notes issued to refinance other notes.


     If there are insufficient funds on any payment date to pay interest on any notes, Aircraft Finance may deposit all or part of the funds needed to pay interest on any subclass of notes. Those deposits, if provided, may be made only out of funds provided to Aircraft Finance by the holders of its beneficial interests. Those deposits as to any subclass of notes are to be made into the note account for that subclass of notes and are not subject to the payment priorities described under "-- Priority of Payments".

INTEREST

     Each note bears interest on its outstanding principal balance, payable monthly in arrears on each payment date. Interest accrues for a period from and including a payment date to but excluding the next payment date or, where applicable, the final payment date for any note.

     The interest rate for the exchange notes and the initial Class D Notes are as follows:

Class A-1...................................  LIBOR(1) + 0.48%
Class A-2...................................   LIBOR   + 0.50%
Class B.....................................   LIBOR   + 1.15%
Class C.....................................             8.00%
Class D.....................................            11.00%

---------------


(1) The average one-month LIBOR for the month of November 1999 was 5.58%.

     The initial Class C Notes were issued with original issue discount. See "U.S. Federal Income Tax Consequences -- Taxation of U.S. Holders" for a description of the related income tax consequences.

     Interest accrued at the respective rates referred to above and the equivalent rates for any future notes and unpaid for any class of notes on any payment date and interest at that rate on any unpaid interest for that class are referred to as the "Interest Amount". The Interest Amount for any class of notes has a higher payment priority than the other interest components on the notes, namely, Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest.

     If Aircraft Finance does not pay any Class A-1 Note on or before its expected final payment date, that note will bear additional interest of 0.50% per annum. This additional interest is referred to as "Maturity Step-Up Interest". The initial notes provide and future notes may provide for an increase in the rate of interest upon a failure by Aircraft Finance to satisfy any registration requirements undertaken by it in issuing those notes. This increase in interest is referred to as "Registration Step-Up Interest". Accrued interest and premium on any class or subclass of notes that is not paid when due on any payment date will bear interest at the then current interest rate for that class or subclass of notes. Interest on past due interest at the regular rate for any note is included in the Interest Amount and has the same payment priority as regularly accruing interest. Any additional interest on past due interest and interest on past due premium is referred to as "Additional Interest". Additional Interest will have a lower payment priority, and the payment of those amounts is not and will not be rated by the rating agencies rating the notes.

     Interest on the Class A-1, Class A-2 and Class B Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period. Interest on the Class C and Class D Notes will be calculated on the basis of one-twelfth of an annual interest payment on the outstanding principal balance and in the case of an incomplete accrual period on the basis of a 360-day year consisting of twelve 30-day months.

     The rate of interest payable on the Class A and Class B Notes is based on LIBOR. Aircraft Finance and the administrative agent have entered into an agreement with the Bankers Trust to act as the reference agent and in that capacity to determine LIBOR. The reference agent has agreed to determine LIBOR for a reference date that is two business days before the start of each interest accrual period. On each reference date, the reference agent is to determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits at approximately 11:00 a.m., London time.

     If that offered rate is replaced by the corresponding rates of more than one bank, the reference agent is to determine LIBOR based on the average of the rates that appear. If no offered rates appear or the Telerate page is unavailable, the reference agent is to request each of the banks whose offered rates normally appear or substitute reference banks in London to provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next accrual period at 11:00 a.m., London time, on the reference date. LIBOR will be the average of the rates so quoted.

     If the reference agent does not receive at least two quotations on a reference date, the reference agent is to determine LIBOR for that reference date based on the average of the

U.S. dollar lending rates that New York City banks selected by it are then quoting to leading European banks for the next accrual period. If, again, the reference agent does not receive at least two quotations, LIBOR as of that reference date is to be LIBOR for the last preceding reference date. If the reference agent does not determine LIBOR for any reason, the administrative agent has agreed to do so on the same basis.

     Once the reference agent has determined LIBOR, the administrative agent is to calculate the interest rate for each of the Class A-1, Class A-2 and Class B Notes and the amount of interest payable on the relevant payment date on each of those notes. The reference agent's determination of LIBOR and the administrative agent's determination of the interest rate and the interest amount of each subclass of notes will be conclusive and binding upon all parties in the absence of manifest error.

     The administrative agent has agreed to give notice of the applicable LIBOR, the payment date, the interest rate for each subclass notes for each interest accrual period and the amount of interest on each subclass of notes to Aircraft Finance, the listing agent and paying agent in Luxembourg, the trustee, the rating agencies rating the notes, the servicer, the financial advisor and the capital markets advisor. Holders of the notes may obtain that information at the offices of the Luxembourg listing and paying agents or from the reports provided to them by the trustee for the relevant payment date.

     The initial reference agent is Bankers Trust. Aircraft Finance is entitled to terminate the appointment of the reference agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the notes that bear interest at a floating rate. The reference agent may not be removed or resign unless a successor has been appointed.

PRINCIPAL AMORTIZATION

     On each payment date if there are sufficient funds available, Aircraft Finance will pay the Minimum Principal Payment Amount for each class of notes, the Supplemental Principal Payment Amount for the Class A and Class B Notes only and the Scheduled Principal Payment Amount for each class of notes. Payments of principal in those amounts will be made as to any class of notes only after the payment of all amounts having a higher payment priority, as set forth under "-- Priority of Payments". If there are still available funds after payment of the above principal installments and other amounts having a higher payment priority, the excess funds will be paid to reduce principal of the notes in order of classes. A reduction in principal from excess funds is not treated as a redemption under the indenture and will not be paid with any premium, except in the limited circumstances described under "-- Premium Sale".

     The "Minimum Principal Payment Amount" for any class of notes on any payment date is the difference, if positive, between the outstanding principal balance of that class and the Minimum Target Principal Balance for that class.

     The "Minimum Target Principal Balance" for any class of notes on any payment date is determined by multiplying (1) the applicable "Minimum Class Percentage" for that class of notes set forth in Appendix 5 to this prospectus times (2) the Assumed Portfolio Value. If the outstanding principal balance of the Class A Notes on any payment date is greater than the Adjusted Portfolio Value, the Minimum Target Principal Balance of the Class A Notes will be the Scheduled Target Principal Balance of the Class A Notes. The Minimum Class Percentages will change as additional aircraft are acquired.

     The "Assumed Portfolio Value" on any payment date is the total for all aircraft in Aircraft Finance's portfolio on the fourth business day before the payment date of the values obtained for each such aircraft by:

     (1) dividing the Depreciation Factor for an aircraft on that fourth day by the Depreciation Factor for that aircraft on May 5, 1999 in the case of any of the initial 36 aircraft or the date it was acquired in the case of any other aircraft and

     (2) multiplying the result times the initial appraised base value of that aircraft on May 5, 1999 or its acquisition date, as applicable.

     The Assumed Portfolio Value for the initial 36 aircraft is set forth on Appendix 4 to this prospectus.

     The "Depreciation Factor" for an aircraft is:

        (1-(k x n)) x (1 + g)(n)

        where:

n    =    the age of that aircraft expressed in years
k    =    0.9
          ---------------------------
          its expected useful life
g    =    0.015

For purposes of the calculation of the Depreciation Factor, the expected useful life of each of the initial 36 aircraft is contractually deemed to be 25 years or, in the case of each DC-10 aircraft, 30 years. The expected useful life deemed to be contractually applicable for any other aircraft will be determined by Aircraft Finance.


     The Depreciation Factor produces a "depreciation curve" that assumes that the value of an aircraft will decline on an accelerated basis as the aircraft ages. Aircraft Finance has used the Depreciation Factors solely to determine repayments of principal of the notes and to calculate the amount to be paid by General Electric Capital Corporation for any initial aircraft that is not timely delivered. They do not correlate to or predict actual declines in aircraft values over any period. Furthermore, variables used to calculate the Depreciation Factors will change as the composition of Aircraft Finance's portfolio of aircraft changes through acquisitions and sales of aircraft. Finally, Aircraft Finance may also apply different depreciation factors to express the assumed decline in values of aircraft acquired in the future.


     The "Adjusted Portfolio Value" on any payment date is the total for all aircraft in Aircraft Finance's portfolio on the fourth business day before the payment date of the values obtained for each such aircraft by

     (1) multiplying the Adjusted Base Value of an aircraft by its Depreciation Factor on the calculation date and

     (2) dividing the result by its Depreciation Factor as of the date of its most recent appraisal.

     The "Adjusted Base Value" of an Aircraft on the fourth business day before any payment date is the average of the most recent base values appraisals obtained for that aircraft.

     The "Supplemental Principal Payment Amount" for the Class A Notes and Class B Notes on any payment date is the difference, if positive, between the outstanding principal balance of that class, as reduced by any Minimum Principal Payment Amount to be paid on that class, and the Supplemental Target Principal Balance for that class.

     The "Supplemental Target Principal Balance" for the Class A Notes and Class B Notes is determined by multiplying (1) the applicable "Supplemental Class Percentage" for that class set forth in Appendix 5 to this prospectus and (2) the Assumed Portfolio Value. The Supplemental Class Percentages will change as additional aircraft are acquired.

     The "Scheduled Principal Payment Amount" for any class of notes on any payment date is the difference, if positive, between the outstanding principal balance of that class (as reduced by any Minimum Principal Payment Amount and, in the case of the Class A Notes and the Class B Notes, any Supplemental Principal Payment Amount to be paid on that class) and the Scheduled Target Principal Balance.

     The "Scheduled Target Principal Balance" for:

     (1) the Class A Notes on any payment date is determined by multiplying (a) the applicable "Scheduled Class Percentage" for that class set forth in Appendix 5 to this prospectus times (b) the lesser of the Assumed Portfolio Value and 105% of the Adjusted Portfolio Value; and

     (2) the Class B Notes, the Class C Notes and the Class D Notes is determined by multiplying the (a) the applicable Scheduled Class Percentage set forth in Appendix 5 to this prospectus times (b) the Assumed Portfolio Value.

     The mathematical formulas described above are used to determine principal payments on any payment date based on the revenues collected during the prior month. These formulas are designed to produce payments that would result in each class of notes being repaid in full on its respective expected maturity date if all the assumptions regarding the expected revenues of Aircraft Finance described under "Note Payment Assumptions" prove to be correct.

     Actual revenues will, however, vary from those assumed and may vary significantly. In the case of revenue shortfalls future revenues will be allocated first to principal payments that have a higher payment priority until that category of principal is reduced to its "expected" or "target" level for the relevant payment date. The target level for each payment category on each payment date is in turn determined as a percentage of a predetermined or assumed value of the aircraft portfolio adjusted for depreciation. These percentages and assumed value are shown in the indicated appendices to this prospectus.

     In order to balance the effect of revenue variations, these formulas also provide for more than one calculation for each class at different payment priorities among subclasses of notes. The categories are designated as "Minimum", "Supplemental" and, in the case of the Class A and B Notes, "Scheduled".

PREMIUM SALE

     If one or more aircraft are sold before the May 2010 payment date other than by the security trustee in the exercise of remedies under the security trust agreement, the proceeds of the sale will be included in the funds available for distribution on the next payment date. If the sale of the relevant aircraft occurs after the fourth business day prior to a payment date but before that payment date, the distribution will instead be made on the second next payment date. As part of that distribution, the administrative agent will calculate a Sale Premium to be paid to the holders of the Class C Note and the Class D Notes in accordance with the payment priorities set forth under "-- Priority of Payments".

     "Sale Premium" is as of the fourth business day prior to a payment date:

     (1) in the case of the initial Class C Notes, the excess, if any, of (a) the Projected Principal Payment Amounts for that class and the scheduled Interest Amount on that amount to and including the expected final payment date discounted to present value at a discount rate of 0.50% plus the applicable treasury yield over (b) the sum of those Projected Principal Payment Amounts;

     (2) in the case of the initial Class D Notes and a distribution occurring prior to May 15, 2004, the excess, if any, of (a) the sum of (x) the Projected Principal Payment Amounts of that class and the scheduled Interest Amount on that amount to but not including May 15, 2004 plus (y) the applicable Redemption Premium times the sum of the Projected Principal Payment Amounts of those notes falling due on May 15, 2004 and each subsequent payment date discounted as of May 15, 2004 to present value at a discount rate of 0.75% plus the applicable treasury yield over (b) the sum of the Projected Principal Payment Amounts for that class to and including the expected final payment date;

     (3) in the case of the Initial Class D Notes and a distribution occurring on or after May 15, 2004, the excess, if any, of (a) the applicable Redemption Premium times the sum of the Projected Principal Payment Amounts on that class to and including the expected final payment date over (b) the sum of those Projected Principal Payment Amounts.

     Sale Premium is designed to calculate a premium on only that portion of the distributed principal that is in excess of the principal payments needed to reduce the principal balance of the Class C Notes and the Class D Notes to the level it should have if all expected installments are made. Sale Premium is not payable on the initial Class A Notes or initial Class B Notes. Whether or not any future class of notes will be entitled to any Sale Premium and, if so, the manner of calculating it will be determined by Aircraft Finance.

REFINANCING

     Aircraft Finance may repay all or any part of any class of notes on any payment date with the proceeds of notes issued under the indenture. The issuance of refinancing notes must satisfy indenture covenants, must be authorized by the controlling trustees of Aircraft Finance and will be effective only after receipt of a confirmation of the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result. The proceeds of the refinancing notes may be used to pay the Redemption Price of the notes to be repaid, to pay accrued and unpaid interest on those notes and to fund cash reserves. Any refinancing notes will have the same payment priority as the notes of the class to which they belong and will not have a payment priority higher than that of the Class A Notes.

     The indenture treats the repayment of any notes with the proceeds of refinancing notes as a redemption. As a result, the notice and other procedures that apply to a redemption will apply to such a repayment. See "-- Redemption".

     Aircraft Finance intends to refinance 100% of the outstanding principal balance of the Class A-1 notes on their expected final payment date by selling refinancing notes in the capital markets. Failure to repay any Class A-1 Notes in full at its expected final payment date will not result in an indenture event of default. If the Class A-1 Notes are not repaid in full on their expected final payment date, that subclass of notes will convert automatically into a subclass of notes that has a principal repayment schedule intended to ensure that the remaining outstanding principal balance of the Class A-1 notes will be repaid in full on or before its final maturity date in accordance with the Class A-1 notes pool factors set forth in Appendix 6 to this prospectus.

REDEMPTION

     Aircraft Finance may at its option redeem all or any part of any class of notes on any payment date. An optional redemption may be made with the proceeds of refinancing notes or funds provided by the holders of the beneficial interest in Aircraft Finance but not out of amounts required to be deposited in the collections account. Within each subclass of notes being redeemed in part, the amount of the principal being prepaid will be applied pro rata among all notes of that subclass. An optional redemption does not include the payment of principal faster than the expected schedule of installments out amounts deposited in the collections account.

REDEMPTIONS WITH A PREMIUM

     Except in the case of an optional redemption for tax reasons or after the acceleration of the notes, Aircraft Finance is required to pay a Redemption Price that includes a premium to make an optional redemption of any notes, including in a refinancing with refinancing notes. Aircraft Finance is in addition required to pay all accrued and unpaid interest and Sale Premium on the notes being redeemed to the date of redemption.

     The "Redemption Price" is determined as follows:

     (1) If Aircraft Finance redeems any initial Class A Notes or initial Class B Notes, the Redemption Price equals the applicable Redemption Premium times the principal amount being redeemed.

     (2) If Aircraft Finance redeems any initial Class C Notes, the Redemption Price equals the higher of (a) the sum of (x) the Projected Principal Payment Amounts for those notes and the scheduled Interest Amount on those amounts to and including the expected final payment date discounted to present value at a discount rate of 0.50% plus the applicable treasury yield plus (y) the difference between the principal amount being redeemed and the sum of those Projected Principal Payment Amounts and (b) the principal amount being redeemed.

     (3) If Aircraft Finance redeems any initial Class D Notes before May 15, 2004, the Redemption Price equals the higher of (a) the sum of (x) the Projected Principal Payment Amounts of those notes and the scheduled Interest Amount on those amounts to but not including May 15, 2004 plus the applicable Redemption Premium times the sum of the Projected Principal Payment Amounts of those notes falling on or after May 15, 2004 discounted as of May 15, 2004 to present value at a discount rate of 0.75% plus the applicable treasury yield and (y) the difference between the principal amount being redeemed and the sum of those Projected Principal Payment Amounts and (b) the principal amount being redeemed.

     (4) If Aircraft Finance redeems any initial Class D Notes on or after May 15, 2004, the Redemption Price equals the applicable Redemption Premium times the principal amount being redeemed.

     The Redemption Price for any future notes will be established as part of the terms of those notes. If Aircraft Finance makes an optional redemption after the acceleration of the notes, the Redemption Price equals the outstanding principal balance of the notes without premium.

     The Redemption Price is designed to reflect a premium on only that portion of the principal being redeemed that is in excess of the principal payment needed to reduce the principal balance of the relevant class of notes to the level it should have if all expected installments are made. In the case of the Class A and Class B Notes, the premium on that excess principal is determined by a declining percentage. In the case of the Class C Notes, the premium is determined by discounting the expected principal payments that would remain had all prior expected payments been timely made and interest on those payments to present value using a discount rate based on the yield on applicable United States Treasury securities. In the case of the Class D Notes, it is determined by a combination of both approaches depending on the time of the redemption.

     "Projected Principal Payment Amounts" means as of the relevant calculation date the Applicable Percentage of the Assumed Principal Payments of the Class C Notes or Class D Notes.

     The "Applicable Percentage" is determined for any Class C Notes or Class D Notes as of the relevant calculation date for the Sale Premium and the Redemption Price, as follows:

     (1) In the case of the Sale Premium, it is determined by dividing (a) the excess, if any, of (x) the difference between (A) the principal balance of those notes that would have remained outstanding had no aircraft sale occurred prior to that calculation date and (B) the principal balance of those notes that would have remained outstanding were the proceeds of the aircraft sale applied as provided in "-- Priority of Payments" without paying any Sale Premium on either class of notes over (y) the difference, if positive, between (A) the outstanding principal balance of those notes as reduced by any principal payments that would have been made had there been no aircraft sale and (B) the Assumed Principal Balance of those notes by (b) the Assumed Principal Balance of those notes;

     (2) In the case of the Redemption Price, it is determined by dividing (a) the excess, if any, of (x) the principal amount of the notes being redeemed over
(y) the difference, if positive, between the outstanding principal balance of those notes as reduced by any principal payments that would have been made had there been no optional redemption and the Assumed Principal Balance of those notes by (b) the Assumed Principal Balance of those notes.

     "Assumed Principal Balance" means as of the relevant calculation date the sum of the Assumed Principal Payments.

     "Assumed Principal Payments" means as of the relevant calculation date each of the principal payment amounts for the Class C Notes or Class D Notes, as applicable, set forth opposite a date in Appendix 8 to this prospectus falling after the related payment date and ending on the expected final payment date for those notes or any other specified date.

     The "Redemption Premiums" of the Class A, Class B and Class D Notes are set out below:

                                                     REDEMPTION PREMIUM
                                        --------------------------------------------
                                        CLASS A-1    CLASS A-2    CLASS B    CLASS D
REDEMPTION DATE                           NOTES        NOTES       NOTES      NOTES
---------------                         ---------    ---------    -------    -------
After the Closing Date but prior to
  May 15, 2000........................   101.00%      101.00%     101.50%        --
On or after May 15, 2000 but prior to
May 15, 2001..........................   100.75       100.75      101.25         --
On or after May 15, 2001 but prior to
  May 15, 2002........................   100.50       100.50      101.00         --
On or after May 15, 2002 but prior to
  May 15, 2003........................   100.25       100.25      100.75         --
On or after May 15, 2003 but prior to
  May 15, 2004........................   100.00       100.25      100.50         --
On or after May 15, 2004 but prior to
  May 15, 2005........................   100.00       100.00      100.25     105.50%
On or after May 15, 2005 but prior to
  May 15, 2006........................   100.00       100.00      100.00     104.40
On or after May 15, 2006 but prior to
  May 15, 2007........................   100.00       100.00      100.00     103.30
On or after May 15, 2007 but prior to
  May 15, 2008........................   100.00       100.00      100.00     102.20
On or after May 15, 2008 but prior to
  May 15, 2009........................   100.00       100.00      100.00     101.10
On or after May 15, 2009..............   100.00       100.00      100.00     100.00

     "Treasury Yield" means the interest rate, expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield, determined on the relevant calculation date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the relevant subclass of notes and trading in the public securities markets either (1) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (a) one maturing as close as possible to, but earlier than, the Average Life Date of that subclass and (b) the other maturing as close as possible to, but later than the Average Life Date of that subclass in each case as published in the most recent H.15(519) statistical release published by the Board of Governors of the Federal Reserve System or (2) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of that subclass is reported in the most recent H.15(519), that weekly average yield to maturity.

     For the purposes of this definition,

        "Average Life Date" is, for any class of notes on any payment date, the date that follows the applicable payment date by a period equal to (1) the sum of the products of (a) the Projected Principal Payment Amount allocable to that class of notes on each subsequent payment date and (b) the number of days remaining until that subsequent payment date divided by (2) the outstanding principal balance of that class on that payment date.

REDEMPTIONS WITHOUT PREMIUM

     REDEMPTION FOR TAXATION PURPOSES. All payments of principal, interest and premium made by Aircraft Finance on any note will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should withholding or deduction be required by law, Aircraft Finance is not obliged to pay any additional amounts in respect of withholding or deduction.

     If at any time:

     (1) Aircraft Finance is or on the next payment date will be required to make any withholding or deduction under applicable with respect to any payment on any notes; or

     (2) Aircraft Finance is or will be subject to any circumstance that results or will result in any tax or other similar imposition that would materially increase the cost to Aircraft Finance of making payments on any notes or of complying with its obligations as to the notes; materially increase the operating or administrative expenses of Aircraft Finance; or otherwise obligate Aircraft Finance or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by or on behalf of Aircraft Finance;

Aircraft Finance is to inform the trustee at that time of any such requirement or imposition and to use its best efforts to avoid its effect. Aircraft Finance may not take any action to avoid such an effect unless it first obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result. If, after using its best efforts, Aircraft Finance has not avoided the effects, Aircraft Finance may at its election redeem all of the notes of any or all subclasses to which the withholding or deduction applies on any payment date. In such an optional redemption, Aircraft Finance must pay the outstanding principal balance each subclass to be redeemed plus accrued and unpaid interest to the redemption date but without premium. No optional redemption for tax reasons may occur more than 30 days prior to the time at which the relevant imposition is to become effective.

     REDEMPTION AFTER ACCELERATION. If the notes are accelerated, Aircraft Finance may, at its election, redeem the notes in full on the next payment date by written notice to the trustee delivered not less than 30 days and no more than 45 days prior to the next payment date. In such an optional redemption, Aircraft Finance must pay the Redemption Price plus accrued and unpaid interest and any unpaid Sale Premium. The Redemption Price for this purpose is the outstanding principal balance of the notes without premium.

METHOD OF REDEMPTION

     The trustee is to give notice of any optional redemption at least 20 days before the relevant redemption date to the holders of the notes of each affected subclass. If a redemption is for less than all of the notes of any subclass, notes of that subclass to be redeemed are to be repaid pro rata, to the extent funds are available therefor. Aircraft Finance must deposit the funds necessary for the redemption with the security trustee.

     Each notice of redemption must state:

     (1) the applicable redemption date;

     (2) the trustee's arrangements for making payments;

     (3) the Redemption Price of the notes to be redeemed;

     (4) that, in the case of a redemption any subclass in whole, the notes of that subclass must be surrendered by the holder or its authorized agent to the trustee to collect payment; and

     (5) that, in the case of a redemption in whole, interest on the notes called for redemption will cease to accrue on and after the redemption date unless Aircraft Finance defaults.

Once a notice of a redemption in whole of a subclass of notes is published, that subclass of notes will become due and payable on the redemption date stated in that notice in the amounts stated above. All notes that are redeemed must be surrendered to the trustee for cancellation and accordingly may not be reissued or resold.

ADDITIONAL NOTES

     Aircraft Finance may at any time issue additional notes under the indenture to provide the funds to acquire additional aircraft and to fund cash reserves. Additional notes may be issued as part of any outstanding subclass of notes or as a separate subclass of any of the four classes of notes. Additional notes of any subclass will have the same payment priority as other notes of the class to which they belong. The priority of any subclass of notes as to other subclasses of the same class will depend on the factors described under "-- Allocation of Principal among Subclasses of Notes".

     Additional notes may be sold through one or more public offerings or private placements of securities or otherwise. Additional notes may provide that they will bear Maturity Step-up Interest after their expected final payment date and may establish any Redemption Price and any Sale Premium. Any issuance of additional notes and the related acquisition of additional aircraft must satisfy indenture covenants, must be authorized by the controlling trustees and will be effective only after receipt of a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result.

DEFEASANCE

     Aircraft Finance may at any time terminate all of its obligations under the notes and the indenture, except for a limited number of continuing obligations. The continuing obligations include those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a register for the notes. If Aircraft Finance elects this option, called the legal defeasance option, the notes may not be accelerated even if an indenture event of default occurs. Holders will, instead, rely on the trust deposit referred to below for the payment of interest when due and for the payment or principal upon maturity or, if Aircraft Finance has also elected to redeem the notes, on the redemption date specified by it.

     Alternatively, Aircraft Finance may elect to terminate only its obligations under the covenants described under "-- Indenture Covenants" and "-- Operating Covenants". If Aircraft Finance elects this option, called the covenant defeasance option, the notes may be accelerated only if the indenture event of default arises under clauses (1), (2) or (3) set forth under "-- Indenture Events of Default" or under clause (5) or (6) so set forth if applicable to Aircraft Finance but not if applicable only to a subsidiary.

     In the case of the covenant defeasance option, holders will also rely on the trust deposit referred to below for the payment of interest when due and for the payment of principal upon maturity or, if Aircraft Finance has also elected to redeem the notes, on the redemption date specified by it. In addition, if an indenture event of default permitting acceleration does occur, the trust deposit would be used to pay amounts then due on each accelerated subclass of notes.

     In order to exercise either defeasance option, Aircraft Finance must irrevocably deposit in trust cash or obligations of the U.S. Government or obligations of corporate issuers that are rated AAA (or equivalent) or higher by the rating agencies rating the notes and mature within 3 years of the date of defeasance. The deposit must be in such amounts as will be sufficient to pay all principal or Redemption Price, accrued and unpaid interest and Sale Premium on the notes to redemption or maturity and must comply with specified other conditions. The other conditions include delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of the legal defeasance option only, that opinion of counsel must be based on a ruling of the IRS or other change in applicable United States federal income tax law.

PRIORITY OF PAYMENTS

PRIORITY BEFORE ACCELERATION OF THE NOTES

     On each payment date, the administrative agent will distribute or retain all amounts on deposit in the collections account in the order of priority set forth below. Payments of principal as to any class of notes will be allocated among the subclasses of that class as described under "-- Allocation of Principal among Subclasses". Any amount specified below will be paid only if all amounts having a higher payment priority have been paid or retained in full.

     (1) FIRST, to the expense account, an amount so that the amount on deposit equals the Required Expense Amount;

     (2) SECOND, the following amounts pro rata:

        (a) to the holders of Class A Notes, the Interest Amount on the Class A Notes, pro rata according to the Interest Amount due on the Class A Notes; and

        (b) to each swap provider, any payment due under a swap agreement other than subordinated swap payments, pro rata according to the amounts due;

     (3) THIRD, to each provider of a primary eligible credit facility, any amounts payable to it under the primary eligible credit facility other than expenses and, to each cash collateral account that is a primary eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

     (4) FOURTH, to retain in the collections account, cash reserves up to the Senior Note Blockage Amount less aggregate amounts available for drawing under any primary eligible credit facilities and on deposit in any cash collateral account for the Class A Notes after giving effect to any transfer under clause
(3) above;

     (5) FIFTH, to the holders of the Class A Notes, the Minimum Principal Payment Amount for the Class A Notes;

     (6) SIXTH, to the holders of Class B Notes, the Interest Amount on the Class B Notes, pro rata according to the Interest Amount due on the Class B Notes;

     (7) SEVENTH, pro rata, to each provider of a secondary eligible credit facility, any amounts payable to it under the secondary eligible credit facility other than expenses, and, to each cash collateral account that is a secondary eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

     (8) EIGHTH, to retain in the collections account, cash reserves up to the Mezzanine Note Blockage Amount less the amounts available for drawing under any primary or secondary eligible credit facilities and on deposit in any cash collateral accounts for the Class A or Class B Notes after giving effect to any transfers under clauses (3) and (7) above;

     (9) NINTH, to the holders of the Class B Notes, the Minimum Principal Payment Amount for the Class B Notes;

     (10) TENTH, to the holders of Class C Notes, the Interest Amount on the Class C Notes, pro rata according to the Interest Amount due on the Class C Notes;

     (11) ELEVENTH, pro rata, to each provider of a tertiary eligible credit facility, any amounts payable to it under the tertiary eligible credit facility other than expenses and, to each cash collateral account that is a tertiary eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

     (12) TWELFTH, to retain in the collections account, cash reserves up to the Junior Note Blockage Amount less the amounts available for drawing under any primary, secondary or tertiary eligible credit facilities and on deposit in any cash collateral accounts for the Class A, Class B or Class C Notes after giving effect to any transfers under clauses (3), (7) and (11) above;

     (13) THIRTEENTH, to the holders of Class A Notes, the Supplemental Principal Payment Amount for the Class A Notes;

     (14) FOURTEENTH, to the holders of Class B Notes, the Supplemental Principal Payment Amount for the Class B Notes;

     (15) FIFTEENTH, to the holders of Class C Notes, the Minimum Principal Payment Amount for the Class C Notes;

     (16) SIXTEENTH, to the holders of the Class D Notes, the Interest Amount on the Class D Notes pro rata according to the Interest Amount due on the Class D Notes;

     (17) SEVENTEENTH, pro rata, to each provider of a subordinate eligible credit facility, any amounts payable to it under the subordinate eligible credit facility other than expenses and, to each cash collateral account that is a subordinate eligible credit facility, an amount so that the amount on deposit is equal to the required amount for that collateral account;

     (18) EIGHTEENTH, to retain in the collections account, cash reserves up to the Subordinate Note Blockage Amount less the amounts available for drawing under any eligible credit facilities on deposit in any cash collateral accounts for the Class A, Class B, Class C or Class D Notes after giving effect to any transfers under clauses (3), (7), (11) and (17) above;

     (19) NINETEENTH, to the holders of Class D Notes, the Minimum Principal Payment Amount for the Class D Notes;

     (20) TWENTIETH, to the expense account, an accrual for expenses other than aircraft modification payments and refinancing expenses that are anticipated to become due between the next payment date and the fifth next payment date in the amount the administrative agent reasonably determines should be accrued;

     (21) TWENTY-FIRST, to the holders of notes, all accrued and unpaid Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest in order of seniority by alphabetical designation among the classes of notes but pro rata among the subclasses of each class according to the amount of that interest due;

     (22) TWENTY-SECOND, to the holders of Class A Notes, the Scheduled Principal Payment Amount for the Class A Notes;

     (23) TWENTY-THIRD, to the holders of Class B Notes, the Scheduled Principal Payment Amount for the Class B Notes;

     (24) TWENTY-FOURTH, to the holders of Class C Notes, the Scheduled Principal Payment Amount for the Class C Notes;

     (25) TWENTY-FIFTH, to the holders of Class D Notes, the Scheduled Principal Payment Amount for the Class D Notes;

     (26) TWENTY-SIXTH, to the owner trustee account, the amount needed to reimburse amounts provided to Aircraft Finance by its beneficial interest holders to make up any interest shortfalls for distribution by the owner trustee to the holders of the beneficial interests of Aircraft Finance;

     (27) TWENTY-SEVENTH, to the holders of the Class C Notes, the Class D Notes, any refinancing notes and any additional notes, any Sale Premium as of the calculation date for that Payment Date and any unpaid Sale Premium, in order of seniority by alphabetical designation among those notes but pro rata among the subclass of those notes according to the amount of Sale Premium due;

     (28) TWENTY-EIGHTH, to the expense account, an accrual for any aircraft modification payments or refinancing expenses in the amount the administrative agent determines to accrue;

     (29) TWENTY-NINTH, to the holders of Class A Notes, the outstanding principal balance of the Class A Notes;

     (30) THIRTIETH, to the holders of Class B Notes, the outstanding principal balance of the Class B Notes;

     (31) THIRTY-FIRST, to the holders of Class C Notes, the outstanding principal balance of the Class C Notes;

     (32) THIRTY-SECOND, to the holders of Class D Notes, the outstanding principal balance of the Class D Notes;

     (33) THIRTY-THIRD, to swap providers, payments under swap agreements that are subordinated by the relevant swap agreement;

     (34) THIRTY-FOURTH, to the servicer, the Additional Servicing Fees; and

     (35) THIRTY-FIFTH, to the owner trustee for distribution to the holders of the beneficial interests of Aircraft Finance, all remaining amounts.

     The payment priorities provide for cash reserves to be retained in the collections account before payments having a lower payment priority may be made. No transfer will be made following clause (4), (8), (12) or (18), respectively, except to the extent cash reserves on deposit in the collections account exceed the amounts to be retained as provided in such clauses. The reserves are intended to provide a source of liquidity for the payment of interest, expense, swap payments and other items in accordance with the priorities set forth above that are not subordinated to the Interest Amount on the notes and for payments on the notes that rank senior in priority to the payment priority clause under which those cash reserves were retained. As of June 30, 1999, the total cash reserves were $52 million.

     If the cash reserves reduce to below the Senior Note Blockage Amount, Aircraft Finance may continue to pay the Required Expense Amount, swap payments that are not subordinated to the Interest Amount on the notes and the Interest Amount on the Class A Notes but may not make any payment that has a lower payment priority until cash reserves are replenished to that amount. Likewise, if the cash reserves reduce to below the Mezzanine Note Blockage Amount, the Junior Note Blockage Amount or the Subordinated Note Blockage Amount, Aircraft Finance may continue to pay the Interest Amount on the Class B Notes, the Class C Notes or the Class D Notes, respectively, but may not make any payment that has a lower respective priority.

     The required levels of cash reserves will automatically reduce as the principal balance of the classes of the notes reduces below the target level set forth in the indenture. The "Senior Note Blockage Amount" is initially $33 million but will reduce to $24 million on the Payment Date on which the outstanding principal balance of the Class A Notes has reduced to $24 million or less. The "Mezzanine Note Blockage Amount" is initially $43 million but will reduce to the sum, when less than $43 million, of the Senior Note Blockage Amount and the outstanding principal balance of the Class B Notes. The "Junior Note Blockage Amount" is initially $48 million but will reduce to the sum, when less than $48 million, of the Mezzanine Note Blockage Amount and the outstanding principal balance of the Class C Notes. The "Subordinate Note Blockage Amount" is initially $52 million but will reduce to the sum, when less than $52 million, of the Junior Note Blockage Amount and the outstanding principal balance of the Class D Notes. Once the outstanding principal balance of the notes is $24 million or less, all blockage amounts will be reduced to zero. Aircraft Finance may also unilaterally reduce any reserve level if it obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result.

     Aircraft Finance may arrange for one or more credit facilities. These facilities may consist of letters of credit, guarantees or other credit facilities that meet criteria specified in the indenture or cash collateral accounts in the name of the security trustee. Eligible credit facilities may be designated as primary, secondary, tertiary or subordinate depending on the class of notes that they support. Amounts available for drawing or on deposit in any eligible credit facility will be credited against the related reserve levels indicated above. Providers of eligible credit facilities will be reimbursed under the terms of those facilities and cash collateral accounts will be replenished to a required amount established by Aircraft Finance but in each case only within the respective payment priorities set forth above. There are currently no cash collateral accounts or other credit facilities.

     "Required Expense Amount" means the amount of expenses of the Aircraft Finance group due and payable on the relevant calculation date or reasonably anticipated to become due and payable before the payment date next succeeding the following calculation date to the extent those expenses consist of expenses other than aircraft modification payments and refinancing expenses or any aircraft modification payments or refinancing expenses in respect of which an accrual was previously made by a deposit in the expense account whether or not any such accrual has been previously used to pay any other expense, but excluding any portion of the accrual previously used to pay any aircraft modification payments or refinancing expenses. The Required Expense Amount is determined after giving effect to any withdrawal from any lessee funded account in which lessee segregated funds are kept or any drawing upon credit support provided by a lessee that is then available for the payment of any expense.

     ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES. If the amount available on any payment date to pay principal to any class of notes at any level of payment priority described in "-- Priority of Payments" is insufficient to pay all subclasses of that class of notes, the amount so payable will be allocated to those subclasses in the following order of priority:

     (1) To each subclass in order of issuance, the difference, if positive, between (a) the outstanding principal balance of that subclass and (b) the applicable extended pool factor set forth in Appendix 7 to this prospectus times the initial principal balance of that subclass when it was issued. If two or more subclasses were issued on the same date, principal amount will be applied to each of those subclasses pro rata according to the amount so calculated.

     (2) To each subclass, the difference, if positive, between (a) the outstanding principal balance of that subclass as reduced by any payment under clause (1) above and (b) the applicable pool factor set forth in Appendix 6 to this prospectus times the initial principal balance of that subclass when it was issued pro rata according to the amount so calculated.

     (3) To each subclass that has an expected final payment date on or before that payment date in order of issuance, the balance up to its outstanding principal balance. If two or more subclasses were issued on the same date, the balance will be applied in order of the earliest expected final payment date. Likewise, if two or more subclasses have the same expected final payment date, the balance will be applied pro rata according to the outstanding principal balance of each of those subclasses as reduced by any payments under clauses (1) and (2) above.

     (4) To each subclass that has an excess amortization date on or before that payment date, the balance up to its outstanding principal balance, pro rata according to the outstanding principal balance of each of those subclasses as reduced by any payments under the above clauses.

     (5) To each subclass in order of the earliest expected final payment date, the balance up to its outstanding principal balance. If two or more subclasses have the same expected final payment date, the balance will be applied pro rata according to the outstanding principal balance of each of those subclasses as reduced by any payments under the above.

     The "excess amortization date" for each subclass of the initial notes is:

                                                      EXCESS
CLASS OF INITIAL NOTES                           AMORTIZATION DATE
----------------------                           -----------------
Class A-1......................................     May 15, 2004
Class A-2......................................    June 15, 1999
Class B........................................    June 15, 1999
Class C........................................    July 15, 2016
Class D........................................     May 15, 2009

PRIORITY OF PAYMENTS AFTER ACCELERATION

     If the notes have been accelerated, the priorities described above under "-- Priority of Payments Before Acceleration" will not apply and all amounts will instead be applied in the following order:

     (1) FIRST, to the expense account, an amount so that the amount on deposit equals the Required Expense Amount;

     (2) SECOND, pro rata, to each provider of any primary eligible credit facility, any amounts payable to it under the primary eligible credit facility other than expenses and, to each cash collateral account that is a primary eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

     (3) THIRD, pro rata

        (a) to the holders of the Class A Notes, the Interest Amount on, and all outstanding principal of, that class pro rata according to the amount of the principal of that class and

        (b) pro rata to any swap provider, any senior swap payments due under any swap agreement;

     (4) FOURTH, to the holders of the Class A Notes, all Maturity Step-up Interest, Registration Step-up Interest, Additional Interest and redemption premium, pro rata according to the amount due;

     (5) FIFTH, pro rata, to each provider of a secondary eligible credit facility, any amounts payable to it under the secondary eligible credit facility other than expenses and, to any cash collateral account that is a secondary eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

     (6) SIXTH, to the holders of the Class B Notes, all accrued and unpaid interest and interest and redemption premium on, and all outstanding principal of, that class, pro rata according to the amount due;

     (7) SEVENTH, pro rata, to each provider of a tertiary eligible credit facility, any amounts payable to it under the tertiary eligible credit facility other than expenses and, to each cash collateral account that is a tertiary eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

     (8) EIGHTH, to the holders of the Class C Notes, all accrued and unpaid interest, Sale Premium and redemption premium on, and all outstanding principal of, that class, pro rata according to the amount due;

     (9) NINTH, pro rata, to each provider of a subordinate eligible credit facility, any amounts payable to it under the subordinate eligible credit facility other than expenses and, to each cash collateral account that is a subordinate eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

     (10) TENTH, to the holders of Class D Notes, all accrued and unpaid interest, Sale Premium and redemption premium on, and all outstanding principal of, that class pro rata according to the amount due;

     (11) ELEVENTH, pro rata, to any swap provider, the amounts of subordinated swap payments due under any swap agreement; and

     (12) TWELFTH, to the owner trustee for distribution to holders of the beneficial interests of Aircraft Finance, all remaining amounts.

INDENTURE COVENANTS

NO RELEASE OF OBLIGATIONS

     Aircraft Finance has agreed that it will not take, or knowingly permit any subsidiary to take, any action that would amend, terminate or discharge or prejudice the validity or effectiveness of the indenture, the security trust agreement, the master aircraft purchase agreement, the administrative agency agreement, the financial advisory agreement, the servicing agreement, any servicing agreement with UniCapital (if entered into) or the capital markets advisory agreement or permit any party to any of those agreements to be released from its obligations, except, in each case, as permitted or contemplated by the terms of the agreement.

     Aircraft Finance may, however, terminate any of those agreements in connection with its replacement with an agreement on terms substantially no less favorable to Aircraft Finance and its subsidiaries than the agreement being terminated. The foregoing restriction also does not apply if the controlling trustees of Aircraft Finance determine in the resolution authorizing the action to be permitted or taken or the release to be given that the action or release does not materially and adversely affect the interests of the holders of the notes and Aircraft Finance has provided notice to the rating agencies rating the notes. Aircraft Finance, however, may not in any case take any action that would result in any amendment or modification to any conflicts standard or duty of care in any of those agreements. In addition, there must be at all times an administrative agent for the services now provided by the administrative agent to Aircraft Finance, a financial advisor and a servicer for all aircraft in Aircraft Finance's portfolio.

LIMITATION ON ENCUMBRANCES

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest over or with respect to any asset of Aircraft Finance or any subsidiary, including any ownership interests and any indebtedness of any subsidiary held by Aircraft Finance or another subsidiary. This restriction does not apply to funds of lessees required to be segregated from Aircraft Finance's other funds under the terms of any lease. Encumbrances include any conditional sale, any sale with recourse against the sellers or any affiliate of the sellers under the master aircraft purchase agreement and any agreement to give any security interest.

     The foregoing provision does not preclude:

     (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings;

     (2) any liens of a repairer, carrier or hanger keeper on any aircraft arising in the ordinary course of business by operation of law, any engine or parts-pooling arrangements or any other similar lien;

     (3) any lien or encumbrance on any aircraft, engines or parts permitted under a lease of that property, other than liens or encumbrances created by the lessor;

     (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease (whether or not the lease has been terminated) or without the consent of the relevant lessor; if the lessor becomes aware of such a lien, the lessor must use commercially reasonable efforts to have the lien lifted;

     (5) any head lease, lease, conditional sale agreement or purchase option under the lease of an aircraft existing on May 5, 1999 with respect to the initial 36 aircraft or on the date the aircraft is acquired by Aircraft Finance or any subsidiaries with respect to any initial or future aircraft or any aircraft agreement meeting the requirements of clause (3) or (4) of the second paragraph under "-- Limitation on Aircraft Sales";

     (6) any lien for air navigation authority, airport landing, gate or handling (or similar) charges or levies;

     (7) any lien created in favor of Aircraft Finance, any subsidiaries or the security trustee;

     (8) any encumbrance arising under an eligible credit facility;

     (9) any lien not referred to in clauses (1) through (8) above that would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate initial appraised value of Aircraft Finance's portfolio of aircraft or $250,000 per aircraft;

     (10) any security interest created or required to be created under the security trust agreement;

     (11) any encumbrance over rights in or derived from any leases, if Aircraft Finance obtains a confirmation from the rating agencies that they will not lower, qualify or withdraw their ratings of the notes as a result and if the transaction or series of transactions resulting in the encumbrance, taken as a whole, does not materially and adversely affect the amount of collections that would have been received by Aircraft Finance and its subsidiaries from the lease had the encumbrance not been created; or

     (12) any other encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by Aircraft Finance or any subsidiaries.

LIMITATION ON RESTRICTED PAYMENTS

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to,

     (1) declare or pay any dividend or make any distribution on its ownership interests held by persons other than Aircraft Finance or any subsidiaries, except that Aircraft Finance may make payments on its beneficial interests out of funds distributed to the Owner Trustee as described under "-- Priority of Payments";

     (2) purchase, redeem, retire or otherwise acquire for value any beneficial interest in Aircraft Finance or any ownership interest of its subsidiaries held by and on behalf of persons other than Aircraft Finance, any subsidiary or other persons permitted under the requirements described in clause (2)(b) under "-- Limitation on the Issuance, Delivery and Sale of Equity Interests";

     (3) make any interest, principal or premium, if any, payment on the notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of indebtedness of Aircraft Finance or any subsidiary that is not owed to Aircraft Finance or any subsidiary other than in accordance with the notes and the indenture, except out of funds other than collections, if any new notes of Aircraft Finance issued in connection with that action rank pair passu with the notes being repurchased, defeased, acquired or retired, the controlling trustees determine that the action does not materially and adversely affect the holders of the notes and the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result;

     (4) make any investments, other than investments of funds in the accounts permitted under the indenture, investments permitted under provision described under "-- Limitation on Engaging in Business Activities", and investments in any subsidiary that owns aircraft, if written notice of the organization or acquisition of the subsidiary is given to each rating agency rating the notes.

     For purposes of the above provision, the term "investment" means any loan or advance to a person or entity, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of a person or entity, any capital contribution to a person or entity or any other investment in a person or entity. The term "investment" does not include any obligation to make deferred or installment payments pursuant to any agreement for the purchase of aircraft in clause (3) or (5) of the second paragraph under "-- Limitation on Aircraft Sales" if Aircraft Finance or a subsidiary retains a security interest in the relevant aircraft until all of those obligations are discharged.

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:

     (1) declare or pay dividends or make any other distributions permitted by applicable law or purchase, redeem or otherwise acquire for value any beneficial interest or other ownership interests of Aircraft Finance or any subsidiary;

     (2) pay any indebtedness owed to Aircraft Finance or a subsidiary;

     (3) make loans or advances to Aircraft Finance or a subsidiary; or

     (4) transfer any of its property or assets to Aircraft Finance or any other subsidiary.

     The foregoing provision does not restrict any consensual encumbrances or other restrictions:

     (1) existing on May 5, 1999 with respect to the initial 36 aircraft or on the date an aircraft is acquired with respect to any aircraft under the transactional documents described in this prospectus and any amendments, extensions, refinancings, renewals or replacements of those documents, if the consensual encumbrances and restrictions in any amendment, extension, refinancing, renewal or replacement are no less favorable in any material respect to the holders of the notes than those previously in effect; or

     (2) in the case of clause (4) in the prior paragraph, that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of Aircraft Finance or any subsidiary not otherwise prohibited by the indenture.

     This provision also does not restrict Aircraft Finance or any subsidiary from creating, incurring, assuming or suffering to exist any encumbrances not otherwise prohibited under the indenture.

LIMITATION ON ENGAGING IN BUSINESS ACTIVITIES

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (1) (a) purchasing or otherwise acquiring, owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing aircraft within the limitations described under "-- Limitation on Aircraft Acquisitions";

          (b) selling or otherwise disposing of aircraft within the limitations described under "-- Limitation on Aircraft Sales"; and

          (c) entering into all contracts and engaging in all related activities incidental to those activities, including from time to time in the ordinary course of business accepting, exchanging or holding promissory notes, contingent payment obligations or equity interests of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process of those lessees or affiliates or in settlement of delinquent obligations or obligations anticipated to be delinquent of those lessees or affiliates;

     (2) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, Aircraft Finance or any subsidiary, in each case on such terms and in such manner as the controlling trustees of Aircraft Finance see fit -- whether or not Aircraft Finance or the subsidiary derives a benefit from doing so -- if the loan, guarantee or other support is provided in connection with the purposes set forth in clause (1) above and Aircraft Finance gives written notice of the loan, guarantee or other support to each rating agency rating the notes;

     (3) financing or refinancing the business activities described in clause
(1) above through the offer, sale and issuance of any securities of Aircraft Finance, upon such terms and conditions as the controlling trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by Aircraft Finance or any subsidiary;

     (4) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or that may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of Aircraft Finance's or any of its subsidiaries' property or assets, within limits and with providers specified in a resolution of the controlling trustees and submitted to the rating agencies rating the notes, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing;

     (5) (a) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (1) above if Aircraft Finance gives written notice to each rating agency rating the notes that the entity is set up in compliance with the indenture;

        (b) acquiring, holding and disposing of shares, securities and other interests in any such trust, company, syndicate, partnership or other entity; and

        (c) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary within the requirements described under "-- Limitation on Aircraft Sales";

     (6) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies as Aircraft Finance or any of its subsidiaries may think fit and to pay the related premiums; and

     (7) entering into a servicing agreement with any UniCapital affiliate with respect to aircraft purchased from UniCapital or any of its affiliates if Aircraft Finance first obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result and delivers to the trustee a resolution of the controlling trustees approving the agreement.

LIMITATION ON INDEBTEDNESS

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, indebtedness, contingently or otherwise and whether present or future. For ease, the term "incur" is used for each such action.

     The term "indebtedness" means, at any date of determination and without duplication:

     (1) all indebtedness of a person for borrowed money;

     (2) all obligations of a person evidenced by bonds, debentures, notes or other similar instruments;

     (3) all reimbursements and other obligations of a person in respect of letters of credit or other similar instruments;

     (4) all obligations of a person to pay the deferred and unpaid purchase price of property or services due more than six months after the date of purchasing the property or service or taking delivery and title to the property or the completion of the services and payment deferrals arranged primarily as a method of financing the acquisition of the property or service;

     (5) all obligations of a person under a lease of, or other agreement conveying the right to use, any property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States;

     (6) all indebtedness of other persons secured by a lien on any asset of a person, whether or not such indebtedness is assumed by that person; and

     (7) all indebtedness of other persons guaranteed by a person.

     The foregoing provision does not restrict:

     (1) indebtedness in respect of any initial note issued on May 5, 1999 and the exchange notes;

     (2) indebtedness in respect of any refinancing notes or other indebtedness issued in connection with the repurchase, defeasance, acquisition or retirement for value of any initial notes or exchange notes, if

        (a) Aircraft Finance receives a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result with respect to the refinancing notes or other indebtedness;

        (b) taking into account the refinancing or repurchase, Aircraft Finance receives a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result; and

        (c) the net proceeds of the refinancing notes or other indebtedness are applied only (x) to repay the Redemption Price of the notes being refinanced or repurchased and related transaction expenses, (y) to fund any cash collateral account established for the refinancing notes and (z) for deposit into the collections account as cash reserves at any existing or increased level;

     (3) indebtedness in respect of guarantees by any Aircraft Finance group member (other than as provided in clause (5) below) unless it would materially and adversely affect the holders of the notes;

     (4) indebtedness in respect of any additional notes, if

        (a) the net proceeds of the additional notes are applied (w) to finance the acquisition of additional aircraft where permitted as described under "-- Limitation on Aircraft Acquisitions", (x) to pay related transaction expenses, (y) to fund any cash collateral account established for those additional notes and (z) for deposit into the collections account as cash reserves at any existing or increased level;

        (b) Aircraft Finance obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result; and

        (c) the additional notes and all other secured obligations will be secured by the collateral under the security trust agreement;

     (5) obligations to each seller of aircraft under each agreement for the purchase of aircraft, any related lease assignment and assumption agreements and other related documents, including any indebtedness owed to any lessee with respect to maintenance contribution obligations;

     (6) indebtedness under intercompany loans or any agreement between Aircraft Finance or any of its subsidiaries if the indebtedness is evidenced by promissory notes and Aircraft Finance provides written notice of the indebtedness to each rating agency rating the notes; and

     (7) indebtedness of Aircraft Finance under any eligible credit facility if Aircraft Finance obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result.

     For the purposes of this provision, the term "guarantee" means any contingent or other obligation of a person directly or indirectly guaranteeing any indebtedness or other obligation of any other person. Without limiting the generality of that definition, the term

"guarantee" includes any contingent or other obligation of a person directly or indirectly to purchase or pay, or advance or supply funds for the purchase or payment of, the indebtedness or other obligation of another person or entered into for purpose of assuring in any other manner the person owed the indebtedness or other obligation of its payment or protecting that person against loss in respect the whole or any part of the indebtedness or other obligation. The term "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

LIMITATION ON AIRCRAFT SALES

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, sell, transfer or otherwise dispose of any aircraft or any interest in any aircraft other than as provided in the servicing agreement.

     The foregoing provision does not restrict the sale, transfer or other disposition of:

     (1) any engine or part of any aircraft purchased on the date that aircraft is acquired;

     (2) one or more aircraft or interest in one or more aircraft

        (a) pursuant to a purchase option or a similar agreement existing on May 5, 1999 with respect to the initial 36 aircraft or on the date the aircraft was acquired in the case of any aircraft or

        (b) to Aircraft Finance or another subsidiary if Aircraft Finance provides written notice to each rating agency rating the notes;

     (3) if the sale does not result in default under the concentration limits exercised under "-- Concentration Limits" and the net present value of the cash net sale proceeds is not less than the Note Target Price;

     (4) in connection with the receipt of insurance proceeds due to an event of loss; or

     (5) when the net present value of the cash Net Sales Proceeds is less than the Note Target Price if

        (a) in any one calendar year sales under this clause do not exceed 10% of the Adjusted Portfolio Value as determined by the most recent appraisals for that year;

        (b) the controlling trustees unanimously confirm that the sale would not materially and adversely affect the holders of the notes; and

        (c) unless Aircraft Finance obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result, the sale does not result in a default under the concentration limits described under "-- Concentration Limits".

     For the purposes of this provision, the net present value of the cash net sale proceeds is the present value of all payments received or to be received by Aircraft Finance or any of its subsidiaries from the date on which the relevant option is granted or the relevant aircraft purchase agreement is executed through and including the date on which title to the aircraft is transferred discounted back to the option granting or execution date, as the case may be, at the weighted average cost of funds of Aircraft Finance. The weighted average cost of funds will be based on the cost of funds represented by the notes taking into account any swap agreements.

     "Note Target Price" means an amount equal to 103% of the aggregate outstanding principal balance of the notes plus any accrued but unpaid interest on the principal and any related swap breakage costs, allocable to an aircraft on the date of the sale agreement is executed or the option granted. On any date, the outstanding principal balance of the notes allocable to an aircraft is determined by multiplying the principal balance by the Adjusted Base Value of that aircraft on the most recent payment date and dividing the result by the Adjusted Portfolio Value on that payment date.

     "Net Sale Proceeds" means the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with the sale, transfer or other disposition of an asset after deducting without duplication reasonable and customary brokerage commissions, fees under the servicing agreement and other similar fees and commissions and the amount of taxes payable in connection with or as a result of the transaction, in each case to the extent, but only to the extent, that the amounts deducted are, at the time of receipt of the cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to the transaction or to the asset.

LIMITATION ON AIRCRAFT ACQUISITIONS

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, purchase or otherwise acquire any aircraft other than the initial 36 aircraft.

     Aircraft Finance and its subsidiaries may, however, purchase or otherwise acquire, directly or indirectly, additional aircraft from time to time if:

        (a) no indenture event of default has occurred and is continuing;

        (b) the acquisition does not result in a default under the concentration limit described under "-- Concentration Limits"; and

        (c) after giving effect to the acquisition, no more than 90% of the appraised base value of the aircraft in Aircraft Finance's portfolio consists of Stage 3 narrowbody aircraft, no more than 50% of the appraised base value of that portfolio consists of Stage 3 widebody aircraft, no more than 15% of the appraised base value of that portfolio consists of regional jets and none of the aircraft in the portfolio are turboprop aircraft unless Aircraft Finance obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result.

     If, in connection with any permitted acquisition of additional aircraft, a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result has been obtained for UniCapital or any affiliate of UniCapital to act as an additional servicer, Aircraft Finance is required to enter into a servicing agreement with that entity upon the terms approved by the rating agencies rating the notes and set forth in a resolution of the independent controlling trustees of Aircraft Finance.

LIMITATION ON MODIFICATION PAYMENTS AND CAPITAL EXPENDITURES

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, including the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft or the purchase or other acquisition of any engines or parts outside of the ordinary course of business. An aircraft modification payment does not include any capital expenditure made in the ordinary course of business in connection with a new lease of an aircraft or any capital expenditure existing in any lease on May 5, 1999 for the initial 36 aircraft or the date on which it was acquired in the case of any other aircraft.

     Aircraft Finance and its subsidiaries may, however, make an aircraft modification payment if

     (1) that and all other modification payments made after May 5, 1999 with respect to any single aircraft do not exceed the amount of funds that would be necessary to perform one incidence of heavy maintenance on the aircraft;

     (2) the modification payment is included in the annual operating budget of Aircraft Finance and approved by the controlling trustees or the amount of funds necessary to make that modification payment has been accrued in the expense account or otherwise allowed to be paid under the provision described under "-- Limitation on Indebtedness"; and

     (3) that and all other modification payments do not exceed 5% of the aggregate initial appraised value of all aircraft.

LIMITATION ON CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets as an entirety or substantially as an entirety, in one transaction or in a series of related transactions to any other person, or permit any other person to merge with or into Aircraft Finance or any subsidiary, unless

     (1)(a) the resulting entity is a special purpose entity, with a charter that is substantially similar to that of Aircraft Finance or the subsidiary;

     (b) payments from the resulting entity to the holders of the notes do not give rise to any withholding tax payments less favorable to them than the amount of any withholding tax payments that would have been required had the event not occurred; and

     (c) the entity is not subject to taxation as a corporation, an association or publicly traded partnership taxable as a corporation;

     (2) in the case of Aircraft Finance, the current beneficial interests remain outstanding or are exchanged for new interests that have substantially the same terms and conditions and the resulting entity expressly assumes all of the obligations of Aircraft Finance in the indenture, the notes and each other transaction document described in this prospectus;

     (3) a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result is obtained;

     (4) immediately after giving effect to the transaction, no indenture event of default occurs and is continuing;

     (5) the transaction does not result in the recognition of gain or loss by the holders of the beneficial interest of Aircraft Finance for United States federal income tax purposes; and

     (6) Aircraft Finance delivers to the trustee an officer's certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and any related supplemental indenture comply with the above criteria and, if applicable, the requirements described under "-- Limitation on Aircraft Sales" and that all applicable conditions precedent under the indenture relating to such transaction have been satisfied.

     The foregoing provision does not apply to a consolidation, merger, sale, conveyance, transfer, lease or disposition:

        (a) within the Aircraft Finance group if it would not materially and adversely affect the holders of the notes and Aircraft Finance gives written notice each rating agency rating the notes;

        (b) complying with the terms of the requirements described under "-- Limitation on Aircraft Sales"; or

        (c) effected as part of a single transaction providing for the redemption or defeasance of the notes in accordance with their terms.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction with any affiliate of Aircraft Finance or any subsidiary, except upon fair and reasonable terms no less favorable to Aircraft Finance or the subsidiary than could be obtained in a comparable arm's-length transaction with a person that is not an affiliate. Without limiting the foregoing, this provision applies to the purchase, sale, lease or exchange of property or assets, or the rendering of any service.

     The foregoing limitation does not limit or apply to

     (1) any transaction in connection with the establishment of the Aircraft Finance group or its acquisition of the initial 36 aircraft or made under the transactional documents described in this prospectus;

     (2) any transaction among Aircraft Finance and its subsidiaries unless it would materially and adversely affect the holders of the notes;

     (3) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the controlling trustees;

     (4) any payments on or with respect to the notes or to the owner trustee under the indenture and to the holders of the beneficial interests of Aircraft Finance under its trust agreement;

     (5) the acquisition of additional aircraft or any transaction complying with the provisions described under "-- Limitation on Aircraft Sales";

     (6) any payments of the types referred to in clause (1) or (2) of the provision described under "Limitation on Restricted Payments" and not prohibited under those clauses; or

     (7) the sale of Aircraft Finance or any subsidiary as part of a single transaction providing for the redemption or defeasance of notes in accordance with their terms.

LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF EQUITY INTERESTS

     Aircraft Finance has agreed that it will not:

     (1) issue, deliver or sell any shares, interests, participations or other equivalents in equity however designated and whether voting or non-voting, other than beneficial interests existing on May 5, 1999; or

     (2) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents in equity however designated and whether voting or nonvoting, other than the beneficial interests and shares existing on May 5, 1999.

     The foregoing provision does not apply to:

     (1) issuances, sales, delivery, transfer or pledge of beneficial interests in any Aircraft Finance group member to or for the benefit of any other Aircraft Finance group member;

     (2) issuances or sales of any additional beneficial interest of Aircraft Finance to finance the acquisition of additional aircraft as permitted by the indenture if (x) the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings as a result and (y) the net proceeds are used only to finance such an aircraft acquisition, to fund any cash collateral account, for deposit as cash reserves in the collections account or to pay any related transaction expenses;

     (3) issuances or sales of interests of foreign subsidiaries of Aircraft Finance to nationals in the jurisdiction of incorporation or organization to the extent required by applicable law or necessary in the determination of the controlling trustees to avoid adverse tax consequences or to facilitate the registration or leasing of Aircraft;

     (4) the pledge of interests in subsidiaries under the security trust agreement;

     (5) the sale of any interests of a subsidiary to effect the sale of all aircraft owned by the subsidiary in compliance with the terms of the requirements described under "-- Limitation on Aircraft Sales"; and

     (6) the issuance of additional beneficial interests in Aircraft Finance to the holders of its current beneficial interest to the extent those holders provide funds to Aircraft Finance to effect a redemption, to fund payments to be made to cure interest shortfalls or to discharge the notes upon their acceleration.

BANKRUPTCY AND INSOLVENCY

     Aircraft Finance has agreed that:

     (1) it will promptly provide the trustee and the rating agencies rating the notes with written notice of any proceeding by or against Aircraft Finance or any of its subsidiaries seeking to adjudicate any of them a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for either all or any substantial part of its property;

     (2) it will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents that would adversely affect the rights, privileges or preferences of any holders of the notes, as determined by the controlling trustees; and

     (3) it will not, without an affirmative unanimous written resolution of the controlling trustees, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of its trust agreement that requires a unanimous resolution of the controlling trustees or limits the actions of its beneficial interest holders with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

     Aircraft Finance has agreed that it will duly and punctually pay the principal, premium and interest on the notes in accordance with the terms of the indenture and the notes.

LIMITATION ON EMPLOYEES

     Aircraft Finance has agreed that it will not, and will not permit any of its subsidiaries to, employ or maintain any employees other than as required by law. The trustees and directors of Aircraft Finance or any of its subsidiaries are not deemed to be employees for this purpose.

OPERATING COVENANTS

CONCENTRATION LIMITS

     Aircraft Finance has agreed that it will not, and will not permit any subsidiary to lease or re-lease any aircraft if doing so would violate the concentration limits listed below unless the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result. Aircraft Finance and its subsidiaries may, however, renew or extend any lease to an existing lessee even if that would result in a violation of the concentration limits. The concentration limits may be changed in the future but only if the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result.

                                                 PERCENTAGE OF MOST RECENT
LESSEE CONCENTRATION LIMITS                   APPRAISED VALUE OF PORTFOLIO(1)
---------------------------                   -------------------------------
Single lessee rated BBB/Baa2 (or the
  equivalent) or better.....................                15
Other single lessees........................                10
Five largest lessees........................                35

                                                 PERCENTAGE OF MOST RECENT
COUNTRY CONCENTRATION LIMITS                  APPRAISED VALUE OF PORTFOLIO(1)
----------------------------                  -------------------------------
Countries rated AAA/Aaa (or the
  equivalent)(2)............................                30
Countries rated BBB/Baa2 (or the equivalent)
or better(2)................................                20
Other.......................................                15

                                                 PERCENTAGE OF MOST RECENT
REGION CONCENTRATION LIMITS                   APPRAISED VALUE OF PORTFOLIO(1)
---------------------------                   -------------------------------
Developed Market region(3)..................                55
Emerging Market region(3)...................                25
Asia and Pacific regions together(3)........                45
Undesignated(3).............................                20(4)

-------------------------

(1) This percentage is obtained by dividing the most recent appraised value of all aircraft leased or to be leased to lessees habitually based in the applicable country by the most recent appraised value of all aircraft then owned by Aircraft Finance and its subsidiaries.

(2) The applicable rating is the sovereign foreign currency debt rating assigned by the rating agencies rating the notes to the country in which a lessee is habitually based at the time the relevant lease is executed.

(3) The designation of regions is set out below.

(4) In addition, no more than 10% of the most recent appraised value of the aircraft may be leased to lessees habitually based in "Undesignated" countries rated below BBB/ Baa2 or the equivalent and no more than 5% of the most recent appraised value of the aircraft may be leased to lessees habitually based in "Undesignated" countries in Africa.

REGION                                                 COUNTRY
------                                                 -------
Developed Markets
Europe................................  EU (except Greece and Luxembourg),
                                          Norway and Switzerland
  North America.......................  Canada and United States
  Pacific.............................  Australia, Hong Kong, Japan, New
                                        Zealand and Singapore
Emerging Markets
  Asia................................  China, India, Indonesia, Korea,
                                        Malaysia, Pakistan, Philippines, Sri
                                          Lanka, Taiwan and Thailand
  Europe and Middle East..............  Czech Republic, Greece, Hungary,
                                        Israel, Jordan, Poland, Russia and
                                          Turkey
  Latin America.......................  Argentina, Brazil, Chile, Columbia,
                                        Mexico, Peru and Venezuela
Undesignated..........................  All other countries (generally those with small or Undeveloped capital
                                          markets)

     In addition, the indenture does not permit Aircraft Finance or any of its subsidiaries to lease or re-lease aircraft to lessees who operate or intend to operate those aircraft in specified countries listed in the indenture and in other countries listed in the indenture without procuring airline repossession insurance. The list of prohibited countries and countries with respect to which airline repossession insurance must be procured may be modified from time to time upon the approval of the rating agencies rating the notes.

     The indenture contains no limitations on the countries or regions where sub-lessees may habitually base aircraft if the sublease is permitted under the relevant lease and the relevant lessee is a signatory to a lease.

COMPLIANCE WITH LAW; MAINTENANCE OF PERMITS

     Aircraft Finance has agreed that it and its subsidiaries will

     (1) comply with applicable laws,

     (2) with limited exceptions, obtain all material governmental registrations, certificates, licenses, permits and authorizations required to use and operate the aircraft they own,

     (3) not cause or knowingly permit any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law and

     (4) with limited exceptions, not knowingly permit any lessee not to obtain all material governmental registrations, certificates, licenses, permits and authorizations required for the lessee's use and operation of its leased aircraft.

     The foregoing provision will not be deemed to have been breached by virtue of acts or omissions of a lessee, sub-lessee or any person who has possession of the aircraft or any engine for the purpose of repairs, maintenance, modification or storage or by virtue of any requisition, seizure, or confiscation of the aircraft if neither Aircraft Finance nor any subsidiary consents to those acts or omissions and Aircraft Finance or its subsidiary that is the lessor or owner of the aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would take under similar circumstances.

APPRAISAL OF AIRCRAFT

     Aircraft Finance has agreed to deliver, commencing in 2000, to the trustee appraisals of the base value of each of the aircraft at least once each year by May 31. The appraisals must come from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization and be dated within 30 days prior to their delivery to the trustee.

MAINTENANCE OF AIRCRAFT

     Aircraft Finance has agreed that it and its subsidiaries will maintain each leased aircraft and engine in a condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft leased under similar circumstances. Aircraft Finance also has agreed to maintain each aircraft that is not subject to a lease in a condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft not under lease.

     The foregoing provision will not be deemed to have been breached by virtue of acts or omissions of a lessee, sub-lessee or any person who has possession of the aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft if neither Aircraft Finance nor any subsidiary consents to those acts or omissions and Aircraft Finance or its subsidiary that is the lessor or owner of the aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would take under similar circumstances.

NOTIFICATION OF THE TRUSTEE AND THE ADMINISTRATIVE AGENT

     Aircraft Finance has agreed to notify the trustee and the administrative agent as soon as Aircraft Finance or any subsidiary becomes aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement exceeds $2,000,000.

LEASES

     The indenture requires Aircraft Finance in general to use the pro forma lease agreements then in use by the servicer or any additional servicer as a starting point in the negotiation of future leases other than intracompany leases. These pro forma leases may be revised especially for use by the Aircraft Finance group. In connection with any renewal or extension of a lease, Aircraft Finance may use the pre-existing lease as a starting point in the lease negotiations. Aircraft Finance may also use a pre-existing lease as a starting point in negotiations in connection with the leasing of any aircraft that is managed or serviced by the servicer or the additional servicer.

     If in their annual review of the pro forma lease the controlling trustees determine that any revision to the pro forma lease made since their last review is substantially inconsistent with the core lease provisions listed in the indenture and materially and adversely affects the holders of the notes, the indenture requires the controlling trustees to direct the servicer not to include that revision in the pro forma lease to be used as the starting point in the negotiation of future leases. If the controlling trustees determine that the revision to the pro forma lease will not materially and adversely affect the holders of the notes, the controlling trustees must amend the applicable core lease provisions and notify the rating agencies rating the notes of any lease entered into in the future whose terms are materially less favorable from the point of view of the lessor than that of any lease then in effect.

     Neither Aircraft Finance nor any subsidiary may enter into any future lease if the rental payments are denominated in a currency other than United States dollars unless the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result.

     The indenture requires that each lease of an aircraft owned by Aircraft Finance or a subsidiary, other than an intracompany lease, contain an indemnity from the lessee in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of the lease. The indemnity may be subject to exceptions, limitations and qualifications that are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

OPINIONS

     The indenture prohibits Aircraft Finance and its subsidiaries from entering into any future lease, other than an intracompany lease, or changing the jurisdiction of registration of any aircraft that is subject to a lease, unless the servicer or an additional servicer obtains legal opinions regarding compliance with the registration requirements of the relevant jurisdiction, enforceability of the future lease and certain other matters that would customarily be obtained by leading international aircraft operating lessors.

INSURANCE

     Aircraft Finance has agreed that it or its subsidiaries will maintain

     (1) airline hull insurance for each aircraft in an amount at least equal to the Note Target Price for that aircraft,

     (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts stated in the indenture for each model of aircraft, as those amounts may be changed in the future with the approval of the rating agencies rating the notes, and

     (3) airline repossession insurance for each aircraft subject to a lease and habitually based in specified jurisdictions, in an amount at least equal to the Note Target Price for that aircraft.

     Aircraft Finance has agreed that, for the period July 3, 1999 to May 5, 2000, it will, if requested by any rating agency rating the notes, obtain aircraft repossession insurance for aircraft leased to lessees habitually based in specified countries other than developed markets. That period may be extended for up to one year if a rating agency so requests. Any insurance for any aircraft subject to a lease may be subject to commercially reasonable deductible and self-insurance arrangements. The coverage and terms of any insurance maintained for any aircraft not subject to a lease must be consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

     In determining the amount of insurance required to be maintained, Aircraft Finance may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency the sovereign foreign currency debt of which is rated at least AA, or the equivalent, by at least one of the rating agencies rating the notes. Any such indemnification or insurance must provide substantially similar protection as the insurance required by this covenant. Aircraft Finance is not required to maintain any insurance to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates.

COMPLIANCE THROUGH AGENTS

     Aircraft Finance is entitled to delegate the performance of any of its operating obligations under the indenture to one or more service providers if the document under which the delegation is made is included as collateral under the security trust agreement. This provision is not intended to relieve Aircraft Finance from any liability if Aircraft Finance or any service provider fails to perform any obligation strictly in accordance with the indenture.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

     Each of the following events is an "indenture event of default" with respect to any subclass of notes:

     (1) A failure to pay when due the Interest Amount on any subclass of notes that continues for a period of five or more business days.

     (2) A failure to pay when due principal on any subclass of notes either on or prior to its final maturity date.

     (3) A failure to pay when due any amount, other than interest, on any subclass of notes if there are amounts available in the collections account or any cash collateral account on a payment date to pay that amount and the failure continues for five or more business days after that payment date.

     (4) A failure by Aircraft Finance to comply with any of the provisions of the indenture or any notes other than a payment default under clause (1), (2) or
(3) above, if the failure materially and adversely affects the holders of that subclass of notes and continues for a period of 30 days or more after written notice to Aircraft Finance by the controlling party or by holders of at least 25% of the outstanding principal balance of the senior-most class.

     If the failure can be cured within 90 days of the date of that notice and the administrative agent has promptly provided the trustee with a certificate stating that Aircraft Finance has commenced, or will promptly commence, and diligently pursue all reasonable efforts to cure the failure, the 30-day period may be extended so long as Aircraft Finance or any subsidiary is diligently pursuing the cure but no longer than 90 days.

     (5) The entry by a court of a decree or order that remains unstayed and undismissed for 90 days for:

        (a) relief in respect of Aircraft Finance or any subsidiary that owns or leases aircraft with a base value of at least 10% of the Adjusted Portfolio Value at that time under any applicable law relating to bankruptcy, insolvency, reorganization or other similar law;

        (b) appointment of a receiver, trustee or similar official of Aircraft Finance or any such subsidiary; or

        (c) the winding up or liquidation of the affairs of Aircraft Finance or any such subsidiary.

     (6) Aircraft Finance or any such subsidiary:

        (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, reorganization or other similar law or consents to the entry of an order for relief in any involuntary case under any such law;

        (b) consents to the appointment of or taking possession by a receiver, liquidator, trustee or similar official for Aircraft Finance or any such subsidiary or for all or substantially all of the property of Aircraft Finance or any such subsidiary; or

        (c) effects any general assignment for the benefit of creditors.

     (7) A judgment or order for the payment of money in excess of 5% of the aggregate Adjusted Portfolio Value is rendered against Aircraft Finance or any subsidiary and either:

        (a) enforcement proceedings are commenced on the judgment or order; or

        (b) no stay of enforcement of the judgment or order is in effect for 10 consecutive days. A judgment or order will not be an indenture event of default so long as the amount of the judgment or order is covered by a binding policy of insurance and the insurer, who must be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim for, the amount of the judgment or order.

     (8) The constitutional documents of Aircraft Finance cease to be in full force and effect and are not replaced with documents that have the same terms.

     The indenture provides that, within 30 days of an indenture event of default as to any subclass of notes, the trustee will mail to the holders of notes of that subclass notice of all existing defaults under the indenture known to it. Other than a default as to interest, principal or premium, the trustee may withhold the notice if it determines in good faith that withholding the notice is in the interest of the affected holders.

     If an indenture event of default other than an indenture event of default under clause (5) or (6) above occurs and is continuing, the controlling party may give a default notice to Aircraft Finance, the administrative agent, the security trustee and the trustee declaring the outstanding principal balance of the notes and all accrued and unpaid interest to be due and payable. The "controlling party" is either the senior trustee or, in some instances, the provider of a primary eligible credit facility. If the controlling party is the senior trustee, the holders of at least 25% of the outstanding principal balance of the senior-most class of notes may instruct the controlling party in writing to give a default notice. If the controlling party is the facility provider, only it may give a default notice.

     At any time after the controlling party has sent a default notice and before the exercise of any other remedies, the controlling party may annul the declaration and its consequences by written notice to Aircraft Finance, the senior trustee (if not the controlling party), the administrative agent, the security trustee and the trustee if:

     (1) Aircraft Finance deposits an amount sufficient to pay all overdue installments of interest, and the principal and premium on the notes that would have become due other than by acceleration;

     (2) the annulment would not conflict with any judgment or decree; and

     (3) all other defaults other than nonpayment of amounts that become due solely because of acceleration have been cured or waived.

If the controlling party is the senior trustee, the holders of at least 25% of the outstanding principal balance of the senior-most class of notes may direct the controlling party to give that notice of annulment. If the controlling party is a credit facility provider, only it may give a notice of annulment.

     If an indenture event of default under clause (5) or (6) occurs, all principal, interest and premium will automatically become due without any further action by any party.

     The "senior trustee" is

     (1) so long as any Class A Notes are outstanding, the representative of the majority holders of the Class A Notes;

     (2) after the Class A Notes have been repaid in full, and so long as any Class B Notes are outstanding, the representative of the majority holders of the Class B Notes;

     (3) after the Class A Notes and Class B Notes have been repaid in full and so long as any Class C Notes are outstanding, the representative of the majority holders of the Class C Notes; and

     (4) after the Class A Notes, the Class B Notes and the Class C Notes have been repaid in full and so long as any Class D Notes are outstanding, the representative of the majority holders of the Class D Notes.

If at any time each subclass of the senior-most class of notes does not have the same trustee, then the senior trustee will be the trustee of the subclass with the lowest numerical designation. As of the date of this prospectus, the senior trustee for each class of notes is Bankers Trust.

     The indenture entitles the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of notes before exercising any right or power under the indenture at the request or direction of those holders. Except in limited circumstances, no holder has the right to sue for recovery or take any other actions to enforce the obligations of Aircraft Finance to pay any and all amounts due and payable under the notes other than through the senior trustee acting in accordance with the indenture. No holder of the notes has the right to take any steps to cause the filing for bankruptcy of Aircraft Finance or any subsidiary.

     Upon acceleration, the security trustee may exercise such remedies as to the collateral under the security trust agreement as are provided by the Uniform Commercial Code and other applicable law. These remedies include the sale of all or any part of the collateral at public or private sale for cash, credit or other terms as the security trustee may determine to be commercially reasonable.

SUBORDINATION

     Under the terms of the indenture and the security trust agreement, each holder of a Note agrees that its claims against Aircraft Finance for payment of any amount are subordinate to any claims that have a higher payment priority as described above in "-- Priority of Payments" and "-- Allocation of Principal among Subclasses". This subordination continues until the holder of a prior claim, or the trustee on its behalf, has received the full cash amount of the prior claim. Each holder is also obligated to hold for the benefit of the holder of a prior claim any amounts received by the holder that should have been paid to or on behalf of the holder of a prior claim. Each holder also agrees to execute and deliver such instruments and documents, and take all further action, that the controlling party may reasonably request in order to effectuate the above. Funds provided by the holders of beneficial interests in Aircraft Finance to cure interest shortfalls, amounts in any cash collateral account, funds provided for a defeasance of the notes and for an optional redemption of the notes and proceeds of refinancing notes are not subject to these subordination provisions.

     Under the security trust agreement, so long as any prior claims remain unpaid, neither any trustee or representative of any holders of notes whose claims are not prior nor the holders of these claims themselves may commence or join in commencing any enforcement, collection, foreclosure or other proceeding as to the collateral. Upon request by the Controlling Party, however, the holders of the junior claims and their representatives must, at the expense of Aircraft Finance, join in enforcement, collection, foreclosure or other proceedings and otherwise cooperate in the proceedings with the security trustee. They must also execute all such consents, pleadings, releases and other instruments as the security trustee may reasonably request. The conduct of the proceedings are at all times to be under the exclusive control of the security trustee.

     Furthermore, upon request by the Controlling Party, the representatives of the holders of the junior claims are required to release the security in their favor in any collateral and execute all such instruments as the controlling party may reasonably request upon any sale, lease, transfer or other disposition of any collateral under the security trust agreement. Neither the holders of the junior claims nor their representatives may contest the validity, perfection or priority of, or seek to avoid, the rights of the controlling party or the holders of the prior claims as to any collateral.

MODIFICATION AND WAIVER

     The indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the notes voting as a single class, Aircraft Finance may amend or modify the notes or the indenture. Without the consent of each provider of an eligible credit facility, no amendment may modify the provisions of the indenture relating to that credit facility or, to the extent affecting its credit facility, credit facilities generally.

     Except as provided in the indenture in connection with the issuance of additional notes or except as described under "-- Allocation of Principal among Subclasses", no amendment may without the consent of each swap provider of an eligible credit facility and the holder of each note affected by the amendment:

     (1) alter the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal, premium and Sale Premium on any subclass of notes,

     (2) reduce the percentage of the outstanding principal balance of any subclass required to approve any amendment or waiver or

     (3) alter the manner or priority of payment of any subclass of notes.

     The holders of a majority of the outstanding principal balance of the senior-most class of notes by notice to the senior trustee may waive some indenture events of default. Any modification approved by the required holders of any subclass of notes will be binding on the holders of that subclass of notes and each party to the indenture. Aircraft Finance is not restricted from amending any lease if the amendment is otherwise permitted by the indenture.

     The subordination provisions contained in the indenture may not be amended or modified without the consent of each swap provider, each provider of an eligible credit facility, each holder of the subclass of notes affected by the amendment or modification and each holder of any subclass of notes that has a payment priority higher than that of those notes. The provisions in the indenture relating to the priority of expenses, swap payments or any eligible credit facilities may in no event be amended or modified.

NOTICES TO HOLDERS

     Except as provided below, any notice to the holders of notes is valid if given:

     (1) by publication in the Luxemburger Wort or, if that newspaper is no longer published or timely publication is not practicable, in such English language newspaper or newspapers with a general circulation in Europe as the trustee approves;

     (2) by either of the information in the notice appearing on the relevant page of the Reuters screen or such other medium for the electronic display of data as may be approved by the trustee and notified to holders or publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper is no longer published or timely publication is not practicable, in such English language newspaper or newspapers with a general circulation in Europe and the United States as the trustee approves; and

     (3) until such time as definitive notes are issued and, so long as the notes are registered in the name of a nominee for DTC, or Cedel Bank, and so long as the notes are listed on the Luxembourg Stock Exchange and its rules so permit, delivery of the relevant notice to DTC, Euroclear or Cedel Bank for communication by them to the holders.

     Any notice to the holders of any subclass of notes bearing interest based on LIBOR that specifies an interest rate for those notes, any payment date, any principal payment or any payment of premium is validly given by delivery to DTC, Euroclear or Cedel for communication by them to the holders, does not need to be published in the Luxemburger Wort, and must be promptly given to the Luxembourg Stock Exchange and made available at the office of the Luxembourg paying agent. Any notice specifying an increase in the interest rate of any subclass of notes due to Maturity Step-Up Interest or Registration Step-Up Interest or redemption of principal of any notes must be published in the Luxemburger Wort or another daily newspaper of general circulation in Luxembourg. Any notice is deemed to have been given on the first day on which any of those conditions shall have been met.

     Notices to holders of the Class D Notes generally will be made by the trustee directly to the holders.

     The trustee may approve some other method of giving notice to the Noteholders if, in its opinion, the other method is reasonable in light of the number and identity of the holders and prevailing market practice, is in the best interests of the holders and will comply with the rules of the Luxembourg Stock Exchange or any other stock exchange on which the notes may be listed. The trustee must give notice of its approval of another method of notice.

ACCOUNTS

     The administrative agent, acting on behalf of the security trustee, has directed the operating bank under the security trust agreement to establish and maintain on the operating bank's books and records in the name of the security trustee the following accounts:

     (1) the "collections account",

     (2) one or more "rental accounts",

     (3) one or more "lessee funded accounts" in which cash security deposits and segregated funds are held in accordance with the requirements of a lease,

     (4) the "expense account",

     (5) one note account for each subclass of the initial notes,

     (6) the two "VARIG reserve accounts", and

     (7) an owner trustee's account.

     When required under the indenture or by action of the controlling trustees, the administrative agent is to direct the operating bank to maintain in the name of the security trustee

     (1) the "aircraft purchase account",

     (2) the "defeasance/redemption account",

     (3) the "refinancing account" and

     (4) any cash collateral accounts.

     Each of the foregoing accounts has been or will be established and maintained initially with Bankers Trust. The administrative agent has agreed to replace Bankers Trust as the operating bank if Bankers Trust fails to maintain either a long-term unsecured debt rating of A or better by each of Standard & Poor's and Moody's or a short-term unsecured debt rating of A-1 by Standard & Poor's and P-1 by Moody's with a bank that has such a rating. The security trustee and the trustee have appointed the administrative agent as their agent to direct withdrawal and transfer from the accounts. Neither the security trustee nor the trustee are responsible for the acts or omissions of the administrative agent.

     Funds on deposit in the accounts will be invested and reinvested by the administrative agent on behalf of the security trustee in one or more investments permitted under the indenture. The controlling trustees of Aircraft Finance may direct these investments unless the notes are accelerated. Investment earnings, net of losses and investment expenses, will be deposited in the collections account for distribution. The investment of funds in any lessee funded account must be made in a manner and with maturities that conform, and the use of earnings must also conform, to the requirements of the related leases.

RENTAL ACCOUNTS

     Aircraft Finance is to direct all of the lessees to make all payments under the leases directly into the applicable rental accounts. The administrative agent is to transfer all funds deposited into the rental accounts into the collections account within one business day of receipt. Limited amounts may need to be left on deposit for local legal or regulatory reasons.

NON-TRUSTEE ACCOUNTS

     If the administrative agent determines that, for any tax or other regulatory or legal reason, any payments under any leases may not be deposited into an account in the name of the security trustee, Aircraft Finance may establish one or more non-trustee accounts for such amounts in its own name. Any non-trustee account must be subject to the direction and control of the administrative agent on behalf of the security trustee.

COLLECTIONS ACCOUNT

     All collections received by the Aircraft Finance group must be deposited in the collections account and either be transferred to another Account or retained in the collections account. "Collections" include all amounts received by Aircraft Finance and its subsidiaries, including:

     (1) rental payments transferred from the rental accounts;

     (2) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease;

     (3) cash reserves in the collections account;

     (4) amounts received as damages or for any breach of contract for nonpayment of any of the foregoing;

     (5) net proceeds of any aircraft sale or amounts received under any agreement for the purchase of aircraft;

     (6) proceeds of any insurance payments for any aircraft;

     (7) amounts transferred from a lessee funded account to the collections account;

     (8) net payments to Aircraft Finance under any swap agreement;

     (9) investment income from the accounts;

     (10) any proceeds or other payments received under the purchase agreement with General Electric Capital Corporation or any amounts transferred from the aircraft purchase account;


     (11) any amounts drawn from a VARIG reserve account; and

     (12) any other amounts received by any member of the Aircraft Finance group.

Collections do not include funds required to be segregated by leases, funds to be transferred to the VARIG reserve account, funds to be applied in connection with a redemption or defeasance, funds received in connection with a refinancing of notes and other amounts required to be paid over to any third party pursuant to any contract.

LESSEE FUNDED ACCOUNT

     Lessee security deposits and payments for maintenance reserves may be required to be segregated from other Aircraft Finance funds. These amounts will be held in a lessee funded account. Funds on deposit in any lessee funded account will be used to pay for maintenance and to repay security deposits or to make such other payments as may be required or permitted under the terms of the relevant leases. They also may be applied against maintenance payments otherwise required to be made by the lessee during the term of the related lease. These amounts may not be used to make payments on the notes at any time, including after a default, except to the extent applied to unpaid rents and other amounts due from the lessee. If a lessee relinquishes its rights to receive these amounts at the end of a lease, any surplus funds may be moved from the lessee funded account to the collections account.

EXPENSE ACCOUNT

     On each payment date, the administrative agent is to withdraw the funds from the collections account, in the priority of payments established for the notes, to replenish the expense account to the required expense amount. On any payment date or any other day, the administrative agent may withdraw funds from the expense account to pay expenses then due. Aircraft modification payments and refinancing costs may be withdrawn only to the extent sufficient accruals were made for those purposes. If funds in the expense account are insufficient to pay all expenses due on any day other than a payment date, the administrative agent may withdraw funds from the collections account to avoid a default by Aircraft Finance in its obligations to any third party.

REFINANCING ACCOUNT

     Upon receipt of a notice of a refinancing, the trustee must direct the administrative agent to cause the operating bank to establish a refinancing account for the benefit of the holders of the subclass of notes to be refinanced. The administrative agent will deposit all net proceeds of any such refinancing after application of accruals made for that purpose in the expense account into the refinancing account. Those amounts will be held in the refinancing account until the principal, interest and premium on the refinanced notes are paid and the refinanced notes are cancelled.

DEFEASANCE/REDEMPTION ACCOUNT

     Upon receipt of a notice that any subclass of notes is to be redeemed or defeased other than in a refinancing, the trustee must direct the administrative agent to cause the operating bank to establish and maintain a defeasance/redemption account. All amounts received for the purpose of any such redemption or defeasance are to be deposited in the defeasance/redemption account.

AIRCRAFT PURCHASE ACCOUNT

     The proceeds of any additional notes after making any other required deposits must be deposited in the aircraft purchase account and held in that account until applied for the purchase of additional aircraft.

NOTE ACCOUNT

     Upon the issuance of notes of any subclass for which a note account was not previously established, the trustee must direct the administrative agent to cause the operating bank to establish and maintain a note account for that subclass of notes. All amounts transferred to a note account for any subclass of notes in accordance with the "-- Priority of Payments" above are to be applied to the payment of that subclass of notes.

OWNER TRUSTEE ACCOUNT

     All amounts transferred to the owner trustee account as described under "-- Priority of Payments" are to be paid to the owner trustee account for further application by the owner trustee in accordance with the trust agreement of Aircraft Finance.

VARIG RESERVE ACCOUNTS

     Amounts in the VARIG reserve accounts may be withdrawn and replenished as set forth above in "The Initial Aircraft and Initial Leases -- The Master Aircraft Purchase Agreement".

THE COLLATERAL


     Aircraft Finance, its two subsidiaries and the security trustee have entered into the security trust agreement dated as of May 5, 1999. Under the security trust agreement, the Aircraft Finance group has granted to the security trustee, for its benefit and the benefit of the holders of the notes, persons providing services to Aircraft Finance, such as GE Capital Aviation Services, Limited, the trustee, the administrative agent and others, swap providers and providers of eligible credit facilities and in order to secure the payment and performance of all of their obligations, a security interest in all of their right, title and interest in the collateral. The "Collateral" includes, but is not limited to, the following:


     (1) all of the outstanding shares of common stock of subsidiaries and indebtedness of subsidiaries, all additional shares of stock acquired by Aircraft Finance and each of its subsidiaries and additional indebtedness owed to Aircraft Finance and each of its subsidiaries and all property received, receivable or otherwise distributable in respect to or in exchange for any stock or indebtedness;

     (2) all of the beneficial interests in subsidiaries, all additional beneficial interests acquired by Aircraft Finance and each of its subsidiaries, any and all certificates or instruments evidencing or creating those interests and all property received, receivable or otherwise distributable in respect of or in exchange for those interests;

     (3) all of the non-trustee accounts, all funds in those accounts, all notes and other instruments delivered to or otherwise possessed by the security trustee for or on behalf of

Aircraft Finance and each of its subsidiaries and all property received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

     (4) all rights of Aircraft Finance and each of its subsidiaries to each other Account at any time established and all cash, investment property, investment earnings, securities, instruments or other property at any time credited to any Account;

     (5) all other investment property of Aircraft Finance and each of its subsidiaries, including all investments made or acquired from or with the proceeds of any Account, and all property received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

     (6) with respect to Aircraft Finance, all of Aircraft Finance's right, title and interest in all security assignments, cash deposit agreements and other security agreements executed in its favor by any subsidiary and all of Aircraft Finance's right, title and interest in all deposit accounts, all property held in those deposit accounts and all certificates and instruments provided to it as security under any such agreement;

     (7) with respect to each of Aircraft Finance's subsidiaries, all of the subsidiary's right, title and interest in all leases to which it is or may from time to time be party and any leasing arrangements with respect to such leases including all rights to receive moneys due and to become due under a lease, all rights to receive proceeds of any insurance, indemnity, warranty or guaranty as to a lease, claims for damages arising out of a default under a lease, all rights under a lease with respect to any subleases of the aircraft subject to that lease and the right to terminate a lease, to perform under a lease and to compel performance and otherwise exercise all remedies under a lease;

     (8) all of Aircraft Finance's and each of its subsidiaries' right, title and interest in the servicing agreement and all other service agreements between any such entity and a service provider;

     (9) with respect to Aircraft Finance and each of its subsidiaries, all of the member's right, title and interest in all eligible credit facilities not consisting of a cash collateral account and swap agreements and all rights to administer, draw upon and otherwise deal with each such eligible credit facility and to administer and otherwise deal with each such swap agreement;

     (10) with respect to Aircraft Finance and each of its subsidiaries, all of the member's right, title and interest in the personal property identified in a supplement to the security trust agreement executed and delivered by such member to the security trustee; and

     (11) all proceeds of any and all of the foregoing.

     The collateral does not include approximately 3.27% of the amounts received for a non-delivery of an aircraft or, if non-delivery payments are received for more than one Aircraft, the product of approximately 0.0654 and the aggregate of all non-delivery payments divided by the number of aircraft for which non-delivery payments are made. Payments due to an event of loss are not counted for this purpose. The excluded payments are to be paid directly to the owner trustee for distribution to the holders of the beneficial interests.

     If the notes have not been accelerated, Aircraft Finance and each of its subsidiaries are entitled to exercise all voting and other consensual rights pertaining to the stock and beneficial interests included in the collateral. In doing so, the member may not breach any other obligation and may not exercise or refrain from exercising any such right if in its judgment that would materially and adversely affect the value of any part of the stock and beneficial interest collateral.

GOVERNING LAW AND JURISDICTION

     The indenture and the notes are governed by the laws of the State of New York. Aircraft Finance and its subsidiaries have submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of the indenture and the notes.

                             REPORTS TO NOTEHOLDERS

     On the second business day before each payment date, the administrative agent must send to the trustee, and the trustee must then send to each holder of notes, a monthly report prepared by the administrative agent regarding payments to be made on that payment date. The monthly report will list the following information:

     (1) Regarding each payment date,

        (a) the balances on deposit on the calculation date immediately preceding the prior payment date;

        (b) the aggregate amounts of deposits and withdrawals between that calculation date and the calculation date immediately preceding the payment date; and

        (c) the balances on deposit in the expense account, collections account, any cash collateral account, any VARIG reserve account and lessee funded account on the calculation date immediately preceding that payment date.

     (2) Analysis of expense account activity balance on the preceding calculation date:

    Net transfer to the expense account during the
      period between the prior calculation date and the
      relevant calculation date........................
    Payments during period between the prior
    calculation date and the relevant calculation
    date...............................................
         -- Payments on the prior payment date.........
         -- Other payments.............................
    Balance on relevant calculation date...............

     (3) Analysis of collections account activity

    Balance on the preceding calculation date..........
    Required Expense Amount (including on the preceding
    payment date)......................................
    Net transfer to lessee funded accounts and VARIG
      reserve accounts during the period...............
    Collections during the period......................
    Drawings under any liquidity facilities............
    Aggregate note payments............................
    Swap payments......................................
    Repayments of drawings under liquidity
      facilities.......................................
    Balance on relevant calculation date (separately
      stating the amount of cash reserve that must be
      retained in the collections account).............
    Analysis of current payment date distributions.....

     (4) Payments on the notes

        (a) Floating rate notes (by class and, if applicable, subclass)

    -- Applicable LIBOR for the current interest
       accrual period................................
    -- Applicable margin for the current interest
       accrual period................................
    -- Applicable interest rate for the current
       interest accrual period.......................
    -- Interest Amount payable.......................
    -- Maturity Step-Up Interest.....................
    -- Registration Step-Up Interest.................
    -- Additional Interest...........................
    -- Opening outstanding principal balance.........
    -- Minimum Principal Payment Amount..............
    -- Scheduled Principal Payment Amount............
    -- Supplemental Principal Payment Amount.........
    -- Sale Premium..................................
    -- Redemption Price..............................
    -- Amount allocable to principal.................
    -- Amount allocable to premium...................
    -- Other principal reductions....................
    -- Closing outstanding principal balance.........

        (b) Fixed rate notes (by class and, if applicable, subclass)

    -- Interest rate.................................
    -- Interest Amount payable.......................
    -- Opening outstanding principal balance.........
    -- Minimum Principal Payment Amount..............
    -- Scheduled Principal Payment Amount............
    -- Sale Premium..................................
    -- Redemption Price..............................
    -- Amount allocable to principal.................
    -- Amount allocable to premium...................
    -- Other principal reductions....................
    -- Closing outstanding principal balance.........

     (5) Floating rate notes information for next interest accrual period (by subclass)

    LIBOR............................................
    Margin...........................................
    Interest rate....................................

     (6) Payments per $100,000 initial outstanding principal balance of notes (by subclass)

Opening outstanding principal balance........
Total principal payments.....................
Closing outstanding principal balance........
Total interest...............................
Total premium................................

     After the end of each calendar year or earlier if required by law, the administrative agent must send the trustee for delivery to each person who at any time during that calendar year was a holder of any notes a statement containing the sum of the amounts calculated under items (4) and (6) above or, if that person was a holder during only a portion of that calendar year, for the applicable portion of that calendar year.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION

     The holders of notes will hold them through The Depositary Trust Company in the United States, Cedel Bank, or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System in Europe if they are participants in these systems or indirectly through organizations that are participants in these systems. Except as set forth below, the notes are registered in the name of Cede & Co. as the nominee for DTC. Unless and until definitive notes are issued, all references in this section to actions by holders of notes will refer to actions taken by DTC upon instructions from participants whose securities are held by DTC. All references in this prospectus to distributions, notices, reports and statements to you will refer to distributions, notices, reports and statements, respectively to DTC or Cede & Co., as the registered holder of the notes, or to DTC participants for distribution to you in accordance with DTC procedures.

     Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in the names of Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels office, on the books of their respective depositaries which, in turn, will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel Bank and The Chase Manhattan Bank, New York will act as depositary for Euroclear.

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Cedel Bank, and participants in Euroclear, will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel Bank and Euroclear.

     Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Cedel Bank or Euroclear, by its respective depositary. These cross-market transactions will, however, require delivery of instructions to Cedel Bank or Euroclear by the counterparty in the applicable system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Cedel Bank or Euroclear will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the Cedel and Euroclear depositaries.

     Because of time-zone differences, credits of beneficial interests in the global notes received in Cedel Bank or Euroclear as a result of a transaction with a DTC participant will be made during the securities settlement processing day dated the business day following the DTC settlement date. Any credits or transactions in notes settled during the processing will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received in Cedel Bank or Euroclear as a result of sales of beneficial interests in the global notes by or through a Cedel participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.

DTC

     DTC is a limited purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, which eliminates the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

     If you are not a DTC participant but want to purchase, sell or otherwise transfer ownership of, or other interests in, beneficial interests in global notes, you can do so only through DTC participants. Indirect participants of DTC are also required to effect transfers through a DTC participant.

     Payments of interest, principal and premium, on the notes will be made to DTC and are the responsibility of Aircraft Finance. You will receive all distributions of interest, principal and premium on the notes from the trustee or a paying agent through DTC participants and indirect participants. Disbursement of these payments to DTC participants will be the responsibility of DTC and disbursement of payments to you will be the responsibility of DTC participants and indirect participants. DTC's practice is to credit DTC participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Payments by DTC participants to their customers who own beneficial interests in the global notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that DTC participant. So long as a note is registered in the name of Cede & Co., the only "noteholder" will be Cede & Co., as nominee for DTC, and this nominee will be considered the sole owner or holder of the notes for all purposes under the indenture and the notes. While so registered, you will be permitted to exercise your rights only indirectly through DTC and DTC participants.

     Under the rules governing DTC and its operations, DTC is required to make book-entry transfers of beneficial interests in the global notes among the DTC participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of interest, principal and premium on the notes. DTC participants and indirect participants similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective beneficial interests in the global notes. The DTC rules also provide a mechanism by which you will receive payments and be able to transfer your interests.

     DTC has advised Aircraft Finance that it will take any action permitted to be taken by you in respect of each class of notes under the indenture only at the direction of one or more DTC participants to whose accounts beneficial interests in the global Note representing that class of notes is credited. Additionally, DTC has advised Aircraft Finance that it will take these actions with respect to any percentage of the outstanding principal amount of any class of notes only at the direction of and on behalf of the DTC participants whose customers own that outstanding principal amount. DTC may take conflicting actions with respect to different classes of notes to the extent that those actions are taken on behalf of DTC participants whose holdings include such different classes of notes.

DTC'S YEAR 2000 EFFORTS

     DTC management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions of principal, interest and other payments to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     DTC's ability to perform its services properly is, however, also dependent upon other parties, such as, for example, issuers and their agents, DTC's direct and indirect participants, third party vendors from whom DTC licenses software and hardware and third party vendors on whom DTC relies for information or the provisions of telecommunication and electrical utility service or other services. DTC has informed its participants and other members of the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to impress upon them the importance of such services being Year 2000 compliant and to determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

CEDEL

     Distributions with respect to notes held beneficially through Cedel Bank will be credited to cash accounts of Cedel participants in accordance with Cedel Bank's rules and procedures, to the extent received by its depositary. Cedel Bank will take any other action permitted to be taken by you under the indenture governing the notes on behalf of a Cedel participant only in accordance with its rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

EUROCLEAR

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These are collectively referred to as the Euroclear "terms and conditions". The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular class in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear terms and conditions only on behalf of

Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to notes beneficially held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions to the extent received by its Depositary. The Euroclear Operator will take any other action permitted to be taken by you under the indenture governing the notes on behalf of a Euroclear participant only in accordance with the Euroclear terms and conditions and subject to its depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Cedel Bank and Euroclear have agreed to these procedures to facilitate transfers of notes among their respective participants, they are under no obligation to perform or continue to perform these procedures and may discontinue the procedures at any time by giving reasonable notice to Aircraft Finance or the trustee.

DEFINITIVE NOTES

     The notes of any class may be issued in fully registered certificated form, or "definitive notes" to you or your nominees if:

     (1) Aircraft Finance advises the trustee in writing that DTC is no longer willing or able to act as depositary for the notes and the trustee does not appoint a successor at Aircraft Finance's request within 90 days of DTC's notice;

     (2) Aircraft Finance, at its option, elects to terminate the book-entry system through DTC. As long as any class of notes is listed on the Luxembourg Stock Exchange, Aircraft Finance will continue to clear those notes through a securities depository that is recognized by and operates in accordance with the rules of the Luxembourg Stock Exchange; and

     (3) after the occurrence of an indenture event of default with respect to any class of notes, the holders of a subclass representing an outstanding principal balance of not less than 51% of the aggregate outstanding principal balance of notes of that subclass advise Aircraft Finance, the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or a successor depositary is no longer in the best interests of the holders.

     If any of these events occur, the trustee is to notify the relevant holders and to arrange for definitive notes to be issued in exchange for the holder's book-entry interests.

     The trustee or a paying agent will make distributions of interest, principal and any premium on any definitive notes directly to the holders of those notes in whose names the definitive notes were registered at the close of business on the record date. The distributions will be made by check and mailed to the address of the holder as it appears on the register maintained by the registrar. Payments of principal and interest on any definitive notes listed on the Luxembourg Stock Exchange may also be made at the office of Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955, Luxembourg. Kredietbank is acting as the paying agent in Luxembourg. The final payment on the definitive notes, however, will be made only upon presentation and surrender of the definitive notes at the office or agency specified in the notice of final distribution to you or at Kredietbank's offices.

     Definitive notes will be freely transferable and exchangeable for definitive notes of the same subclass at the office of the trustee or the offices of the co-registrar in Luxembourg.

If you transfer only part of your holding of definitive notes, a new definitive note will be issued to the party you transferred it to in respect of the part transferred and a new definitive note in respect of the balance of the holding not transferred will be issued to you and may be obtained at the office of the co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but you may be required to pay a sum sufficient to cover any tax or other governmental charge. No service charge will be imposed for any registration of transfer or exchange, but you may be required to pay a sum sufficient to cover any tax or other governmental charge may be required.

     You may exchange or replace a note that is mutilated, destroyed, lost or stolen at the offices of the trustee or the co-registrar in Luxembourg upon presentation of the note or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the trustee or co-registrar may be required at your expense before a replacement note will be issued. You will have to pay any tax or other governmental charge imposed in connection with this exchange or replacement, and any other related expenses.

                              PLAN OF DISTRIBUTION

     Based on an interpretation by the staff of the SEC in no-action letters issued to third parties in similar transactions, Aircraft Finance believes that exchange notes issued to you in the exchange offer in exchange for your Restricted Notes may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This applies, however, only if

     (1) you are acquiring the exchange notes in the ordinary course of your business;

     (2) you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

     (3) you are not an affiliate of Aircraft Finance; and

     (4) you are not an initial purchaser who acquired Restricted Notes directly from Aircraft Finance in the initial offering.

Aircraft Finance refers you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter available June 5, 1991, "Exxon Capital Holdings Corporation" SEC No-Action Letter available May 13, 1988 and "Shearman & Sterling" SEC No-Action Letter available July 2, 1993 for support of this belief.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes where exchange notes were acquired as a result of market-making activities or other trading activities. Aircraft Finance has agreed that, starting on the date of this prospectus and ending on the close of business on the earlier to occur of

     (1) the date on which all exchange notes held by broker-dealers eligible to use the prospectus to satisfy their prospectus delivery obligations under the Securities Act have been sold and

     (2) the date 180 days after the consummation of the exchange offer.

Aircraft Finance will make this prospectus available to any broker-dealer that requests the above documents for use in connection with any such resale. In
addition, until              , 1999, all dealers effecting transactions in the
exchange notes may be required to deliver a prospectus. If this prospectus is amended or supplemented, that version must be used instead.

     Aircraft Finance will not receive any proceeds from any sale of exchange notes by broker-dealers. exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Aircraft Finance has agreed to pay all expenses of the exchange offer other than commissions or concessions of any broker-dealers. Included within those covered expenses are the expense of one counsel for the holders of the Restricted Notes. Aircraft Finance has also agreed to indemnify broker-dealers and other holders of the Restricted Notes against specified liabilities, including liabilities under the Securities Act.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following, in the opinion of Milbank, Tweed, Hadley & McCloy LLP, are the material United States federal tax consequences that result from the purchase, ownership and disposition of exchange notes by U.S. holders and non-U.S. holders. The following discussion does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the exchange notes, and it is not intended to reflect the individual tax position of any holder. It deals only with exchange notes held as capital assets. Except as expressly indicated, it is addressed only to holders that purchased notes in the original offering at the original issue and does not deal with:

     (1) holders with a special tax status or special tax situation, such as financial institutions or dealers in securities or currencies;

     (2) notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") consisting of a Note and one or more other investments; or

     (3) situations in which the functional currency of the holder is not the U.S. dollar.

     Except to the extent discussed below, this discussion is not applicable to non-U.S. holders. This discussion is based upon the United States federal tax laws and regulations now in effect and as currently interpreted. It does not take into account possible changes in those tax laws or interpretations, all of which may be applied retroactively. This discussion does not include any description of the tax laws of any state or local government within the United States or of any foreign government that may be applicable to you or the exchange notes. You should consult your own tax advisors concerning the application of the United States federal tax laws to your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     You will be considered a U.S. holder if you are

     (1) a citizen or resident of the United States;

     (2) a partnership, corporation or other entity created or organized in or under the law of the United States or of any state of the United States;

     (3) a trust subject to control of one or more United States persons and the primary supervision of a United States court; or

     (4) an estate the income of which is subject to United States federal income tax regardless of its source.

     If you are not a U.S. holder you will be subject to the rules discussed under "-- Taxation of Non-U.S. Holders."

     This discussion assumes that the notes will be characterized as indebtedness for U.S. federal income tax purposes, and that the notes were not issued with original issue discount.

TAX CHARACTERIZATION OF AIRCRAFT FINANCE AS A PARTNERSHIP

     Aircraft Finance received a legal opinion from Weil, Gotshal & Manges LLP on May 5, 1999 that it is a partnership and will not be an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     If the IRS were to assert successfully that Aircraft Finance was a publicly traded partnership taxable as a corporation for federal income tax purposes, Aircraft Finance would be subject to corporate income tax on its taxable income. Aircraft Finance's taxable income would include all its income, including the income on the leases on its 36 aircraft, any swap agreements, interest on its accounts and gain on the sale or disposition of its aircraft. The income may possibly be reduced by depreciation on the aircraft and interest expense on the exchange notes and initial Class D Notes, servicing and other fees, and losses from the sale or disposition of aircraft. Any corporate income tax could materially reduce cash available to make payments on the notes.

TAXATION OF U.S. HOLDERS

     Interest on an exchange note generally will be includible in your ordinary income at the time the interest is accrued or received in accordance with your regular method of accounting for United States federal income tax purposes.

     The initial Class C Notes were issued with a de minimis amount of original issue discount. If you hold a Class C Note, you will be required to include that original issue discount in your ordinary income as interest income on a pro rata basis, as you receive principal payments on the note. You may, however, choose to accrue de minimis original issue discount using the constant yield method, as long as you choose to accrue all interest, discount and premium on the note using that method. You should consult your tax adviser regarding the election to accrue interest, discount and premium under the constant yield method.

     Except as noted below, upon the sale, exchange or retirement of an exchange note, you generally will recognize gain or loss equal to the difference between the amount realized from that sale, exchange or retirement and your adjusted tax basis in the exchange note. The amount so realized does not include accrued but unpaid interest accrued between interest payment dates on the exchange notes, which is instead includible in income in accordance with your method of accounting as described above. Your adjusted tax basis in a note generally will equal the amount you paid for the note, increased by any original issue discount you previously included in income and decreased by any principal repayments. Any gain on the disposition of an exchange note will be capital gain and will generally be United States source gain. You should consult your tax advisor regarding the United States federal income tax treatment of capital gains, which may be taxed at lower rates than ordinary income for some non-corporate taxpayers, and losses, the deductibility of which is subject to limitations.

     An exchange of exchange notes for Restricted Notes will not be treated as a taxable exchange for United States federal income tax purposes. Accordingly, if you exchange your Restricted Notes for exchange notes you will not recognize income, gain or loss for United States federal income tax purposes. Your tax basis in the exchange notes will be equal to your adjusted basis in the Restricted Notes and your holding period will include the period during which you held the Restricted Notes.

TAXATION OF NON-U.S. HOLDERS

     If you are a non-U.S. holder, any payments of interest -- including original issue discount -- principal and premium, on the exchange notes to you will not be subject to United States federal withholding tax if, in the case of interest:

     (1) you do not own, actually or constructively, 10% or more of the Capital or profits of Aircraft Finance;

     (2) you are not a controlled foreign corporation related, directly or indirectly, to Aircraft Finance through stock ownership;

     (3) you are not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; and

     (4) the statement requirement described in the next sentence has been fulfilled by you or on behalf of you.

Sections 871(h) and 881(c) of the Internal Revenue Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either you, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that is holding an exchange note on your behalf, files a statement with the withholding agent to the effect that you are not a United States person.

     Under temporary United States Treasury regulations that apply to both stated interest and sale or exchange proceeds if either is paid with respect to a note on or before December 31, 2000, this requirement will be fulfilled if:

     (1) you certify on Internal Revenue Service Form W-8, under penalties of perjury, that you are not a United States person and provide your name and address; and

     (2) any financial institution holding the note on your behalf files a Form W-8IMY, under penalties of perjury, stating that it has received such a statement from you and furnishes the withholding agent with a copy.

     Recently issued final Treasury regulations, which apply to interest, including original issue discount, and sale or exchange proceeds paid with respect to an exchange note after December 31, 2000, also provide that the certification requirement of Sections 871(h) and 881(c) generally will be fulfilled if beneficial owners as well as some foreign partnerships, including partners of certain foreign partnerships, meet the two conditions set forth in the preceding sentence. A beneficial owner that is a foreign estate or trust (or a fiduciary of a foreign estate or trust ), a foreign partnership that has entered into a withholding agreement with the IRS, or a non-U.S. holder holding a note through its United States branch will, however, be required to provide its "taxpayer identification number" in addition to its name and address on Form W-8BEN or Form W-8IMY, as appropriate. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.

     If interest or other income received with respect to an exchange note is effectively connected with a United States trade or business conducted by you, you may, although exempt from the withholding tax described in the preceding paragraph, be subject to United States federal income tax on this interest in the same manner as if you were a United States person. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of your effectively connected earnings and profits for the taxable year, subject to some adjustments.

     If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a note, unless you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and either your "tax home" as defined in Internal Revenue Code Section 911(d)(3) is in the United States unless the gain is attributable to a fixed place of business that you maintain in a foreign country and such income has been subject to foreign tax of at least 10% or the gain is attributable to an office or other fixed place of business maintained by you in the United States or the gain is effectively connected with your conduct of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The trustee will be required to report annually to the IRS, and to each holder of record of an exchange note, specified information, including the holder's name, address and taxpayer identification number consisting of either a social security number or an employer identification number, the aggregate amount of principal and interest paid and the amount of any tax withheld. This obligation, however, does not apply to you if you are a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or other organization specifically exempt from these rules.

     If you are a U.S. holder subject to the reporting requirements described above and you fail to supply your correct taxpayer identification number in the manner required by applicable law or you under-report your tax liability, Aircraft Finance, its agents or paying agents may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal on your notes. This backup withholding is not an additional tax and may be credited against your United States federal income tax liability, provided that required information is furnished to the IRS.

     Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by Aircraft Finance or any agent of Aircraft Finance if you are a non-U.S. holder and the certifications required by
Section 871(h) and 881(c) of the Internal Revenue Code are received, provided that Aircraft Finance or its agent does not have actual knowledge that you are a United States person.

     The final regulations modify the backup withholding and information reporting procedures in some respects for payments made after December 31, 2000. You are urged to consult your tax advisor regarding the application of the backup withholding and information reporting rules.

POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES


     Although Aircraft Finance believes the exchange notes should be treated as debt for United States federal income tax purposes, in light of the highly-leveraged capital structure of Aircraft Finance, the IRS might argue that one or more classes of the more junior notes represent, in substance, an equity interest in Aircraft Finance. If the IRS were successful in such a challenge, Aircraft Finance might be treated as a publicly traded partnership that would be taxable as a corporation with the adverse consequences described above. Treatment of the exchange notes as equity interests in a publicly traded partnership could have additional adverse tax consequences to you. In this case, income to foreign investors generally would be subject to United States federal income tax payments, tax return filing and withholding requirements, individual holders might be subject to limitations on their ability to deduct their share of Aircraft Finance expenses and income to certain tax exempt entities would be taxable as "unrelated business taxable income."

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, or ERISA, imposes requirements on persons who are fiduciaries with respect to employee benefit plans that are subject to ERISA. A person who exercises discretionary authority or control with respect to the management of the assets of a plan is a fiduciary of that plan for purposes of ERISA. Before investing in a note, a fiduciary of a plan should determine whether that investment is permitted under the plan's governing instruments and is appropriate for the plan in view of the overall investment policy of the plan and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.


     Other provisions of ERISA and the Internal Revenue Code prohibit specified transactions that directly or indirectly involve the assets of plans subject to ERISA and other types of plans and individual retirement accounts and persons who have specified relationships to any such plan or account. Plans subject to ERISA and these other types of plans and accounts are referred to as "plans". In particular, a sale or exchange of property or an extension of credit between a plan and a related person might constitute a prohibited transaction unless an exemption applies. Each of Aircraft Finance and GE Capital Aviation Services, Limited may be a related person with respect to a plan that purchases notes. Any plan that proposes to purchase notes should determine that its purchase and holding of notes will not give rise to a non-exempt prohibited transaction.


     Statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code may be available to a plan that is purchasing the notes. These exemptions might be available for a purchase of notes:

     (1) by a collective investment fund maintained by a bank;

     (2) by an insurance company pooled separate account;

     (3) by the general account plan of an insurance company;

     (4) that is directed by an independent qualified professional asset manager; or

     (5) that is directed by an in-house asset manager,

if all of the applicable terms and conditions of the exemption are satisfied.

     Governmental plans and some church plans as defined under ERISA are not subject to the prohibited transaction rules of ERISA and the Internal Revenue Code. These plans may, however, be subject to federal, state or local laws or regulations that may affect their investment in the notes. Any fiduciary of such a governmental plan or church plan considering a purchase of the notes should determine whether the purchase and holding of notes will result in a violation of any such laws or regulations.

     EACH PURCHASER OF AN EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER NO ASSETS OF A PLAN HAVE BEEN USED TO PURCHASE THAT NOTE OR THE USE OF PLAN ASSETS TO PURCHASE AND HOLD THAT NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE INTERNAL REVENUE CODE.

     ANY FIDUCIARY OF A PLAN, A GOVERNMENTAL PLAN OR A CHURCH PLAN CONSIDERING THE PURCHASE AND HOLDING OF THE NOTES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF PURCHASING AND HOLDING ANY NOTES.

                                 LEGAL MATTERS

     Milbank, Tweed, Hadley & McCloy LLP, New York counsel to Aircraft Finance, and Morris, James, Hitchens & Williams, Wilmington, Delaware, special Delaware counsel to Aircraft Finance, will pass upon the legality of the exchange notes for Aircraft Finance.

                   LUXEMBOURG LISTING AND GENERAL INFORMATION

     (1) Aircraft Finance confirms that there has been no material adverse change in its financial condition since the date of its formation on April 13, 1999.

     (2) Aircraft Finance will deposit a legal notice relating to the issue of the exchange notes with the Chief Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents may be examined and copies obtained. This is in connection with the application to list the exchange notes on the Luxembourg Stock Exchange.

     (3) The exchange notes have been accepted for clearance by DTC, Euroclear and Cedel Bank clearance systems with Common Codes of 009917322, 009917381, 009917411, and 009917454 for the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, and the Class C Notes, respectively.

     (4) The exchange notes have been accepted for clearance by DTC, Euroclear and Cedel Bank clearance systems with ISINs of US009341AL20, US009341AM03, US009341AN85, and US009341AP34 for the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, and the Class C Notes, respectively.

     (5) The exchange notes have been accepted for clearance by DTC, Euroclear and Cedel Bank clearance systems with CUSIP numbers 009341AL2, 009341AM0, 009341AN8, and 009341AP3 for the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, and the Class C Notes, respectively.

     (6) All documents mentioned in this prospectus that have been prepared in connection with the exchange offer will be available at the office of the Luxembourg paying agent, so long as any of the exchange notes are outstanding.

     (7) Aircraft Finance has obtained or will obtain all necessary consents, approvals and authorizations in connection with the exchange offer.

     (8) Aircraft Finance is not involved in litigation or arbitration proceedings relating to claims on amounts that are material in the context of the issuance of exchange notes, or, so far as Aircraft Finance is aware, is any litigation or arbitration involving Aircraft Finance pending or threatened.

     (9) The listing agent will notify the Luxembourg Stock Exchange promptly of any change in the outstanding principal amounts of the exchange notes. Information relating to changes in the outstanding principal amount of the exchange notes will be made available at the offices of the Luxembourg paying agent in the City of Luxembourg.

     (10) As long as any of the exchange notes are outstanding, copies of the monthly, quarterly and annual reports described in "Reports to Holders", and copies of the annual appraisals described in "Description of the Notes -- Operating Covenants -- Appraisal of Aircraft" will be made available at the offices of the Luxembourg paying agent in Luxembourg, where copies may be obtained upon request.

                                    EXPERTS

     The consolidated balance sheet as of May 5, 1999 included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     Valuations of the initial aircraft included or to be included in Aircraft Finance's portfolio have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc. These valuations are discussed in detail elsewhere in this prospectus and are included in reliance upon the authority of such firms as experts in giving appraisals.

     The section entitled "The Commercial Aircraft Industry" in this prospectus is based upon information either compiled or produced by Simat, Helliesen & Eichner and is included on reliance upon the authority of that firm as an expert, although Simat, Helliesen & Eichner has not independently verified the material provided to it by the outside sources referenced in that section.

                         INDEX TO FINANCIAL STATEMENTS


AIRCRAFT FINANCE TRUST AND SUBSIDIARIES
Report of Independent Certified Public Accountants..........    F-2
Consolidated Balance Sheet..................................    F-3
Consolidated Statements of Income...........................    F-4
Consolidated Statement of Cash Flows........................    F-5
Consolidated Statement of Changes in Beneficial Interest....    F-6
Notes to Consolidated Financial Statements..................    F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Trustees

     In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Aircraft Finance Trust and Subsidiaries at May 5, 1999, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Ft. Lauderdale, Florida
June 22, 1999

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET



                             (DOLLARS IN THOUSANDS)



                                                         MAY 5,      SEPTEMBER 30,
                                                          1999           1999
                                                       ----------    -------------
                                                                      (UNAUDITED)
                                      ASSETS
Cash and cash equivalents............................  $   57,986     $   64,588
Restricted cash......................................      21,140         19,966
Rent receivable......................................       2,590          7,622
Aircraft under operating leases, net.................   1,196,087      1,179,962
Other assets.........................................         465            243
                                                       ----------     ----------
     Total assets....................................  $1,278,268     $1,272,381
                                                       ==========     ==========
                LIABILITIES AND BENEFICIAL INTERESTHOLDERS' EQUITY
Accounts payable and accrued liabilities.............  $       --     $   12,108
Deferred rental income...............................       9,038          6,903
Security and other deposits..........................      21,143         19,966
Notes payable:
  Class A-1..........................................     512,500        512,500
  Class A-2..........................................     400,000        379,347
  Class B............................................     126,500        125,177
  Class C............................................     106,000        106,000
  Class D............................................      64,000         64,000
                                                       ----------     ----------
                                                        1,209,000      1,187,024
                                                       ----------     ----------
     Total liabilities...............................   1,239,181      1,226,001
                                                       ----------     ----------
Commitments and contingencies (Note 9)...............          --             --
Beneficial interestholders' equity:
  Beneficial interest................................      39,087         46,380
                                                       ----------     ----------
     Total liabilities and beneficial
       interestholders' equity.......................  $1,278,268     $1,272,381
                                                       ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)


                                                                PERIOD FROM INCEPTION
                                          THREE MONTHS ENDED      (APRIL 13, 1999)
                                          SEPTEMBER 30, 1999    TO SEPTEMBER 30, 1999
                                          ------------------    ---------------------
REVENUES:
Rental income from operating leases.....       $42,839                 $66,148
  Interest income.......................         1,009                   1,594
                                               -------                 -------
     Total revenues.....................        43,848                  67,742
                                               -------                 -------
EXPENSES:
  Interest expense......................        19,599                  31,847
  Depreciation expense..................        10,564                  17,823
  Operating expense.....................         8,221                   8,256
  Administration and other..............         1,552                   2,523
                                               -------                 -------
     Total expenses.....................        39,936                  60,449
                                               -------                 -------
NET INCOME..............................       $ 3,912                 $ 7,293
                                               =======                 =======



   The accompanying notes are an integral part of these financial statements.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                             (DOLLARS IN THOUSANDS)


                                                                   PERIOD FROM
                                                                    INCEPTION
                                                                (APRIL 13, 1999)
                                                              TO SEPTEMBER 30, 1999
                                                              ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income................................................         $     7,293
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation expense.................................              17,823
     Changes in assets and liabilities:
     Rent receivable......................................              (7,622)
     Increase in restricted cash..........................             (19,966)
     Other assets.........................................                (243)
     Accounts payable and accrued liabilities.............              12,108
     Deferred rental income...............................               6,903
     Security and other deposits..........................              19,966
                                                                   -----------
     Net cash provided by operating activities............              36,262
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of aircraft....................................          (1,197,785)
                                                                   -----------
     Net cash used in investing activities................          (1,197,785)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of beneficial interest.........................              39,087
  Proceeds from notes payable.............................           1,209,000
  Repayment of notes payable..............................             (21,976)
                                                                   -----------
     Net cash provided by financing activities............           1,226,111
                                                                   -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.................              64,588
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..........                  --
                                                                   -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................         $    64,588
                                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN BENEFICIAL INTEREST
                                  (UNAUDITED)


                             (DOLLARS IN THOUSANDS)


                                                                BENEFICIAL
                                                                 INTEREST
                                                                ----------
Issuance of Beneficial Interest.............................     $39,087
Net Income..................................................       7,293
                                                                 -------
Balance at September 30, 1999...............................     $46,380
                                                                 =======

   The accompanying notes are an integral part of these financial statements.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 5, 1999

NOTE 1 -- ORGANIZATION

     Aircraft Finance Trust ("Aircraft Finance") is a special-purpose statutory business trust that was formed on April 13, 1999 under the laws of Delaware. Aircraft Finance and its two subsidiaries (collectively "Aircraft Finance group") were formed to conduct certain limited activities, including acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying commercial aircraft. All of the beneficial interest of the Aircraft Finance group is owned by UniCapital AFT-I, Inc. and UniCapital AFT-II, Inc., both wholly-owned indirect subsidiaries of UniCapital Corporation. The Trust Agreement provides for four trustees, an Owner Trustee and three Controlling Trustees. The Owner Trustee will maintain the books and records of Aircraft Finance. The three Controlling Trustees have the authority to manage the property and affairs of Aircraft Finance under the Trust Agreement. One of the Controlling Trustees, the Equity Trustee, was appointed by the beneficial interestholders, while the other two Controlling Trustees are independent of the beneficial interestholders. Aircraft Finance does not have any officers or employees. Aircraft Finance has contracted with certain third parties to provide aircraft servicing, lease administration and accounting services and financial and capital market advisory services.

     On May 5, 1999, Aircraft Finance group completed a securitization transaction in which it received proceeds from a private placement offering of notes and simultaneously paid for 36 commercial jet aircraft to be acquired from General Electric Capital Corporation and certain of its affiliates (together the "Seller"). The Aircraft Finance group's obligations, including its debt obligations, are not obligations of, or guaranteed by, the Seller, UniCapital AFT-I, Inc., UniCapital AFT-II, Inc., UniCapital Corporation or any of its other subsidiaries, or any person other than the Aircraft Finance group.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and includes the accounts of Aircraft Finance and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

UNAUDITED INTERIM FINANCIAL INFORMATION


     The interim financial data as of September 30, 1999 and for the period from inception to September 30, 1999 is unaudited; however, in the opinion of the Aircraft Finance group, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the financial position and results of operations and of cash flows for the interim periods. Such interim financial data is not necessarily indicative of results for the entire year including such interim periods.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999


liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made in the assessment of the collectability of receivables, depreciable lives and estimated salvage values of leased aircraft and estimates of expected maintenance and overhaul costs in connection with certain leases of aircraft.


CASH AND CASH EQUIVALENTS

     The Aircraft Finance group classifies highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents.

OPERATING LEASES


     Aircraft under operating leases are recorded at cost and depreciated on a straight-line basis over the estimated life to their estimated salvage value. Generally, aircraft and aircraft equipment are depreciated over estimated useful lives of 30 years from the date of manufacture to a 15% estimated salvage value. The Aircraft Finance group's estimates are reviewed periodically to ensure continued appropriateness.



     Revenue under operating leases is recognized as rental income on a straight-line basis over the lease term. In addition, certain leases provide for contingent rental payments based on measures of usage.



     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), the recognition of an impairment loss for an asset held for use is required when the estimate of undiscounted future cash flows expected to be generated by the asset is less than its carrying amount. Measurement of an impairment loss is to be recognized based on the fair value of the asset. Fair value reflects the underlying economic value of the aircraft, including engines, in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. The fair value of the assets is based on independent valuations of the aircraft and/or estimates of discounted future cash flows. SFAS 121 also requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or fair value less estimated disposal costs.


MAINTENANCE RESERVES


     Most lease contracts require the lessee to bear the obligation for maintenance costs on airframes and engines, and require the lessee to make certain prepayments to the lessor, calculated on measures of usage to cover the expected costs of scheduled maintenance charges, including major airframe and engine overhauls. Reserves are maintained at amounts considered adequate to cover those expected reimbursements to lessees.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999

INCOME TAXES

     The operating results of Aircraft Finance group are included in the tax return of their beneficial interestholders. As such, Aircraft Finance group is not subject to U.S. Federal, State, and local income taxes.

DERIVATIVE FINANCIAL INSTRUMENTS

     Derivative financial instruments, as defined in Statement of Financial Accounting Standards No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments", used by the Aircraft Finance group include interest rate swaps. The Aircraft Finance group utilizes interest rate swaps to synthetically alter the repricing characteristics of variable-rate interest obligations, effectively allowing the Aircraft Finance group to pay a fixed interest rate on certain notes, reducing its exposure to unfavorable variations in the LIBOR rate charged on those variable rate interest obligations. Risks arise from the use of such instruments from the possible inability of the counterparties to meet the terms of their contracts and from market movements in values and interest rates. The Aircraft Finance group does not enter into interest rate swaps for trading purposes.


     In accounting for interest rate swaps, the net differential to be paid or received on the interest rate swap is recognized as a yield adjustment to the related liability over the life of the swap agreement. If the related liability is disposed of, the swap agreement is marked to market. Thereafter, the interest rate swap is accounted for in the financial statements at its fair value with any unrealized gains and losses recognized in the period incurred. If the interest rate swap agreement is terminated, the gain or loss is deferred and amortized over the remaining life of the related liability.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value of financial instruments, for both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. The carrying value of the Aircraft Finance group's financial instruments at May 5, 1999 approximates fair value due, in part, to their variable-interest rate characteristics and due further to the completion of the offering of the notes under the market conditions of that same day.

NOTE 3 -- CASH BALANCES

     Aircraft Finance maintains various cash accounts as required by the Trust Indenture, including a Rental Account, a Collections Account, an Expense Account, the Lessee Funded Accounts and restricted reserve accounts related to one lessee.

     All payments under the leases are deposited into the Rental Account and subsequently swept to the Collection Account within one business day of receipt. Aircraft Finance maintains a cash reserve balance in the Collection Account in an amount determined monthly in accordance with the Trust Indenture. At May 5, 1999, the cash reserves included in the Collection Account were $52 million. The cash reserves are intended to provide a source of liquidity for the payment of expenses, swap payments and

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999

interest on certain classes of notes. Expenses of Aircraft Finance are generally paid out of the Expense Account which is funded through transfers from the Collections Account.

     The Lessee Funded Accounts and certain lessee reserve accounts are not available for general use. Security deposits and maintenance reserve payments from lessees that are required to be segregated from other funds are deposited into the Lessee Funded Accounts. Certain lessee reserve accounts consists of a deposit from the Seller of the aircraft that can be drawn upon by Aircraft Finance should such lessee be delinquent on any of its rent payments. The balances in the Lessee Funded Accounts and the one lessee reserve account at May 5, 1999 were $14.39 million and $6.75 million, respectively.

NOTE 4 -- AIRCRAFT UNDER OPERATING LEASES

     On May 5, 1999, the Aircraft Finance group purchased 36 commercial jet aircraft from General Electric Capital Corporation and certain of its subsidiaries (together the "Seller") having an aggregate cost of $1,196 million pursuant to a Master Aircraft Purchase Agreement. The Aircraft Finance group financed these purchases primarily through the net proceeds from the Aircraft Finance group's private placement of asset-backed notes and proceeds from the issuance of beneficial interests.

     All aircraft are compliant with Stage 3 noise levels set out in the United States Federal Aviation Regulations. An analysis of the various lessee expiration periods of the aircraft under operating leases is as follows at May 5, 1999:

On lease for a further period of:
More than five years........................................   14
  From one to five years....................................   18
  Less than one year........................................    4
                                                              ---
Total aircraft portfolio....................................   36
                                                              ===

     If the Seller is unable to deliver any of the 36 aircraft on or before December 1, 1999, the Seller must deliver a substitute aircraft satisfying certain conditions or repurchase the undelivered aircraft. Any proceeds received from the Seller for repurchase of such undelivered aircraft will be applied towards principal reduction of the notes.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999

     At May 5, 1999 future scheduled minimum lease contract payments to be received under operating leases for the years ended December 31, are as follows:
(dollars in thousands)

1999 (May 5 - December 31)...........................  $ 86,148
2000.................................................   116,563
2001.................................................   113,993
2002.................................................   103,269
2003.................................................    80,422
Thereafter...........................................    97,837
                                                       --------
Total................................................  $598,232
                                                       ========


     Additional contingent rentals are earned by the Aircraft Finance Trust group based on certain lessee's usage.


     Aircraft Finance group may acquire additional aircraft and related leases from the Seller, UniCapital Corporation or their affiliates using proceeds from the issuance of additional notes and equity. Any such acquisition of additional aircraft by Aircraft Finance group will be subject to the terms of the Trust Indenture and will require written confirmation from the rating agencies.

NOTE 5 -- NOTES PAYABLE

     On May 5, 1999 (the "Initial Closing Date"), the Aircraft Finance group completed a private placement offering of $1,209 million of securitized notes (the "Initial Notes") on a basis exempt from registration under the Securities Act of 1933, as amended. The Aircraft Finance group utilized the proceeds from the Initial Notes as payment for the acquisition of 36 commercial jet aircraft. Underwriting and certain other issuance related costs incurred in connection with the offering were paid by the Seller.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999

     The repayment terms of each class of Initial Notes are such that certain principal amounts are expected to be repaid on dates which are based on certain operating assumptions (the "Expected Final Payment Date") or refinanced through the issuance of new notes, but in any event are ultimately due for repayment on specified final maturity dates (the "Final Maturity Date"). The Expected Final Payment Dates, Final Maturity Dates and interest rates applicable to each class of the Initial Notes are listed as follows (dollars in thousands):

                           INITIAL                          EXPECTED FINAL         FINAL
CLASS OF NOTE          PRINCIPAL AMOUNT    INTEREST RATE     PAYMENT DATE      MATURITY DATE
-------------          ----------------    -------------    ---------------    -------------
Class A-1                 $  512,500       LIBOR + 0.48%       May 15, 2004    May 15, 2024
Class A-2                    400,000       LIBOR + 0.50%      June 15, 2008    May 15, 2024
Class B                      126,500       LIBOR + 1.15%       May 15, 2016    May 15, 2024
Class C                      106,000               8.00%      July 15, 2016    May 15, 2024
Class D                       64,000              11.00%    August 15, 2016    May 15, 2024
                          ----------
                          $1,209,000
                          ==========

     The one-month LIBOR rate with respect to these notes as of May 5, 1999 was 4.90%.

     If the Class A-1 Notes are not repaid on or before their Expected Final Payment Date, such class of notes will accrue interest thereafter at the stated interest rate plus 0.50% per annum ("Maturity Step-Up Interest").

     Aircraft Finance group is obligated to use its best efforts to consummate an exchange offer (the "Exchange Offer") pursuant to which the Initial Notes, other than Class D Notes, would be exchanged for substantially similar debt securities issued pursuant to an effective registration statement under the Securities Act of 1933. If the Exchange Offer is not consummated on or before January 30, 2000, the Initial Notes will accrue interest at the stated interest rate, plus 0.50% per annum until the date that the Exchange Offer is consummated.

     Aircraft Finance group has the right to make an optional redemption of any Notes. Should Aircraft Finance choose to exercise an early redemption of any of the Notes, it may be required to pay a redemption premium as required by the Trust Indenture.

     The dates on which principal repayments on the notes will actually occur will depend on the cash flows generated by the rental income from the Aircraft Finance group's portfolio of aircraft, Aircraft Finance group's ability to refinance any or all of the notes and the amount of operating costs incurred in the ordinary course of business. Amounts received by the Aircraft Finance group and available for distribution are paid in accordance with the priorities specified in the Trust Indenture.

NOTE 6 -- DERIVATIVE FINANCIAL INSTRUMENTS

INTEREST RATE SWAPS

     At May 5, 1999, the Aircraft Finance group was a party to five interest rate swap agreements which it entered into on May 5, 1999. Under the agreements, the Aircraft

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999

Finance group will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay the Aircraft Finance group a rate of interest on the notional amount based on LIBOR. On May 5, 1999, the fair values of these interest rate swaps was zero as the agreements became effective under the market conditions of that same day.

     The following table presents, as of May 5, 1999, a summary of the terms of the Aircraft Finance group's interest rate swap agreements (dollars in thousands):

 FIXED        RATE TO BE           RATE TO BE
NOTIONAL   PAID BY AIRCRAFT   RECEIVED BY AIRCRAFT
 AMOUNT     FINANCE GROUP        FINANCE GROUP         MATURITY DATE
--------   ----------------   --------------------     -------------
$ 80,000     5.23%               LIBOR                April 15, 2000
  60,000     5.50%               LIBOR               January 15, 2002
 175,000     5.56%               LIBOR               October 15, 2002
 345,000     5.65%               LIBOR               January 15, 2004
 230,000     5.71%               LIBOR               November 15, 2004

NOTE 7 -- NEW ACCOUNTING PRONOUNCEMENTS


     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 2000. SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and it requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of such derivatives will vary based on the intended use of the derivative. The Aircraft Finance group plans to adopt SFAS 133 beginning in the year 2001. Adoption of SFAS 133 is not expected to have a significant impact on Aircraft Finance group's results of operations, cash flows or financial position.


NOTE 8 -- RELATED PARTY

     On May 5, 1999, UniCapital Corporation (parent company of the beneficial interestholders) purchased approximately $3.8 million of the Class D Notes.

     One of the three Controlling Trustees, the Equity Trustee, is an employee of UniCapital Air Group, Inc. a wholly-owned subsidiary of UniCapital Corporation and the parent company of UniCapital AFT-I, Inc. and UniCapital AFT-II, Inc. The Equity Trustee has the ability to exert certain influence over the operations of Aircraft Finance group including that the acquisition of additional aircraft by Aircraft Finance and the terms of any related financing need only be approved by the Equity Trustee. Further, any sale of any aircraft, decisions requiring Aircraft Finance's approval under the Servicing Agreement with GECAS or the agreement with the administrative agent and the reduction of any required level of reserves must be approved by the Equity Trustee and at least one of the Independent Controlling Trustees.

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999

NOTE 9 -- COMMITMENTS AND CONTINGENCIES


     In accordance with the terms of a servicing agreement (the "Servicing Agreement"), GE Capital Aviation Services, Limited, ("GECAS") is performing certain aircraft related services with respect to the Aircraft Finance group's aircraft portfolio. Such activities include the collection of rents and other amounts due from lessees, the monitoring of maintenance, insurance and other obligations under the aircraft leases, the enforcement of rights against the lessees, the remarketing of aircraft for re-lease or sale and the performance of other specified aircraft-related services. In accordance with the Servicing Agreement, fees payable to GECAS by Aircraft Finance include base fees and fees calculated as a percentage of lease rentals received, in addition to certain incentive based fees.


     The Servicing Agreement expires on the latter of (i) the payment in full of all amounts due on the notes and other similar obligations and all amounts due to the holders of beneficial interests in Aircraft Finance and (ii) the date on which Aircraft Finance and its subsidiaries cease to own any aircraft. Each party has the right to terminate the Servicing Agreement under specified circumstances.

     Additionally, Aircraft Finance has contracted with third parties to provide administrative, financial and capital markets advisory and trust services.

NOTE 10 -- CONCENTRATION OF CREDIT RISK

     Credit risk with respect to operating lease receivables is generally diversified due to the number of lessees comprising the Aircraft Finance group's customer base and the different geographic areas in which they operate. At May 5, 1999, the Aircraft Finance group had leased aircraft to 23 lessees in 13 countries. Also, on May 5, 1999, nine of the aircraft are being leased to lessees domiciled in certain emerging markets, including those located in Eastern Europe, the Middle East, Latin America and Asia. The exposure of the Aircraft Finance group's aircraft to particular countries and customers is managed partly through concentration limits and through obtaining deposits from lessees and certain cash reserves.

     At May 5, 1999, Aircraft Finance group held cash reserves of $6.75 million that are available to fund delinquent rentals and other payments due from one certain lessee. Such amounts are not available for general use. Any unused reserve amount must be returned to the Sellers at lease expiration.


NOTE 11 -- SUBSEQUENT EVENTS (UNAUDITED)



SALE OF BENEFICIAL INTEREST



     UniCapital Corporation sold 51% of Aircraft Finance to three financial services companies. As a result of these transactions, UniCapital Corporation through its indirect subsidiaries UniCapital AFT-I, Inc. and UniCapital AFT-II, Inc., owns 49% of Aircraft Finance.



     One of those financial service companies acquired its direct and indirect interests in Aircraft Finance (16%) from UniCapital Corporation in an installment sale. To the extent that future installment payments are not timely made, UniCapital Air Group, Inc. has the

                    AIRCRAFT FINANCE TRUST AND SUBSIDIARIES

                                  MAY 5, 1999


right to reacquire all or a portion of the financial service company's ownership interests in Aircraft Finance. Under arrangements entered into among each of the owners of Aircraft Finance, it is contemplated that upon completion of the installment payments, the officer of UniCapital Corporation and UniCapital Air Group, Inc., that presently serves as the Equity Trustee will resign as the Equity Trustee. Upon his resignation, a replacement trustee would be appointed by the holders of the ownership interests in Aircraft Finance.

                                                                      APPENDIX 1

                        INDEX OF SELECTED DEFINED TERMS


Additional Interest.........................................  105
Additional Servicing Fees...................................   45
Adjusted Base Value.........................................  107
Adjusted Portfolio Value....................................  107
Applicable Percentage.......................................  111
Depreciation Factor.........................................  107
Interest Amount.............................................  105
Junior Note Blockage Amount.................................  118
Maturity Step-Up Interest...................................  105
Mezzanine Note Blockage Amount..............................  118
Minimum Principal Payment Amount............................  106
Note Target Price...........................................  128
Projected Principal Payment Amounts.........................  111
Redemption Premium..........................................  112
Redemption Price............................................  110
Registration Step-Up Interest...............................  105
Sale Premium................................................  109
Scheduled Principal Payment Amount..........................  108
Senior Note Blockage Amount.................................  118
Subordinate Note Blockage Amount............................  118
Supplemental Principal Payment Amount.......................  108

                                                                      APPENDIX 2

                             AIRCRAFT TYPES DATA(1)

                                                               STAGE 3
                          NARROW/    TYPICAL   NO. & MFR OF     NOISE      PRODUCTION   CURRENT    ON      NO. OF
TYPE AND VARIANT          WIDEBODY    SEATS      ENGINES      COMPLIANCE     YEARS       FLEET    ORDER   OPERATORS
----------------          --------   -------   ------------   ----------   ----------   -------   -----   ---------
Airbus A310-300.........  Wide         220     2 X GE/PW         Yes           1986-      163        6        41
Airbus A320-200.........  Narrow       150     2 X CFM/IAE       Yes           1988-      667      416        77
Boeing 737-300..........  Narrow       130     2 X CFM           Yes           1984-     1043       25       105
Boeing 737-400..........  Narrow       150     2 X CFM           Yes           1988-      472        9        61
Boeing 767-200ER........  Wide         220     2 X GE/PW         Yes           1984-       96       10        25
Boeing 767-300ER........  Wide         250     2 X GE/PW/RR      Yes           1988-      376       60        58
McDonnell Douglas
  DC-10-30..............  Wide         280     3 X GE            Yes       1972-1988      129        0        31
McDonnell Douglas
  MD-83(2)..............  Narrow       150     2 X PW            Yes           1985-      255       26        28

-------------------------

SOURCE: AIRCLAIMS CASE DATABASE

(1) Data as of January 14, 1999.

(2) Boeing has announced that production of this type is expected to end in 1999.

                                                                      APPENDIX 3

          MONTHLY GROSS REVENUES BASED ON THE NOTE PAYMENT ASSUMPTIONS

                         GROSS
        MONTH           REVENUES
        -----          ----------
                          ($)
June 1999............  15,425,023
July 1999............  10,734,539
August 1999..........  10,734,539
September 1999.......  12,534,539
October 1999.........  10,734,539
November 1999........  10,685,539
December 1999........  12,435,539
January 2000.........  10,562,539
February 2000........  10,562,539
March 2000...........  11,762,539
April 2000...........  10,562,539
May 2000.............  11,234,539
June 2000............  11,284,539
July 2000............  11,357,539
August 2000..........  11,357,539
September 2000.......  11,357,539
October 2000.........  11,357,539
November 2000........  11,285,539
December 2000........  11,235,539
January 2001.........  11,162,539
February 2001........  11,162,539
March 2001...........  11,162,539
April 2001...........  11,162,539
May 2001.............  11,234,539
June 2001............  11,284,539
July 2001............  11,357,539
August 2001..........  11,357,539
September 2001.......  11,357,539
October 2001.........  11,357,539
November 2001........  11,285,539
December 2001........  11,235,539
January 2002.........  11,235,539
February 2002........  11,235,539
March 2002...........  11,235,539
April 2002...........  11,221,990
May 2002.............  11,292,539
June 2002............  11,285,383
July 2002............  11,275,706
August 2002..........  11,275,706
September 2002.......  11,222,997
October 2002.........  11,222,997
November 2002........  11,150,997
December 2002........  11,150,997
January 2003.........  11,150,997
February 2003........  11,150,997
March 2003...........  11,150,997
April 2003...........  11,150,997
May 2003.............  11,219,022
June 2003............  11,219,022
July 2003............  11,219,022
August 2003..........  11,219,022
September 2003.......  11,219,022
October 2003.........  11,219,022
November 2003........  11,143,254

                         GROSS
        MONTH           REVENUES
        -----          ----------
                          ($)
December 2003........  11,143,254
January 2004.........  11,143,254
February 2004........  11,143,254
March 2004...........  11,143,254
April 2004...........  11,149,932
May 2004.............  11,185,932
June 2004............  11,202,932
July 2004............  11,202,932
August 2004..........  11,202,932
September 2004.......  11,202,932
October 2004.........  11,184,622
November 2004........  11,184,622
December 2004........  11,184,622
January 2005.........  11,184,622
February 2005........  11,184,622
March 2005...........  11,184,622
April 2005...........  11,184,622
May 2005.............  11,172,784
June 2005............  11,172,784
July 2005............  11,172,784
August 2005..........  11,172,784
September 2005.......  11,172,784
October 2005.........  11,172,784
November 2005........  11,172,784
December 2005........  11,172,784
January 2006.........  11,172,784
February 2006........  11,172,784
March 2006...........  11,172,784
April 2006...........  11,172,784
May 2006.............  11,172,784
June 2006............  11,172,784
July 2006............  11,172,784
August 2006..........  11,172,784
September 2006.......  11,172,784
October 2006.........  11,172,784
November 2006........  11,172,784
December 2006........  11,172,784
January 2007.........  11,172,784
February 2007........  11,172,784
March 2007...........  11,172,784
April 2007...........  11,172,784
May 2007.............  11,172,784
June 2007............  11,115,284
July 2007............  11,115,284
August 2007..........  11,115,284
September 2007.......  11,057,784
October 2007.........  11,038,434
November 2007........  11,038,434
December 2007........  11,038,434
January 2008.........  11,038,434
February 2008........  11,038,434
March 2008...........  11,038,434
April 2008...........  11,038,434
May 2008.............  10,930,294

                         GROSS
        MONTH           REVENUES
        -----          ----------
                          ($)
June 2008............  10,901,654
July 2008............  10,901,654
August 2008..........  10,901,654
September 2008.......  10,901,654
October 2008.........  10,901,654
November 2008........  10,839,871
December 2008........  10,839,871
January 2009.........  10,839,871
February 2009........  10,839,871
March 2009...........  10,839,871
April 2009...........  10,796,471
May 2009.............  10,748,871
June 2009............  10,723,796
July 2009............  10,723,796
August 2009..........  10,723,796
September 2009.......  10,723,796
October 2009.........  10,662,683
November 2009........  10,662,683
December 2009........  10,662,683
January 2010.........  10,662,683
February 2010........  10,662,683
March 2010...........  15,610,465
April 2010...........  10,188,587
May 2010.............  10,050,587
June 2010............  10,050,587
July 2010............  10,050,587
August 2010..........  10,050,587
September 2010.......  10,050,587
October 2010.........  10,050,587
November 2010........  10,050,587
December 2010........  10,050,587
January 2011.........  10,050,587
February 2011........  10,050,587
March 2011...........  10,050,587
April 2011...........  10,050,587
May 2011.............  10,050,587
June 2011............  10,050,587
July 2011............  10,050,587
August 2011..........  10,050,587
September 2011.......  10,050,587
October 2011.........   9,871,885
November 2011........   9,871,885
December 2011........  14,074,953
January 2012.........   9,752,437
February 2012........   9,752,437
March 2012...........  15,087,769
April 2012...........   9,605,321
May 2012.............   9,605,321
June 2012............   9,605,321
July 2012............   9,605,321
August 2012..........  24,425,100
September 2012.......   9,239,201
October 2012.........   9,174,701
November 2012........   9,006,701

                         GROSS
        MONTH           REVENUES
        -----          ----------
                          ($)
December 2012........   9,005,340
January 2013.........   9,005,340
February 2013........   9,005,340
March 2013...........  15,995,768
April 2013...........   8,823,815
May 2013.............   8,737,895
June 2013............   8,651,975
July 2013............   8,651,975
August 2013..........   8,651,975
September 2013.......   8,651,975
October 2013.........   8,651,975
November 2013........   8,651,975
December 2013........   8,651,975
January 2014.........   8,651,975
February 2014........   8,651,975
March 2014...........   8,651,975
April 2014...........   8,494,506
May 2014.............   8,410,506
June 2014............   8,285,613
July 2014............   8,230,828
August 2014..........   8,193,203
September 2014.......   8,193,203
October 2014.........  12,307,889
November 2014........   8,051,625
December 2014........   7,962,254
January 2015.........   7,962,254
February 2015........   7,962,254
March 2015...........   7,962,254
April 2015...........   7,893,458
May 2015.............   7,556,054
June 2015............   7,556,054
July 2015............   7,556,054
August 2015..........   7,556,054
September 2015.......   7,501,479
October 2015.........   7,501,479
November 2015........   7,441,136
December 2015........   7,441,136
January 2016.........   7,441,136
February 2016........   7,441,136
March 2016...........   7,441,136
April 2016...........   7,441,136
May 2016.............  11,697,857
June 2016............   7,309,986
July 2016............   7,309,986
August 2016..........  23,458,641
September 2016.......   6,879,586

                         GROSS
        MONTH           REVENUES
        -----          ----------
                          ($)
October 2016.........  16,812,438
November 2016........  11,482,516
December 2016........   6,124,856
January 2017.........   6,124,856
February 2017........  17,676,742
March 2017...........   5,868,179
April 2017...........  10,034,720
May 2017.............   5,663,112
June 2017............   5,663,112
July 2017............   5,663,112
August 2017..........   5,663,112
September 2017.......   5,663,112
October 2017.........   5,663,112
November 2017........   5,415,462
December 2017........  14,469,414
January 2018.........   5,109,800
February 2018........  10,297,128
March 2018...........   4,928,375
April 2018...........   4,928,375
May 2018.............   4,928,375
June 2018............   4,928,375
July 2018............   4,928,375
August 2018..........   4,928,375
September 2018.......   4,928,375
October 2018.........   4,928,375
November 2018........   4,928,375
December 2018........   4,928,375
January 2019.........   4,928,375
February 2019........   4,928,375
March 2019...........   4,928,375
April 2019...........   4,579,871
May 2019.............   4,579,871
June 2019............   4,492,528
July 2019............   4,323,028
August 2019..........   4,232,728
September 2019.......   4,232,728
October 2019.........   4,232,728
November 2019........   4,232,728
December 2019........   4,034,123
January 2020.........   4,034,123
February 2020........   4,034,123
March 2020...........   4,034,123
April 2020...........   4,034,123
May 2020.............   3,669,205
June 2020............   3,669,205
July 2020............   3,669,205

                         GROSS
        MONTH           REVENUES
        -----          ----------
                          ($)
August 2020..........   3,669,205
September 2020.......   3,580,705
October 2020.........   3,580,705
November 2020........   3,505,276
December 2020........   3,505,276
January 2021.........   3,505,276
February 2021........   3,505,276
March 2021...........   3,505,276
April 2021...........   3,505,276
May 2021.............   3,505,276
June 2021............   3,505,276
July 2021............   3,505,276
August 2021..........   3,505,276
September 2021.......   8,542,726
October 2021.........   3,337,606
November 2021........   3,337,606
December 2021........  19,088,646
January 2022.........   7,903,751
February 2022........   2,798,210
March 2022...........   2,798,210
April 2022...........   7,913,568
May 2022.............   7,755,939
June 2022............   7,584,515
July 2022............   7,391,823
August 2022..........   7,225,948
September 2022.......   7,097,825
October 2022.........  13,697,467
November 2022........   1,326,717
December 2022........   6,459,660
January 2023.........   6,309,133
February 2023........   1,028,182
March 2023...........   1,028,182
April 2023...........   1,028,182
May 2023.............   1,028,182
June 2023............   1,028,182
July 2023............   6,257,559
August 2023..........     860,542
September 2023.......     860,542
October 2023.........     860,542
November 2023........     860,542
December 2023........     860,542
January 2024.........     860,542
February 2024........     860,542
March 2024...........     860,542
April 2024...........  13,326,973
May 2024.............  13,059,274

                                                                      APPENDIX 4

               ASSUMED PORTFOLIO VALUES FOR THE INITIAL PORTFOLIO

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
May 1999.............     1,322.64
June 1999............     1,319.34
July 1999............     1,316.04
August 1999..........     1,312.72
September 1999.......     1,309.39
October 1999.........     1,306.05
November 1999........     1,302.70
December 1999........     1,299.34
January 2000.........     1,295.97
February 2000........     1,292.58
March 2000...........     1,289.19
April 2000...........     1,285.79
May 2000.............     1,282.38
June 2000............     1,278.96
July 2000............     1,275.52
August 2000..........     1,272.08
September 2000.......     1,268.62
October 2000.........     1,265.16
November 2000........     1,261.68
December 2000........     1,258.20
January 2001.........     1,254.70
February 2001........     1,251.19
March 2001...........     1,247.68
April 2001...........     1,244.15
May 2001.............     1,240.61
June 2001............     1,237.06
July 2001............     1,233.50
August 2001..........     1,229.93
September 2001.......     1,226.34
October 2001.........     1,222.75
November 2001........     1,219.15
December 2001........     1,215.53
January 2002.........     1,211.91
February 2002........     1,208.27
March 2002...........     1,204.62
April 2002...........     1,200.97
May 2002.............     1,197.30
June 2002............     1,193.62
July 2002............     1,189.92
August 2002..........     1,186.22
September 2002.......     1,182.51
October 2002.........     1,178.79

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
November 2002........     1,175.05
December 2002........     1,171.30
January 2003.........     1,167.55
February 2003........     1,163.78
March 2003...........     1,160.00
April 2003...........     1,156.21
May 2003.............     1,152.41
June 2003............     1,148.59
July 2003............     1,144.77
August 2003..........     1,140.93
September 2003.......     1,137.08
October 2003.........     1,133.23
November 2003........     1,129.36
December 2003........     1,125.48
January 2004.........     1,121.58
February 2004........     1,117.68
March 2004...........     1,113.76
April 2004...........     1,109.84
May 2004.............     1,105.90
June 2004............     1,101.95
July 2004............     1,097.99
August 2004..........     1,094.02
September 2004.......     1,090.03
October 2004.........     1,086.04
November 2004........     1,082.03
December 2004........     1,078.01
January 2005.........     1,073.98
February 2005........     1,069.94
March 2005...........     1,065.88
April 2005...........     1,061.82
May 2005.............     1,057.74
June 2005............     1,053.65
July 2005............     1,049.55
August 2005..........     1,045.43
September 2005.......     1,041.31
October 2005.........     1,037.17
November 2005........     1,033.02
December 2005........     1,028.86
January 2006.........     1,024.69
February 2006........     1,020.51
March 2006...........     1,016.31
April 2006...........     1,012.10

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
May 2006.............     1,007.88
June 2006............     1,003.65
July 2006............       999.41
August 2006..........       995.15
September 2006.......       990.88
October 2006.........       986.60
November 2006........       982.31
December 2006........       978.00
January 2007.........       973.69
February 2007........       969.36
March 2007...........       965.01
April 2007...........       960.66
May 2007.............       956.29
June 2007............       951.92
July 2007............       947.53
August 2007..........       943.12
September 2007.......       938.71
October 2007.........       934.28
November 2007........       929.84
December 2007........       925.38
January 2008.........       920.92
February 2008........       916.44
March 2008...........       911.95
April 2008...........       907.45
May 2008.............       902.93
June 2008............       898.40
July 2008............       893.86
August 2008..........       889.31
September 2008.......       884.74
October 2008.........       880.16
November 2008........       875.57
December 2008........       870.97
January 2009.........       866.35
February 2009........       861.72
March 2009...........       857.08
April 2009...........       852.42
May 2009.............       847.75
June 2009............       843.07
July 2009............       838.38
August 2009..........       833.67
September 2009.......       828.95
October 2009.........       824.22

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
November 2009........       819.47
December 2009........       814.71
January 2010.........       809.94
February 2010........       805.15
March 2010...........       795.10
April 2010...........       790.42
May 2010.............       785.72
June 2010............       781.01
July 2010............       776.29
August 2010..........       771.55
September 2010.......       766.81
October 2010.........       762.04
November 2010........       757.27
December 2010........       752.48
January 2011.........       747.68
February 2011........       742.87
March 2011...........       738.04
April 2011...........       733.20
May 2011.............       728.35
June 2011............       723.49
July 2011............       718.61
August 2011..........       713.71
September 2011.......       708.81
October 2011.........       703.89
November 2011........       698.96
December 2011........       689.81
January 2012.........       684.98
February 2012........       680.13
March 2012...........       669.92
April 2012...........       665.18
May 2012.............       660.42
June 2012............       655.65
July 2012............       650.87
August 2012..........       631.33
September 2012.......       626.96
October 2012.........       622.58
November 2012........       618.19
December 2012........       613.79
January 2013.........       609.37
February 2013........       604.94
March 2013...........       593.54
April 2013...........       589.29
May 2013.............       585.04
June 2013............       580.77
July 2013............       576.49
August 2013..........       572.20

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
September 2013.......       567.90
October 2013.........       563.58
November 2013........       559.26
December 2013........       554.92
January 2014.........       550.57
February 2014........       546.21
March 2014...........       541.84
April 2014...........       537.46
May 2014.............       533.06
June 2014............       528.65
July 2014............       524.24
August 2014..........       519.80
September 2014.......       515.36
October 2014.........       506.77
November 2014........       502.43
December 2014........       498.08
January 2015.........       493.71
February 2015........       489.33
March 2015...........       484.94
April 2015...........       480.54
May 2015.............       476.13
June 2015............       471.70
July 2015............       467.27
August 2015..........       462.82
September 2015.......       458.36
October 2015.........       453.89
November 2015........       449.40
December 2015........       444.91
January 2016.........       440.40
February 2016........       435.88
March 2016...........       431.35
April 2016...........       426.81
May 2016.............       417.99
June 2016............       413.55
July 2016............       409.10
August 2016..........       388.54
September 2016.......       384.54
October 2016.........       370.32
November 2016........       361.40
December 2016........       357.83
January 2017.........       354.25
February 2017........       339.20
March 2017...........       335.94
April 2017...........       328.43
May 2017.............       325.28
June 2017............       322.13

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
July 2017............       318.96
August 2017..........       315.79
September 2017.......       312.61
October 2017.........       309.42
November 2017........       306.22
December 2017........       293.92
January 2018.........       290.98
February 2018........       282.81
March 2018...........       280.01
April 2018...........       277.20
May 2018.............       274.38
June 2018............       271.55
July 2018............       268.71
August 2018..........       265.87
September 2018.......       263.02
October 2018.........       260.17
November 2018........       257.30
December 2018........       254.43
January 2019.........       251.55
February 2019........       248.66
March 2019...........       245.77
April 2019...........       242.87
May 2019.............       239.96
June 2019............       237.04
July 2019............       234.11
August 2019..........       231.18
September 2019.......       228.24
October 2019.........       225.29
November 2019........       222.34
December 2019........       219.37
January 2020.........       216.40
February 2020........       213.42
March 2020...........       210.44
April 2020...........       207.44
May 2020.............       204.44
June 2020............       201.43
July 2020............       198.41
August 2020..........       195.39
September 2020.......       192.35
October 2020.........       189.31
November 2020........       186.26
December 2020........       183.21
January 2021.........       180.14
February 2021........       177.07
March 2021...........       173.99
April 2021...........       170.90

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
May 2021.............       167.81
June 2021............       164.70
July 2021............       161.59
August 2021..........       158.47
September 2021.......       150.29
October 2021.........       147.30
November 2021........       144.31
December 2021........       125.62
January 2022.........       118.12
February 2022........       115.72
March 2022...........       113.31
April 2022...........       105.73
May 2022.............        98.31

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
June 2022............        91.04
July 2022............        83.93
August 2022..........        76.97
September 2022.......        70.13
October 2022.........        56.67
November 2022........        55.49
December 2022........        49.14
January 2023.........        42.99
February 2023........        42.11
March 2023...........        41.23
April 2023...........        40.35
May 2023.............        39.46

                           ASSUMED
MONTH                  PORTFOLIO VALUE
-----                  ---------------
                        ($ MILLIONS)
June 2023............        38.57
July 2023............        32.44
August 2023..........        31.71
September 2023.......        30.97
October 2023.........        30.23
November 2023........        29.49
December 2023........        28.74
January 2024.........        28.00
February 2024........        27.25
March 2024...........        26.50
April 2024...........        13.06
May 2024.............         0.00

                                   APPENDIX 5


     The "Class Percentages" contained in the following Appendix 5 represent percentages to be incorporated into the mathematical formulas found on pages 106-108 under "Description of the Notes -- Payments on the Notes -- Principal Amortization" in the text. Those formulas are used in calculating principal payments on the monthly payment dates for the notes.

                                                                      APPENDIX 5

                               CLASS PERCENTAGES

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
CLOSING...............    68.99%                                    9.56%                                   8.01%
JUNE 1999.............    68.99%        68.99%        68.80%        9.56%         9.56%         9.56%       8.04%        8.04%
JULY 1999.............    68.99%        68.99%        68.76%        9.56%         9.56%         9.56%       8.06%        8.06%
AUGUST 1999...........    68.99%        68.99%        68.73%        9.56%         9.56%         9.56%       8.08%        8.08%
SEPTEMBER 1999........    68.99%        68.99%        68.57%        9.56%         9.56%         9.56%       8.10%        8.10%
OCTOBER 1999..........    68.99%        68.99%        68.53%        9.56%         9.56%         9.56%       8.12%        8.12%
NOVEMBER 1999.........    68.95%        68.95%        68.48%        9.60%         9.60%         9.58%       8.14%        8.14%
DECEMBER 1999.........    68.92%        68.92%        68.29%        9.63%         9.63%         9.61%       8.16%        8.16%
JANUARY 2000..........    68.89%        68.89%        68.24%        9.66%         9.66%         9.63%       8.18%        8.18%
FEBRUARY 2000.........    68.85%        68.85%        68.19%        9.70%         9.70%         9.66%       8.21%        8.21%
MARCH 2000............    68.82%        68.82%        68.05%        9.73%         9.73%         9.68%       8.23%        8.23%
APRIL 2000............    68.78%        68.78%        67.99%        9.77%         9.77%         9.71%       8.25%        8.25%
MAY 2000..............    68.75%        68.75%        67.89%        9.80%         9.80%         9.74%       8.27%        8.27%
JUNE 2000.............    68.66%        68.66%        67.78%        9.89%         9.89%         9.76%       8.29%        8.29%
JULY 2000.............    68.50%        68.50%        67.68%        9.92%         9.92%         9.77%       8.32%        8.32%
AUGUST 2000...........    68.12%        68.12%        67.62%        9.95%         9.95%         9.74%       8.34%        8.34%
SEPTEMBER 2000........    67.92%        67.92%        67.59%        9.98%         9.98%         9.68%       8.36%        8.36%
OCTOBER 2000..........    67.80%        67.80%        67.50%       10.01%        10.01%         9.67%       8.38%        8.38%
NOVEMBER 2000.........    67.67%        67.67%        67.44%       10.03%        10.03%         9.65%       8.41%        8.41%
DECEMBER 2000.........    67.58%        67.58%        67.34%       10.06%        10.06%         9.66%       8.43%        8.43%
JANUARY 2001..........    67.55%        67.55%        67.26%       10.09%        10.09%         9.65%       8.45%        8.45%
FEBRUARY 2001.........    67.53%        67.53%        67.16%       10.12%        10.12%         9.67%       8.48%        8.48%
MARCH 2001............    67.72%        67.72%        67.09%       10.14%        10.14%         9.65%       8.50%        8.50%
APRIL 2001............    67.82%        67.82%        66.97%       10.17%        10.17%         9.68%       8.52%        8.52%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
CLOSING...............     4.84%
JUNE 1999.............     4.87%       4.87%
JULY 1999.............     4.91%       4.91%
AUGUST 1999...........     4.88%       4.88%
SEPTEMBER 1999........     4.89%       4.89%
OCTOBER 1999..........     4.91%       4.91%
NOVEMBER 1999.........     4.96%       4.96%
DECEMBER 1999.........     4.93%       4.93%
JANUARY 2000..........     4.94%       4.94%
FEBRUARY 2000.........     4.96%       4.96%
MARCH 2000............     4.98%       4.98%
APRIL 2000............     4.98%       4.98%
MAY 2000..............     5.00%       5.00%
JUNE 2000.............     5.02%       5.02%
JULY 2000.............     5.02%       5.02%
AUGUST 2000...........     5.04%       5.04%
SEPTEMBER 2000........     5.05%       5.05%
OCTOBER 2000..........     5.06%       5.06%
NOVEMBER 2000.........     5.10%       5.10%
DECEMBER 2000.........     5.10%       5.10%
JANUARY 2001..........     5.12%       5.12%
FEBRUARY 2001.........     5.12%       5.12%
MARCH 2001............     5.13%       5.13%
APRIL 2001............     5.20%       5.20%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
MAY 2001..............    67.67%        67.67%        66.85%       10.20%        10.20%         9.71%       8.55%        8.55%
JUNE 2001.............    67.59%        67.59%        66.72%       10.22%        10.22%         9.74%       8.57%        8.57%
JULY 2001.............    67.50%        67.50%        66.59%       10.25%        10.25%         9.75%       8.60%        8.60%
AUGUST 2001...........    67.42%        67.42%        66.45%       10.28%        10.28%         9.78%       8.62%        8.62%
SEPTEMBER 2001........    67.32%        67.32%        66.37%       10.31%        10.31%         9.77%       8.65%        8.65%
OCTOBER 2001..........    67.24%        67.24%        66.29%       10.34%        10.34%         9.74%       8.67%        8.67%
NOVEMBER 2001.........    67.37%        67.37%        66.15%       10.38%        10.38%         9.77%       8.70%        8.70%
DECEMBER 2001.........    67.38%        67.38%        66.02%       10.40%        10.40%         9.80%       8.73%        8.73%
JANUARY 2002..........    67.40%        67.40%        65.88%       10.43%        10.43%         9.83%       8.75%        8.75%
FEBRUARY 2002.........    67.41%        67.41%        65.75%       10.47%        10.47%         9.86%       8.78%        8.78%
MARCH 2002............    67.45%        67.45%        65.60%       10.50%        10.50%         9.89%       8.80%        8.80%
APRIL 2002............    67.46%        67.46%        65.46%       10.53%        10.53%         9.92%       8.83%        8.83%
MAY 2002..............    67.49%        67.49%        65.52%       10.49%        10.49%         9.94%       8.66%        8.66%
JUNE 2002.............    67.51%        67.51%        65.64%       10.44%        10.44%         9.97%       8.42%        8.42%
JULY 2002.............    67.52%        67.52%        65.71%       10.29%        10.29%        10.00%       8.25%        8.25%
AUGUST 2002...........    67.54%        67.54%        65.62%       10.14%        10.14%        10.03%       8.21%        8.21%
SEPTEMBER 2002........    67.55%        67.55%        65.78%        9.95%         9.95%         9.95%       8.08%        8.08%
OCTOBER 2002..........    67.45%        67.45%        65.69%        9.99%         9.95%         9.95%       8.16%        8.11%
NOVEMBER 2002.........    67.66%        67.66%        65.74%       10.02%         9.97%         9.97%       7.99%        7.99%
DECEMBER 2002.........    67.76%        67.76%        65.76%        9.99%         9.99%         9.99%       7.88%        7.88%
JANUARY 2003..........    67.86%        67.86%        65.66%       10.01%        10.01%        10.01%       7.87%        7.87%
FEBRUARY 2003.........    67.93%        67.93%        65.62%       10.02%        10.02%        10.02%       7.82%        7.82%
MARCH 2003............    68.04%        68.04%        65.68%       10.03%        10.02%        10.02%       7.67%        7.67%
APRIL 2003............    68.12%        68.12%        65.75%       10.04%        10.03%        10.03%       7.50%        7.50%
MAY 2003..............    68.21%        68.21%        65.77%       10.04%        10.04%        10.04%       7.39%        7.39%
JUNE 2003.............    68.30%        68.30%        65.80%       10.05%        10.04%        10.04%       7.26%        7.26%
JULY 2003.............    68.38%        68.38%        65.83%       10.04%        10.04%        10.04%       7.13%        7.13%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
MAY 2001..............     5.16%       5.16%
JUNE 2001.............     5.22%       5.22%
JULY 2001.............     5.22%       5.22%
AUGUST 2001...........     5.24%       5.24%
SEPTEMBER 2001........     5.22%       5.22%
OCTOBER 2001..........     5.24%       5.24%
NOVEMBER 2001.........     5.25%       5.25%
DECEMBER 2001.........     5.27%       5.27%
JANUARY 2002..........     5.29%       5.29%
FEBRUARY 2002.........     5.30%       5.30%
MARCH 2002............     5.33%       5.33%
APRIL 2002............     5.33%       5.33%
MAY 2002..............     5.35%       5.34%
JUNE 2002.............     5.35%       5.35%
JULY 2002.............     5.35%       5.35%
AUGUST 2002...........     5.37%       5.37%
SEPTEMBER 2002........     5.35%       5.35%
OCTOBER 2002..........     5.33%       5.33%
NOVEMBER 2002.........     5.30%       5.30%
DECEMBER 2002.........     5.29%       5.29%
JANUARY 2003..........     5.29%       5.29%
FEBRUARY 2003.........     5.29%       5.29%
MARCH 2003............     5.28%       5.28%
APRIL 2003............     5.28%       5.28%
MAY 2003..............     5.27%       5.27%
JUNE 2003.............     5.27%       5.27%
JULY 2003.............     5.27%       5.27%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
AUGUST 2003...........    68.47%        68.47%        65.98%       10.04%        10.03%        10.03%       6.90%        6.90%
SEPTEMBER 2003........    68.55%        68.55%        66.14%        9.96%         9.95%         9.95%       6.71%        6.71%
OCTOBER 2003..........    68.53%        68.53%        65.99%        9.98%         9.97%         9.97%       6.78%        6.73%
NOVEMBER 2003.........    68.77%        68.77%        66.06%        9.78%         9.78%         9.78%       6.77%        6.76%
DECEMBER 2003.........    68.80%        68.80%        66.11%        9.75%         9.75%         9.75%       6.64%        6.64%
JANUARY 2004..........    68.85%        68.85%        66.03%        9.70%         9.70%         9.70%       6.67%        6.66%
FEBRUARY 2004.........    68.90%        68.90%        65.93%        9.65%         9.65%         9.65%       6.70%        6.69%
MARCH 2004............    68.95%        68.95%        65.82%        9.60%         9.60%         9.60%       6.72%        6.71%
APRIL 2004............    68.99%        68.99%        65.72%        9.56%         9.56%         9.56%       6.75%        6.73%
MAY 2004..............    68.99%        68.99%        65.57%        9.56%         9.56%         9.56%       6.77%        6.76%
JUNE 2004.............    68.99%        68.99%        65.41%        9.56%         9.56%         9.56%       6.80%        6.78%
JULY 2004.............    68.99%        68.99%        65.24%        9.56%         9.56%         9.56%       6.82%        6.81%
AUGUST 2004...........    68.99%        68.99%        65.09%        9.56%         9.56%         9.56%       6.85%        6.83%
SEPTEMBER 2004........    68.99%        68.99%        64.97%        9.56%         9.56%         9.56%       6.81%        6.81%
OCTOBER 2004..........    68.99%        68.99%        64.84%        9.56%         9.56%         9.56%       6.79%        6.79%
NOVEMBER 2004.........    68.99%        68.99%        64.71%        9.56%         9.56%         9.56%       6.78%        6.78%
DECEMBER 2004.........    68.99%        68.99%        64.55%        9.56%         9.56%         9.56%       6.77%        6.77%
JANUARY 2005..........    68.99%        68.99%        64.38%        9.56%         9.56%         9.56%       6.78%        6.78%
FEBRUARY 2005.........    68.99%        68.99%        64.48%        9.56%         9.56%         9.56%       6.51%        6.51%
MARCH 2005............    68.74%        68.74%        64.22%        9.81%         9.81%         9.60%       6.57%        6.53%
APRIL 2005............    68.73%        68.73%        63.99%        9.82%         9.82%         9.63%       6.59%        6.56%
MAY 2005..............    68.74%        68.74%        63.75%        9.81%         9.81%         9.67%       6.61%        6.59%
JUNE 2005.............    68.74%        68.74%        63.51%        9.81%         9.81%         9.71%       6.63%        6.61%
JULY 2005.............    68.73%        68.73%        63.28%        9.82%         9.82%         9.75%       6.61%        6.61%
AUGUST 2005...........    68.74%        68.74%        63.12%        9.81%         9.81%         9.78%       6.55%        6.55%
SEPTEMBER 2005........    68.73%        68.73%        62.91%        9.82%         9.82%         9.82%       6.54%        6.54%
OCTOBER 2005..........    68.68%        68.68%        62.66%        9.87%         9.87%         9.86%       6.55%        6.55%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
AUGUST 2003...........     5.26%       5.26%
SEPTEMBER 2003........     5.26%       5.26%
OCTOBER 2003..........     5.26%       5.26%
NOVEMBER 2003.........     5.26%       5.26%
DECEMBER 2003.........     5.25%       5.25%
JANUARY 2004..........     5.25%       5.25%
FEBRUARY 2004.........     5.25%       5.25%
MARCH 2004............     5.25%       5.25%
APRIL 2004............     5.24%       5.24%
MAY 2004..............     5.25%       5.25%
JUNE 2004.............     5.25%       5.25%
JULY 2004.............     5.25%       5.25%
AUGUST 2004...........     5.24%       5.24%
SEPTEMBER 2004........     5.24%       5.24%
OCTOBER 2004..........     5.23%       5.23%
NOVEMBER 2004.........     5.23%       5.23%
DECEMBER 2004.........     5.23%       5.23%
JANUARY 2005..........     5.23%       5.23%
FEBRUARY 2005.........     5.23%       5.23%
MARCH 2005............     5.23%       5.23%
APRIL 2005............     5.23%       5.23%
MAY 2005..............     5.23%       5.23%
JUNE 2005.............     5.23%       5.23%
JULY 2005.............     5.23%       5.23%
AUGUST 2005...........     5.23%       5.23%
SEPTEMBER 2005........     5.23%       5.23%
OCTOBER 2005..........     5.23%       5.23%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
NOVEMBER 2005.........    68.63%        68.63%        62.41%        9.92%         9.92%         9.90%       6.63%        6.58%
DECEMBER 2005.........    68.55%        68.55%        62.17%       10.00%        10.00%         9.94%       6.57%        6.57%
JANUARY 2006..........    68.49%        68.49%        61.94%       10.06%        10.06%         9.98%       6.56%        6.56%
FEBRUARY 2006.........    68.42%        68.42%        61.70%       10.13%        10.13%        10.02%       6.56%        6.56%
MARCH 2006............    68.37%        68.37%        61.49%       10.18%        10.18%         9.98%       6.56%        6.56%
APRIL 2006............    68.29%        68.29%        61.35%       10.26%        10.26%         9.89%       6.59%        6.59%
MAY 2006..............    68.23%        68.23%        61.21%       10.32%        10.32%         9.78%       6.62%        6.62%
JUNE 2006.............    68.17%        68.17%        61.11%       10.38%        10.38%         9.66%       6.62%        6.64%
JULY 2006.............    68.09%        68.09%        60.97%       10.46%        10.46%         9.54%       6.60%        6.67%
AUGUST 2006...........    68.03%        68.03%        60.93%       10.52%        10.52%         9.45%       6.56%        6.56%
SEPTEMBER 2006........    67.91%        67.91%        60.68%       10.64%        10.64%         9.43%       6.65%        6.59%
OCTOBER 2006..........    67.79%        67.79%        60.56%       10.74%        10.73%         9.29%       6.81%        6.62%
NOVEMBER 2006.........    67.65%        67.65%        60.41%       10.71%        10.70%         9.17%       7.01%        6.65%
DECEMBER 2006.........    67.47%        67.47%        60.22%       10.68%        10.67%         9.08%       7.05%        6.68%
JANUARY 2007..........    67.32%        67.32%        60.02%       10.64%        10.63%         9.00%       7.05%        6.71%
FEBRUARY 2007.........    67.16%        67.16%        59.83%       10.61%        10.60%         8.92%       6.81%        6.73%
MARCH 2007............    66.59%        66.59%        59.56%       10.58%        10.56%         8.88%       7.13%        6.76%
APRIL 2007............    66.43%        66.43%        59.29%       10.55%        10.53%         8.85%       7.15%        6.80%
MAY 2007..............    66.28%        66.28%        59.06%       10.51%        10.50%         8.78%       7.18%        6.83%
JUNE 2007.............    66.13%        66.13%        58.84%       10.47%        10.46%         8.70%       7.21%        6.86%
JULY 2007.............    65.96%        65.96%        58.62%       10.44%        10.43%         8.64%       7.23%        6.89%
AUGUST 2007...........    65.79%        65.79%        58.43%       10.41%        10.40%         8.60%       7.25%        6.93%
SEPTEMBER 2007........    65.60%        65.60%        58.25%       10.40%        10.39%         8.56%       7.27%        6.96%
OCTOBER 2007..........    65.40%        65.40%        58.08%       10.34%        10.33%         8.53%       7.30%        7.00%
NOVEMBER 2007.........    65.20%        65.20%        57.89%       10.28%        10.27%         8.49%       7.33%        7.03%
DECEMBER 2007.........    64.96%        64.96%        57.77%       10.21%        10.20%         8.43%       7.96%        7.06%
JANUARY 2008..........    64.76%        64.76%        57.54%       10.15%        10.14%         8.40%       7.98%        7.09%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
NOVEMBER 2005.........     5.23%       5.23%
DECEMBER 2005.........     5.23%       5.23%
JANUARY 2006..........     5.23%       5.23%
FEBRUARY 2006.........     5.23%       5.23%
MARCH 2006............     5.24%       5.24%
APRIL 2006............     5.24%       5.24%
MAY 2006..............     5.24%       5.24%
JUNE 2006.............     5.24%       5.24%
JULY 2006.............     5.24%       5.24%
AUGUST 2006...........     5.24%       5.24%
SEPTEMBER 2006........     5.25%       5.25%
OCTOBER 2006..........     5.25%       5.25%
NOVEMBER 2006.........     5.25%       5.25%
DECEMBER 2006.........     5.25%       5.25%
JANUARY 2007..........     5.26%       5.26%
FEBRUARY 2007.........     5.26%       5.26%
MARCH 2007............     5.26%       5.26%
APRIL 2007............     5.27%       5.27%
MAY 2007..............     5.27%       5.27%
JUNE 2007.............     5.28%       5.28%
JULY 2007.............     5.28%       5.25%
AUGUST 2007...........     5.28%       5.18%
SEPTEMBER 2007........     5.29%       5.10%
OCTOBER 2007..........     5.29%       4.99%
NOVEMBER 2007.........     5.30%       4.91%
DECEMBER 2007.........     5.30%       4.77%
JANUARY 2008..........     5.31%       4.71%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
FEBRUARY 2008.........    64.55%        64.55%        57.37%       10.08%        10.08%         8.35%       8.02%        7.13%
MARCH 2008............    64.53%        64.34%        57.16%       10.01%        10.01%         8.32%       8.05%        7.16%
APRIL 2008............    64.41%        64.12%        57.00%        9.94%         9.94%         8.27%       8.08%        7.20%
MAY 2008..............    64.22%        63.89%        56.82%        9.87%         9.87%         8.23%       8.10%        7.23%
JUNE 2008.............    64.11%        63.66%        56.63%        9.80%         9.80%         8.18%       8.11%        7.27%
JULY 2008.............    63.94%        63.42%        56.40%        9.73%         9.73%         8.14%       8.10%        7.31%
AUGUST 2008...........    63.79%        63.20%        56.22%        9.65%         9.65%         8.09%       8.08%        7.35%
SEPTEMBER 2008........    63.60%        62.96%        55.95%        9.58%         9.58%         8.05%       8.07%        7.38%
OCTOBER 2008..........    63.31%        62.60%        55.64%        9.62%         9.62%         8.01%       8.05%        7.42%
NOVEMBER 2008.........    63.01%        62.18%        55.39%        9.67%         9.67%         7.95%       8.02%        7.46%
DECEMBER 2008.........    62.70%        61.74%        55.12%        9.73%         9.73%         7.90%       7.99%        7.50%
JANUARY 2009..........    62.39%        61.31%        54.96%        9.78%         9.78%         7.85%       7.98%        7.54%
FEBRUARY 2009.........    62.13%        60.86%        54.72%        9.83%         9.83%         7.80%       7.95%        7.58%
MARCH 2009............    61.91%        60.42%        54.41%        9.88%         9.79%         7.75%       7.92%        7.62%
APRIL 2009............    61.42%        59.95%        54.08%        9.94%         9.83%         7.70%       7.90%        7.66%
MAY 2009..............    61.11%        59.49%        53.77%        9.99%         9.87%         7.66%       7.88%        7.65%
JUNE 2009.............    60.72%        59.02%        53.50%       10.05%         9.90%         7.61%       7.85%        7.61%
JULY 2009.............    60.37%        58.53%        53.23%       10.10%         9.94%         7.57%       7.83%        7.58%
AUGUST 2009...........    60.01%        58.05%        52.97%       10.16%         9.98%         7.53%       7.80%        7.53%
SEPTEMBER 2009........    59.65%        57.54%        52.65%       10.22%        10.02%         7.50%       7.77%        7.50%
OCTOBER 2009..........    59.29%        57.04%        52.41%       10.27%        10.06%         7.47%       7.75%        7.37%
NOVEMBER 2009.........    58.91%        57.37%        52.09%       10.33%        10.10%         7.44%       7.70%        7.33%
DECEMBER 2009.........    58.64%        57.29%        51.74%       10.26%        10.15%         7.42%       7.68%        7.29%
JANUARY 2010..........    58.40%        57.11%        51.40%       10.16%        10.15%         7.37%       7.66%        7.25%
FEBRUARY 2010.........    58.30%        56.91%        51.32%       10.06%        10.05%         7.25%       7.64%        7.20%
MARCH 2010............    58.15%        57.09%        51.06%       10.02%        10.01%         7.25%       7.69%        7.20%
APRIL 2010............    58.03%        56.87%        50.75%        9.93%         9.91%         7.19%       7.67%        7.16%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
FEBRUARY 2008.........     5.32%       4.60%
MARCH 2008............     5.32%       4.49%
APRIL 2008............     5.33%       4.36%
MAY 2008..............     5.33%       4.24%
JUNE 2008.............     5.34%       4.14%
JULY 2008.............     5.35%       4.05%
AUGUST 2008...........     5.35%       3.93%
SEPTEMBER 2008........     5.36%       3.89%
OCTOBER 2008..........     5.37%       3.86%
NOVEMBER 2008.........     5.38%       3.81%
DECEMBER 2008.........     5.39%       3.75%
JANUARY 2009..........     5.39%       3.58%
FEBRUARY 2009.........     5.40%       3.49%
MARCH 2009............     5.41%       3.43%
APRIL 2009............     5.42%       3.42%
MAY 2009..............     5.43%       3.41%
JUNE 2009.............     5.44%       3.41%
JULY 2009.............     5.45%       3.38%
AUGUST 2009...........     5.46%       3.36%
SEPTEMBER 2009........     5.47%       3.36%
OCTOBER 2009..........     5.48%       3.37%
NOVEMBER 2009.........     5.49%       3.37%
DECEMBER 2009.........     5.50%       3.38%
JANUARY 2010..........     5.52%       3.40%
FEBRUARY 2010.........     5.53%       3.24%
MARCH 2010............     5.58%       2.94%
APRIL 2010............     5.59%       2.96%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
MAY 2010..............    57.80%        56.66%        50.42%        9.83%         9.82%         7.14%       7.66%        7.13%
JUNE 2010.............    57.51%        56.46%        50.14%        9.73%         9.71%         7.06%       7.64%        7.11%
JULY 2010.............    57.26%        56.25%        50.00%        9.62%         9.60%         7.01%       7.63%        7.08%
AUGUST 2010...........    57.26%        56.04%        49.50%        9.51%         9.50%         6.96%       7.63%        7.05%
SEPTEMBER 2010........    57.11%        55.81%        49.08%        9.43%         9.42%         6.91%       7.61%        7.02%
OCTOBER 2010..........    57.12%        55.47%        48.96%        9.48%         9.46%         6.84%       7.58%        6.76%
NOVEMBER 2010.........    57.19%        55.82%        48.71%        9.54%         9.51%         6.78%       7.62%        6.62%
DECEMBER 2010.........    57.22%        56.16%        48.47%        9.18%         9.17%         6.71%       7.66%        6.48%
JANUARY 2011..........    57.37%        56.13%        48.16%        9.13%         9.11%         6.65%       7.69%        6.42%
FEBRUARY 2011.........    57.19%        56.08%        47.92%        9.07%         9.06%         6.59%       7.69%        6.38%
MARCH 2011............    57.12%        56.05%        47.51%        9.02%         9.00%         6.53%       7.70%        6.35%
APRIL 2011............    57.15%        56.01%        47.12%        8.95%         8.93%         6.46%       7.70%        6.32%
MAY 2011..............    57.16%        55.98%        46.76%        8.87%         8.87%         6.37%       7.72%        6.31%
JUNE 2011.............    57.17%        55.95%        46.36%        8.79%         8.79%         6.32%       7.72%        6.30%
JULY 2011.............    57.18%        55.91%        45.93%        8.71%         8.71%         6.23%       7.71%        6.28%
AUGUST 2011...........    57.19%        55.87%        45.60%        8.63%         8.63%         6.16%       7.69%        6.27%
SEPTEMBER 2011........    57.23%        55.83%        45.17%        8.39%         8.39%         6.08%       7.70%        6.23%
OCTOBER 2011..........    57.41%        55.67%        44.76%        8.27%         8.27%         6.01%       7.68%        6.21%
NOVEMBER 2011.........    57.69%        56.06%        44.38%        8.33%         8.33%         5.87%       7.75%        6.20%
DECEMBER 2011.........    58.20%        56.56%        43.65%        8.10%         8.10%         5.82%       7.76%        6.19%
JANUARY 2012..........    58.37%        56.72%        43.15%        7.94%         7.94%         5.75%       7.80%        6.18%
FEBRUARY 2012.........    58.54%        56.87%        42.75%        7.78%         7.78%         5.58%       7.84%        6.16%
MARCH 2012............    59.17%        57.48%        41.94%        7.68%         7.68%         5.55%       7.93%        6.17%
APRIL 2012............    59.34%        57.64%        41.45%        7.51%         7.51%         5.45%       7.94%        6.14%
MAY 2012..............    59.50%        57.81%        41.06%        7.34%         7.34%         5.37%       7.99%        5.98%
JUNE 2012.............    59.67%        57.97%        40.49%        7.15%         7.15%         5.31%       8.01%        5.97%
JULY 2012.............    58.43%        58.13%        40.02%        6.97%         6.97%         5.25%       8.03%        5.85%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
MAY 2010..............     5.60%       2.98%
JUNE 2010.............     5.61%       2.96%
JULY 2010.............     5.63%       2.78%
AUGUST 2010...........     5.64%       2.80%
SEPTEMBER 2010........     5.65%       2.81%
OCTOBER 2010..........     5.67%       2.83%
NOVEMBER 2010.........     5.68%       2.85%
DECEMBER 2010.........     5.70%       2.87%
JANUARY 2011..........     5.71%       2.89%
FEBRUARY 2011.........     5.73%       2.91%
MARCH 2011............     5.75%       2.92%
APRIL 2011............     5.76%       2.94%
MAY 2011..............     5.78%       2.91%
JUNE 2011.............     5.80%       2.88%
JULY 2011.............     5.82%       2.90%
AUGUST 2011...........     5.83%       2.79%
SEPTEMBER 2011........     5.85%       2.81%
OCTOBER 2011..........     5.87%       2.79%
NOVEMBER 2011.........     5.91%       2.79%
DECEMBER 2011.........     5.99%       2.83%
JANUARY 2012..........     6.03%       2.85%
FEBRUARY 2012.........     6.06%       2.87%
MARCH 2012............     6.13%       2.83%
APRIL 2012............     6.16%       2.85%
MAY 2012..............     6.18%       2.87%
JUNE 2012.............     6.20%       2.90%
JULY 2012.............     6.22%       2.92%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
AUGUST 2012...........    59.98%        58.25%        38.43%        6.94%         6.94%         5.09%       8.03%        5.94%
SEPTEMBER 2012........    59.97%        58.39%        37.98%        6.61%         6.61%         4.86%       8.06%        5.93%
OCTOBER 2012..........    60.03%        58.38%        37.41%        6.42%         6.42%         4.77%       8.07%        5.88%
NOVEMBER 2012.........    60.09%        58.79%        36.91%        6.47%         6.45%         4.67%       8.13%        5.78%
DECEMBER 2012.........    60.16%        59.13%        36.32%        6.51%         6.48%         4.58%       8.14%        5.77%
JANUARY 2013..........    60.22%        59.28%        35.91%        6.52%         6.50%         4.48%       8.16%        5.56%
FEBRUARY 2013.........    60.50%        59.41%        35.46%        6.52%         6.50%         4.28%       8.18%        5.48%
MARCH 2013............    60.80%        59.42%        34.27%        6.59%         6.56%         4.17%       8.17%        5.45%
APRIL 2013............    61.24%        59.55%        33.62%        6.59%         6.58%         4.09%       8.18%        5.41%
MAY 2013..............    61.21%        59.69%        33.00%        6.59%         6.57%         3.96%       8.19%        5.39%
JUNE 2013.............    61.21%        59.83%        32.34%        6.59%         6.57%         3.88%       8.20%        5.35%
JULY 2013.............    61.37%        59.96%        31.74%        6.58%         6.56%         3.77%       8.21%        5.27%
AUGUST 2013...........    61.31%        60.10%        31.20%        6.58%         6.56%         3.65%       8.19%        5.12%
SEPTEMBER 2013........    61.36%        60.17%        30.51%        6.47%         6.45%         3.53%       8.20%        5.11%
OCTOBER 2013..........    61.39%        60.11%        29.85%        6.46%         6.44%         3.42%       8.20%        5.03%
NOVEMBER 2013.........    61.41%        60.13%        29.14%        6.45%         6.43%         3.30%       8.19%        5.00%
DECEMBER 2013.........    61.44%        60.13%        28.39%        6.44%         6.43%         3.19%       8.19%        4.98%
JANUARY 2014..........    61.47%        60.16%        27.62%        6.43%         6.42%         3.07%       8.20%        4.98%
FEBRUARY 2014.........    61.58%        60.17%        26.88%        6.42%         6.41%         2.95%       8.21%        4.95%
MARCH 2014............    61.64%        60.19%        26.13%        6.41%         6.40%         2.80%       8.19%        4.93%
APRIL 2014............    61.67%        60.20%        25.34%        6.40%         6.38%         2.67%       8.20%        4.91%
MAY 2014..............    61.69%        60.21%        24.66%        6.39%         6.37%         2.55%       8.21%        4.88%
JUNE 2014.............    61.72%        60.22%        23.80%        6.38%         6.36%         2.42%       8.22%        4.82%
JULY 2014.............    61.76%        59.86%        23.20%        6.36%         6.34%         2.29%       8.21%        4.71%
AUGUST 2014...........    61.67%        59.49%        21.70%        6.35%         6.33%         2.15%       8.20%        4.75%
SEPTEMBER 2014........    61.60%        60.13%        21.33%        6.33%         6.32%         2.06%       8.20%        4.79%
OCTOBER 2014..........    61.42%        60.53%        19.85%        6.37%         6.30%         2.04%       8.27%        4.83%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
AUGUST 2012...........     6.39%       3.01%
SEPTEMBER 2012........     6.41%       3.03%
OCTOBER 2012..........     6.44%       3.05%
NOVEMBER 2012.........     6.46%       3.07%
DECEMBER 2012.........     6.48%       3.09%
JANUARY 2013..........     6.50%       3.12%
FEBRUARY 2013.........     6.53%       3.14%
MARCH 2013............     6.63%       3.20%
APRIL 2013............     6.65%       3.22%
MAY 2013..............     6.68%       3.25%
JUNE 2013.............     6.70%       3.27%
JULY 2013.............     6.73%       3.29%
AUGUST 2013...........     6.75%       3.32%
SEPTEMBER 2013........     6.78%       3.34%
OCTOBER 2013..........     6.81%       3.37%
NOVEMBER 2013.........     6.84%       3.40%
DECEMBER 2013.........     6.86%       3.43%
JANUARY 2014..........     6.89%       3.45%
FEBRUARY 2014.........     6.92%       3.45%
MARCH 2014............     6.96%       3.45%
APRIL 2014............     6.99%       3.47%
MAY 2014..............     7.02%       3.41%
JUNE 2014.............     7.05%       3.56%
JULY 2014.............     7.09%       3.58%
AUGUST 2014...........     7.12%       3.60%
SEPTEMBER 2014........     7.16%       3.62%
OCTOBER 2014..........     7.25%       3.65%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
NOVEMBER 2014.........    61.32%        59.70%        18.84%        6.35%         6.30%         2.03%       8.18%        4.83%
DECEMBER 2014.........    61.22%        57.78%        17.85%        6.33%         6.30%         2.02%       8.16%        4.80%
JANUARY 2015..........    61.12%        57.37%        16.80%        6.30%         6.28%         2.05%       8.16%        4.77%
FEBRUARY 2015.........    61.03%        56.97%        15.72%        6.28%         6.26%         2.06%       8.15%        4.75%
MARCH 2015............    60.92%        56.54%        14.65%        6.26%         6.23%         2.09%       8.15%        4.69%
APRIL 2015............    60.82%        56.12%        13.46%        6.23%         6.21%         2.10%       8.15%        4.74%
MAY 2015..............    60.74%        55.68%        12.32%        6.21%         6.19%         2.11%       8.14%        4.77%
JUNE 2015.............    60.67%        55.26%        11.14%        6.18%         6.16%         2.13%       8.16%        4.83%
JULY 2015.............    60.60%        54.83%         9.95%        6.16%         6.13%         2.15%       8.15%        4.87%
AUGUST 2015...........    60.45%        55.88%         8.72%        6.13%         6.11%         2.17%       8.14%        4.92%
SEPTEMBER 2015........    60.30%        53.90%         7.47%        6.10%         6.08%         2.19%       8.14%        4.96%
OCTOBER 2015..........    60.15%        53.43%         6.10%        6.07%         6.05%         2.21%       8.14%        5.04%
NOVEMBER 2015.........    59.99%        52.95%         4.80%        6.04%         6.02%         2.24%       8.14%        5.09%
DECEMBER 2015.........    59.82%        52.43%         3.47%        6.01%         5.99%         2.26%       8.13%        5.14%
JANUARY 2016..........    59.66%        51.92%         2.10%        5.98%         5.95%         2.28%       8.14%        5.19%
FEBRUARY 2016.........    59.48%        50.08%         0.62%        5.94%         5.92%         2.28%       8.13%        5.25%
MARCH 2016............    59.29%        49.33%         0.00%        5.91%         5.88%         1.50%       8.13%        4.65%
APRIL 2016............    59.12%        48.76%         0.00%        5.87%         5.85%         0.05%       8.12%        3.89%
MAY 2016..............    58.79%        48.55%         0.00%        5.89%         5.87%         0.00%       8.20%        3.03%
JUNE 2016.............    58.58%        47.35%         0.00%        5.85%         5.81%         0.00%       8.09%        1.79%
JULY 2016.............    57.44%        46.71%         0.00%        5.81%         5.78%         0.00%       8.07%        0.00%
AUGUST 2016...........    57.29%        46.68%         0.00%        6.00%         5.95%         0.00%       8.28%        0.00%
SEPTEMBER 2016........    56.37%        45.20%         0.00%        4.54%         4.49%         0.00%       8.14%        0.00%
OCTOBER 2016..........    56.63%        43.73%         0.00%        4.59%         4.52%         0.00%       8.08%        0.00%
NOVEMBER 2016.........    57.17%        42.60%         0.00%        4.58%         4.53%         0.00%       8.06%        0.00%
DECEMBER 2016.........    56.85%        41.88%         0.00%        4.50%         4.47%         0.00%       8.06%        0.00%
JANUARY 2017..........    54.28%        41.18%         0.00%        4.42%         4.39%         0.00%       8.05%        0.00%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
NOVEMBER 2014.........     7.29%       3.68%
DECEMBER 2014.........     7.33%       3.79%
JANUARY 2015..........     7.37%       3.82%
FEBRUARY 2015.........     7.41%       3.86%
MARCH 2015............     7.45%       3.89%
APRIL 2015............     7.49%       3.92%
MAY 2015..............     7.53%       3.96%
JUNE 2015.............     7.58%       4.00%
JULY 2015.............     7.62%       4.04%
AUGUST 2015...........     7.67%       4.07%
SEPTEMBER 2015........     7.71%       4.11%
OCTOBER 2015..........     7.76%       4.15%
NOVEMBER 2015.........     7.81%       4.20%
DECEMBER 2015.........     7.87%       4.23%
JANUARY 2016..........     7.92%       4.28%
FEBRUARY 2016.........     7.97%       4.32%
MARCH 2016............     8.03%       4.37%
APRIL 2016............     8.09%       4.41%
MAY 2016..............     8.23%       4.50%
JUNE 2016.............     8.29%       4.55%
JULY 2016.............     8.35%       4.15%
AUGUST 2016...........     8.76%       0.00%
SEPTEMBER 2016........     8.82%       0.00%
OCTOBER 2016..........     9.13%       0.00%
NOVEMBER 2016.........     9.32%       0.00%
DECEMBER 2016.........     9.38%       0.00%
JANUARY 2017..........     9.44%       0.00%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
FEBRUARY 2017.........    55.82%        39.48%         0.00%        4.48%         4.40%         0.00%       8.00%        0.00%
MARCH 2017............    54.52%        38.72%         0.00%        4.38%         4.36%         0.00%       8.01%        0.00%
APRIL 2017............    54.88%        37.53%         0.00%        4.34%         4.30%         0.00%       7.97%        0.00%
MAY 2017..............    54.50%        36.76%         0.00%        4.24%         4.22%         0.00%       7.98%        0.00%
JUNE 2017.............    54.12%        36.00%         0.00%        4.14%         4.11%         0.00%       7.97%        0.00%
JULY 2017.............    53.72%        35.23%         0.00%        4.03%         4.01%         0.00%       7.98%        0.00%
AUGUST 2017...........    53.32%        34.43%         0.00%        3.92%         3.90%         0.00%       7.98%        0.00%
SEPTEMBER 2017........    52.92%        33.62%         0.00%        3.81%         3.78%         0.00%       7.99%        0.00%
OCTOBER 2017..........    52.51%        32.77%         0.00%        3.69%         3.66%         0.00%       7.99%        0.00%
NOVEMBER 2017.........    48.59%        31.90%         0.00%        3.57%         3.54%         0.00%       7.98%        0.00%
DECEMBER 2017.........    49.71%        28.66%         0.00%        3.56%         2.10%         0.00%       7.74%        0.00%
JANUARY 2018..........    49.28%        27.69%         0.00%        3.44%         1.50%         0.00%       7.73%        0.00%
FEBRUARY 2018.........    49.93%        26.96%         0.00%        3.24%         0.00%         0.00%       7.83%        0.00%
MARCH 2018............    49.69%        24.90%         0.00%        2.83%         0.00%         0.00%       7.78%        0.00%
APRIL 2018............    49.42%        23.90%         0.00%        2.53%         0.00%         0.00%       7.73%        0.00%
MAY 2018..............    49.16%        22.96%         0.00%        1.86%         0.00%         0.00%       7.32%        0.00%
JUNE 2018.............    48.89%        22.09%         0.00%        0.97%         0.00%         0.00%       6.08%        0.00%
JULY 2018.............    48.60%        21.28%         0.00%        0.00%         0.00%         0.00%       4.77%        0.00%
AUGUST 2018...........    48.32%        20.52%         0.00%        0.00%         0.00%         0.00%       3.45%        0.00%
SEPTEMBER 2018........    48.03%        19.82%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
OCTOBER 2018..........    47.73%        19.17%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
NOVEMBER 2018.........    47.40%        18.57%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
DECEMBER 2018.........    46.89%        18.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JANUARY 2019..........    46.17%        17.48%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
FEBRUARY 2019.........    45.42%        16.99%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MARCH 2019............    44.65%        16.12%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
APRIL 2019............    43.87%        16.12%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
FEBRUARY 2017.........     9.83%       0.00%
MARCH 2017............     9.89%       0.00%
APRIL 2017............    10.08%       0.00%
MAY 2017..............    10.14%       0.00%
JUNE 2017.............    10.21%       0.00%
JULY 2017.............    10.27%       0.00%
AUGUST 2017...........    10.34%       0.00%
SEPTEMBER 2017........    10.41%       0.00%
OCTOBER 2017..........    10.48%       0.00%
NOVEMBER 2017.........    10.56%       0.00%
DECEMBER 2017.........    10.96%       0.00%
JANUARY 2018..........    11.03%       0.00%
FEBRUARY 2018.........    11.31%       0.00%
MARCH 2018............    11.39%       0.00%
APRIL 2018............    11.47%       0.00%
MAY 2018..............    11.55%       0.00%
JUNE 2018.............    11.63%       0.00%
JULY 2018.............    11.71%       0.00%
AUGUST 2018...........    11.79%       0.00%
SEPTEMBER 2018........    10.83%       0.00%
OCTOBER 2018..........     9.44%       0.00%
NOVEMBER 2018.........     8.00%       0.00%
DECEMBER 2018.........     6.52%       0.00%
JANUARY 2019..........     4.99%       0.00%
FEBRUARY 2019.........     3.41%       0.00%
MARCH 2019............     1.78%       0.00%
APRIL 2019............     0.00%       0.00%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
MAY 2019..............    43.06%        15.37%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JUNE 2019.............    42.22%        12.76%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JULY 2019.............    41.36%         9.01%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
AUGUST 2019...........    40.56%         8.54%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
SEPTEMBER 2019........    39.73%         7.51%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
OCTOBER 2019..........    38.88%         5.51%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
NOVEMBER 2019.........    37.98%         4.51%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
DECEMBER 2019.........    37.08%         3.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JANUARY 2020..........    36.14%         1.50%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
FEBRUARY 2020.........    35.13%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MARCH 2020............    29.61%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
APRIL 2020............    28.20%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MAY 2020..............    27.65%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JUNE 2020.............    27.49%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JULY 2020.............    27.23%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
AUGUST 2020...........    26.98%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
SEPTEMBER 2020........    26.75%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
OCTOBER 2020..........    26.46%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
NOVEMBER 2020.........    26.29%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
DECEMBER 2020.........    19.98%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JANUARY 2021..........    18.48%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
FEBRUARY 2021.........    16.91%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MARCH 2021............    15.27%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
APRIL 2021............    13.79%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MAY 2021..............    12.26%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JUNE 2021.............    10.66%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JULY 2021.............     8.99%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
MAY 2019..............     0.00%       0.00%
JUNE 2019.............     0.00%       0.00%
JULY 2019.............     0.00%       0.00%
AUGUST 2019...........     0.00%       0.00%
SEPTEMBER 2019........     0.00%       0.00%
OCTOBER 2019..........     0.00%       0.00%
NOVEMBER 2019.........     0.00%       0.00%
DECEMBER 2019.........     0.00%       0.00%
JANUARY 2020..........     0.00%       0.00%
FEBRUARY 2020.........     0.00%       0.00%
MARCH 2020............     0.00%       0.00%
APRIL 2020............     0.00%       0.00%
MAY 2020..............     0.00%       0.00%
JUNE 2020.............     0.00%       0.00%
JULY 2020.............     0.00%       0.00%
AUGUST 2020...........     0.00%       0.00%
SEPTEMBER 2020........     0.00%       0.00%
OCTOBER 2020..........     0.00%       0.00%
NOVEMBER 2020.........     0.00%       0.00%
DECEMBER 2020.........     0.00%       0.00%
JANUARY 2021..........     0.00%       0.00%
FEBRUARY 2021.........     0.00%       0.00%
MARCH 2021............     0.00%       0.00%
APRIL 2021............     0.00%       0.00%
MAY 2021..............     0.00%       0.00%
JUNE 2021.............     0.00%       0.00%
JULY 2021.............     0.00%       0.00%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
AUGUST 2021...........     7.51%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
SEPTEMBER 2021........     3.94%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
OCTOBER 2021..........     2.29%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
NOVEMBER 2021.........     0.56%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
DECEMBER 2021.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JANUARY 2022..........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
FEBRUARY 2022.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MARCH 2022............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
APRIL 2022............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MAY 2022..............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JUNE 2022.............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JULY 2022.............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
AUGUST 2022...........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
SEPTEMBER 2022........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
OCTOBER 2022..........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
NOVEMBER 2022.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
DECEMBER 2022.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JANUARY 2023..........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
FEBRUARY 2023.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MARCH 2023............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
APRIL 2023............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MAY 2023..............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JUNE 2023.............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JULY 2023.............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
AUGUST 2023...........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
SEPTEMBER 2023........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
OCTOBER 2023..........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
AUGUST 2021...........     0.00%       0.00%
SEPTEMBER 2021........     0.00%       0.00%
OCTOBER 2021..........     0.00%       0.00%
NOVEMBER 2021.........     0.00%       0.00%
DECEMBER 2021.........     0.00%       0.00%
JANUARY 2022..........     0.00%       0.00%
FEBRUARY 2022.........     0.00%       0.00%
MARCH 2022............     0.00%       0.00%
APRIL 2022............     0.00%       0.00%
MAY 2022..............     0.00%       0.00%
JUNE 2022.............     0.00%       0.00%
JULY 2022.............     0.00%       0.00%
AUGUST 2022...........     0.00%       0.00%
SEPTEMBER 2022........     0.00%       0.00%
OCTOBER 2022..........     0.00%       0.00%
NOVEMBER 2022.........     0.00%       0.00%
DECEMBER 2022.........     0.00%       0.00%
JANUARY 2023..........     0.00%       0.00%
FEBRUARY 2023.........     0.00%       0.00%
MARCH 2023............     0.00%       0.00%
APRIL 2023............     0.00%       0.00%
MAY 2023..............     0.00%       0.00%
JUNE 2023.............     0.00%       0.00%
JULY 2023.............     0.00%       0.00%
AUGUST 2023...........     0.00%       0.00%
SEPTEMBER 2023........     0.00%       0.00%
OCTOBER 2023..........     0.00%       0.00%

                         CLASS A       CLASS A       CLASS A      CLASS B       CLASS B       CLASS B      CLASS C      CLASS C
                         MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SUPPLEMENTAL   SCHEDULED     MINIMUM     SCHEDULED
PAYMENT DATE              CLASS         CLASS         CLASS        CLASS         CLASS         CLASS        CLASS        CLASS
OCCURRING IN            PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE    PERCENTAGE    PERCENTAGE   PERCENTAGE   PERCENTAGE
------------            ----------   ------------   ----------   ----------   ------------   ----------   ----------   ----------
NOVEMBER 2023.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
DECEMBER 2023.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
JANUARY 2024..........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
FEBRUARY 2024.........     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MARCH 2024............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
APRIL 2024............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%
MAY 2024..............     0.00%         0.00%         0.00%        0.00%         0.00%         0.00%       0.00%        0.00%

                         CLASS D      CLASS D
                         MINIMUM     SCHEDULED
PAYMENT DATE              CLASS        CLASS
OCCURRING IN            PERCENTAGE   PERCENTAGE
------------            ----------   ----------
NOVEMBER 2023.........     0.00%       0.00%
DECEMBER 2023.........     0.00%       0.00%
JANUARY 2024..........     0.00%       0.00%
FEBRUARY 2024.........     0.00%       0.00%
MARCH 2024............     0.00%       0.00%
APRIL 2024............     0.00%       0.00%
MAY 2024..............     0.00%       0.00%

                                   APPENDIX 6


     The "Pool Factors" contained in the following Appendix 6 represent percentages to be incorporated in the calculations found on page 119 under "Description of the Notes -- Priority of Payments -- Allocation of Principal Among Subclasses of Notes." Those calculations are used to determine, in the case of insufficient funds to make a principal payment to all subclasses of a series of notes, the basis on which the available funds are allocated among the subclasses.

                                                                      APPENDIX 6

                                  POOL FACTORS

     The following are the Pool Factors as of May 5, 1999. These Pool Factors may be changed by a resolution of the Controlling Trustees in connection with a refinancing of the notes or the acquisition of additional aircraft.

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
Closing........................................  100.00%   100.00%   100.00%   100.00%   100.00%
June 1999......................................  100.00%    98.81%    99.71%   100.00%   100.00%
July 1999......................................  100.00%    98.13%    99.46%   100.00%   100.00%
August 1999....................................  100.00%    97.45%    99.21%   100.00%   100.00%
September 1999.................................  100.00%    96.36%    98.95%   100.00%   100.00%
October 1999...................................  100.00%    95.66%    98.70%   100.00%   100.00%
November 1999..................................  100.00%    94.90%    98.70%   100.00%   100.00%
December 1999..................................  100.00%    93.73%    98.70%   100.00%   100.00%
January 2000...................................  100.00%    92.99%    98.70%   100.00%   100.00%
February 2000..................................  100.00%    92.24%    98.70%   100.00%   100.00%
March 2000.....................................  100.00%    91.21%    98.70%   100.00%   100.00%
April 2000.....................................  100.00%    90.46%    98.70%   100.00%   100.00%
May 2000.......................................  100.00%    89.54%    98.70%   100.00%   100.00%
June 2000......................................  100.00%    88.61%    98.70%   100.00%   100.00%
July 2000......................................  100.00%    87.69%    98.57%   100.00%   100.00%
August 2000....................................  100.00%    86.92%    98.00%   100.00%   100.00%
September 2000.................................  100.00%    86.24%    97.12%   100.00%   100.00%
October 2000...................................  100.00%    85.37%    96.81%   100.00%   100.00%
November 2000..................................  100.00%    84.59%    96.26%   100.00%   100.00%
December 2000..................................  100.00%    83.69%    96.10%   100.00%   100.00%
January 2001...................................  100.00%    82.85%    95.81%   100.00%   100.00%
February 2001..................................  100.00%    81.95%    95.70%   100.00%   100.00%
March 2001.....................................  100.00%    81.14%    95.22%   100.00%   100.00%
April 2001.....................................  100.00%    80.20%    95.22%   100.00%   100.00%
May 2001.......................................  100.00%    79.22%    95.22%   100.00%   100.00%
June 2001......................................  100.00%    78.24%    95.22%   100.00%   100.00%
July 2001......................................  100.00%    77.23%    95.22%   100.00%   100.00%
August 2001....................................  100.00%    76.23%    95.22%   100.00%   100.00%
September 2001.................................  100.00%    75.36%    94.77%   100.00%   100.00%
October 2001...................................  100.00%    74.52%    94.19%   100.00%   100.00%
November 2001..................................  100.00%    73.51%    94.19%   100.00%   100.00%
December 2001..................................  100.00%    72.51%    94.19%   100.00%   100.00%
January 2002...................................  100.00%    71.50%    94.19%   100.00%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
February 2002..................................  100.00%    70.49%    94.19%   100.00%   100.00%
March 2002.....................................  100.00%    69.45%    94.19%   100.00%   100.00%
April 2002.....................................  100.00%    68.43%    94.19%   100.00%   100.00%
May 2002.......................................  100.00%    67.99%    94.09%    97.82%   100.00%
June 2002......................................  100.00%    67.78%    94.09%    94.81%    99.78%
July 2002......................................  100.00%    67.35%    94.09%    92.61%    99.47%
August 2002....................................  100.00%    66.49%    94.09%    91.88%    99.47%
September 2002.................................  100.00%    66.34%    93.01%    90.14%    98.85%
October 2002...................................  100.00%    65.48%    92.72%    90.14%    98.17%
November 2002..................................  100.00%    65.01%    92.61%    88.57%    97.31%
December 2002..................................  100.00%    64.44%    92.50%    87.07%    96.82%
January 2003...................................  100.00%    63.55%    92.39%    86.68%    96.51%
February 2003..................................  100.00%    62.81%    92.18%    85.86%    96.19%
March 2003.....................................  100.00%    62.37%    91.88%    83.94%    95.70%
April 2003.....................................  100.00%    61.95%    91.67%    81.81%    95.39%
May 2003.......................................  100.00%    61.36%    91.46%    80.34%    94.89%
June 2003......................................  100.00%    60.83%    91.16%    78.67%    94.58%
July 2003......................................  100.00%    60.28%    90.86%    77.00%    94.26%
August 2003....................................  100.00%    60.07%    90.46%    74.27%    93.77%
September 2003.................................  100.00%    59.91%    89.44%    71.98%    93.45%
October 2003...................................  100.00%    58.85%    89.31%    71.98%    93.14%
November 2003..................................  100.00%    58.39%    87.31%    71.98%    92.82%
December 2003..................................  100.00%    57.89%    86.75%    70.50%    92.32%
January 2004...................................  100.00%    57.03%    86.00%    70.50%    92.00%
February 2004..................................  100.00%    56.12%    85.26%    70.50%    91.68%
March 2004.....................................  100.00%    55.16%    84.52%    70.50%    91.36%
April 2004.....................................  100.00%    54.23%    83.87%    70.50%    90.87%
May 2004.......................................  100.00%    53.17%    83.58%    70.50%    90.72%
June 2004......................................  100.00%    52.09%    83.28%    70.50%    90.39%
July 2004......................................  100.00%    50.97%    82.98%    70.50%    90.07%
August 2004....................................  100.00%    49.90%    82.68%    70.50%    89.57%
September 2004.................................  100.00%    48.92%    82.38%    70.03%    89.25%
October 2004...................................  100.00%    47.95%    82.08%    69.57%    88.75%
November 2004..................................  100.00%    46.93%    81.77%    69.21%    88.42%
December 2004..................................  100.00%    45.85%    81.47%    68.85%    88.09%
January 2005...................................  100.00%    44.74%    81.16%    68.69%    87.76%
February 2005..................................  100.00%    44.37%    80.86%    65.71%    87.43%
March 2005.....................................  100.00%    43.02%    80.86%    65.71%    87.10%
April 2005.....................................  100.00%    41.75%    80.86%    65.71%    86.77%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
May 2005.......................................  100.00%    40.45%    80.86%    65.71%    86.44%
June 2005......................................  100.00%    39.17%    80.86%    65.71%    86.10%
July 2005......................................  100.00%    37.93%    80.86%    65.45%    85.77%
August 2005....................................  100.00%    36.86%    80.86%    64.60%    85.43%
September 2005.................................  100.00%    35.66%    80.84%    64.25%    85.09%
October 2005...................................  100.00%    34.37%    80.84%    64.09%    84.76%
November 2005..................................  100.00%    33.06%    80.84%    64.09%    84.42%
December 2005..................................  100.00%    31.80%    80.84%    63.77%    84.08%
January 2006...................................  100.00%    30.56%    80.84%    63.41%    83.74%
February 2006..................................  100.00%    29.30%    80.84%    63.16%    83.39%
March 2006.....................................  100.00%    28.11%    80.25%    62.90%    83.21%
April 2006.....................................  100.00%    27.11%    79.16%    62.90%    82.87%
May 2006.......................................  100.00%    26.11%    77.96%    62.90%    82.52%
June 2006......................................  100.00%    25.21%    76.68%    62.68%    82.17%
July 2006......................................  100.00%    24.21%    75.82%    62.23%    81.83%
August 2006....................................  100.00%    23.46%    74.37%    61.59%    81.48%
September 2006.................................  100.00%    22.19%    73.94%    61.59%    81.28%
October 2006...................................  100.00%    21.25%    72.46%    61.59%    80.93%
November 2006..................................  100.00%    20.23%    71.26%    61.59%    80.58%
December 2006..................................  100.00%    19.11%    70.27%    61.59%    80.23%
January 2007...................................  100.00%    17.98%    69.33%    61.59%    80.02%
February 2007..................................  100.00%    16.87%    68.36%    61.59%    79.67%
March 2007.....................................  100.00%    15.57%    67.74%    61.59%    79.31%
April 2007.....................................  100.00%    14.27%    67.24%    61.59%    79.10%
May 2007.......................................  100.00%    13.07%    66.40%    61.59%    78.74%
June 2007......................................  100.00%    11.90%    65.49%    61.59%    78.53%
July 2007......................................  100.00%    10.73%    64.72%    61.59%    77.86%
August 2007....................................  100.00%     9.64%    64.12%    61.59%    76.47%
September 2007.................................  100.00%     8.57%    63.52%    61.59%    74.93%
October 2007...................................  100.00%     7.53%    63.00%    61.59%    72.93%
November 2007..................................  100.00%     6.45%    62.41%    61.59%    71.44%
December 2007..................................  100.00%     5.52%    61.67%    61.59%    69.01%
January 2008...................................  100.00%     4.35%    61.15%    61.59%    67.80%
February 2008..................................  100.00%     3.32%    60.49%    61.59%    65.95%
March 2008.....................................  100.00%     2.19%    59.98%    61.59%    64.04%
April 2008.....................................  100.00%     1.19%    59.32%    61.59%    61.89%
May 2008.......................................  100.00%     0.14%    58.74%    61.59%    59.84%
June 2008......................................   99.27%     0.00%    58.09%    61.59%    58.17%
July 2008......................................   98.37%     0.00%    57.52%    61.59%    56.71%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
August 2008....................................   97.56%     0.00%    56.87%    61.59%    54.74%
September 2008.................................   96.59%     0.00%    56.30%    61.59%    53.81%
October 2008...................................   95.56%     0.00%    55.73%    61.59%    53.22%
November 2008..................................   94.63%     0.00%    55.03%    61.59%    52.20%
December 2008..................................   93.67%     0.00%    54.39%    61.59%    51.12%
January 2009...................................   92.91%     0.00%    53.76%    61.59%    48.59%
February 2009..................................   92.01%     0.00%    53.13%    61.59%    47.05%
March 2009.....................................   90.99%     0.00%    52.51%    61.59%    46.02%
April 2009.....................................   89.95%     0.00%    51.89%    61.59%    45.57%
May 2009.......................................   88.94%     0.00%    51.33%    61.18%    45.26%
June 2009......................................   88.01%     0.00%    50.72%    60.53%    45.02%
July 2009......................................   87.08%     0.00%    50.17%    59.95%    44.33%
August 2009....................................   86.16%     0.00%    49.62%    59.22%    43.79%
September 2009.................................   85.16%     0.00%    49.15%    58.65%    43.54%
October 2009...................................   84.29%     0.00%    48.67%    57.31%    43.44%
November 2009..................................   83.29%     0.00%    48.20%    56.67%    43.22%
December 2009..................................   82.25%     0.00%    47.79%    56.03%    43.05%
January 2010...................................   81.23%     0.00%    47.19%    55.45%    43.05%
February 2010..................................   80.63%     0.00%    46.15%    54.69%    40.87%
March 2010.....................................   79.22%     0.00%    45.57%    54.01%    36.56%
April 2010.....................................   78.27%     0.00%    44.93%    53.39%    36.56%
May 2010.......................................   77.30%     0.00%    44.35%    52.86%    36.56%
June 2010......................................   76.41%     0.00%    43.59%    52.39%    36.21%
July 2010......................................   75.74%     0.00%    43.02%    51.85%    33.73%
August 2010....................................   74.52%     0.00%    42.95%    51.85%    33.73%
September 2010.................................   73.43%     0.00%    42.34%    51.85%    33.73%
October 2010...................................   72.80%     0.00%    41.20%    50.20%    33.73%
November 2010..................................   71.97%     0.00%    40.59%    48.89%    33.73%
December 2010..................................   71.17%     0.00%    39.91%    47.46%    33.73%
January 2011...................................   70.26%     0.00%    39.31%    46.46%    33.73%
February 2011..................................   69.46%     0.00%    38.70%    44.92%    33.73%
March 2011.....................................   68.42%     0.00%    38.10%    44.34%    33.73%
April 2011.....................................   67.41%     0.00%    37.44%    43.79%    33.73%
May 2011.......................................   66.45%     0.00%    36.68%    43.36%    33.22%
June 2011......................................   65.45%     0.00%    36.15%    43.00%    32.57%
July 2011......................................   64.40%     0.00%    35.39%    42.61%    32.57%
August 2011....................................   63.50%     0.00%    34.75%    42.22%    31.18%
September 2011.................................   62.47%     0.00%    34.07%    41.66%    31.18%
October 2011...................................   61.48%     0.00%    33.44%    41.24%    30.69%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
November 2011..................................   60.53%     0.00%    32.43%    40.88%    30.48%
December 2011..................................   58.75%     0.00%    31.74%    40.29%    30.48%
January 2012...................................   57.67%     0.00%    31.14%    39.97%    30.48%
February 2012..................................   56.73%     0.00%    30.00%    39.59%    30.48%
March 2012.....................................   54.82%     0.00%    29.39%    38.99%    29.68%
April 2012.....................................   53.80%     0.00%    28.66%    38.58%    29.68%
May 2012.......................................   52.91%     0.00%    28.04%    37.30%    29.68%
June 2012......................................   51.80%     0.00%    27.52%    36.98%    29.68%
July 2012......................................   50.83%     0.00%    27.01%    35.93%    29.68%
August 2012....................................   47.34%     0.00%    25.40%    35.43%    29.68%
September 2012.................................   46.46%     0.00%    24.09%    35.10%    29.68%
October 2012...................................   45.45%     0.00%    23.48%    34.59%    29.68%
November 2012..................................   44.52%     0.00%    22.82%    33.83%    29.68%
December 2012..................................   43.50%     0.00%    22.22%    33.43%    29.68%
January 2013...................................   42.70%     0.00%    21.58%    32.00%    29.68%
February 2013..................................   41.86%     0.00%    20.47%    31.29%    29.68%
March 2013.....................................   39.69%     0.00%    19.57%    30.55%    29.68%
April 2013.....................................   38.66%     0.00%    19.05%    30.11%    29.68%
May 2013.......................................   37.67%     0.00%    18.31%    29.75%    29.68%
June 2013......................................   36.65%     0.00%    17.81%    29.35%    29.68%
July 2013......................................   35.70%     0.00%    17.18%    28.67%    29.68%
August 2013....................................   34.83%     0.00%    16.51%    27.67%    29.68%
September 2013.................................   33.81%     0.00%    15.85%    27.39%    29.68%
October 2013...................................   32.83%     0.00%    15.24%    26.78%    29.68%
November 2013..................................   31.80%     0.00%    14.59%    26.42%    29.68%
December 2013..................................   30.74%     0.00%    13.99%    26.11%    29.68%
January 2014...................................   29.67%     0.00%    13.36%    25.87%    29.68%
February 2014..................................   28.65%     0.00%    12.74%    25.51%    29.47%
March 2014.....................................   27.63%     0.00%    11.99%    25.20%    29.26%
April 2014.....................................   26.57%     0.00%    11.34%    24.95%    29.26%
May 2014.......................................   25.65%     0.00%    10.75%    24.54%    28.45%
June 2014......................................   24.55%     0.00%    10.18%    24.54%    28.45%
July 2014......................................   23.73%     0.00%     9.49%    23.33%    28.45%
August 2014....................................   22.50%     0.00%     9.49%    23.33%    28.45%
September 2014.................................   21.45%     0.00%     8.70%    23.33%    28.45%
October 2014...................................   19.63%     0.00%     8.17%    23.14%    28.45%
November 2014..................................   18.47%     0.00%     8.06%    22.92%    28.45%
December 2014..................................   17.35%     0.00%     7.95%    22.56%    28.45%
January 2015...................................   16.18%     0.00%     7.95%    22.25%    28.45%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
February 2015..................................   15.01%     0.00%     7.95%    21.96%    28.45%
March 2015.....................................   13.86%     0.00%     7.95%    21.50%    28.45%
April 2015.....................................   12.63%     0.00%     7.95%    21.50%    28.45%
May 2015.......................................   11.45%     0.00%     7.95%    21.50%    28.45%
June 2015......................................   10.26%     0.00%     7.95%    21.50%    28.45%
July 2015......................................    9.07%     0.00%     7.95%    21.50%    28.45%
August 2015....................................    7.88%     0.00%     7.95%    21.50%    28.45%
September 2015.................................    6.68%     0.00%     7.95%    21.50%    28.45%
October 2015...................................    5.49%     0.00%     7.95%    21.50%    28.45%
November 2015..................................    4.29%     0.00%     7.95%    21.50%    28.45%
December 2015..................................    3.10%     0.00%     7.95%    21.50%    28.45%
January 2016...................................    1.89%     0.00%     7.95%    21.50%    28.45%
February 2016..................................    0.68%     0.00%     7.95%    21.50%    28.45%
March 2016.....................................    0.00%     0.00%     5.80%    21.50%    28.45%
April 2016.....................................    0.00%     0.00%     0.86%    21.50%    28.45%
May 2016.......................................    0.00%     0.00%     0.00%    12.88%    28.45%
June 2016......................................    0.00%     0.00%     0.00%     7.00%    28.45%
July 2016......................................    0.00%     0.00%     0.00%     0.00%    26.54%
August 2016....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2016.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2016...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2016..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2016..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2017...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2017..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2017.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2017.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2017.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2017......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2017......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2017....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2017.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2017...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2017..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2017..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2018...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2018..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2018.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2018.....................................    0.00%     0.00%     0.00%     0.00%     0.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
May 2018.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2018......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2018......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2018....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2018.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2018...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2018..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2018..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2019...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2019..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2019.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2019.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2019.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2019......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2019......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2019....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2019.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2019...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2019..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2019..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2020...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2020..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2020.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2020.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2020.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2020......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2020......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2020....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2020.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2020...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2020..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2020..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2021...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2021..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2021.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2021.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2021.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2021......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2021......................................    0.00%     0.00%     0.00%     0.00%     0.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
August 2021....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2021.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2021...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2021..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2021..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2022...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2022..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2022.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2022.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2022.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2022......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2022......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2022....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2022.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2022...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2022..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2022..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2023...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2023..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2023.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2023.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2023.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2023......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2023......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2023....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2023.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2023...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2023..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2023..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2024...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2024..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2024.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2024.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2024.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2024......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2024......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2024....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2024.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2024...................................    0.00%     0.00%     0.00%     0.00%     0.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
November 2024..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2024..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2025...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2025..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2025.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2025.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
May 2025.......................................    0.00%     0.00%     0.00%     0.00%     0.00%
June 2025......................................    0.00%     0.00%     0.00%     0.00%     0.00%
July 2025......................................    0.00%     0.00%     0.00%     0.00%     0.00%
August 2025....................................    0.00%     0.00%     0.00%     0.00%     0.00%
September 2025.................................    0.00%     0.00%     0.00%     0.00%     0.00%
October 2025...................................    0.00%     0.00%     0.00%     0.00%     0.00%
November 2025..................................    0.00%     0.00%     0.00%     0.00%     0.00%
December 2025..................................    0.00%     0.00%     0.00%     0.00%     0.00%
January 2026...................................    0.00%     0.00%     0.00%     0.00%     0.00%
February 2026..................................    0.00%     0.00%     0.00%     0.00%     0.00%
March 2026.....................................    0.00%     0.00%     0.00%     0.00%     0.00%
April 2026.....................................    0.00%     0.00%     0.00%     0.00%     0.00%

                                   APPENDIX 7


     The "Extended Pool Factors" contained in the following Appendix 7 represent percentages to be incorporated in the calculations found on page 119 under "Description of the Notes -- Priority of Payments -- Allocation of Principal Among Subclasses of Notes." Those calculations are used to determine, in the case of insufficient funds to make a principal payment to all subclasses of a series of notes, the basis on which the available funds are allocated among the subclasses.

                                                                      APPENDIX 7

                             EXTENDED POOL FACTORS

     The following are the Extended Pool Factors as of May 5, 1999. These Extended Pool Factors may be changed by a resolution of the Controlling Trustees in connection with a refinancing of the notes or the acquisition of additional aircraft.

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
Closing........................................  100.00%   100.00%   100.00%   100.00%   100.00%
June 1999......................................  100.00%    99.27%    99.71%   100.00%   100.00%
July 1999......................................  100.00%    98.86%    99.46%   100.00%   100.00%
August 1999....................................  100.00%    98.29%    99.21%   100.00%   100.00%
September 1999.................................  100.00%    97.71%    98.95%   100.00%   100.00%
October 1999...................................  100.00%    97.14%    98.70%   100.00%   100.00%
November 1999..................................  100.00%    96.43%    98.70%   100.00%   100.00%
December 1999..................................  100.00%    95.75%    98.70%   100.00%   100.00%
January 2000...................................  100.00%    95.07%    98.70%   100.00%   100.00%
February 2000..................................  100.00%    94.36%    98.70%   100.00%   100.00%
March 2000.....................................  100.00%    93.68%    98.70%   100.00%   100.00%
April 2000.....................................  100.00%    92.97%    98.70%   100.00%   100.00%
May 2000.......................................  100.00%    92.28%    98.70%   100.00%   100.00%
June 2000......................................  100.00%    91.41%    98.70%   100.00%   100.00%
July 2000......................................  100.00%    90.31%    98.70%   100.00%   100.00%
August 2000....................................  100.00%    88.51%    98.70%   100.00%   100.00%
September 2000.................................  100.00%    87.29%    98.70%   100.00%   100.00%
October 2000...................................  100.00%    86.32%    98.70%   100.00%   100.00%
November 2000..................................  100.00%    85.32%    98.70%   100.00%   100.00%
December 2000..................................  100.00%    84.45%    98.70%   100.00%   100.00%
January 2001...................................  100.00%    83.76%    98.70%   100.00%   100.00%
February 2001..................................  100.00%    83.11%    98.70%   100.00%   100.00%
March 2001.....................................  100.00%    83.11%    98.70%   100.00%   100.00%
April 2001.....................................  100.00%    82.82%    98.70%   100.00%   100.00%
May 2001.......................................  100.00%    81.75%    98.70%   100.00%   100.00%
June 2001......................................  100.00%    80.91%    98.70%   100.00%   100.00%
July 2001......................................  100.00%    80.03%    98.70%   100.00%   100.00%
August 2001....................................  100.00%    79.18%    98.70%   100.00%   100.00%
September 2001.................................  100.00%    78.27%    98.70%   100.00%   100.00%
October 2001...................................  100.00%    77.42%    98.70%   100.00%   100.00%
November 2001..................................  100.00%    77.21%    98.70%   100.00%   100.00%
December 2001..................................  100.00%    76.63%    98.70%   100.00%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
January 2002...................................  100.00%    76.08%    98.70%   100.00%   100.00%
February 2002..................................  100.00%    75.50%    98.70%   100.00%   100.00%
March 2002.....................................  100.00%    75.00%    98.70%   100.00%   100.00%
April 2002.....................................  100.00%    74.42%    98.70%   100.00%   100.00%
May 2002.......................................  100.00%    73.89%    98.70%   100.00%   100.00%
June 2002......................................  100.00%    73.33%    98.51%    99.92%   100.00%
July 2002......................................  100.00%    72.73%    96.79%    99.92%   100.00%
August 2002....................................  100.00%    72.17%    95.09%    99.92%   100.00%
September 2002.................................  100.00%    71.57%    93.01%    99.92%   100.00%
October 2002...................................  100.00%    70.65%    93.01%    99.92%   100.00%
November 2002..................................  100.00%    70.63%    93.01%    99.92%   100.00%
December 2002..................................  100.00%    70.29%    92.50%    99.91%   100.00%
January 2003...................................  100.00%    69.95%    92.39%    98.21%   100.00%
February 2003..................................  100.00%    69.51%    92.18%    96.95%   100.00%
March 2003.....................................  100.00%    69.19%    91.88%    95.21%   100.00%
April 2003.....................................  100.00%    68.78%    91.67%    93.83%   100.00%
May 2003.......................................  100.00%    68.39%    91.46%    92.24%   100.00%
June 2003......................................  100.00%    68.00%    91.16%    90.80%   100.00%
July 2003......................................  100.00%    67.57%    90.86%    89.42%   100.00%
August 2003....................................  100.00%    67.17%    90.46%    88.09%   100.00%
September 2003.................................  100.00%    66.74%    89.44%    87.61%   100.00%
October 2003...................................  100.00%    66.03%    89.31%    87.07%   100.00%
November 2003..................................  100.00%    66.03%    87.31%    86.15%   100.00%
December 2003..................................  100.00%    65.46%    86.75%    85.60%   100.00%
January 2004...................................  100.00%    64.93%    86.00%    85.14%   100.00%
February 2004..................................  100.00%    64.40%    85.26%    84.52%   100.00%
March 2004.....................................  100.00%    63.86%    84.52%    83.71%   100.00%
April 2004.....................................  100.00%    63.29%    83.87%    83.07%   100.00%
May 2004.......................................  100.00%    62.62%    83.58%    82.53%   100.00%
June 2004......................................  100.00%    61.94%    83.28%    81.83%   100.00%
July 2004......................................  100.00%    61.25%    82.98%    81.03%   100.00%
August 2004....................................  100.00%    60.57%    82.68%    80.31%   100.00%
September 2004.................................  100.00%    59.88%    82.38%    79.57%   100.00%
October 2004...................................  100.00%    59.19%    82.08%    78.76%   100.00%
November 2004..................................  100.00%    58.50%    81.77%    78.02%   100.00%
December 2004..................................  100.00%    57.81%    81.47%    77.04%   100.00%
January 2005...................................  100.00%    57.11%    81.16%    76.16%   100.00%
February 2005..................................  100.00%    56.41%    80.86%    75.28%   100.00%
March 2005.....................................  100.00%    55.05%    80.86%    75.28%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
April 2005.....................................  100.00%    54.32%    80.86%    75.01%   100.00%
May 2005.......................................  100.00%    53.65%    80.86%    73.50%   100.00%
June 2005......................................  100.00%    52.94%    80.86%    72.20%   100.00%
July 2005......................................  100.00%    52.21%    80.86%    70.87%   100.00%
August 2005....................................  100.00%    51.53%    80.86%    69.45%   100.00%
September 2005.................................  100.00%    50.80%    80.84%    68.23%   100.00%
October 2005...................................  100.00%    49.96%    80.84%    67.25%   100.00%
November 2005..................................  100.00%    49.12%    80.84%    66.36%   100.00%
December 2005..................................  100.00%    48.20%    80.84%    65.64%   100.00%
January 2006...................................  100.00%    47.33%    80.84%    64.82%   100.00%
February 2006..................................  100.00%    46.43%    80.84%    64.07%   100.00%
March 2006.....................................  100.00%    45.59%    80.84%    62.90%   100.00%
April 2006.....................................  100.00%    44.67%    80.84%    62.90%   100.00%
May 2006.......................................  100.00%    43.79%    80.84%    62.90%   100.00%
June 2006......................................  100.00%    42.92%    80.84%    62.68%   100.00%
July 2006......................................  100.00%    42.00%    80.84%    62.23%   100.00%
August 2006....................................  100.00%    41.13%    80.84%    61.59%   100.00%
September 2006.................................  100.00%    40.10%    80.84%    61.59%   100.00%
October 2006...................................  100.00%    39.08%    80.84%    61.59%   100.00%
November 2006..................................  100.00%    38.01%    80.84%    61.59%   100.00%
December 2006..................................  100.00%    36.84%    80.84%    61.59%   100.00%
January 2007...................................  100.00%    35.75%    80.84%    61.59%   100.00%
February 2007..................................  100.00%    34.63%    80.84%    61.59%   100.00%
March 2007.....................................  100.00%    32.53%    80.71%    61.59%   100.00%
April 2007.....................................  100.00%    31.42%    80.12%    61.59%   100.00%
May 2007.......................................  100.00%    30.33%    79.45%    61.59%   100.00%
June 2007......................................  100.00%    29.25%    78.79%    61.59%   100.00%
July 2007......................................  100.00%    28.12%    78.23%    61.59%   100.00%
August 2007....................................  100.00%    26.99%    77.73%    61.59%   100.00%
September 2007.................................  100.00%    25.82%    77.39%    61.59%   100.00%
October 2007...................................  100.00%    24.63%    77.03%    61.59%   100.00%
November 2007..................................  100.00%    23.44%    76.72%    61.59%   100.00%
December 2007..................................  100.00%    22.16%    76.60%    61.59%   100.00%
January 2008...................................  100.00%    20.97%    76.24%    61.59%   100.00%
February 2008..................................  100.00%    19.77%    75.92%    61.59%   100.00%
March 2008.....................................  100.00%    19.00%    74.03%    61.59%   100.00%
April 2008.....................................  100.00%    18.00%    73.04%    61.59%   100.00%
May 2008.......................................  100.00%    16.85%    72.48%    61.59%   100.00%
June 2008......................................  100.00%    15.87%    71.45%    61.59%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
July 2008......................................  100.00%    14.76%    70.73%    61.59%   100.00%
August 2008....................................  100.00%    13.70%    69.92%    61.59%   100.00%
September 2008.................................  100.00%    12.55%    69.36%    61.59%   100.00%
October 2008...................................  100.00%    11.18%    69.36%    61.59%   100.00%
November 2008..................................  100.00%     9.80%    69.36%    61.59%   100.00%
December 2008..................................  100.00%     8.40%    69.36%    61.59%   100.00%
January 2009...................................  100.00%     7.00%    69.36%    61.59%   100.00%
February 2009..................................  100.00%     5.71%    69.36%    61.59%   100.00%
March 2009.....................................  100.00%     4.53%    69.02%    61.59%   100.00%
April 2009.....................................  100.00%     2.77%    69.02%    61.59%   100.00%
May 2009.......................................  100.00%     1.39%    69.02%    61.59%   100.00%
June 2009......................................   99.89%     0.00%    69.02%    61.59%   100.00%
July 2009......................................   98.76%     0.00%    69.02%    61.59%   100.00%
August 2009....................................   97.62%     0.00%    69.02%    61.59%   100.00%
September 2009.................................   96.48%     0.00%    69.02%    61.59%   100.00%
October 2009...................................   95.35%     0.00%    69.02%    61.59%   100.00%
November 2009..................................   94.19%     0.00%    69.02%    61.59%   100.00%
December 2009..................................   93.22%     0.00%    69.02%    61.59%   100.00%
January 2010...................................   92.29%     0.00%    69.02%    61.59%   100.00%
February 2010..................................   91.59%     0.00%    69.02%    61.59%   100.00%
March 2010.....................................   90.21%     0.00%    67.61%    61.59%   100.00%
April 2010.....................................   89.50%     0.00%    66.37%    61.59%   100.00%
May 2010.......................................   88.61%     0.00%    65.81%    61.59%   100.00%
June 2010......................................   87.64%     0.00%    65.66%    61.59%   100.00%
July 2010......................................   86.73%     0.00%    65.16%    61.59%   100.00%
August 2010....................................   86.20%     0.00%    63.17%    61.59%   100.00%
September 2010.................................   85.45%     0.00%    62.07%    61.59%   100.00%
October 2010...................................   84.93%     0.00%    59.92%    61.59%   100.00%
November 2010..................................   84.50%     0.00%    57.46%    61.59%   100.00%
December 2010..................................   84.01%     0.00%    55.17%    61.59%   100.00%
January 2011...................................   83.70%     0.00%    53.96%    61.59%   100.00%
February 2011..................................   82.90%     0.00%    53.26%    61.59%   100.00%
March 2011.....................................   82.26%     0.00%    52.63%    61.59%   100.00%
April 2011.....................................   81.76%     0.00%    51.87%    61.59%   100.00%
May 2011.......................................   81.23%     0.00%    51.07%    61.59%   100.00%
June 2011......................................   80.71%     0.00%    50.27%    61.59%   100.00%
July 2011......................................   80.18%     0.00%    49.48%    61.59%   100.00%
August 2011....................................   79.64%     0.00%    48.69%    61.59%   100.00%
September 2011.................................   79.15%     0.00%    47.01%    61.59%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
October 2011...................................   78.85%     0.00%    46.02%    61.59%   100.00%
November 2011..................................   78.68%     0.00%    46.02%    61.59%   100.00%
December 2011..................................   78.34%     0.00%    44.17%    61.59%   100.00%
January 2012...................................   78.01%     0.00%    42.99%    61.59%   100.00%
February 2012..................................   77.69%     0.00%    41.83%    61.59%   100.00%
March 2012.....................................   76.73%     0.00%    40.67%    61.59%   100.00%
April 2012.....................................   76.07%     0.00%    39.49%    61.59%   100.00%
May 2012.......................................   75.39%     0.00%    38.32%    61.59%   100.00%
June 2012......................................   74.75%     0.00%    37.06%    61.59%   100.00%
July 2012......................................   74.07%     0.00%    35.86%    61.59%   100.00%
August 2012....................................   71.76%     0.00%    34.64%    58.31%   100.00%
September 2012.................................   71.43%     0.00%    32.76%    57.62%   100.00%
October 2012...................................   70.92%     0.00%    31.60%    56.96%   100.00%
November 2012..................................   70.91%     0.00%    31.52%    52.71%   100.00%
December 2012..................................   70.82%     0.00%    31.44%    48.82%   100.00%
January 2013...................................   70.48%     0.00%    31.31%    46.91%   100.00%
February 2013..................................   70.13%     0.00%    31.08%    46.68%   100.00%
March 2013.....................................   68.82%     0.00%    30.78%    45.75%   100.00%
April 2013.....................................   68.47%     0.00%    30.65%    45.48%   100.00%
May 2013.......................................   68.14%     0.00%    30.38%    45.20%   100.00%
June 2013......................................   67.80%     0.00%    30.16%    44.93%   100.00%
July 2013......................................   67.45%     0.00%    29.90%    44.65%   100.00%
August 2013....................................   67.10%     0.00%    29.67%    44.21%   100.00%
September 2013.................................   66.67%     0.00%    28.96%    43.93%   100.00%
October 2013...................................   66.10%     0.00%    28.69%    43.60%   100.00%
November 2013..................................   65.62%     0.00%    28.43%    43.21%   100.00%
December 2013..................................   65.11%     0.00%    28.21%    42.88%   100.00%
January 2014...................................   64.63%     0.00%    27.94%    42.59%   100.00%
February 2014..................................   64.13%     0.00%    27.68%    42.31%   100.00%
March 2014.....................................   63.64%     0.00%    27.41%    41.86%   100.00%
April 2014.....................................   63.13%     0.00%    27.11%    41.58%   100.00%
May 2014.......................................   62.63%     0.00%    26.84%    41.29%   100.00%
June 2014......................................   62.12%     0.00%    26.58%    41.00%   100.00%
July 2014......................................   61.31%     0.00%    26.36%    41.00%   100.00%
August 2014....................................   60.52%     0.00%    26.09%    41.00%   100.00%
September 2014.................................   60.47%     0.00%    25.75%    39.87%   100.00%
October 2014...................................   59.85%     0.00%    25.24%    39.54%   100.00%
November 2014..................................   59.02%     0.00%    25.22%    39.54%   100.00%
December 2014..................................   58.25%     0.00%    24.92%    39.54%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
January 2015...................................   57.50%     0.00%    24.59%    39.54%   100.00%
February 2015..................................   56.73%     0.00%    24.29%    39.54%   100.00%
March 2015.....................................   55.93%     0.00%    24.00%    39.54%   100.00%
April 2015.....................................   55.18%     0.00%    23.67%    39.54%   100.00%
May 2015.......................................   54.45%     0.00%    23.37%    39.54%   100.00%
June 2015......................................   53.74%     0.00%    23.04%    39.54%   100.00%
July 2015......................................   53.01%     0.00%    22.75%    39.54%   100.00%
August 2015....................................   52.29%     0.00%    22.43%    39.54%   100.00%
September 2015.................................   51.57%     0.00%    22.10%    39.54%   100.00%
October 2015...................................   50.84%     0.00%    21.78%    39.54%   100.00%
November 2015..................................   50.13%     0.00%    21.46%    39.54%   100.00%
December 2015..................................   49.40%     0.00%    21.14%    39.54%   100.00%
January 2016...................................   48.67%     0.00%    20.82%    39.54%   100.00%
February 2016..................................   47.96%     0.00%    20.47%    39.54%   100.00%
March 2016.....................................   47.21%     0.00%    20.15%    39.54%   100.00%
April 2016.....................................   46.48%     0.00%    19.81%    39.54%   100.00%
May 2016.......................................   45.07%     0.00%    19.46%    39.54%   100.00%
June 2016......................................   44.35%     0.00%    19.12%    39.54%   100.00%
July 2016......................................   43.62%     0.00%    18.79%    39.54%   100.00%
August 2016....................................   40.37%     0.00%    18.43%    39.54%   100.00%
September 2016.................................   40.37%     0.00%    13.80%    39.54%   100.00%
October 2016...................................   38.51%     0.00%    13.44%    39.54%   100.00%
November 2016..................................   37.10%     0.00%    13.08%    39.54%   100.00%
December 2016..................................   36.51%     0.00%    12.73%    39.54%   100.00%
January 2017...................................   35.93%     0.00%    12.38%    39.54%   100.00%
February 2017..................................   33.53%     0.00%    12.01%    39.54%   100.00%
March 2017.....................................   32.96%     0.00%    11.63%    39.54%   100.00%
April 2017.....................................   31.75%     0.00%    11.27%    39.54%   100.00%
May 2017.......................................   31.21%     0.00%    10.90%    39.54%   100.00%
June 2017......................................   30.67%     0.00%    10.54%    39.54%   100.00%
July 2017......................................   30.13%     0.00%    10.16%    39.54%   100.00%
August 2017....................................   29.59%     0.00%     9.79%    39.54%   100.00%
September 2017.................................   29.04%     0.00%     9.42%    39.54%   100.00%
October 2017...................................   28.50%     0.00%     9.03%    39.54%   100.00%
November 2017..................................   27.98%     0.00%     8.64%    39.54%   100.00%
December 2017..................................   26.05%     0.00%     8.27%    39.54%   100.00%
January 2018...................................   25.56%     0.00%     7.91%    39.54%   100.00%
February 2018..................................   24.34%     0.00%     7.24%    39.54%   100.00%
March 2018.....................................   24.02%     0.00%     6.26%    39.54%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
April 2018.....................................   23.64%     0.00%     5.54%    39.54%   100.00%
May 2018.......................................   23.46%     0.00%     4.03%    39.54%   100.00%
June 2018......................................   23.38%     0.00%     2.08%    39.54%   100.00%
July 2018......................................   23.32%     0.00%     0.00%    39.54%   100.00%
August 2018....................................   22.76%     0.00%     0.00%    39.54%   100.00%
September 2018.................................   22.19%     0.00%     0.00%    39.54%   100.00%
October 2018...................................   21.61%     0.00%     0.00%    39.54%   100.00%
November 2018..................................   21.04%     0.00%     0.00%    39.54%   100.00%
December 2018..................................   20.46%     0.00%     0.00%    39.54%   100.00%
January 2019...................................   19.88%     0.00%     0.00%    39.54%   100.00%
February 2019..................................   19.30%     0.00%     0.00%    39.54%   100.00%
March 2019.....................................   18.71%     0.00%     0.00%    39.54%   100.00%
April 2019.....................................   18.17%     0.00%     0.00%    39.54%   100.00%
May 2019.......................................   17.63%     0.00%     0.00%    39.54%   100.00%
June 2019......................................   17.10%     0.00%     0.00%    39.54%   100.00%
July 2019......................................   16.60%     0.00%     0.00%    39.54%   100.00%
August 2019....................................   16.11%     0.00%     0.00%    39.54%   100.00%
September 2019.................................   15.61%     0.00%     0.00%    39.54%   100.00%
October 2019...................................   15.12%     0.00%     0.00%    39.54%   100.00%
November 2019..................................   14.62%     0.00%     0.00%    39.54%   100.00%
December 2019..................................   14.15%     0.00%     0.00%    39.54%   100.00%
January 2020...................................   13.67%     0.00%     0.00%    39.54%   100.00%
February 2020..................................   13.20%     0.00%     0.00%    39.54%   100.00%
March 2020.....................................   12.16%     0.00%     0.00%    39.54%   100.00%
April 2020.....................................   11.41%     0.00%     0.00%    39.54%   100.00%
May 2020.......................................   11.03%     0.00%     0.00%    39.54%   100.00%
June 2020......................................   10.81%     0.00%     0.00%    39.54%   100.00%
July 2020......................................   10.54%     0.00%     0.00%    39.54%   100.00%
August 2020....................................   10.28%     0.00%     0.00%    39.54%   100.00%
September 2020.................................   10.04%     0.00%     0.00%    39.54%   100.00%
October 2020...................................    9.68%     0.00%     0.00%    39.54%   100.00%
November 2020..................................    9.27%     0.00%     0.00%    39.54%   100.00%
December 2020..................................    7.14%     0.00%     0.00%    39.54%   100.00%
January 2021...................................    6.50%     0.00%     0.00%    39.54%   100.00%
February 2021..................................    5.84%     0.00%     0.00%    39.54%   100.00%
March 2021.....................................    5.18%     0.00%     0.00%    39.54%   100.00%
April 2021.....................................    4.60%     0.00%     0.00%    39.54%   100.00%
May 2021.......................................    4.01%     0.00%     0.00%    39.54%   100.00%
June 2021......................................    3.43%     0.00%     0.00%    39.54%   100.00%

PAYMENT DATE                                     CLASS     CLASS     CLASS     CLASS     CLASS
OCCURRING IN                                      A-1       A-2        B         C         D
------------                                     ------    ------    ------    ------    ------
July 2021......................................    2.83%     0.00%     0.00%    39.54%   100.00%
August 2021....................................    2.32%     0.00%     0.00%    39.54%   100.00%
September 2021.................................    1.16%     0.00%     0.00%    39.54%   100.00%
October 2021...................................    0.66%     0.00%     0.00%    39.54%   100.00%
November 2021..................................    0.16%     0.00%     0.00%    39.54%   100.00%
December 2021..................................    0.00%     0.00%     0.00%    39.54%   100.00%
January 2022...................................    0.00%     0.00%     0.00%    36.50%   100.00%
February 2022..................................    0.00%     0.00%     0.00%    34.79%   100.00%
March 2022.....................................    0.00%     0.00%     0.00%    33.09%   100.00%
April 2022.....................................    0.00%     0.00%     0.00%    27.48%   100.00%
May 2022.......................................    0.00%     0.00%     0.00%    21.95%   100.00%
June 2022......................................    0.00%     0.00%     0.00%    15.83%   100.00%
July 2022......................................    0.00%     0.00%     0.00%     4.37%   100.00%
August 2022....................................    0.00%     0.00%     0.00%     0.00%   100.00%
September 2022.................................    0.00%     0.00%     0.00%     0.00%   100.00%
October 2022...................................    0.00%     0.00%     0.00%     0.00%   100.00%
November 2022..................................    0.00%     0.00%     0.00%     0.00%   100.00%
December 2022..................................    0.00%     0.00%     0.00%     0.00%   100.00%
January 2023...................................    0.00%     0.00%     0.00%     0.00%   100.00%
February 2023..................................    0.00%     0.00%     0.00%     0.00%   100.00%
March 2023.....................................    0.00%     0.00%     0.00%     0.00%   100.00%
April 2023.....................................    0.00%     0.00%     0.00%     0.00%   100.00%
May 2023.......................................    0.00%     0.00%     0.00%     0.00%   100.00%
June 2023......................................    0.00%     0.00%     0.00%     0.00%   100.00%
July 2023......................................    0.00%     0.00%     0.00%     0.00%   100.00%
August 2023....................................    0.00%     0.00%     0.00%     0.00%   100.00%
September 2023.................................    0.00%     0.00%     0.00%     0.00%   100.00%
October 2023...................................    0.00%     0.00%     0.00%     0.00%   100.00%
November 2023..................................    0.00%     0.00%     0.00%     0.00%   100.00%
December 2023..................................    0.00%     0.00%     0.00%     0.00%   100.00%
January 2024...................................    0.00%     0.00%     0.00%     0.00%   100.00%
February 2024..................................    0.00%     0.00%     0.00%     0.00%   100.00%
March 2024.....................................    0.00%     0.00%     0.00%     0.00%   100.00%
April 2024.....................................    0.00%     0.00%     0.00%     0.00%   100.00%
May 2024.......................................    0.00%     0.00%     0.00%     0.00%   100.00%

                                                                      APPENDIX 8

               ASSUMED PRINCIPAL PAYMENTS ON CLASS C AND CLASS D

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
Closing
June 1999..................................................              0                    0
July 1999..................................................              0                    0
August 1999................................................              0                    0
September 1999.............................................              0                    0
October 1999...............................................              0                    0
November 1999..............................................              0                    0
December 1999..............................................              0                    0
January 2000...............................................              0                    0
February 2000..............................................              0                    0
March 2000.................................................              0                    0
April 2000.................................................              0                    0
May 2000...................................................              0                    0
June 2000..................................................              0                    0
July 2000..................................................              0                    0
August 2000................................................              0                    0
September 2000.............................................              0                    0
October 2000...............................................              0                    0
November 2000..............................................              0                    0
December 2000..............................................              0                    0
January 2001...............................................              0                    0
February 2001..............................................              0                    0
March 2001.................................................              0                    0
April 2001.................................................              0                    0
May 2001...................................................              0                    0
June 2001..................................................              0                    0
July 2001..................................................              0                    0
August 2001................................................              0                    0
September 2001.............................................              0                    0
October 2001...............................................              0                    0
November 2001..............................................              0                    0
December 2001..............................................              0                    0
January 2002...............................................              0                    0
February 2002..............................................              0                    0
March 2002.................................................              0                    0

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
April 2002.................................................              0                    0
May 2002...................................................      2,314,158                    0
June 2002..................................................      3,183,373              141,542
July 2002..................................................      2,333,659              197,471
August 2002................................................        779,909                    0
September 2002.............................................      1,842,107              396,710
October 2002...............................................              0              434,998
November 2002..............................................      1,660,260              551,602
December 2002..............................................      1,587,764              315,684
January 2003...............................................        412,838              198,767
February 2003..............................................        878,473              199,356
March 2003.................................................      2,035,570              315,946
April 2003.................................................      2,256,313              200,158
May 2003...................................................      1,552,802              315,990
June 2003..................................................      1,774,973              200,961
July 2003..................................................      1,765,860              201,554
August 2003................................................      2,897,637              316,241
September 2003.............................................      2,425,911              202,358
October 2003...............................................              0              202,952
November 2003..............................................              0              203,549
December 2003..............................................      1,566,814              316,693
January 2004...............................................              0              204,355
February 2004..............................................              0              204,954
March 2004.................................................              0              205,553
April 2004.................................................              0              317,138
May 2004...................................................              0               95,772
June 2004..................................................              0              207,359
July 2004..................................................              0              207,964
August 2004................................................              0              317,971
September 2004.............................................        500,466              208,777
October 2004...............................................        489,326              317,988
November 2004..............................................        380,311              209,591
December 2004..............................................        380,296              210,199
January 2005...............................................        165,484              210,808
February 2005..............................................      3,162,902              211,419
March 2005.................................................              0              212,030
April 2005.................................................              0              212,643
May 2005...................................................              0              213,257

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
June 2005..................................................              0              213,872
July 2005..................................................        277,709              214,488
August 2005................................................        899,125              215,106
September 2005.............................................        374,302              215,724
October 2005...............................................        166,817              216,344
November 2005..............................................              0              216,966
December 2005..............................................        338,457              217,588
January 2006...............................................        376,589              218,211
February 2006..............................................        274,487              218,836
March 2006.................................................        275,272              117,831
April 2006.................................................              0              220,510
May 2006...................................................              0              221,140
June 2006..................................................        228,351              221,771
July 2006..................................................        480,856              222,403
August 2006................................................        678,983              223,036
September 2006.............................................              0              124,582
October 2006...............................................              0              224,734
November 2006..............................................              0              225,372
December 2006..............................................              0              226,012
January 2007...............................................              0              129,284
February 2007..............................................              0              227,727
March 2007.................................................              0              228,372
April 2007.................................................              0              132,951
May 2007...................................................              0              230,101
June 2007..................................................              0              135,559
July 2007..................................................              0              430,763
August 2007................................................              0              892,775
September 2007.............................................              0              979,300
October 2007...............................................              0            1,281,379
November 2007..............................................              0              957,922
December 2007..............................................              0            1,552,944
January 2008...............................................              0              773,243
February 2008..............................................              0            1,187,293
March 2008.................................................              0            1,220,619
April 2008.................................................              0            1,372,156
May 2008...................................................              0            1,313,966
June 2008..................................................              0            1,072,357
July 2008..................................................              0              933,603

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
August 2008................................................              0            1,257,896
September 2008.............................................              0              598,142
October 2008...............................................              0              377,948
November 2008..............................................              0              648,968
December 2008..............................................              0              692,539
January 2009...............................................              0            1,622,844
February 2009..............................................              0              982,210
March 2009.................................................              0              661,052
April 2009.................................................              0              286,000
May 2009...................................................        428,746              200,962
June 2009..................................................        695,366              148,541
July 2009..................................................        608,762              444,993
August 2009................................................        773,658              347,247
September 2009.............................................        604,131              156,452
October 2009...............................................      1,426,486               65,150
November 2009..............................................        677,601              141,372
December 2009..............................................        674,755              106,860
January 2010...............................................        612,852                    0
February 2010..............................................        808,581            1,396,026
March 2010.................................................        723,621            2,757,033
April 2010.................................................        650,893                    0
May 2010...................................................        568,885                    0
June 2010..................................................        497,584              223,873
July 2010..................................................        568,643            1,591,769
August 2010................................................              0                    0
September 2010.............................................              0                    0
October 2010...............................................      1,747,027                    0
November 2010..............................................      1,395,966                    0
December 2010..............................................      1,508,463                    0
January 2011...............................................      1,059,179                    0
February 2011..............................................      1,640,323                    0
March 2011.................................................        605,405                    0
April 2011.................................................        586,023                    0
May 2011...................................................        459,949              321,523
June 2011..................................................        379,387              419,975
July 2011..................................................        418,217                    0
August 2011................................................        411,499              888,801
September 2011.............................................        589,484                    0

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
October 2011...............................................        448,843              315,115
November 2011..............................................        376,184              134,272
December 2011..............................................        633,162                    0
January 2012...............................................        329,711                    0
February 2012..............................................        410,471                    0
March 2012.................................................        627,841              510,827
April 2012.................................................        438,993                    0
May 2012...................................................      1,354,206                    0
June 2012..................................................        337,858                    0
July 2012..................................................      1,113,842                    0
August 2012................................................        532,103                    0
September 2012.............................................        350,932                    0
October 2012...............................................        537,462                    0
November 2012..............................................        807,685                    0
December 2012..............................................        427,088                    0
January 2013...............................................      1,517,346                    0
February 2013..............................................        744,195                    0
March 2013.................................................        789,559                    0
April 2013.................................................        462,728                    0
May 2013...................................................        383,698                    0
June 2013..................................................        428,171                    0
July 2013..................................................        715,698                    0
August 2013................................................      1,065,164                    0
September 2013.............................................        298,291                    0
October 2013...............................................        642,766                    0
November 2013..............................................        379,363                    0
December 2013..............................................        332,834                    0
January 2014...............................................        249,639                    0
February 2014..............................................        387,036              131,749
March 2014.................................................        324,777              134,239
April 2014.................................................        264,491                    0
May 2014...................................................        434,840              517,907
June 2014..................................................              0                    0
July 2014..................................................      1,283,149                    0
August 2014................................................              0                    0
September 2014.............................................              0                    0
October 2014...............................................        202,627                    0
November 2014..............................................        237,395                    0

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
December 2014..............................................        381,409                    0
January 2015...............................................        328,898                    0
February 2015..............................................        301,937                    0
March 2015.................................................        491,766                    0
April 2015.................................................              0                    0
May 2015...................................................              0                    0
June 2015..................................................              0                    0
July 2015..................................................              0                    0
August 2015................................................              0                    0
September 2015.............................................              0                    0
October 2015...............................................              0                    0
November 2015..............................................              0                    0
December 2015..............................................              0                    0
January 2016...............................................              0                    0
February 2016..............................................              0                    0
March 2016.................................................              0                    0
April 2016.................................................              0                    0
May 2016...................................................      9,128,805                    0
June 2016..................................................      6,238,472                    0
July 2016..................................................      7,418,920            1,224,534
August 2016................................................              0           16,986,033
September 2016.............................................              0                    0
October 2016...............................................              0                    0
November 2016..............................................              0                    0
December 2016..............................................              0                    0
January 2017...............................................              0                    0
February 2017..............................................              0                    0
March 2017.................................................              0                    0
April 2017.................................................              0                    0
May 2017...................................................              0                    0
June 2017..................................................              0                    0
July 2017..................................................              0                    0
August 2017................................................              0                    0
September 2017.............................................              0                    0
October 2017...............................................              0                    0
November 2017..............................................              0                    0
December 2017..............................................              0                    0
January 2018...............................................              0                    0

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
February 2018..............................................              0                    0
March 2018.................................................              0                    0
April 2018.................................................              0                    0
May 2018...................................................              0                    0
June 2018..................................................              0                    0
July 2018..................................................              0                    0
August 2018................................................              0                    0
September 2018.............................................              0                    0
October 2018...............................................              0                    0
November 2018..............................................              0                    0
December 2018..............................................              0                    0
January 2019...............................................              0                    0
February 2019..............................................              0                    0
March 2019.................................................              0                    0
April 2019.................................................              0                    0
May 2019...................................................              0                    0
June 2019..................................................              0                    0
July 2019..................................................              0                    0
August 2019................................................              0                    0
September 2019.............................................              0                    0
October 2019...............................................              0                    0
November 2019..............................................              0                    0
December 2019..............................................              0                    0
January 2020...............................................              0                    0
February 2020..............................................              0                    0
March 2020.................................................              0                    0
April 2020.................................................              0                    0
May 2020...................................................              0                    0
June 2020..................................................              0                    0
July 2020..................................................              0                    0
August 2020................................................              0                    0
September 2020.............................................              0                    0
October 2020...............................................              0                    0
November 2020..............................................              0                    0
December 2020..............................................              0                    0
January 2021...............................................              0                    0
February 2021..............................................              0                    0
March 2021.................................................              0                    0

                                                                  ASSUMED              ASSUMED
PAYMENT DATE                                                      CLASS C              CLASS D
OCCURRING IN                                                 PRINCIPAL PAYMENT    PRINCIPAL PAYMENT
------------                                                 -----------------    -----------------
April 2021.................................................              0                    0
May 2021...................................................              0                    0
June 2021..................................................              0                    0
July 2021..................................................              0                    0
August 2021................................................              0                    0
September 2021.............................................              0                    0
October 2021...............................................              0                    0
November 2021..............................................              0                    0
December 2021..............................................              0                    0
January 2022...............................................              0                    0
February 2022..............................................              0                    0
March 2022.................................................              0                    0
April 2022.................................................              0                    0
May 2022...................................................              0                    0
June 2022..................................................              0                    0
July 2022..................................................              0                    0
August 2022................................................              0                    0
September 2022.............................................              0                    0
October 2022...............................................              0                    0
November 2022..............................................              0                    0
December 2022..............................................              0                    0
January 2023...............................................              0                    0
February 2023..............................................              0                    0
March 2023.................................................              0                    0
April 2023.................................................              0                    0
May 2023...................................................              0                    0
June 2023..................................................              0                    0
July 2023..................................................              0                    0
August 2023................................................              0                    0
September 2023.............................................              0                    0
October 2023...............................................              0                    0
November 2023..............................................              0                    0
December 2023..............................................              0                    0
January 2024...............................................              0                    0
February 2024..............................................              0                    0
March 2024.................................................              0                    0
April 2024.................................................              0                    0
May 2024...................................................              0                    0

                                                                      APPENDIX 9

[LOGO]  AIRCRAFT
        INFORMATION
        SERVICES, INC.

31 December 1998

Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Subject: Half Life and Adjusted Base Value Appraisal for Fleet of 36 Aircraft The Aircraft Finance Trust ("AFT") Portfolio
          AISI File number: A9S006BVO

Ref:      Data packages -- 08/09 October 1998, 26 October 1998

Ladies and Gentlemen:

     In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to provide our opinion of the half life and adjusted base values of the Aircraft Finance Trust ("AFT") Portfolio (36 Aircraft) as identified in Table I and as described in the above referenced data package.

1. METHODOLOGY AND DEFINITIONS

     The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

     AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

     AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of

      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
      TEL: 949-582-8888     FAX: 949-582-8887     E-MAIL: AISINews@aol.com

31 December 1998
AISI File No. A9S006BVO
Page -  2 -

transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

     AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

     AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment.

2. VALUATION

     No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.


     Our opinion of the adjusted base value of the Aircraft is derived from information and specifications supplied by GE Capital Aviation Services ("GECAS") (for 34 Aircraft) and UniCapital, Inc. ("UniCapital") (for 2 Aircraft). Adjustments are calculated in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made. With regard to airframe maintenance, if no time between check/overhaul (TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This is typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.


     With regard to the engines, on aircraft where all engines total cycles equal the total cycles of the airframe, the engine's life limit TSOs and overhaul TSOs are assumed to be the same as the total cycles of the airframe. This is typical of newer aircraft. Where this assumption can not be made, the engines are considered to be in half life condition.

     All hours and cycle information provided for airframe, C Check, D Check, gear and engines have been projected from the Aircraft specification sheet dates to a common date based on a daily utilization factor calculated for each aircraft.

     The half life and adjusted base values of the AFT portfolio are presented in Table I subject to the assumptions, definitions, and disclaimers herein.

     Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgements that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to

31 December 1998
AISI File No. A9S006BVO
Page -  3 -

any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

                                   Sincerely,

                                   AIRCRAFT INFORMATION
                                   SERVICES, INC.

                                   /s/ JOHN D. MCNICOL
                                   ---------------------------------------------
                                   John D. McNicol
                                   Vice President
                                   Appraisals &

                        TABLE I -- AISI FILE A9S006BVO-A
                               DECEMBER 31, 1998

                      FLEET VALUATION -- THE AFT PORTFOLIO

                                                                                  HALF LIFE         ADJUSTED
                                                                                  BASE VALUE       BASE VALUE
TYPE                             MSN     DOM     YOB      ENGINE       MTOW     1998 USDOLLARS   1998 USDOLLARS
----                            -----   ------   ----   -----------   -------   --------------   --------------
A310-300......................    448   Feb-88   1988    CF6-80C2A2   305,500      31,430,000        31,510,000
A320-200......................    210   Jul-91   1991     CFM56-5A1   166,500      29,080,000        29,160,000
A320-200......................    221   Sep-91   1991     CFM56-5A3   169,700      29,610,000        29,790,000
A320-200......................    222   Oct-91   1991     CFM56-5A3   169,700      29,610,000        29,780,000
A320-200......................    231   Sep-91   1991     CFM56-5A1   166,500      29,080,000        29,230,000
A320-200......................    373   Jan-93   1993      V2500-A1   166,500      30,980,000        30,970,000
A320-200......................    737   Sep-97   1997     CFM56-5B4   169,700      41,610,000        43,190,000
A320-200......................    749   Sep-97   1997     CFM56-5B4   169,700      41,810,000        43,350,000
B737-300......................  28333   Aug-96   1996     CFM56-3C1   135,000      33,090,000        33,970,000
B737-300......................  28548   Dec-97   1997     CFM56-3C1   130,000      35,520,000        37,240,000
B737-300......................  28554   Dec-96   1996     CFM56-3C1   139,500      33,270,000        34,290,000
B737-300......................  28557   Mar-97   1997     CFM56-3C1   139,500      35,900,000        37,050,000
B737-300......................  28558   Apr-97   1997     CFM56-3C1   139,500      35,900,000        36,990,000
B737-300......................  28559   May-97   1997     CFM56-3C1   138,500      35,860,000        37,210,000
B737-300......................  28561   Jun-97   1997     CFM56-3C1   135,000      35,720,000        36,430,000
B737-300......................  28562   Jul-97   1997     CFM56-3C1   135,000      35,720,000        36,460,000
B737-300......................  28563   Aug-97   1997     CFM56-3C1   135,000      35,720,000        37,300,000
B737-300......................  28564   Nov-97   1997     CFM56-3C1   135,000      35,720,000        37,300,000
B737-300......................  28740   Jun-98   1998     CFM56-3C1   139,500      37,300,000        39,300,000
B737-400......................  25663   Nov-92   1992     CFM56-3C1   138,500      27,400,000        27,230,000
B737-400......................  25664   Nov-92   1992     CFM56-3C1   138,500      27,400,000        26,910,000
B737-400......................  28489   Nov-96   1996     CFM56-3C1   150,000      35,930,000        36,740,000
B737-400......................  28490   Nov-96   1996     CFM56-3C1   150,000      35,930,000        36,630,000
B737-400......................  28491   Nov-96   1996     CFM56-3C1   150,000      35,930,000        36,680,000
B767-200ER....................  23805   Jul-87   1987    CF6-80C2B2   335,000      43,100,000        43,100,000
B767-200ER....................  23806   Aug-87   1987    CF6-80C2B2   335,000      43,100,000        43,100,000
B767-300ER....................  25221   Aug-91   1991    CF680C2B6F   407,000      66,750,000        67,310,000
B767-300ER....................  25403   Jan-92   1992        PW4060   407,000      70,620,000        70,440,000
B767-300ER....................  29617   Mar-99   1999   CF6-80C2B7F   412,000      92,200,000        95,950,000
B767-300ER....................  30008   May-99   1999   CF6-80C2B7F   412,000      92,200,000        95,950,000
DC-10-30......................  46584   Feb-80   1980      CF6-50C2   572,000      17,760,000        17,670,000
DC-10-30......................  48292   Feb-82   1982      CF6-50C2   580,000      20,090,000        20,120,000
MD83..........................  49398   Nov-86   1986      JT8D-219   160,000      20,190,000        20,640,000
MD83..........................  49791   Sep-89   1989      JT8D-219   160,000      22,700,000        22,250,000
MD83..........................  53198   Apr-91   1991      JT8D-219   160,000      24,240,000        23,830,000
MD83..........................  53199   Mar-92   1992      JT8D-219   160,000      25,100,000        24,830,000
                                                                                --------------   --------------
Total.........................                                                  $1,353,570,000   $1,379,900,000
                                                                                ==============   ==============

                              BK ASSOCIATES, INC.

                            1295 NORTHERN BOULEVARD
                           MANHASSET, NEW YORK 11030
                      (516) 365-6272 - FAX (516) 365-6287

                                                               December 31, 1998

Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

Gentlemen:

     In response to your request, BK Associates, Inc. is pleased to provide this opinion of the current Base Value on each of 36 aircraft, the Aircraft Finance Trust (AFT) Portfolio (Aircraft). The Aircraft are further identified in the attached Figure 1 by type, serial number, year of manufacture and engine model.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

CURRENT FAIR MARKET VALUE

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of FMV, to which BK Associates subscribes, the quoted FMV is the Appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The FMV assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers, which BK Associates considers to be 12 to 18 months.

BASE VALUE

     Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY


     As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft. Our maintenance adjusted base values include appropriate financial adjustments based on our interpretation of the maintenance status data which General Electric Capital Aviation

Aircraft Finance Trust
December 31, 1998
Page  2

Services (GECAS) provided, except for Aircraft Serial Numbers 25221 and 373 for which UniCapital, Inc. (UniCapital) provided maintenance status data.

LIMITING CONDITIONS AND ASSUMPTIONS

     BK has neither inspected the Aircraft nor their maintenance records but relied upon information supplied by GECAS and UniCapital and from BK's own database. In determining the base value of an aircraft, the following assumptions apply to the aircraft:

     1. When adequate maintenance status data was not available, we considered the aircraft has half-time remaining to its next major overhauls or scheduled shop visit on its airframe, engines, landing gear and auxiliary power unit.

     2. The aircraft is in compliance under a Federal Aviation Administration approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

     3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

     4. The aircraft is in current flight operations.

     5. The aircraft is sold for cash without seller financing.

     6. The Aircraft is in average or better condition.

     7. There is no accident damage.

CONCLUSIONS

     Based on the above methodology, considerations and assumptions, it is our opinion that the current base value and the current maintenance adjusted base value of each aircraft as of today is as shown in Figure 1 attached hereto.

Aircraft Finance Trust
December 31, 1998
Page  3

     BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                       Sincerely yours,

                                       BK ASSOCIATES, INC.

                                       /s/ R.L. BRITTON
                                       -----------------------------------------
                                       R.L. Britton
                                       Vice President
                                       ISTAT Certified Appraiser

RLB/kf
Attachment

                                    FIGURE 1

                       AFT PORTFOLIO CURRENT BASE VALUES

                                                                                  BASE VALUE
                                                                               1/2 TIME MTC ADJ'D
                                 AIRCRAFT    SERIAL                            -----------------
ITEM                               TYPE      NUMBER    YEAR        ENGINE      ($ MIL)   ($ MIL)
----                            ----------   ------   -------   ------------   -------   -------
1.............................  A310-300       448    Feb-88    CF6-80C2A2      37.45      37.63
2.............................  A320-200       210    Jul-91    CFM56-5A1       27.40      27.45
3.............................  A320-200       221    Sep-91    CFM56-5A3       29.40      29.40
4.............................  A320-200       222    Oct-91    CFM56-5A3       29.40      29.40
5.............................  A320-200       231    Sep-91    CFM56-5A1       27.40      27.40
6.............................  A320-200       737    Sep-97    CFM56-5B4       37.20      37.99
7.............................  A320-200       749    Sep-97    CFM56-5B4       37.20      37.64
8.............................  A320-200       373    Jan-93    V2500-A1        30.20      30.17
9.............................  B737-300     28559    May-97    CFM56-3C1       34.00      34.23
10............................  B737-300     28554    Dec-96    CFM56-3C1       32.75      33.24
11............................  B737-300     28557    Mar-97    CFM56-3C1       34.00      34.64
12............................  B737-300     28558    Apr-97    CFM56-3C1       34.00      34.63
13............................  B737-300     28561    Jun-97    CFM56-3C1       34.00      34.48
14............................  B737-300     28562    Jul-97    CFM56-3C1       34.00      34.54
15............................  B737-300     28563    Aug-97    CFM56-3C1       34.00      34.57
16............................  B737-300     28564    Nov-97    CFM56-3C1       34.00      34.84
17............................  B737-300     28740    Jun-98    CFM56-3C1       35.25      36.35
18............................  B737-300     28548    Dec-97    CFM56-3C1       34.00      34.78
19............................  B737-300     28333    Aug-96    CFM56-3C1       32.75      33.08
20............................  B737-400     28489    Nov-96    CFM56-3C1       33.60      34.10
21............................  B737-400     28490    Nov-96    CFM56-3C1       33.60      34.01
22............................  B737-400     28491    Nov-96    CFM56-3C1       33.60      34.03
23............................  B737-400     25663    Nov-92    CFM56-3C1       27.70      27.34
24............................  B737-400     25664    Nov-92    CFM56-3C1       27.70      27.36
25............................  B767-200ER   23805    Jul-87    CF6-80C2-B2     32.85      31.65
26............................  B767-200ER   23806    Aug-87    CF6-80C2-B2     32.85      31.65
27............................  B767-300ER   29617    Mar-99    CF6-80C2B7F     83.30      85.84
28............................  B767-300ER   25403    Jan-92    PW4060          63.70      63.49
29............................  B767-300ER   30008    May-99    CF6-80C2B7F     83.30      85.84
30............................  B767-300ER   25221    Aug-91    CF6-80C2B6F     60.55      60.37
31............................  MD83         53199    Mar-92    JT8D-219        26.00      26.00
32............................  MD83         49398    Nov-86    JT8D-219        17.75      18.41
33............................  MD83         49791    Sep-89    JT8D-219        21.65      21.65
34............................  MD83         53198    Apr-91    JT8D-219        24.70      24.70
35............................  DC10-30      48292    Feb-82    CF6-50C2        24.30      24.30
36............................  DC10-30      46584    Feb-80    CF6-50C2        21.40      21.40
                                                                TOTAL.......   1276.95   1288.60

                              MORTEN BEYER & AGNEW
                           -------------------------

                            AVIATION CONSULTING FIRM

                            APPRAISAL OF 36 AIRCRAFT
                         VALUES AS OF DECEMBER 31, 1998

                                 PREPARED FOR:

                          Aircraft Finance Trust (AFT)

                                 MARCH 25, 1999

              Washington, D.C.                                    London
            8180 Greensboro Drive                          Lahinch 62, Lashmere
                 Suite 1000                                      Copthorne
           McLean, Virginia 22102                               West Sussex
             Phone +703 847 6598                           Phone +44 1342 716248
              Fax +703 847 1911                             Fax +44 1342 718967

I. INTRODUCTION AND EXECUTIVE SUMMARY

     Morten Beyer and Agnew, Inc. (MBA), has been retained by Aircraft Finance Trust (AFT) to determine the Current Base Values (CBV) and future lease rates of a portfolio consisting of the following passenger aircraft:

     - (1) Airbus A310,

     - (7) Airbus A320-200 aircraft,

     - (11) Boeing B737-300s,

     - (5) Boeing B737-400s,

     - (2) Boeing B767-200ERs,

     - (4) Boeing B767-300ERs,

     - (2) DC10-30's and

     - (4) MD83's

     - TOTAL 36 AIRCRAFT

     We have been asked to provide the future lease rates per year for 20 (incremental) years based on a five year operating lease for each increment. The aircraft values of this portfolio are identified at the end of this section. Base values are calculated as of December 31, 1998.


     In performing this valuation we did not inspect the aircraft or their historical maintenance documentation, but relied solely on information provided to us by GE Capital Aviation Services (GECAS), with the exception of one A320-200 (s/n 373) and one B767-300ER (s/n 25221) as that information was provided by UniCapital, Inc. Their respective individual values, along with the lease rates for each aircraft, are noted in Section IV.


     MBA uses the definition of certain terms, such as CMV and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

     ISTAT defines CMV as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

     The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

                                       AIRCRAFT      SERIAL    DATE OF    REGISTRATION
                                         TYPE        NUMBER     MFG.         NUMBER        CBV
                                      -----------    ------    -------    ------------    -----
 1..................................     A310-300      448     Feb-88        C-GYRA       35.18
 2..................................     A320-200      210     Jul-91        C-GQCA       29.27
 3..................................     A320-200      221     Sep-91        OY CNB       30.91
 4..................................     A320-200      222     Oct-91        OY-CNC       30.98
 5..................................     A320-200      231     Sep-91        C-FPWD       29.72
 6..................................     A320-300      373     Oct-92        N304ML       33.03
 5..................................     A320-200      737     Nov-97        F-GRSG       41.50
 7..................................     A320-200      749     Sep-97        F-GRSH       41.19
 9..................................  B-767-200ER    23805     Jul-87        PP-VNR       32.73
10..................................  B-767-200ER    23806     Jul-87        PP-VNS       32.72
11..................................  B-767-300ER    25221     Jul-91        G-BXOP       63.01
12..................................  B-767-300ER    25403     Jan-92        CC-CEU       66.50
13..................................  B-767-300ER    29617     Mar-99        G-OOAL       87.39
14..................................  B-767-300ER    30008     May-99           TBD       87.75
15..................................    B-737-400    25663     Nov-92        VT-JAP       27.34
16..................................    B-737-400    25664     Nov-92        VT-JAQ       27.12
17..................................    B-737-300    28333     Aug-96        OO-VEB       33.97
18..................................    B-737-400    28489     Nov-96       B-18671       34.43
19..................................    B-737-400    28490     Nov-96       B-18672       34.36
20..................................    B-737-400    28491     Nov-96       B-18673       34.37
21..................................    B-737-300    28548     Dec-97        G-OAMS       33.81
22..................................    B-737-300    28554     Dec-96        G-ECAS       32.38
23..................................    B-737-300    28557     Mar-97        G-SMDB       32.99
24..................................    B-737-300    28558     Apr-97        G-OJTW       33.11
25..................................    B-737-300    28559     May-97        PH-OZC       33.42
26..................................    B-737-300    28561     Jun-97        B-2978       33.77
27..................................    B-737-300    28562     Jul-97        B-2979       34.03
28..................................    B-737-300    28563     Aug-97        N306FL       33.84
29..................................    B-737-300    28564     Nov-97        PT-TEP       34.31
30..................................    B-737-300    28740     Jun-98        N1790B       33.74
31..................................      DC10-30    48292     Feb-82        N87070       21.20
32..................................      DC10-30    46584     Feb-80        N15069       19.03
33..................................         MD83    49398     Nov-86        EC-245       20.16
34..................................         MD83    49791     Oct-89        EC-GGV       22.36
35..................................         MD83    53198     Mar-91        SE-DLS       24.02
36..................................         MD83    53199     Mar-92        SE-DLU       23.79

II. AIRCRAFT

     The specifications of the aircraft in this portfolio are as follows:

     Organized by type of aircraft -- sample seating arrangements are provided (although may not reflect the characteristics of each respective aircraft)

Aircraft Type................................     A310-300
Serial Number................................          448
Registration.................................       C-GYRA
Build Year...................................       Feb-88
Engine Type..................................     CF6-80C2
Hours Since New..............................        29494
Cycles Since New.............................         9560
Max Taxi Weight (lbs.).......................      308,992
MGTOW (lbs.).................................      306,999
MLW (lbs.)...................................      272,445
MZFW (lbs.)..................................      174,850
OEW (lbs.)...................................           NG
Fuel Capacity (US gals.).....................      107,516
Seating:
Coach........................................          265
Galleys......................................            3
Lavatories...................................            5

Aircraft Type................................     A320-200        A320-200        A320-200
Serial Number................................          210             221             222
Registration.................................       C-GQCA          OY CNB          OY-CNC
Build Year...................................       Jul-91          Sep-91          Oct-91
Engine Type..................................    CFM56-5A1       CFM56-5A1       CFM56-5A3
Hours Since New..............................        25219           19898           19557
Cycles Since New.............................         9278           10764           10456
Max Taxi Weight (lbs.).......................      167,328         170,635         170,635
MGTOW (lbs.).................................      166,446         169,753         169,753
MLW (lbs.)...................................      142,198         142,196         142,196
MZFW (lbs.)..................................      133,377         133,377         133,377
OEW (lbs.)...................................       97,162          95,972          91,629
Fuel Capacity (US gals.).....................       41,473          41,473          41,473
Seating:
Coach........................................          108             177             177
Business.....................................           24
Galleys......................................            3               3               3
Lavatories...................................            3               3               3

Aircraft Type................................     A320-200        A320-200        A320-200
Serial Number................................          231             373             737
Registration.................................       C-FPWD          N304ML          F-GRSG
Build Year...................................       Sep-91          Jan-93          Nov-97
Engine Type..................................    CFM56-5A1        V2500-A1       CFM56-5B4
Hours Since New..............................        24744           11349            1860
Cycles Since New.............................         9048            6768             922
Max Taxi Weight (lbs.).......................      167,328         167,329         170,767
MGTOW (lbs.).................................      166,446         166,447         169,753
MLW (lbs.)...................................      142,198         142,197         141,093
MZFW (lbs.)..................................      133,377         133,378         134,480
OEW (lbs.)...................................       97,073          90,865          92,152
Fuel Capacity (US gals.).....................       42,223          42,223          42,946
Seating:
Coach........................................          108             138             156
Business.....................................           24              10               8
Galleys......................................            3               2               2
Lavatories...................................            3               3               3

Aircraft Type................................     A320-200
Serial Number................................          749
Registration.................................       F-GRSG
Build Year...................................       Nov-97
Engine Type..................................    CFM56-5B4
Hours Since New..............................           14
Cycles Since New.............................            9
Max Taxi Weight (lbs.).......................      171,573
MGTOW (lbs.).................................      170,555
MLW (lbs.)...................................      141,760
MZFW (lbs.)..................................           NG
OEW (lbs.)...................................           NG
Fuel Capacity (US gals.).....................       42,946
Seating:
Coach........................................          156
Business.....................................            8
Galleys......................................            2
Lavatories...................................            3

Aircraft Type................................     B737-300        B737-300        B737-300
Serial Number................................        28333           28548           28554
Registration.................................       OO-VEB          G-OAMS          G-ECAS
Build Year...................................       Aug-96          Dec-97          Dec-96
Engine Type..................................    CFM56-3C1       CFM56-3C1       CFM56-3C1
Hours Since New..............................         5236            2116            4108
Cycles Since New.............................         3824            1810            4388
Max Taxi Weight (lbs.).......................      135,500         130,500         140,000
MGTOW (lbs.).................................      135,000         130,000         139,500
MLW (lbs.)...................................      116,600         114,000         114,000
MZFW (lbs.)..................................      106,500          68,983         105,000
OEW (lbs.)...................................       70,760              NG          70,932
Fuel Capacity (US gals.).....................       35,584           5,311(kg)      35,584
Seating:
Coach........................................          149             148             148
Galleys......................................            3               2               2
Lavatories...................................            2               3               3

Aircraft Type................................     B737-300        B737-300        B737-300
Serial Number................................        28557           28558           28559
Registration.................................       G-SMDB          G-OJTW          PH-OZC
Build Year...................................       Mar-97          Apr-97          May-97
Engine Type..................................    CFM56-3C1       CFM56-3C1       CFM56-3C1
Hours Since New..............................         2925            2997            4931
Cycles Since New.............................         3245            3386            1901
Max Taxi Weight (lbs.).......................      140,000         140,000         139,000
MGTOW (lbs.).................................      139,500         139,500         138,500
MLW (lbs.)...................................      114,000         114,000         114,000
MZFW (lbs.)..................................      105,000         105,000         105,000
OEW (lbs.)...................................       70,667          71,070          71,760
Fuel Capacity (US gals.).....................       35,584          35,584          35,584
Seating:
Coach........................................          148             148             148
Galleys......................................            2               2               3
Lavatories...................................            3               3               3

Aircraft Type................................     B737-300        B737-300
Serial Number................................        28561           28562
Registration.................................       B-2978          B-2979
Build Year...................................       Jun-97          Jul-97
Engine Type..................................    CFM56-3C1       CFM56-3C1
Hours Since New..............................          455             175
Cycles Since New.............................          636             102
Max Taxi Weight (lbs.).......................      135,500         135,500
MGTOW (lbs.).................................      135,000         135,000
MLW (lbs.)...................................      114,000         114,000
MZFW (lbs.)..................................      105,000         105,000
OEW(lbs.)....................................       71,018          71,132
Fuel Capacity (US gals.).....................       35,584          35,584
Seating:
Coach........................................          148             148
Galleys......................................            2               2
Lavatories...................................            3               3

Aircraft Type................................     B737-300        B737-300        B737-300
Serial Number................................        28563           28564           28740
Registration.................................       N306FL          PT-TEP          N1790B
Build Year...................................       Aug-97          Nov-97          Jun-98
Engine Type..................................    CFM56-3C1       CFM56-3C1       CFM56-3C1
Hours Since New..............................         3266            1882             880
Cycles Since New.............................         1377            1581             177
Max Taxi Weight (lbs.).......................      135,500         135,500         140,000
MGTOW (lbs.).................................      135,000         135,000         139,500
MLW (lbs.)...................................      114,000         116,000         116,600
MZFW (lbs.)..................................      105,000         106,500         109,600
OEW (lbs.)...................................       70,662          68,833          71,921
Fuel Capacity (US gals.).....................       35,584          35,584          35,584
Seating:
Coach........................................          136             148              88
Business.....................................                                           20
Galleys......................................            4               2               3
Lavatories...................................            3               3               3

Aircraft Type................................     B737-400        B737-400
Serial Number................................        25663           25664
Registration.................................       VT-JAP          VT-JAQ
Build Year...................................        11-92           11-92
Engine Type..................................    CFM56-3C1       CFM56-3C1
Hours Since New..............................        13312           12989
Cycles Since New.............................        19413           19241
Max Taxi Weight (lbs.).......................      138,991         138,997
MGTOW (lbs.).................................      138,496         138,496
MLW (lbs.)...................................      120,996         120,996
MZFW (lbs.)..................................      112,996         112,996
OEW (lbs.)...................................
Fuel Capacity (US gals.).....................       35,584          35,584
Seating:
Coach........................................          112             112
Business.....................................           24              24
Galleys......................................            3               3
Lavatories...................................            3               3

Aircraft Type................................     B737-400        B737-400        B737-400
Serial Number................................        28489           28490           28491
Registration.................................      B-18671         B-18672         B-18673
Build Year...................................        11-96          Nov-96          Nov-96
Engine Type..................................    CFM56-3C1       CFM56-3C1       CFM56-3C1
Hours Since New..............................         4347            5405            5291
Cycles Since New.............................         4050            4795            4078
Max Taxi Weight (lbs.).......................      150,500         150,500         150,500
MGTOW (lbs.).................................      150,000         150,000         150,000
MLW (lbs.)...................................      124,000         124,000         124,000
MZFW (lbs.)..................................      117,000         117,000         117,000
OEW (lbs.)...................................       76,384          76,294          76,294
Fuel Capacity (US gals.).....................       35,584          35,584          35,584
Seating:
Coach........................................          138             138             138
Business.....................................            8               8               8
Galleys......................................            3               3               3
Lavatories...................................            3               3               3

Aircraft Type................................   B767-200ER      B767-200ER      B767-300ER
Serial Number................................        23805           23806           25221
Registration.................................       PP-VNR          PP-VNS          B-BXOP
Build Year...................................       Jul-87          Jul-87          Aug-91
Engine Type..................................  CF6-80C2-B2     CF6-80C2-B2     CF6-80C2-B6
Hours Since New..............................        41019           40925           24056
Cycles Since New.............................        17664           17474            7348
Max Taxi Weight (lbs.).......................      336,993         336,993         409,000
MGTOW (lbs.).................................      334,993         334,993         407,000
MLW (lbs.)...................................      277,994         277,994         320,000
MZFW (lbs.)..................................      252,994         252,994         288,000
OEW (lbs.)...................................      182,319         182,319         189,100
Fuel Capacity (US gals.).....................      137,015         137,015         172,000
Seating:
Coach........................................          190             172             287
Business.....................................           18              18
Galleys......................................            6               6               6
Lavatories...................................            6               6               6

Aircraft Type................................   B767-300ER      B767-300ER      B767-300ER
Serial Number................................        25403           29617           30008
Registration.................................       CC-CEU          G-OOAL             TBD
Build Year...................................       Jan-92          Mar-99          May-99
Engine Type..................................  CF6-80C2-B2     CF6-80C2-B2     CF6-80C2-B2
Hours Since New..............................        25067             N/A             N/A
Cycles Since New.............................         6322             N/A             N/A
Max Taxi Weight (lbs.).......................      409,000         413,000         413,000
MGTOW (lbs.).................................      407,000         412,000         412,000
MLW (lbs.)...................................      320,000         300,000         300,000
MZFW (lbs.)..................................      189,390         278,000         278,000
OEW (lbs.)...................................           NG              NG              NG
Fuel Capacity (US gals.).....................      171,394          24,184          24,184
Seating:
Coach........................................          147             325              NG
Business.....................................           30
First........................................           13
Galleys......................................            7               5               5
Lavatories...................................            8               6               6

Aircraft Type................................         MD83            MD83            MD83
Serial Number................................        49398           49791           53198
Registration.................................       EC-245          EC-GGV          SE-DLS
Build Year...................................       Nov-86          Oct-89          Mar-91
Engine Type..................................     JT8D-219        JT8D-219        JT8D-219
Hours Since New..............................        32396           24676           23598
Cycles Since New.............................        15638           11903           10483
Max Taxi Weight (lbs)........................      161,000         161,000         161,000
MGTOW (lbs.).................................      160,000         160,000         160,000
MLW (lbs.)...................................      139,500         139,500         139,500
MZFW (lbs.)..................................      122,000         122,000         122,000
OEW (lbs.)...................................           NG              NG              NG
Fuel Capacity (US gals.).....................       46,773          47,081          46,773
Seating:
Coach........................................          170             170             170
Galleys......................................            4               4               4
Lavatories...................................            3               3               3

Aircraft Type................................         MD83         DC10-30         DC10-30
Serial Number................................        53199           48292           46584
Registration.................................       SE-DLU          N87070          N15069
Build Year...................................       Mar-92          Feb-82          Feb-80
Engine Type..................................     JT8D-219        CF6-50C2        CF6-50C2
Hours Since New..............................        19823           69453           74448
Cycles Since New.............................         7905           15034           16838
Max Taxi Weight (lbs.).......................      161,000         583,000         575,000
MGTOW (lbs.).................................      160,000         580,000         572,000
MLW (lbs.)...................................      139,500         411,000         411,000
MZFW (lbs.)..................................      122,000              NG              NG
OEW (lbs.)...................................           NG              NG              NG
Fuel Capacity (US gals.).....................       46,773         251,400         251,400
Seating:
Coach........................................          165             185             185
Business.....................................                           44              44
Galleys......................................            3               5               5
Lavatories...................................            3               8               8

III. CURRENT MARKET CONDITIONS

GENERAL

     The market for narrowbody used jet aircraft continues to be strong, with offerings of all but the earlier models being generally snapped-up in short order. The most recent count shows 122 older narrowbodies (DC-9, B-737-200, B-727 aircraft) and 26 new models (A319/320/321, B-737-300/-400/-500/-600/-
700/-800, B-757 and MD-80) on the market. This represents about 2.4 percent of the older types and 0.08 percent of the new types of aircraft currently available For Sale or Lease. Orders for new models continue to be strong, with 258 new A-319/320/321's, and 189 B-737 NGs being ordered in the first six months of 1998. Concerns over the Asian financial crisis do not extend to the narrowbodied aircraft, and order curtailments apply to the widebodies only.

     The widebody sector is currently holding-up, despite the Asian traffic downturn. All of the late model widebodies which have been made available by the Asian-Pacific carriers have been placed. Some of the new aircraft on-order have been deferred, and those aircraft displaced by the Far East slump, primarily 747-200s, are the ones showing-up on the For Sale/For Lease listings.

                                 [PHOTO] Airbus A310

     These are the truncated, longer range models of the A300 series. The aircraft is now ending its production life, with no new orders coming and only six outstanding. A total of 261 of all variants have been produced, and following the chaotic market activity when Pan Am went under, the used market has been small as few have been offered. FedEx purchased 34 used aircraft and modified them to cargo, but this has been the only major conversion program. The A310 has been particularly popular with European and Middle East/Asian carriers where it has outsold its rival B-767-200.

                               [PHOTO] Airbus A320-200

     Six hundred and forty-two A-320s have been built to date, and new production is now averaging seven per month, along with ten more sister ships, the A-319 and A-321. The backlog for the three types totals 841 aircraft. There are currently 76 operators of one or more of the type. AIRFAX, a current listing of aircraft for sale or lease shows only two A320's available. Both are brand new deliveries being offered by ORIX. The market for the A320 is extremely strong and any available aircraft will sell at or above Base Value.

                              [PHOTO] Boeing B-737-300

     The B-737-300 was launched in 1981 as the Stage 3 successor in the B-737 line. With 18 more seats (three rows), higher gross weight and more range than the -200, the -300 has become one of the most popular aircraft in the world. The aircraft is only offered with the CFM56-3 series engines. Production of the -300 is slowing as more and more customers opt for the new -600/-700/-800/-900 series of upgraded B-737's, which offer a combination of greater range and capacity, along with more powerful engines.

                              [PHOTO] Boeing 767-200/ER

     The Boeing 767 family has been in production since 1982, and has gone through several iterations and two stretches. Once ETOPS operations were approved for this semi-widebody twin, it has continuously gained market share in intercontinental markets. The ERs, or Extended Range models, have taken over markets once the province of B-747 Combis, DC-10-30s and L-1011s. The standard configuration is twin-aisle, seven-abreast seating, but European charter operators squeeze in an eight-abreast configuration, greatly improving the ASM economics of the aircraft. At seven abreast the aircraft is significantly less efficient than the old tri-jets, or the B-757. The first of the B-767-200 passenger aircraft are beginning to move into cargo service, with All Nippon selling its 25 to Airborne, who will operate them without adding a large cargo door.

     With a total of 667 B-767s of all models in passenger service, and UPS operating 22 new B-767-300ERs in all-cargo configuration, the B-767 has won a significant share of the market, and is considered to be the banker's favorite for lease investments. Trying to hold all sectors of its market share, Boeing agreed to build the -400 stretched version of the B-767 for Delta, but has yet to win any other orders. The B-777 is the major competitor to the B-767.

                         [PHOTO] McDonnell Douglas MD-82/-83

     The obvious concern with the MD-82/-83 series aircraft is the effect of Boeing's decision to shut down the line. The only surviving Douglas product is the renamed MD-95 (B-717). The MD-80 series had been replaced by the V-2500 powered MD-90, and at the end of 1997 there were only ten MD-80's still on order, so the line was effectively closed anyway. MBA does not believe the Boeing decision will have a material effect on the value of the MD-80's, which is principally a function of the fleet size and efficiency of the aircraft. A total of 1,167 MD-80's of all series will ultimately be built, with the high gross MD-83 the last model of the series. The MD-82 and 83 have the same configuration, except that the MGTOW of the -83 is 12,000 pounds greater, giving it some 1,000 miles additional non-stop range -- a capability not often utilized. The MD-80 series aircraft got a four-year head start on the B-737-300 entering service in 1980 as opposed to 1984, and gaining a lead of some 300 orders over the B-737. With a maximum of 172 seats, demand for used models has always been strong, with offerings bought up quickly.

                          [PHOTO] McDonnell Douglas DC10-30

     The DC-10-10 is rapidly being retired by its two major US operators, American and United, but is being picked up by FedEx for conversion to cargo.

     MBA has reduced its estimation of Base Value by 20 percent, and continues an additional 25 percent reduction in Current Market Price to reflect market softness. While the majors withdraw, Hawaiian

Airlines is having good results with the ones it acquired from American for its West Coast market. New charter operator OMNI joins Sun Jet in acquiring several.

     In the last two to three years Continental and Northwest leased or bought some 40 DC-10-30s on the open market to supplement their wide body capacity as they retired B-747's and waited for new deliveries when they could afford them. Gemini Air Cargo and AOM French Airlines have also been on the acquisition side, but it now appears the strong demand is decreasing, and continued price erosion is expected.

     The DC-10-40 continues to be an orphan aircraft with only two operators, JAL and NWA. JAL is planning to retire theirs in the near future. Future values will depend on whether these aircraft are continued in service, or perhaps converted for cargo or charter.

IV. VALUATION

     In developing the valuations of these aircraft, MBA did not inspect the aircraft or their respective historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):

     1. The aircraft is in good overall condition.

     2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life unless otherwise specified.

     3. The historical maintenance documentation has been maintained to acceptable international standards.

     4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

     5. The aircraft is in a standard airline configuration.

     6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

     7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

     8. Its utilization is comparable to industry averages.

     9. There is no history of accident or incident damage.

     10. No accounting was made for lease obligations or terms of ownership.

The aircraft subject to this appraisal were adjusted from our Base Value by applying a 'newness factor' which accounts for month of delivery. Additional adjustments were made to account for the current maintenance status of each aircraft using the information provided by Lehman Brothers. The lease rates for the next 20 years assume a five-year term in dollars per month.

                            AIR HOLLAND   AIR MADAGASCAR   AIR TOURS/PREIMAIR   AIR TOURS/PREIMAIR     AIR2000      ALITALIA
                             B737-300      B-767-300ER          A320-200             A320-200        B-767-300ER   B-767-300ER
                               28559          25403               221                  222              29617         30008
                              5/1/97         1/15/92             9/1/91              10/1/91           3/15/99       5/1/99
                              PH-OZC          CC-CEU             OY CNB               OY-CNC           G-OOAL          TBD
------------------------------------------------------------------------------------------------------------------------------
Base Value ($000,000).....      31.47           62.67              29.92                29.92            86.85         86.85
Newness...................       0.62            0.00               0.95                 1.07             0.54          0.90
Gross Wt ADJ..............       0.83            3.66               0.46                 0.46             0.00          0.00
Airframe Adjustment.......       0.22            0.08               0.53                 0.48             0.00          0.00
Engine Adjustment.........       0.41            0.09              (0.83)               (0.83)            0.00          0.00
Landing Gear..............       0.00            0.00               0.00                 0.00             0.00          0.00
TCAS......................       0.00            0.00               0.00                 0.00             0.00          0.00
Windshear.................      (0.13)           0.00              (0.13)               (0.13)            0.00          0.00
Total Adjustments.........       0.51            0.17              (0.42)               (0.47)            0.00          0.00
Adjusted Base Value.......      33.42           66.50              30.91                30.98            87.39         87.75
------------------------------------------------------------------------------------------------------------------------------
Maintenance Data as of....   07/31/98        09/30/98           07/31/98             07/31/98              N/A           N/A
------------------------------------------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998.................    330,000         665,000            315,000              315,000          865,000       865,000
1999......................    325,000         660,000            310,000              310,000          860,000       860,000
2000......................    320,000         655,000            305,000              305,000          855,000       855,000
2001......................    315,000         650,000            300,000              300,000          850,000       850,000
2002......................    315,000         645,000            300,000              300,000          845,000       845,000
2003......................    310,000         640,000            295,000              295,000          840,000       840,000
2004......................    305,000         635,000            290,000              290,000          835,000       835,000
2005......................    305,000         630,000            290,000              290,000          830,000       830,000
2006......................    300,000         625,000            285,000              285,000          825,000       825,000
2007......................    295,000         620,000            280,000              280,000          820,000       820,000
2008......................    290,000         615,000            275,000              275,000          815,000       815,000
2009......................    290,000         610,000            275,000              275,000          810,000       810,000
2010......................    285,000         605,000            270,000              270,000          805,000       805,000
2011......................    280,000         600,000            265,000              265,000          800,000       800,000
2012......................    275,000         595,000            260,000              260,000          795,000       795,000
2013......................    270,000         590,000            255,000              255,000          790,000       790,000
2014......................    270,000         585,000            250,000              250,000          785,000       785,000
2015......................    265,000         575,000            250,000              250,000          775,000       775,000
2016......................    260,000         570,000            245,000              245,000          770,000       770,000
2017......................    255,000         560,000            240,000              240,000          760,000       760,000
2018......................    250,000         550,000            235,000              235,000          750,000       750,000
2019......................    245,000         545,000            230,000              230,000          745,000       745,000
2020......................    245,000         540,000            230,000              230,000          740,000       740,000
2021......................    240,000         535,000            225,000              225,000          735,000       735,000
2022......................    235,000         530,000            220,000              220,000          730,000       730,000
2023......................    230,000         525,000            215,000              215,000          725,000       725,000

                            AMERICA WEST
                              B737-300
                               28740
                              6/24/98
                               N1790B
--------------------------  ------------
Base Value ($000,000).....       33.32
Newness...................        0.41
Gross Wt ADJ..............        0.00
Airframe Adjustment.......        0.00
Engine Adjustment.........        0.00
Landing Gear..............        0.00
TCAS......................        0.00
Windshear.................        0.00
Total Adjustments.........        0.00
Adjusted Base Value.......       33.74
----------------------------------------------------------
Maintenance Data as of....    12/01/98
-----------------------------------------------------------------------
Forecasted Lease Values
Year 1998.................     335,000
1999......................     330,000
2000......................     330,000
2001......................     325,000
2002......................     320,000
2003......................     320,000
2004......................     315,000
2005......................     310,000
2006......................     305,000
2007......................     305,000
2008......................     300,000
2009......................     295,000
2010......................     295,000
2011......................     290,000
2012......................     285,000
2013......................     280,000
2014......................     275,000
2015......................     275,000
2016......................     270,000
2017......................     265,000
2018......................     260,000
2019......................     255,000
2020......................     250,000
2021......................     250,000
2022......................     245,000
2023......................     240,000

                                  BRITANNIA    BRITISH AIRWAYS   BRITISH MIDLAND   BRITISH MIDLAND   BRITISH MIDLAND   CANADIAN
                                 B-767-300ER      B737-300          B737-300          B737-300          B737-300       A320-200
                                    25221           28548             28554             28557             28558           210
                                   7/1/91         12/10/97           12/1/96           3/1/97            4/1/97         7/1/91
                                   G-BXOP          G-OAMS            G-ECAS            G-SMDB            G-OJTW         C-GQCA
--------------------------------------------------------------------------------------------------------------------------------
Base Value ($000,000)..........      59.59           31.47             29.73             31.47             31.47          29.92
Newness........................       1.54            1.85              1.60              0.31              0.46           0.72
Gross Wt ADJ...................       1.18            0.30              0.89              0.89              0.89           0.26
Airframe Adjustment............       0.65            0.32              0.28              0.30              0.30          (0.56)
Engine Adjustment..............       0.00            0.00              0.01              0.15              0.12          (0.83)
Landing Gear...................       0.04            0.00              0.00              0.00              0.00           0.00
TCAS...........................       0.00            0.00              0.00              0.00              0.00          (0.13)
Windshear......................       0.00           (0.13)            (0.13)            (0.13)            (0.13)         (0.13)
Total Adjustments..............       0.70            0.20              0.17              0.32              0.29          (1.63)
Adjusted Base Value............      63.01           33.81             32.38             32.99             33.11          29.27
--------------------------------------------------------------------------------------------------------------------------------
Maintenance Data as of.........   01/15/99        01/08/99          07/31/98          07/31/98          07/31/98       07/31/98
--------------------------------------------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998......................    620,000         335,000           320,000           325,000           325,000        310,000
1999...........................    615,000         330,000           315,000           320,000           320,000        305,000
2000...........................    610,000         330,000           315,000           320,000           320,000        300,000
2001...........................    605,000         325,000           310,000           315,000           315,000        300,000
2002...........................    600,000         320,000           305,000           310,000           310,000        295,000
2003...........................    595,000         320,000           305,000           310,000           310,000        290,000
2004...........................    590,000         315,000           300,000           305,000           305,000        290,000
2005...........................    585,000         310,000           295,000           300,000           300,000        285,000
2006...........................    580,000         305,000           290,000           295,000           295,000        275,000
2007...........................    575,000         305,000           290,000           295,000           295,000        275,000
2008...........................    570,000         300,000           285,000           290,000           290,000        270,000
2009...........................    565,000         295,000           280,000           285,000           285,000        265,000
2010...........................    560,000         295,000           280,000           280,000           280,000        260,000
2011...........................    555,000         290,000           275,000           280,000           280,000        255,000
2012...........................    550,000         285,000           270,000           275,000           275,000        255,000
2013...........................    545,000         280,000           265,000           270,000           270,000        250,000
2014...........................    540,000         275,000           260,000           265,000           265,000        245,000
2015...........................    535,000         275,000           260,000           260,000           260,000        240,000
2016...........................    530,000         270,000           255,000           260,000           260,000        235,000
2017...........................    525,000         265,000           250,000           255,000           255,000        230,000
2018...........................    520,000         260,000           245,000           250,000           250,000        225,000
2019...........................    515,000         255,000           240,000           245,000           245,000        225,000
2020...........................    510,000         250,000           235,000           240,000           240,000        220,000
2021...........................    505,000         250,000           235,000           240,000           240,000        215,000
2022...........................    500,000         245,000           230,000           235,000           235,000        210,000
2023...........................    495,000         240,000           225,000           230,000           230,000        205,000

                                 CANADIAN
                                 A320-200
                                    231
                                  9/1/91
                                  C-FPWD
-------------------------------  ---------
Base Value ($000,000)..........     29.92
Newness........................      0.95
Gross Wt ADJ...................      0.26
Airframe Adjustment............     (0.39)
Engine Adjustment..............     (0.77)
Landing Gear...................      0.00
TCAS...........................     (0.13)
Windshear......................     (0.13)
Total Adjustments..............     (1.41)
Adjusted Base Value............     29.72
------------------------------------------------------------------------------------
Maintenance Data as of.........  07/31/98
----------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998......................   315,000
1999...........................   310,000
2000...........................   305,000
2001...........................   300,000
2002...........................   300,000
2003...........................   295,000
2004...........................   290,000
2005...........................   290,000
2006...........................   285,000
2007...........................   280,000
2008...........................   275,000
2009...........................   275,000
2010...........................   270,000
2011...........................   265,000
2012...........................   260,000
2013...........................   255,000
2014...........................   250,000
2015...........................   250,000
2016...........................   245,000
2017...........................   240,000
2018...........................   235,000
2019...........................   230,000
2020...........................   225,000
2021...........................   225,000
2022...........................   220,000
2023...........................   215,000

                                      CHINA AIRLINES   CHINA AIRLINES   CHINA GENERAL   CHINA GENERAL   CONTINENTAL   CONTINENTAL
                                        B-737-400        B-737-400        B737-300        B737-300        DC10-30       DC10-30
                                          28490            28491            2856L           28562          46584         48292
                                         11/1/96          11/1/96          6/1/97          7/1/97         2/15/80       2/15/82
                                         B-18672          B-18673          B-2978          B-2979         N15069        N87070
---------------------------------------------------------------------------------------------------------------------------------
Base Value ($000,000)...............        32.51            32.51           31.47           31.47          19.62         20.70
Newness.............................         1.21             1.21            0.77            0.93           0.18          0.15
Gross Wt ADJ........................         0.68             0.68            0.62            0.62           0.00          0.47
Airframe Adjustment.................         0.23             0.24            0.38            0.39          (0.03)         0.17
Engine Adjustment...................        (0.02)           (0.02)           0.65            0.75          (0.74)        (0.29)
Landing Gear........................         0.00             0.00            0.00            0.00           0.00          0.00
TCAS................................        (0.13)           (0.13)           0.00            0.00           0.00          0.00
Windshear...........................        (0.13)           (0.13)          (0.13)          (0.13)          0.00          0.00
Total Adjustments...................        (0.04)           (0.03)           0.91            1.02          (0.77)        (0.12)
Adjusted Base Value.................        34.36            34.37           33.77           34.03          19.03         21.20
---------------------------------------------------------------------------------------------------------------------------------
Maintenance Data as of..............     01/15/99         01/15/99        08/21/97        08/21/97       12/13/96      12/13/96
---------------------------------------------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998...........................      345,000          345,000         330,000         330,000        200,000       220,000
1999................................      340,000          340,000         325,000         325,000        195,000       215,000
2000................................      335,000          335,000         325,000         325,000        190,000       210,000
2001................................      330,000          330,000         320,000         320,000        185,000       205,000
2002................................      330,000          330,000         315,000         315,000        180,000       200,000
2003................................      325,000          325,000         315,000         315,000        175,000       195,000
2004................................      320,000          320,000         310,000         310,000        170,000       190,000
2005................................      315,000          315,000         305,000         305,000        165,000       185,000
2006................................      315,000          315,000         300,000         300,000        160,000       180,000
2007................................      310,000          310,000         295,000         295,000        155,000       175,000
2008................................      305,000          305,000         290,000         290,000        150,000       170,000
2009................................      300,000          300,000         285,000         285,000        145,000       165,000
2010................................      295,000          295,000         280,000         280,000        140,000       160,000
2011................................      295,000          295,000         280,000         280,000        135,000       155,000
2012................................      290,000          290,000         275,000         275,000        130,000       150,000
2013................................      285,000          285,000         270,000         270,000        125,000       145,000
2014................................      280,000          280,000         265,000         265,000        120,000       140,000
2015................................      275,000          275,000         260,000         260,000        115,000       135,000
2016................................      270,000          270,000         260,000         260,000        110,000       130,000
2017................................      265,000          265,000         255,000         255,000        105,000       125,000
2018................................      260,000          260,000         250,000         250,000        100,000       120,000
2019................................      260,000          260,000         245,000         245,000        100,000       115,000
2020................................      255,000          255,000         240,000         240,000         95,000       110,000
2021................................      250,000          250,000         240,000         240,000         95,000       105,000
2022................................      245,000          245,000         235,000         235,000         90,000       100,000
2023................................      240,000          240,000         230,000         230,000         85,000       100,000

                                      EUROFLY
                                        MD83
                                       53199
                                       3/1/92
                                       SE-DLU
------------------------------------  --------
Base Value ($000,000)...............     24.62
Newness.............................      0.21
Gross Wt ADJ........................      0.00
Airframe Adjustment.................     (0.14)
Engine Adjustment...................     (0.77)
Landing Gear........................      0.00
TCAS................................     (0.13)
Windshear...........................      0.00
Total Adjustments...................     (1.04)
Adjusted Base Value.................     23.79
--------------------------------------------------------------------------------------------------------
Maintenance Data as of..............  07/31/98
-----------------------------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998...........................   250,000
1999................................   245,000
2000................................   245,000
2001................................   240,000
2002................................   235,000
2003................................   230,000
2004................................   230,000
2005................................   225,000
2006................................   220,000
2007................................   220,000
2008................................   215,000
2009................................   215,000
2010................................   210,000
2011................................   205,000
2012................................   205,000
2013................................   200,000
2014................................   195,000
2015................................   195,000
2016................................   190,000
2017................................   185,000
2018................................   180,000
2019................................   180,000
2020................................   175,000
2021................................   175,000
2022................................   170,000
2023................................   170,000

                                FRONTIER   JET AIRWAYS   JET AIRWAYS    MIDWAY    ROYAL AVIATION   SPANAIR    SPANAIR    SPANAIR
                                B737-300    B-737-400     B-737-400    A320-200      A310-300        MD83       MD83       MD83
                                 28563        25663         25664        373           448          49398      49791      53198
                                 8/1/97      11/1/92       11/1/92      1/1/93       2/15/88       11/1/86    10/1/89     3/1/91
                                 N306FL      VT-JAP        VT-JAQ       N304ML        C-GYRA        EC-245     EC-GGV     SE-DLS
---------------------------------------------------------------------------------------------------------------------------------
Base Value ($000,000).........     31.47       27.29         27.29        32.85         35.55         19.89      22.83      25.02
Newness.......................      1.08        1.02          1.02         0.00          0.40          0.78       0.80       0.20
Gross Wt ADJ..................      0.62       (0.00)        (0.00)        0.25         (1.36)         0.00       0.00       0.00
Airframe Adjustment...........      0.28       (0.09)        (0.31)        0.00          0.15          0.31      (0.20)     (0.24)
Engine Adjustment.............      0.51       (0.88)        (0.88)        0.00          0.56         (0.83)     (0.83)     (0.83)
Landing Gear..................      0.00        0.00          0.00        (0.07)         0.00          0.00       0.00       0.00
TCAS..........................      0.00        0.00          0.00         0.00          0.00          0.00      (0.13)     (0.13)
Windshear.....................     (0.13)       0.00          0.00         0.00         (0.13)         0.00      (0.13)      0.00
Total Adjustments.............      0.67       (0.97)        (1.19)       (0.07)         0.59         (0.51)     (1.28)     (1.19)
Adjusted Base Value...........     33.84       27.34         27.12        33.03         35.18         20.16      22.36      24.02
---------------------------------------------------------------------------------------------------------------------------------
Maintenance Data as of........  07/31/98    07/31/98      07/3l/98     11/10/97      05/13/98      07/31/98   07/31/98   07/31/98
---------------------------------------------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998.....................   330,000     285,000       285,000      415,000       345,000       190,000    220,000    235,000
1999..........................   325,000     280,000       280,000      410,000       340,000       190,000    220,000    235,000
2000..........................   325,000     275,000       275,000      405,000       335,000       185,000    215,000    230,000
2001..........................   320,000     275,000       275,000      400,000       330,000       185,000    215,000    230,000
2002..........................   315,000     270,000       270,000      395,000       325,000       180,000    210,000    225,000
2003..........................   315,000     265,000       265,000      395,000       320,000       180,000    210,000    225,000
2004..........................   310,000     265,000       265,000      390,000       315,000       180,000    205,000    220,000
2005..........................   305,000     260,000       260,000      385,000       310,000       175,000    205,000    215,000
2006..........................   300,000     255,000       255,000      380,000       305,000       175,000    200,000    215,000
2007..........................   295,000     255,000       255,000      375,000       300,000       170,000    195,000    210,000
2008..........................   290,000     250,000       250,000      370,000       295,000       170,000    195,000    210,000
2009..........................   285,000     245,000       245,000      365,000       290,000       165,000    190,000    205,000
2010..........................   280,000     245,000       245,000      360,000       285,000       165,000    190,000    205,000
2011..........................   280,000     240,000       240,000      355,000       280,000       160,000    185,000    200,000
2012..........................   275,000     235,000       235,000      350,000       275,000       155,000    185,000    l95,000
2013..........................   270,000     235,000       235,000      345,000       270,000       155,000    180,000    195,000
2014..........................   265,000     230,000       230,000      340,000       265,000       150,000    175,000    190,000
2015..........................   260,000     225,000       225,000      335,000       260,000       150,000    175,000    185,000
2016..........................   260,000     220,000       220,000      330,000       255,000       145,000    170,000    185,000
2017..........................   255,000     215,000       215,000      325,000       250,000       140,000    165,000    180,000
2018..........................   250,000     210,000       210,000      320,000       245,000       140,000    165,000    175,000
2019..........................   245,000     205,000       205,000      315,000       240,000       135,000    160,000    175,000
2020..........................   240,000     200,000       200,000      315,000       235,000       135,000    160,000    170,000
2021..........................   240,000     200,000       200,000      310,000       230,000       130,000    155,000    170,000
2022..........................   235,000     195,000       195,000      305,000       225,000       130,000    155,000    165,000
2023..........................   230,000     190,000       190,000      300,000       220,000       130,000    150,000    165,000

                              STAR AIRLINES   STAR AIRLINES   TRANSBRASIL      VARIG         VARIG      VIRGIN EXPRESS
                                A320-200        A320-200       B737-300     B-767-200ER   B-767-200ER      B737-400
                                   737             749           28564         23805         23806          28333
                                 11/1/97         9/1/97         11/1/97       7/1/87        7/1/87          8/1/96
                                 F-GRSG          F-GRSH         PT-TEP        PP-VNR        PP-VNS          OO-VEB
----------------------------------------------------------------------------------------------------------------------
Base Value ($000,000).......       39.59           39.59          31.47         31.52         31.52           32.51
Newness.....................        1.57            1.26           1.54          0.92          0.92            0.85
Gross Wt ADJ................        0.46            0.46           0.62         (0.59)        (0.59)           0.62
Airframe Adjustment.........        0.00            0.00           0.33         (0.33)        (0.24)           0.21
Engine Adjustment...........        0.00            0.00           0.47          1.21          1.11            0.03
Landing Gear................        0.00            0.00           0.00          0.00          0.00            0.00
TCAS........................        0.00            0.00           0.00          0.00          0.00           (0.13)
Windshear...................       (0.13)          (0.13)         (0.13)         0.00          0.00           (0.13)
Total Adjustments...........       (0.13)          (0.13)          0.68          0.88          0.87           (0.00)
Adjusted Base Value.........       41.50           41.19          34.31         32.73         32.72           33.97
----------------------------------------------------------------------------------------------------------------------
Maintenance Data as of......    11/10/97        12/10/97       07/31/98      07/31/98      07/31/98        07/31/98
----------------------------------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998...................     415,000         415,000        335,000       320,000       320,000         315,000
1999........................     410,000         410,000        330,000       315,000       315,000         310,000
2000........................     405,000         405,000        330,000       310,000       310,000         305,000
2001........................     400,000         400,000        325,000       305,000       305,000         300,000
2002........................     395,000         395,000        320,000       300,000       300,000         300,000
2003........................     395,000         395,000        320,000       295,000       295,000         295,000
2004........................     390,000         390,000        315,000       290,000       290,000         290,000
2005........................     385,000         385,000        310,000       285,000       285,000         285,000
2006........................     380,000         380,000        305,000       280,000       280,000         280,000
2007........................     375,000         375,000        305,000       275,000       275,000         280,000
2008........................     370,000         370,000        300,000       270,000       270,000         275,000
2009........................     365,000         365,000        295,000       265,000       265,000         270,000
2010........................     360,000         360,000        295,000       255,000       255,000         265,000
2011........................     355,000         355,000        290,000       250,000       250,000         265,000
2012........................     350,000         350,000        285,000       245,000       245,000         260,000
2013........................     345,000         345,000        280,000       235,000       235,000         255,000
2014........................     340,000         340,000        275,000       230,000       230,000         250,000
2015........................     335,000         335,000        275,000       220,000       220,000         245,000
2016........................     330,000         330,000        270,000       215,000       215,000         245,000
2017........................     325,000         325,000        265,000       205,000       205,000         240,000
2018........................     320,000         320,000        260,000       195,000       195,000         235,000
2019........................     315,000         315,000        255,000       190,000       190,000         230,000
2020........................     315,000         315,000        250,000       180,000       180,000         230,000
2021........................     310,000         310,000        250,000       175,000       175,000         225,000
2022........................     305,000         305,000        245,000       170,000       170,000         220,000
2023........................     300,000         300,000        240,000       165,000       165,000         215,000

                              VIRGIN EXPRESS/CHINA
                                   B-737-400
                                     28489
                                    11/1/96
                                    B-18671
----------------------------  --------------------
Base Value ($000,000).......           32.51
Newness.....................            1.21
Gross Wt ADJ................            0.68
Airframe Adjustment.........            0.28
Engine Adjustment...........           (0.00)
Landing Gear................            0.00
TCAS........................           (0.13)
Windshear...................           (0.13)
Total Adjustments...........            0.03
Adjusted Base Value.........           34.43
----------------------------------------------------------------------------------------------------------------------
Maintenance Data as of......        07/31/98
----------------------------------------------------------------------------------------------------------------------
Forecasted Lease Values
Year 1998...................         345,000
1999........................         340,000
2000........................         335,000
2001........................         330,000
2002........................         330,000
2003........................         325,000
2004........................         320,000
2005........................         315,000
2006........................         315,000
2007........................         310,000
2008........................         305,000
2009........................         300,000
2010........................         295,000
2011........................         295,000
2012........................         290,000
2013........................         285,000
2014........................         280,000
2015........................         275,000
2016........................         270,000
2017........................         265,000
2018........................         260,000
2019........................         255,000
2020........................         255,000
2021........................         250,000
2022........................         245,000
2023........................         240,000

A310-300 (S/N 448)

     Aircraft C-GYRA was delivered in February, 1988 and is awarded a 'newness' adjustment of $400,000. The Airframe is adjusted at a rate of $18.75 per hour -- for a positive adjustment of $150,000 for a recently completed maintenance check. The Engines are adjusted at a rate of $200 per hour for a cumulative 2814 hours variance from half-time of 6,000 hours. This is a positive adjustment of $560,000. A negative adjustment was made of $130,000 for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

A320-200 (S/N 210)

     Aircraft C-GQCA was delivered in July, 1991 and is awarded a 'newness' adjustment of $720,000. The Airframe is adjusted at a rate of $479 per day for a 1,161 day variance from half-time of 1,461 days. This is a negative adjustment of $560,000. The Engines are adjusted at a rate of $103 per hour for a cumulative 8,000 hours variance from half-time of 4,000 hours. This is a negative adjustment of $830,000. A negative adjustment was made of $260,000 for no TCAS and Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

A320-200 (S/N 221)

     Aircraft OY CNB was delivered in September, 1991 and is awarded a 'newness' adjustment of $950,000. The Airframe is adjusted at a rate of $479 per day for a 1,101 day variance from half-time of 1,461 days. This is a positive adjustment of $530,000. The Engines are adjusted at a rate of $103 per hour for a cumulative 8,000 hour variance from half-time of 4,000 hours. This is a negative adjustment of $830,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

A320-200 (S/N 222)

     Aircraft OY-CNC was delivered in October, 1991 and is awarded a 'newness' adjustment of $1,070,000. The Airframe is adjusted at a rate of $639 per day for a 756 day variance from half-time of 1,096 days. This is a positive adjustment of $480,000. The Engines are adjusted at a rate of $103 per hour for a cumulative 8,000 hour variance from half-time of 4,000 hours. This is a negative adjustment of $830,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

A320-200 (S/N 231)

     Aircraft C-FPWD was delivered in September, 1991 and is awarded a 'newness' adjustment of $950,000. The Airframe is adjusted at a rate of $426 per day for a 913 day variance from half-time of 1,644 days. This is a negative adjustment of $390,000. The Engines are adjusted at a rate of $103 per hour for a cumulative 7,513 hour variance from half-time of 4,000 hours. This is a negative adjustment of $770,000. A negative adjustment was made of $260,000 for no TCAS and Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

A320-200 (S/N 373)

     Aircraft N3O4ML was delivered in January, 1993. A positive adjustment was made of $250,000 for increased MTOW. Engines were assumed to be at half-time. A negative adjustment of $300,000 was made for C-Check Status -- less than half-time. A negative adjustment of $77,000 was made for landing gear status. APU was assumed to be at half-time.

A320-200 (S/N 737)

     Aircraft F-GRSG was delivered in November, 1997 and is awarded a 'newness' adjustment of $1,570,000. A positive adjustment was made of $460,000 for increased MTOW. A negative adjustment of

$130,000 was made for no Windshear. No current data was provided for the airframe, engines, landing gear and the APU, therefore it was assumed to be at half time.

A320-200 (S/N 749)

     Aircraft F-GRSH was delivered in September, 1997 and is awarded a 'newness' adjustment of $1,260,000. A positive adjustment was made of $460,000 for increased MTOW. A negative adjustment of $130,000 was made for no Windshear. No current data was provided for the airframe, engines, landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28740)

     Aircraft N335AW was delivered in June, 1998 and is awarded a 'newness' adjustment of $410,000. Due to its relatively new vintage no adjustments were made on this aircraft.

B737-300 (S/N 28333)

     Aircraft OO-VEB was delivered in August, 1996 and is awarded a 'newness' adjustment of $850,000. The Airframe is adjusted at a rate of $36 per day for a 5,964 hour variance from half-time of 11,200 hours. This is a positive adjustment of $210,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 344 hour variance from half-time of 4,000 hours. This is a positive adjustment of $30,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28548)

     Aircraft G-OAMS was delivered in December, 1997 and is awarded a 'newness' adjustment of $1,850,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28554)

     Aircraft G-ECAS was delivered in December, 1996 and is awarded a 'newness' adjustment of $1,600,000. The Airframe is adjusted at a rate of $33 per day for a 8,356 hour variance from half-time of 12,000 hours. This is a positive adjustment of $280,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 132 hour variance from half-time of 4,000 hours. This is a positive adjustment of $10,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28557)

     Aircraft G-SMDB was delivered in March, 1997 and is awarded a 'newness' adjustment of $310,000. The Airframe is adjusted at a rate of $33 per day for a 9,075 hour variance from half-time of 12,000 hours. This is a positive adjustment of $300,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 1,510 hour variance from half-time of 4,000 hours. This is a positive adjustment of $150,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28558)

     Aircraft G-OJTW was delivered in April, 1997 and is awarded a 'newness' adjustment of $460,000. The Airframe is adjusted at a rate of $33 per day for a 9,003 hour variance from half-time of 12,000 hours. This is a positive adjustment of $300,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 1,228 hour variance from half-time of 4,000 hours. This is a positive adjustment of $120,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28559)

     Aircraft PH-OZC was delivered in May, 1997 and is awarded a 'newness' adjustment of $620,000. The Airframe is adjusted at a rate of $36 per day for a 6,269 hour variance from half-time of 11,200 hours. This is a positive adjustment of $220,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 4,198 hour variance from half-time of 4,000 hours. This is a positive adjustment of $410,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28561)

     Aircraft B-2978 was delivered in June, 1997 and is awarded a 'newness' adjustment of $770,000. The Airframe is adjusted at a rate of $36 per day for a 10,745 hour variance from half-time of 11,200 hours. This is a positive adjustment of $380,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 6,728 hour variance from half-time of 4,000 hours. This is a positive adjustment of $650,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28562)

     Aircraft B-2979 was delivered in July, 1997 and is awarded a 'newness' adjustment of $930,000. The Airframe is adjusted at a rate of $36 per day for a 11,025 hour variance from half-time of 11,200 hours. This is a positive adjustment of $390,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 7,723 hour variance from half-time of 4,000 hours. This is a positive adjustment of $750,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28563)

     Aircraft N3O6FL was delivered in August, 1997 and is awarded a 'newness' adjustment of $1,080,000. The Airframe is adjusted at a rate of $36 per day for a 7,934 hour variance from half-time of 11,200 hours. This is a positive adjustment of $280,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 5,246 hour variance from half-time of 4,000 hours. This is a positive adjustment of $510,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-300 (S/N 28564)

     Aircraft PT-TEP was delivered in November, 1997 and is awarded a 'newness' adjustment of $1,540,000. The Airframe is adjusted at a rate of $36 per day for a 9,318 hour variance from half-time of 11,200 hours. This is a positive adjustment of $330,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 4,838 hour variance from half-time of 4,000 hours. This is a positive adjustment of $470,000. A negative adjustment of $130,000 was made for no Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-400 (S/N 28490)

     Aircraft serial number 28490 was delivered November, 1996 and is awarded a 'newness' adjustment of $1,210,000. The Airframe is adjusted at a rate of $50 per hour for a 5,375 hour variance from half-time of 20,000 hours. This is a positive adjustment of $270,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 152 hour variance from half-time of 4,000 hours. This is a negative adjustment of $10,000. A negative adjustment was made of $260,000 for no TCAS and Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-400 (S/N 28491)

     Aircraft serial number 28491 was delivered November, 1996 and is awarded a 'newness' adjustment of $1,210,000. The Airframe is adjusted at a rate of $50 per hour for a 5,375 hour variance from half-time of 20,000 hours. This is a positive adjustment of $270,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 152 hour variance from half-time of 4,000 hours. This is a negative adjustment of $10,000. A negative adjustment was made of $260,000 for no TCAS and Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-400 (S/N 25663)

     Aircraft VT-JAP was delivered new in November, 1992 and is awarded a 'newness' adjustment of $1,020,000. The Airframe is adjusted at a rate of $45 per hour for a 2,112 hour variance from half-time of 11,200 hours. This is a negative adjustment of $90,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 8,000 hour variance from half-time of 4,000 hours. This is a negative adjustment of $88,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-400 (S/N 28664)

     Aircraft VT-JAQ was delivered new in November, 1992 and is awarded a 'newness' adjustment of $1,020,000. The Airframe is adjusted at a rate of $63 per hour for a 4,989 hour variance from half-time of 8,000 hours. This is a negative adjustment of $310,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 8,000 hour variance from half-time of 4,000 hours. This is a negative adjustment of $780,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B737-400 (S/N 28489)

     Aircraft serial number 28489 was delivered in November, 1996 and is awarded a 'newness' adjustment of $1,210,000. The Airframe is adjusted at a rate of $50 per hour for a 5,653 hour variance from half-time of 10,000 hours. This is a positive adjustment of $280,000. The Engines are adjusted at a rate of $97 per hour for a cumulative 18 hour variance from half-time of 4,000 hours. There is no adjustment to the engines. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B767-200ER (S/N 23805)

     Aircraft PP-VNR was delivered in July, 1987 and is awarded a 'newness' adjustment of $920,000. The Airframe is adjusted at a rate of $208 per cycle for a 1,584 cycle variance from half-time of 1,500 cycles. This is a negative adjustment of $330,000. The Engines are adjusted at a rate of $170 per hour for a cumulative 7,125 hour variance from half-time of 5,000 hours. This is a positive adjustment of $1,210,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B767-200ER (S/N 23806)

     Aircraft PP-VNS was delivered in July, 1987 and is awarded a 'newness' adjustment of $920,000. The Airframe is adjusted at a rate of $208 per cycle for a 1,150 cycle variance from half-time of 1,500 cycles. This is a negative adjustment of $240,000. The Engines are adjusted at a rate of $170 per hour for a cumulative 6,553 hour variance from half-time of 5,000 hours. This is a positive adjustment of $1,150,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B767-300ER (S/N 25221)

     Aircraft G-BXOP was delivered in August, 1991. The Airframe is adjusted at a rate of $133.33 per cycle for a 509 cycle variance from half-time of 1,500 hours. This is a positive adjustment of $68,000. Plus an additional $584,000 for D Check. The engines are assumed to be at half-time. A positive adjustment for

$1,000,000 was made for increased MTOW. A positive adjustment was made of $44,000 for landing gear status. APU was assumed to be at half-time.

B767-300ER (S/N 25403)

     Aircraft CC-CEU was delivered in January, 1992. The Airframe is adjusted at a rate of $58.33 per hour for a 10,647 hour variance from half-time of 12,000 hours. This is a positive adjustment of $80,000. The Engines are adjusted at a rate of $170 per cycle for a cumulative 541 cycle variance from half-time of 5,000 cycles. There is an adjustment of $90,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

B767-300ER (S/N 29617)

     This aircraft will be delivered new in March of 1999. A newness adjustment was made of $540,000 to reflect delivery.

B767-300ER (S/N 30008)

     This aircraft will be delivered new in May of 1999. A newness adjustment was made of $900,000 to reflect delivery.

MD83 (S/N 49398)

     Aircraft EC-245 was delivered in November, 1986 and is awarded a 'newness' adjustment of $780,000. The Airframe is adjusted at a rate of $15 per hour for a 17,396 hour variance from half-time of 15,000 hours. This is a positive adjustment of $310,000. The Engines are adjusted at a rate of $103 per hour for a cumulative 8,000 hour variance from half-time of 4,000 hours. This is a negative adjustment of $830,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

MD83 (S/N 49791)

     Aircraft EC-CGV was delivered in October, 1989 and is awarded a 'newness' adjustment of $800,000. The Airframe is adjusted at a rate of $13 per hour for a 9,676 hour variance from half-time of 15,000 hours. This is a negative adjustment of $200,000. The Engines are adjusted at a rate of $69 per hour for a cumulative 8,000 hour variance from half-time of 4,000 hours. This is a negative adjustment of $830,000. A negative adjustment was made of $260,000 for no TCAS and Windshear. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

MD83 (S/N 53198)

     Aircraft SE-DLS was delivered in March, 1991 and is awarded a 'newness' adjustment of $200,000. The Airframe is adjusted at a rate of $12 per hour for a 8,598 hour variance from half-time of 15,000 hours. This is a negative adjustment of $240,000. The Engines are adjusted at a rate of $69 per hour for a cumulative 8,000 hour variance from half-time of 4,000 hours. This is a negative adjustment of $830,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

MD83 (S/N 53199)

     Aircraft SE-DLU was delivered in March, 1992 and is awarded a 'newness' adjustment of $210,000. The Airframe is adjusted at a rate of $28 per hour for a 4,823 hour variance from half-time of 15,000 hour days. This is a negative adjustment of $140,000. The Engines are adjusted at a rate of $69 per hour for a cumulative 7,511 hour variance from half-time of 4,000 hours. This is a negative adjustment of $770,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

DC1O-30 (S/N 46584)

     Aircraft N15069 was delivered in February, 1980 and is awarded a 'newness' adjustment of $180,000. The Airframe is adjusted at a rate of $94.70 per hour for a 307 hour variance from half-time of 2640 hour days. This is a negative adjustment of $29,000. The Engines are adjusted at a rate of $150 per hour for a cumulative 4932 hour variance from half-time of 4,000 hours. This is a negative adjustment of $740,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

DC10-30 (S/N 48292)

     Aircraft N87070 was delivered in February, 1982 and is awarded a 'newness' adjustment of $150,000. The Airframe is adjusted at a rate of $94.70 per hour for a 1824 hour variance from half-time of 2640 hour days. This is a positive adjustment of $170,000. The Engines are adjusted at a rate of $150 per hour for a cumulative 1956 hour variance from half-time of 4,000 hours. This is a negative adjustment of $290,000. No data was provided for the landing gear and the APU, therefore it was assumed to be at half time.

V. COVENANTS

     This report has been prepared for the exclusive use of Aircraft Finance Trust and shall not be provided to other parties by MBA without the express consent of Aircraft Finance Trust. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Fair Market Values and Lease Rates. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

     This report represents the opinion of MBA as to the Current Fair Market Values and Lease Rates of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Aircraft Finance Trust or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                   This report has been prepared by:

                                   /s/ BRYSON P. MONTELEONE
                                   ---------------------------------------------
                                   Bryson P. Monteleone
                                   Manager of Operations

                                   Reviewed by:

                                   /s/ MORTEN S. BEYER
                                   ---------------------------------------------
                                   Morten S. Beyer
                                   Chairman and CEO
                                   ISTAT Certified Senior Appraiser/Fellow

March 25, 1999

                                                                     APPENDIX 10



                  PERCENT OF INITIAL PRINCIPAL BALANCE OF THE


              INITIAL NOTES BASED ON THE MODIFIED ASSUMED CASE(1)



                                               CLASS        CLASS       CLASS      CLASS
PAYMENT DATE OCCURRING IN JUNE               A-1 NOTES    A-2 NOTES    B NOTES    C NOTES
------------------------------               ---------    ---------    -------    -------
1999.......................................   100.00%       98.24%      99.71%    100.00%
2000.......................................   100.00%       87.54%      98.65%    100.00%
2001.......................................   100.00%       77.28%      95.18%    100.00%
2002.......................................   100.00%       66.88%      94.07%     94.81%
2003.......................................   100.00%       60.20%      91.16%     78.67%
2004.......................................   100.00%       52.03%      83.28%     70.46%
2005.......................................     0.00%       40.20%      80.86%     65.71%
2006.......................................     0.00%       26.15%      80.84%     62.68%
2007.......................................     0.00%       11.90%      76.47%     61.59%
2008.......................................     0.00%        0.00%      64.49%     61.59%
2009.......................................     0.00%        0.00%      55.43%     61.59%
2010.......................................     0.00%        0.00%      47.37%     56.29%
2011.......................................     0.00%        0.00%      39.06%     52.69%
2012.......................................     0.00%        0.00%      31.95%     49.55%
2013.......................................     0.00%        0.00%      25.26%     44.93%
2014.......................................     0.00%        0.00%      21.47%     41.00%
2015.......................................     0.00%        0.00%      20.63%     36.31%
2016.......................................     0.00%        0.00%      14.48%     31.56%
2017.......................................     0.00%        0.00%       0.00%      0.00%
  Weighted Average Life....................      5.0          4.9        10.8       11.3



(1) Assumed Case as modified, as indicated on page 89.

     DECLINING BALANCES OF THE INITIAL NOTES AND ASSUMED COLLATERAL VALUE*


                       BASED ON THE MODIFIED ASSUMED CASE


                                  CLASS A1          CLASS A2           CLASS B           CLASS C           CLASS D
                                  --------          --------           -------           -------           -------
Closing                            512.50            400.00            126.50            106.00             64.00
Jun-99                             512.50            392.96            126.13            106.00             64.00
Jul-99                             512.50            388.05            125.81            106.00             64.00
Aug-99                             512.50            384.01            125.50            106.00             64.00
Sep-99                             512.50            379.35            125.18            106.00             64.00
Oct-99                             512.50            376.62            124.86            106.00             64.00
Nov-99                             512.50            375.18            124.80            106.00             64.00
Dec-99                             512.50            370.52            124.80            106.00             64.00
Jan-00                             512.50            367.56            124.80            106.00             64.00
Feb-00                             512.50            364.59            124.80            106.00             64.00
Mar-00                             512.50            360.47            124.79            106.00             64.00
Apr-00                             512.50            357.46            124.79            106.00             64.00
May-00                             512.50            353.83            124.79            106.00             64.00
Jun-00                             512.50            350.16            124.79            106.00             64.00
Jul-00                             512.50            346.56            124.62            106.00             64.00
Aug-00                             512.50            343.51            123.90            106.00             64.00
Sep-00                             512.50            340.82            122.80            106.00             64.00
Oct-00                             512.50            337.44            122.34            106.00             64.00
Nov-00                             512.50            334.26            121.75            106.00             64.00
Dec-00                             512.50            330.70            121.54            106.00             64.00
Jan-01                             512.50            327.48            121.08            106.00             64.00
Feb-01                             512.50            323.85            120.99            106.00             64.00
Mar-01                             512.50            320.62            120.40            106.00             64.00
Apr-01                             512.50            316.87            120.40            106.00             64.00
May-01                             512.50            313.01            120.40            106.00             64.00
Jun-01                             512.50            309.10            120.40            106.00             64.00
Jul-01                             512.50            305.22            120.27            106.00             64.00
Aug-01                             512.50            301.22            120.27            106.00             64.00
Sep-01                             512.50            297.64            119.81            106.00             64.00
Oct-01                             512.50            294.28            119.10            106.00             64.00
Nov-01                             512.50            290.27            119.10            106.00             64.00
Dec-01                             512.50            286.26            119.10            106.00             64.00
Jan-02                             512.50            282.26            119.10            106.00             64.00
Feb-02                             512.50            278.25            119.10            106.00             64.00
Mar-02                             512.50            274.12            119.10            106.00             64.00
Apr-02                             512.50            270.08            119.10            106.00             64.00
May-02                             512.50            268.38            119.01            103.69             63.94
Jun-02                             512.50            267.50            119.00            100.50             63.86
Jul-02                             512.50            265.85            118.99             98.17             63.66
Aug-02                             512.50            262.46            118.98             97.39             63.66
Sep-02                             512.50            261.85            117.66             95.55             63.26
Oct-02                             512.50            258.43            117.29             95.55             62.83
Nov-02                             512.50            256.66            117.15             93.89             62.28
Dec-02                             512.50            254.50            117.01             92.30             61.96
Jan-03                             512.50            251.08            116.87             91.89             61.76
Feb-03                             512.50            248.22            116.61             91.01             61.56
Mar-03                             512.50            246.57            116.23             88.97             61.25
Apr-03                             512.50            245.04            115.97             86.72             61.05
May-03                             512.50            242.79            115.70             85.16             60.73
Jun-03                             512.50            240.79            115.32             83.39             60.53
Jul-03                             512.50            238.70            114.93             81.62             60.33
Aug-03                             512.50            238.00            114.44             78.72             60.01
Sep-03                             512.50            237.48            113.14             76.30             59.81
Oct-03                             512.50            233.34            112.98             76.27             59.61
Nov-03                             512.50            231.65            110.45             76.27             59.40
Dec-03                             512.50            229.72            109.73             74.73             59.09
Jan-04                             512.50            226.41            108.79             74.70             58.88
Feb-04                             512.50            223.08            107.86             74.70             58.68
Mar-04                             512.50            219.52            106.92             74.70             58.47
Apr-04                             512.50            216.14            106.10             74.69             58.16
May-04                             512.50            212.18            105.72             74.69             58.06
Jun-04                             512.50            208.14            105.35             74.69             57.85
Jul-04                             512.50            203.97            104.97             74.69             57.64
Aug-04                             512.50            199.99            104.59             74.69             57.33
Sep-04                             512.50            196.34            104.21             74.23             57.12
Oct-04                             512.50            192.72            103.82             73.74             56.80
Nov-04                             512.50            188.95            103.44             73.36             56.59
Dec-04                             512.50            185.04            103.06             72.98             56.38
Jan-05                             512.50            181.02            102.67             72.82             56.17
Feb-05                             512.50            179.97            102.29             69.65             55.96
Mar-05                             512.50            174.95            102.29             69.65             55.75
Apr-05                             512.50            170.30            102.29             69.65             55.53
May-05                             512.50            165.50            102.29             69.65             55.32
Jun-05                             512.50            160.80            102.29             69.65             55.11
Jul-05                             512.50            156.23            102.29             69.38             54.89
Aug-05                             512.50            152.38            102.29             68.48             54.68
Sep-05                             512.50            148.00            102.26             68.10             54.46
Oct-05                             512.50            143.24            102.26             67.93             54.24
Nov-05                             512.50            138.41            102.26             67.93             54.03
Dec-05                             512.50            133.76            102.26             67.60             53.81
Jan-06                             512.50            129.25            102.26             67.22             53.59
Feb-06                             512.50            124.61            102.26             66.95             53.37
Mar-06                             512.50            119.49            102.26             66.67             53.25
Apr-06                             512.50            114.52            102.26             66.67             53.03
May-06                             512.50            109.40            102.26             66.67             52.81
Jun-06                             512.50            104.60            102.26             66.44             52.59
Jul-06                             512.50             99.91            102.26             65.96             52.37
Aug-06                             512.50             95.51            102.26             65.28             52.15
Sep-06                             512.50             90.29            102.26             65.28             52.02
Oct-06                             512.50             85.04            102.26             65.28             51.80
Nov-06                             512.50             80.91            101.21             65.28             51.57
Dec-06                             512.50             76.45            100.36             65.28             51.35
Jan-07                             512.50             71.91             99.58             65.28             51.22
Feb-07                             512.50             67.47             98.77             65.28             50.99
Mar-07                             512.50             62.26             98.36             65.28             50.76
Apr-07                             512.50             57.08             98.13             65.28             50.63
May-07                             512.50             52.29             97.47             65.28             50.40
Jun-07                             512.50             47.61             96.73             65.28             50.26
Jul-07                             512.50             42.94             95.94             65.28             50.03
Aug-07                             512.50             38.57             94.93             65.28             49.80
Sep-07                             512.50             34.30             93.74             65.28             49.66
Oct-07                             512.50             30.13             92.44             65.28             49.42
Nov-07                             512.50             25.78             91.28             65.28             49.28
Dec-07                             512.50             22.09             89.44             65.28             49.05
Jan-08                             512.50             17.40             88.58             65.28             48.90
Feb-08                             512.50             13.26             87.12             65.28             48.75
Mar-08                             512.50              8.77             85.90             65.28             48.52
Apr-08                             512.50              4.75             84.27             65.28             48.37
May-08                             512.50              0.55             82.89             65.28             48.13
Jun-08                             508.77              0.00             81.58             65.28             47.97
Jul-08                             504.14              0.00             80.50             65.28             47.82
Aug-08                             499.97              0.00             79.11             65.28             47.58
Sep-08                             495.01              0.00             78.39             65.28             47.42
Oct-08                             489.72              0.00             77.88             65.28             47.26
Nov-08                             484.98              0.00             76.94             65.28             47.11
Dec-08                             480.08              0.00             76.04             65.28             46.95
Jan-09                             476.15              0.00             74.32             65.28             46.70
Feb-09                             471.53              0.00             73.16             65.28             46.53
Mar-09                             466.34              0.00             72.29             65.28             46.37
Apr-09                             460.99              0.00             71.84             65.28             46.20
May-09                             455.84              0.00             71.12             65.28             46.03
Jun-09                             451.04              0.00             70.12             65.28             45.86
Jul-09                             446.27              0.00             68.99             65.28             45.69
Aug-09                             441.59              0.00             68.07             65.03             45.52
Sep-09                             436.44              0.00             67.95             64.41             45.34
Oct-09                             431.97              0.00             67.01             63.88             45.17
Nov-09                             426.86              0.00             67.00             63.10             44.99
Dec-09                             421.53              0.00             66.86             62.57             44.81
Jan-10                             416.31              0.00             66.57             62.04             44.71
Feb-10                             413.20              0.00             64.21             61.51             44.52
Mar-10                             405.98              0.00             60.96             61.14             44.37
Apr-10                             401.14              0.00             60.66             60.63             44.18
May-10                             396.16              0.00             60.44             60.19             44.00
Jun-10                             391.60              0.00             59.92             59.67             43.81
Jul-10                             388.14              0.00             58.04             59.23             43.71
Aug-10                             382.85              0.00             58.04             58.87             43.52
Sep-10                             377.68              0.00             58.04             58.35             43.32
Oct-10                             373.10              0.00             57.35             57.76             43.21
Nov-10                             368.87              0.00             55.89             57.70             43.01
Dec-10                             364.73              0.00             54.18             57.64             42.89
Jan-11                             360.08              0.00             53.15             57.50             42.69
Feb-11                             355.98              0.00             51.71             57.13             42.57
Mar-11                             350.64              0.00             51.21             56.83             42.44
Apr-11                             345.49              0.00             50.84             56.46             42.23
May-11                             340.58              0.00             49.91             56.23             42.10
Jun-11                             335.41              0.00             49.41             55.85             41.96
Jul-11                             330.06              0.00             49.09             55.40             41.82
Aug-11                             325.45              0.00             48.18             54.88             41.61
Sep-11                             320.17              0.00             47.63             54.58             41.47
Oct-11                             315.06              0.00             47.20             54.06             41.32
Nov-11                             310.20              0.00             45.89             54.06             41.31
Dec-11                             301.10              0.00             45.36             53.53             41.31
Jan-12                             295.57              0.00             44.84             53.43             41.30
Feb-12                             290.76              0.00             43.65             53.32             41.22
Mar-12                             280.96              0.00             42.53             53.12             41.07
Apr-12                             275.72              0.00             42.02             52.82             40.98
May-12                             271.17              0.00             40.54             52.77             40.81
Jun-12                             265.47              0.00             40.42             52.52             40.65
Jul-12                             260.48              0.00             39.53             52.27             40.48
Aug-12                             242.62              0.00             39.12             50.70             40.34
Sep-12                             238.12              0.00             37.87             50.53             40.19
Oct-12                             232.91              0.00             37.38             50.24             40.09
Nov-12                             228.17              0.00             36.35             50.24             39.94
Dec-12                             222.93              0.00             36.05             49.96             39.77
Jan-13                             218.82              0.00             34.56             49.72             39.61
Feb-13                             214.51              0.00             33.20             49.48             39.50
Mar-13                             203.41              0.00             32.83             48.49             39.35
Apr-13                             198.12              0.00             32.61             48.20             39.19
May-13                             193.06              0.00             32.12             47.91             39.08
Jun-13                             187.82              0.00             31.95             47.62             38.91
Jul-13                             182.98              0.00             31.27             47.33             38.80
Aug-13                             178.53              0.00             30.43             46.86             38.62
Sep-13                             173.27              0.00             30.14             46.57             38.50
Oct-13                             168.23              0.00             29.63             46.21             38.38
Nov-13                             162.97              0.00             29.40             45.80             38.25
Dec-13                             157.54              0.00             29.28             45.45             38.07
Jan-14                             152.07              0.00             29.09             45.15             37.93
Feb-14                             146.82              0.00             28.65             44.84             37.80
Mar-14                             141.58              0.00             28.21             44.38             37.71
Apr-14                             136.19              0.00             28.00             44.07             37.57
May-14                             131.45              0.00             27.16             43.76             37.42
Jun-14                             125.98              0.00             27.16             43.46             37.27
Jul-14                             121.62              0.00             26.10             43.04             37.17
Aug-14                             116.28              0.00             26.10             42.62             37.01
Sep-14                             110.81              0.00             26.10             42.26             36.90
Oct-14                             101.53              0.00             26.10             41.91             36.74
Nov-14                              96.56              0.00             26.10             41.10             36.63
Dec-14                              91.26              0.00             26.10             40.64             36.51
Jan-15                              85.86              0.00             26.10             40.29             36.39
Feb-15                              80.48              0.00             26.10             39.88             36.26
Mar-15                              74.99              0.00             26.10             39.52             36.13
Apr-15                              69.56              0.00             26.10             39.16             35.99
May-15                              64.46              0.00             26.10             38.76             35.85
Jun-15                              59.14              0.00             26.10             38.49             35.76
Jul-15                              53.99              0.00             26.10             38.08             35.61
Aug-15                              48.77              0.00             26.10             37.67             35.50
Sep-15                              43.57              0.00             26.10             37.31             35.34
Oct-15                              38.30              0.00             26.10             36.95             35.22
Nov-15                              33.06              0.00             26.10             36.58             35.10
Dec-15                              27.80              0.00             26.10             36.17             35.01
Jan-16                              22.47              0.00             26.10             35.85             34.88
Feb-16                              17.50              0.00             25.80             35.44             34.74
Mar-16                              12.56              0.00             25.36             35.07             34.64
Apr-16                               7.59              0.00             24.97             34.66             34.53
May-16                               0.00              0.00             23.23             34.28             34.40
Jun-16                               0.00              0.00             18.31             33.46             34.28
Jul-16                               0.00              0.00             13.00             33.01             34.16
Aug-16                               0.00              0.00              0.00             25.31             34.04
Sep-16                               0.00              0.00              0.00             19.77             33.92
Oct-16                               0.00              0.00              0.00              5.01             33.81
Nov-16                               0.00              0.00              0.00              0.00             28.76
Dec-16                               0.00              0.00              0.00              0.00             23.57
Jan-17                               0.00              0.00              0.00              0.00              0.00
Feb-17                               0.00              0.00              0.00              0.00              0.00
Mar-17                               0.00              0.00              0.00              0.00              0.00
Apr-17                               0.00              0.00              0.00              0.00              0.00
May-17                               0.00              0.00              0.00              0.00              0.00
Jun-17                               0.00              0.00              0.00              0.00              0.00
Jul-17                               0.00              0.00              0.00              0.00              0.00
Aug-17                               0.00              0.00              0.00              0.00              0.00
Sep-17                               0.00              0.00              0.00              0.00              0.00
Oct-17                               0.00              0.00              0.00              0.00              0.00
Nov-17                               0.00              0.00              0.00              0.00              0.00
Dec-17                               0.00              0.00              0.00              0.00              0.00
Jan-18                               0.00              0.00              0.00              0.00              0.00
Feb-18                               0.00              0.00              0.00              0.00              0.00
Mar-18                               0.00              0.00              0.00              0.00              0.00
Apr-18                               0.00              0.00              0.00              0.00              0.00
May-18                               0.00              0.00              0.00              0.00              0.00
Jun-18                               0.00              0.00              0.00              0.00              0.00
Jul-18                               0.00              0.00              0.00              0.00              0.00
Aug-18                               0.00              0.00              0.00              0.00              0.00
Sep-18                               0.00              0.00              0.00              0.00              0.00
Oct-18                               0.00              0.00              0.00              0.00              0.00
Nov-18                               0.00              0.00              0.00              0.00              0.00
Dec-18                               0.00              0.00              0.00              0.00              0.00
Jan-19                               0.00              0.00              0.00              0.00              0.00
Feb-19                               0.00              0.00              0.00              0.00              0.00
Mar-19                               0.00              0.00              0.00              0.00              0.00
Apr-19                               0.00              0.00              0.00              0.00              0.00
May-19                               0.00              0.00              0.00              0.00              0.00
Jun-19                               0.00              0.00              0.00              0.00              0.00
Jul-19                               0.00              0.00              0.00              0.00              0.00
Aug-19                               0.00              0.00              0.00              0.00              0.00
Sep-19                               0.00              0.00              0.00              0.00              0.00
Oct-19                               0.00              0.00              0.00              0.00              0.00
Nov-19                               0.00              0.00              0.00              0.00              0.00
Dec-19                               0.00              0.00              0.00              0.00              0.00
Jan-20                               0.00              0.00              0.00              0.00              0.00
Feb-20                               0.00              0.00              0.00              0.00              0.00
Mar-20                               0.00              0.00              0.00              0.00              0.00
Apr-20                               0.00              0.00              0.00              0.00              0.00
May-20                               0.00              0.00              0.00              0.00              0.00
Jun-20                               0.00              0.00              0.00              0.00              0.00
Jul-20                               0.00              0.00              0.00              0.00              0.00
Aug-20                               0.00              0.00              0.00              0.00              0.00
Sep-20                               0.00              0.00              0.00              0.00              0.00
Oct-20                               0.00              0.00              0.00              0.00              0.00
Nov-20                               0.00              0.00              0.00              0.00              0.00
Dec-20                               0.00              0.00              0.00              0.00              0.00
Jan-21                               0.00              0.00              0.00              0.00              0.00
Feb-21                               0.00              0.00              0.00              0.00              0.00
Mar-21                               0.00              0.00              0.00              0.00              0.00
Apr-21                               0.00              0.00              0.00              0.00              0.00
May-21                               0.00              0.00              0.00              0.00              0.00
Jun-21                               0.00              0.00              0.00              0.00              0.00
Jul-21                               0.00              0.00              0.00              0.00              0.00
Aug-21                               0.00              0.00              0.00              0.00              0.00
Sep-21                               0.00              0.00              0.00              0.00              0.00
Oct-21                               0.00              0.00              0.00              0.00              0.00
Nov-21                               0.00              0.00              0.00              0.00              0.00
Dec-21                               0.00              0.00              0.00              0.00              0.00
Jan-22                               0.00              0.00              0.00              0.00              0.00
Feb-22                               0.00              0.00              0.00              0.00              0.00
Mar-22                               0.00              0.00              0.00              0.00              0.00
Apr-22                               0.00              0.00              0.00              0.00              0.00
May-22                               0.00              0.00              0.00              0.00              0.00
Jun-22                               0.00              0.00              0.00              0.00              0.00
Jul-22                               0.00              0.00              0.00              0.00              0.00
Aug-22                               0.00              0.00              0.00              0.00              0.00
Sep-22                               0.00              0.00              0.00              0.00              0.00
Oct-22                               0.00              0.00              0.00              0.00              0.00
Nov-22                               0.00              0.00              0.00              0.00              0.00
Dec-22                               0.00              0.00              0.00              0.00              0.00
Jan-23                               0.00              0.00              0.00              0.00              0.00
Feb-23                               0.00              0.00              0.00              0.00              0.00
Mar-23                               0.00              0.00              0.00              0.00              0.00
Apr-23                               0.00              0.00              0.00              0.00              0.00
May-23                               0.00              0.00              0.00              0.00              0.00
Jun-23                               0.00              0.00              0.00              0.00              0.00
Jul-23                               0.00              0.00              0.00              0.00              0.00
Aug-23                               0.00              0.00              0.00              0.00              0.00
Sep-23                               0.00              0.00              0.00              0.00              0.00
Oct-23                               0.00              0.00              0.00              0.00              0.00
Nov-23                               0.00              0.00              0.00              0.00              0.00
Dec-23                               0.00              0.00              0.00              0.00              0.00
Jan-24                               0.00              0.00              0.00              0.00              0.00
Feb-24                               0.00              0.00              0.00              0.00              0.00
Mar-24                               0.00              0.00              0.00              0.00              0.00
Apr-24                               0.00              0.00              0.00              0.00              0.00
May-24                               0.00              0.00              0.00              0.00              0.00

                                   ASSUMED
                               COLLATERAL VALUE
                               ----------------
Closing                             165.64
Jun-99                              169.76
Jul-99                              171.68
Aug-99                              172.71
Sep-99                              174.36
Oct-99                              174.07
Nov-99                              172.22
Dec-99                              173.52
Jan-00                              173.10
Feb-00                              172.70
Mar-00                              173.43
Apr-00                              173.04
May-00                              173.26
Jun-00                              173.50
Jul-00                              173.85
Aug-00                              174.17
Sep-00                              174.50
Oct-00                              174.88
Nov-00                              175.17
Dec-00                              175.45
Jan-01                              175.65
Feb-01                              175.85
Mar-01                              176.15
Apr-01                              176.38
May-01                              176.70
Jun-01                              177.05
Jul-01                              177.51
Aug-01                              177.95
Sep-01                              178.39
Oct-01                              178.88
Nov-01                              179.28
Dec-01                              179.67
Jan-02                              180.05
Feb-02                              180.43
Mar-02                              180.91
Apr-02                              181.29
May-02                              181.78
Jun-02                              182.25
Jul-02                              182.75
Aug-02                              183.24
Sep-02                              183.69
Oct-02                              184.19
Nov-02                              184.58
Dec-02                              185.03
Jan-03                              185.45
Feb-03                              185.88
Mar-03                              186.47
Apr-03                              186.93
May-03                              187.52
Jun-03                              188.07
Jul-03                              188.68
Aug-03                              189.26
Sep-03                              189.86
Oct-03                              190.53
Nov-03                              191.08
Dec-03                              191.71
Jan-04                              192.30
Feb-04                              192.87
Mar-04                              193.65
Apr-04                              194.25
May-04                              194.75
Jun-04                              195.42
Jul-04                              196.21
Aug-04                              196.92
Sep-04                              197.64
Oct-04                              198.45
Nov-04                              199.18
Dec-04                              200.05
Jan-05                              200.81
Feb-05                              201.57
Mar-05                              202.74
Apr-05                              203.55
May-05                              204.48
Jun-05                              205.30
Jul-05                              206.27
Aug-05                              207.12
Sep-05                              207.99
Oct-05                              209.00
Nov-05                              209.90
Dec-05                              210.94
Jan-06                              211.87
Feb-06                              212.82
Mar-06                              214.14
Apr-06                              215.13
May-06                              216.24
Jun-06                              217.26
Jul-06                              218.41
Aug-06                              219.46
Sep-06                              220.53
Oct-06                              221.73
Nov-06                              222.83
Dec-06                              224.06
Jan-07                              225.20
Feb-07                              226.35
Mar-07                              227.85
Apr-07                              229.04
May-07                              230.36
Jun-07                              231.53
Jul-07                              232.83
Aug-07                              234.05
Sep-07                              235.23
Oct-07                              236.51
Nov-07                              237.71
Dec-07                              239.02
Jan-08                              240.26
Feb-08                              241.52
Mar-08                              242.99
Apr-08                              244.28
May-08                              245.59
Jun-08                              246.80
Jul-08                              248.12
Aug-08                              249.37
Sep-08                              250.64
Oct-08                              252.02
Nov-08                              253.26
Dec-08                              254.62
Jan-09                              255.91
Feb-09                              257.22
Mar-09                              258.80
Apr-09                              260.11
May-09                              261.48
Jun-09                              262.76
Jul-09                              264.14
Aug-09                              265.46
Sep-09                              266.80
Oct-09                              268.19
Nov-09                              269.52
Dec-09                              270.94
Jan-10                              272.31
Feb-10                              273.70
Mar-10                              274.65
Apr-10                              275.81
May-10                              276.94
Jun-10                              278.01
Jul-10                              279.17
Aug-10                              280.28
Sep-10                              281.41
Oct-10                              282.63
Nov-10                              283.79
Dec-10                              285.05
Jan-11                              286.26
Feb-11                              287.49
Mar-11                              288.92
Apr-11                              290.19
May-11                              291.54
Jun-11                              292.85
Jul-11                              294.24
Aug-11                              295.59
Sep-11                              296.96
Oct-11                              298.25
Nov-11                              299.50
Dec-11                              300.51
Jan-12                              301.84
Feb-12                              303.19
Mar-12                              304.24
Apr-12                              305.65
May-12                              307.13
Jun-12                              308.59
Jul-12                              310.11
Aug-12                              310.55
Sep-12                              312.25
Oct-12                              313.95
Nov-12                              315.49
Dec-12                              317.08
Jan-13                              318.65
Feb-13                              320.25
Mar-13                              321.45
Apr-13                              323.17
May-13                              324.86
Jun-13                              326.46
Jul-13                              328.11
Aug-13                              329.75
Sep-13                              331.42
Oct-13                              333.13
Nov-13                              334.83
Dec-13                              336.58
Jan-14                              338.33
Feb-14                              340.10
Mar-14                              341.96
Apr-14                              343.63
May-14                              345.26
Jun-14                              346.79
Jul-14                              348.30
Aug-14                              349.78
Sep-14                              351.29
Oct-14                              352.49
Nov-14                              354.05
Dec-14                              355.56
Jan-15                              357.07
Feb-15                              358.61
Mar-15                              360.20
Apr-15                              361.72
May-15                              362.96
Jun-15                              364.21
Jul-15                              365.49
Aug-15                              366.78
Sep-15                              368.03
Oct-15                              369.32
Nov-15                              370.56
Dec-15                              371.82
Jan-16                              373.10
Feb-16                              374.40
Mar-16                              375.72
Apr-16                              377.06
May-16                              378.09
Jun-16                              379.50
Jul-16                              380.93
Aug-16                              381.19
Sep-16                              382.85
Oct-16                              383.50
Nov-16                              384.64
Dec-16                              386.26
Jan-17                              377.83
Feb-17                              339.20
Mar-17                              335.94
Apr-17                              328.43
May-17                              325.28
Jun-17                              322.13
Jul-17                              318.96
Aug-17                              315.79
Sep-17                              312.61
Oct-17                              309.42
Nov-17                              306.22
Dec-17                              293.92
Jan-18                              290.98
Feb-18                              282.81
Mar-18                              280.01
Apr-18                              277.20
May-18                              274.38
Jun-18                              271.55
Jul-18                              268.71
Aug-18                              265.87
Sep-18                              263.02
Oct-18                              260.17
Nov-18                              257.30
Dec-18                              254.43
Jan-19                              251.55
Feb-19                              248.66
Mar-19                              245.77
Apr-19                              242.87
May-19                              239.96
Jun-19                              237.04
Jul-19                              234.11
Aug-19                              231.18
Sep-19                              228.24
Oct-19                              225.29
Nov-19                              222.34
Dec-19                              219.37
Jan-20                              216.40
Feb-20                              213.42
Mar-20                              210.44
Apr-20                              207.44
May-20                              204.44
Jun-20                              201.43
Jul-20                              198.41
Aug-20                              195.39
Sep-20                              192.35
Oct-20                              189.31
Nov-20                              186.26
Dec-20                              183.21
Jan-21                              180.14
Feb-21                              177.07
Mar-21                              173.99
Apr-21                              170.90
May-21                              167.81
Jun-21                              164.70
Jul-21                              161.59
Aug-21                              158.47
Sep-21                              150.29
Oct-21                              147.30
Nov-21                              144.31
Dec-21                              125.62
Jan-22                              118.12
Feb-22                              115.72
Mar-22                              113.31
Apr-22                              105.73
May-22                               98.31
Jun-22                               91.04
Jul-22                               83.93
Aug-22                               76.97
Sep-22                               70.13
Oct-22                               56.67
Nov-22                               55.49
Dec-22                               49.14
Jan-23                               42.99
Feb-23                               42.11
Mar-23                               41.23
Apr-23                               40.35
May-23                               39.46
Jun-23                               38.57
Jul-23                               32.44
Aug-23                               31.71
Sep-23                               30.97
Oct-23                               30.23
Nov-23                               29.49
Dec-23                               28.74
Jan-24                               28.00
Feb-24                               27.25
Mar-24                               26.50
Apr-24                               13.06
May-24                                0.00


* "COLLATERAL VALUE" IS THE SUM OF (1) THE DEPRECIATION FACTOR FOR EACH AIRCRAFT AT THAT TIME MULTIPLIED BY THE INITIAL APPRAISED VALUE OF THAT AIRCRAFT AND
  (2) CASH RESERVES EQUAL TO THE AMOUNT OF CASH RESERVES ASSUMED TO EXIST BASED ON THE ASSUMED CASE.

        PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE INITIAL NOTES


        BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE


CORRESPONDS TO THE MODIFIED ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR STATED.



                                                            YEAR 0    YEAR 3    YEAR 6    YEAR 10
                                                            ------    ------    ------    -------
Class A Notes.............................................   62.8%     62.7%     62.0%     57.9%
Class B Notes.............................................   71.0%     71.0%     70.5%     63.4%
Class C Notes.............................................   79.1%     78.0%     76.0%     69.8%



      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES


        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 3


                       BASED ON THE MODIFIED ASSUMED CASE



                                                        PERMANENT CHANGE IN GROSS REVENUE
                                       -------------------------------------------------------------------
                                           10%           0%            8%           -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes......................   5.0   5.0     5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes......................   6.7   3.8     7.9    4.3    9.1    4.9   10.1    5.6   10.1    5.7
Class B Notes........................  12.9   9.4    14.9    9.8   17.3   10.8   19.2   11.6   19.2   12.0
Class C Notes........................  13.2   9.3    15.1    9.9   17.5   11.3   22.4   13.1   23.4   14.1



                          YIELDS ON THE INITIAL NOTES


        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 3


                       BASED ON THE MODIFIED ASSUMED CASE



                                                         PERMANENT CHANGE IN GROSS REVENUE
                                                        ------------------------------------
                  REVENUE REDUCTION                     10%      0%     -8%     -15%    -20%
                  -----------------                     ----    ----    ----    ----    ----
Class A-1 Notes.......................................   6.4%    6.4%   6.4%    6.4%    6.4%
Class A-2 Notes.......................................   6.4%    6.4%   6.4%    6.4%    6.4%
Class B Notes.........................................   7.1%    7.1%   7.1%    7.1%    7.1%
Class C Notes.........................................   8.0%    8.0%   8.0%    8.0%    8.0%



      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES


        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 6


                       BASED ON THE MODIFIED ASSUMED CASE



                                                        PERMANENT CHANGE IN GROSS REVENUE
                                       -------------------------------------------------------------------
                                           10%           0%            8%           -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes......................   5.0   5.0     5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes......................   7.9   4.5     8.6    4.7    9.1    4.9   10.2    5.1   10.2    5.3
Class B Notes........................  13.9   9.7    15.5    9.9   17.3   10.8   18.8   11.6   19.2   11.6
Class C Notes........................  14.1   9.6    15.8   10.1   17.5   11.3   19.4   11.7   23.4   13.8

                          YIELDS ON THE INITIAL NOTES


        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 6


                       BASED ON THE MODIFIED ASSUMED CASE



                                                         PERMANENT CHANGE IN GROSS REVENUE
                                                        ------------------------------------
                                                        10%      0%     -8%     -15%    -20%
                                                        ----    ----    ----    ----    ----
Class A-1 Notes.......................................   6.4%    6.4%   6.4%    6.4%    6.4%
Class A-2 Notes.......................................   6.4%    6.4%   6.4%    6.4%    6.4%
Class B Notes.........................................   7.1%    7.1%   7.1%    7.1%    7.1%
Class C Notes.........................................   8.0%    8.0%   8.0%    8.0%    8.0%



      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES


        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 9


                       BASED ON THE MODIFIED ASSUMED CASE



                                                        PERMANENT CHANGE IN GROSS REVENUE
                                       -------------------------------------------------------------------
                                           10%           0%            8%           -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes......................   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes......................   9.0    4.9    9.1    4.9    9.1    4.9   10.1    4.9   10.1    4.9
Class B Notes........................  14.9   10.0   16.2   10.1   17.3   10.8   18.8   11.6   19.2   11.6
Class C Notes........................  15.2    9.9   16.4   10.2   17.5   11.3   19.4   11.7   21.4   12.1



                          YIELDS ON THE INITIAL NOTES


        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 9


                       BASED ON THE MODIFIED ASSUMED CASE



                                                           PERMANENT CHANGE IN GROSS REVENUE
                                                           ---------------------------------
                                                           10%    0%     -8%    -15%    -20%
                                                           ---    ---    ---    ----    ----
Class A-1 Notes..........................................  6.4%   6.4%   6.4%   6.4%    6.4%
Class A-2 Notes..........................................  6.4%   6.4%   6.4%   6.4%    6.4%
Class B Notes............................................  7.1%   7.1%   7.1%   7.1%    7.1%
Class C Notes............................................  8.0%   8.0%   8.0%   8.0%    8.0%

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES


       ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE BEGINNING IN YEAR 1


                       BASED ON THE MODIFIED ASSUMED CASE



                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                                  -----------------------------------------------------
                                                     100%           90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes.................................   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes.................................   9.1    4.9    8.9    4.8    8.9    4.8    8.9    4.8
Class B Notes...................................  17.3   10.8   17.3   11.5   17.3   11.5   17.3   11.5
Class C Notes...................................  17.5   11.3   17.5   11.3   17.5   11.3   17.5   11.3



      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES


       ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE BEGINNING IN YEAR 5


                       BASED ON THE MODIFIED ASSUMED CASE



                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                                  -----------------------------------------------------
                                                     100%           90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP.   AVG.   EXP.   AVG.   EXP.   AVG.   EXP.   AVG.
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Class A-1 Notes.................................   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class A-2 Notes.................................   9.1    4.9    8.9    4.9    8.9    4.9    8.9    4.9
Class B Notes...................................  17.3   10.8   17.3   11.4   17.3   11.4   17.3   11.4
Class C Notes...................................  17.5   11.3   17.5   11.3   17.5   11.3   17.5   11.3



     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B


  NOTES ASSUMING A RECESSION LASTING THREE YEARS BASED ON THE MODIFIED ASSUMED
                                      CASE



Decline in Gross Revenue............         0.0%          8.0%         10.0%         20.0%
                                      -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Value.......       100.0%        100.0%         90.0%         80.0%
                                      -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR:                     EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
        --                            ----   ----   ----   ----   ----   ----   ----   ----
         1                            16.7   10.0   17.3   10.8   17.4   11.4   18.8   11.6
         3                            16.8   10.0   17.3   10.8   17.4   11.4   18.6   11.6
         5                            16.9   10.0   17.3   10.8   17.4   11.3   18.4   11.5
        10                            17.0   10.3   17.3   10.8   17.4   11.3   17.9   11.4

     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B


NOTES ASSUMING A RECESSION LASTING FIVE YEARS BASED ON THE MODIFIED ASSUMED CASE



Decline in Gross Revenue............         0.0%          8.0%         10.0%         20.0%
                                      -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Value.......       100.0%        100.0%         90.0%         80.0%
                                      -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF YEAR:                     EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
        --                            ----   ----   ----   ----   ----   ----   ----   ----
         1                            16.1   10.0   17.3   10.8   17.5   11.5   19.2   11.7
         3                            16.3   10.0   17.3   10.8   17.5   11.4   18.8   11.6
         5                            16.4   10.0   17.3   10.8   17.4   11.4   18.8   11.6
        10                            17.0   10.3   17.3   10.8   17.4   11.4   18.4   11.5



     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C


  NOTES ASSUMING A RECESSION LASTING THREE YEARS BASED ON THE MODIFIED ASSUMED
                                      CASE



Decline in Gross Revenue.........
                                          0.0%          8.0%         10.0%         20.0%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Value....       100.0%        100.0%         90.0%         80.0%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF
  YEAR:                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1                          16.9   10.3   17.5   11.3   17.8   11.3   19.3   11.7
        3                          17.0   10.3   17.5   11.3   17.8   11.3   18.9   11.6
        5                          17.1   10.3   17.5   11.3   17.8   11.3   18.7   11.6
       10                          17.3   10.5   17.5   11.3   17.7   11.3   18.4   11.4



     EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C


NOTES ASSUMING A RECESSION LASTING FIVE YEARS BASED ON THE MODIFIED ASSUMED CASE



Decline in Gross Revenue.........
                                          0.0%          8.0%         10.0%         20.0%
                                   -----------   -----------   -----------   -----------
Adjusted Portfolio Value as a
  Percentage of Assumed Value....       100.0%        100.0%         90.0%         80.0%
                                   -----------   -----------   -----------   -----------
RECESSION BEGINS
AT START OF
  YEAR:                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
       --                          ----   ----   ----   ----   ----   ----   ----   ----
        1                          16.4   10.2   17.5   11.3   17.9   11.3   20.6   12.0
        3                          16.6   10.2   17.5   11.3   17.8   11.3   19.4   11.8
        5                          16.8   10.3   17.5   11.3   17.8   11.3   19.4   11.8
       10                          17.2   10.4   17.5   11.3   17.8   11.3   18.8   11.6

------------------------------------------------------
------------------------------------------------------

     AIRCRAFT FINANCE HAS NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER MADE BY THIS PROSPECTUS AND YOU MUST NOT RELY ON ANY SUCH INFORMATION OR REPRESENTATIONS AS HAVING BEEN AUTHORIZED BY AIRCRAFT FINANCE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AIRCRAFT FINANCE SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN SOLICITATION.

                           -------------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL                , 1999, ALL BROKER DEALERS THAT EFFECT TRANSACTIONS IN
THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE BROKER-DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                 $1,145,000,000
                             AIRCRAFT FINANCE TRUST
                           -------------------------
                                   PROSPECTUS
                           -------------------------
                               OFFER TO EXCHANGE
                      CLASS A-1 FLOATING RATE ASSET BACKED
                             NOTES, SERIES 1999-1,
                      CLASS A-2 FLOATING RATE ASSET BACKED
                             NOTES, SERIES 1999-1,
                       CLASS B FLOATING RATE ASSET BACKED
                              NOTES, SERIES 1999-1
                                      AND
                        CLASS C FIXED RATE ASSET BACKED
                              NOTES, SERIES 1999-1

                                            , 1999

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Amended and Restated Trust Agreement (the "Trust Agreement") of Aircraft Finance Trust dated as of May 4, 1999 provides that Aircraft Finance Trust will indemnify, to the fullest extent permitted by Delaware law, each trustee (and the officers, directors, employees, heirs, executors or administrators of each trustee) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of Aircraft Finance Trust to procure a judgment in its favor by reason of the fact that such person is or was a trustee of Aircraft Finance Trust or is or was serving at the request of Aircraft Finance Trust as a trustee, director or officer of another trust, corporation, partnership, joint venture or other enterprise. Aircraft Finance Trust also agreed to indemnify, to the fullest extent permitted by Delaware law, each trustee of Aircraft Finance Trust from any and all losses, liabilities or expenses that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to their performance under the Trust Agreement.

ITEM 21.  EXHIBITS

     (a) Exhibits

     The following is a list of exhibits to this Registration Statement:


EXHIBIT
  NO.
-------
  3.1     Certificate of Trust of Aircraft Finance Trust.*
  3.2     Amended and Restated Trust Agreement of Aircraft Finance
          Trust dated as of May 4, 1999.*
  4.1     Indenture dated as of May 5, 1999 between Aircraft Finance
          Trust, Resource/Phoenix, Inc. and Bankers Trust Company.*
  4.2     Form of Global Note (included in Exhibit 4.1).*
  4.4     Registration Rights Agreement dated as of May 5, 1999
          between Aircraft Finance Trust and Lehman Brothers Inc.*
  5.1     Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the
          legality of the securities being registered hereby.*
  5.2     Opinion of Morris, James, Hitchens & Williams as to the
          legality of the securities being registered hereby.*
  8.      Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain
          U.S. Federal income tax matters (included in Exhibit 5.1).*
 10.1     Master Aircraft Purchase Agreement, dated as of May 5, 1999 among General Electric Capital Corporation, Aircraft Finance
          Trust, the Sellers listed on Annex A thereto and AFT
          Trust-Sub I.*
 10.2     Security Trust Agreement dated as of May 5, 1999 between
          Aircraft Finance Trust, Bankers Trust Company, AFT Trust-Sub
          I and Aircraft Finance Trust Ireland, Limited.*
 10.3     Servicing Agreement dated as of May 5, 1999 among GE Capital
          Aviation Services, Limited and Aircraft Finance Trust.*

EXHIBIT
  NO.
-------
 10.4     Administrative Agency Agreement dated as of May 5, 1999
          between Bankers Trust Company, Aircraft Finance Trust,
          ReSource/Phoenix, Inc., AFT Trust-Sub I and Aircraft Finance
          Trust Ireland, Limited.*
 10.5     Reference Agency Agreement dated as of May 5, 1999 between
          Bankers Trust Company, Aircraft Finance Trust and
          ReSource/Phoenix, Inc.*
 10.6     Master Swap Agreement and Schedule dated as of May 5, 1999 between Aircraft Finance Trust and Lehman Brothers Financial
          Products Inc.*
 12.      Statement re Computation of Ratio of Earnings to Fixed
          Charges.*
 21.      Subsidiaries of Aircraft Finance Trust.*
 23.1     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
          Exhibit 5.1).*
 23.2     Consent of Morris, James, Hitchens & Williams (included in
          Exhibit 5.2).*
 23.3     Consent of Aircraft Information Services, Inc.**
 23.4     Consent of BK Associates, Inc.**
 23.5     Consent of Morton, Beyer & Agnew.**
 23.6     Consent of PricewaterhouseCoopers LLP.**
 23.7     Consent of Weil, Gotshal & Manges LLP.**
 23.8     Consent of Simat, Helliesen & Eichner.**
 25.1     Statement of Eligibility and Qualification of Trustee on
          Form T-1 of Bankers Trust Company of New York under the
          Trust Indenture Act of 1939.*
 27.1     Financial Data Schedule.**
 99.1     Form of Letter of Transmittal.*
 99.2     Form of Notice of Guaranteed Delivery.*
 99.3     Form of Letter to Clients; Form of Instructions to
          Registered Holder and/or Book-Entry Transfer Facility
          Participant from Aircraft Finance Trust.*
 99.4     Appraisal of Aircraft Information Services, Inc.*
 99.5     Appraisal of BK Associates, Inc.*
 99.6     Appraisal of Morton, Beyer & Agnew.*


---------------
 * Previously filed

** Filed herewith

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Aircraft Finance Trust has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          AIRCRAFT FINANCE TRUST
                                          by Wilmington Trust Company,
                                          not in its individual capacity but
                                          solely
                                          as the Owner Trustee

                                          By:    /s/ CHARISSE L. RODGERS
                                            ------------------------------------
                                              Name: Charisse L. Rodgers
                                              Title:  Senior Financial Services
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Aircraft Finance Trust and in the capacities and on the dates indicated.


                       NAME                                     TITLE                     DATE
                       ----                                     -----                     ----

               /s/ DAVID H. TREITEL                  Controlling Trustee             December 3, 1999
---------------------------------------------------
                 David H. Treitel

              /s/ RICHARD E. CAVANAGH                Controlling Trustee             December 3, 1999
---------------------------------------------------
                Richard E. Cavanagh

               /s/ WAYNE D. LIPPMAN                  Controlling Trustee             December 3, 1999
---------------------------------------------------
                 Wayne D. Lippman

              /s/ CHARISSE L. RODGERS                Owner Trustee                   December 3, 1999
---------------------------------------------------
  Wilmington Trust Company, not in its individual
         capacity but as the Owner Trustee

                                 EXHIBIT INDEX


EXHIBIT
  NO.
-------
  3.1     Certificate of Trust of Aircraft Finance Trust.*
  3.2     Amended and Restated Trust Agreement of Aircraft Finance
          Trust dated as of May 4, 1999.*
  4.1     Indenture dated as of May 5, 1999 between Aircraft Finance
          Trust, Resource/Phoenix, Inc. and Bankers Trust Company.*
  4.2     Form of Global Note (included in Exhibit 4.1).*
  4.4     Registration Rights Agreement dated as of May 5, 1999
          between Aircraft Finance Trust and Lehman Brothers Inc.*
  5.1     Revised Opinion of Milbank, Tweed, Hadley & McCloy LLP as to
          the legality of the securities being registered hereby.*
  5.2     Opinion of Morris, James, Hitchens & Williams as to the
          legality of the securities being registered hereby.*
  8.      Opinion of Milbank, Tweed, Hadley & McCloy LLP as to certain
          U.S. Federal income tax matters (included in Exhibit 5.1).*
 10.1     Master Aircraft Purchase Agreement dated as of May 5, 1999 among General Electric Capital Corporation, Aircraft Finance
          Trust, the Sellers listed on Annex A thereto and AFT
          Trust-Sub I.*
 10.2     Security Trust Agreement dated as of May 5, 1999 between
          Aircraft Finance Trust, Bankers Trust Company, AFT Trust-Sub
          I and Aircraft Finance Trust Ireland, Limited.*
 10.3     Servicing Agreement dated as of May 5, 1999 among GE Capital
          Aviation Services, Limited and Aircraft Finance Trust.*
 10.4     Administrative Agency Agreement dated as of May 5, 1999
          between Bankers Trust Company, Aircraft Finance Trust,
          ReSource/Phoenix, Inc., AFT Trust-Sub I and Aircraft Finance
          Trust Ireland, Limited.*
 10.5     Reference Agency Agreement dated as of May 5, 1999 between
          Bankers Trust Company, Aircraft Finance Trust and
          ReSource/Phoenix, Inc.*
 10.6     Master Swap Agreement and Schedule dated as of May 5, 1999 between Aircraft Finance Trust and Lehman Brothers Financial
          Products Inc.*
 12.      Statement re Computation of Ratio of Earnings to Fixed
          Charges.*
 21.      Subsidiaries of Aircraft Finance Trust.*
 23.1     Consent of Milbank, Tweed, Hadley & McCloy LLP (included in
          Exhibit 5.1).*
 23.2     Consent of Morris, James, Hitchens & Williams (included in
          Exhibit 5.2).*
 23.3     Consent of Aircraft Information Services, Inc.**
 23.4     Consent of BK Associates, Inc.**
 23.5     Consent of Morton, Beyer & Agnew.**
 23.6     Consent of PricewaterhouseCoopers LLP.**
 23.7     Consent of Weil, Gotshal & Manges LLP.**
 23.8     Consent of Simat, Helliesen & Eichner.**

EXHIBIT
  NO.
-------
 25.1     Statement of Eligibility and Qualification of Trustee on
          Form T-1 of Bankers Trust Company of New York under the
          Trust Indenture Act of 1939.*
 27.1     Financial Data Schedule.*
 99.1     Form of Letter of Transmittal.*
 99.2     Form of Notice of Guaranteed Delivery.*
 99.3     Form of Letter to Clients; Form of Instructions to
          Registered Holder and/or Book-Entry Transfer Facility
          Participant from Aircraft Finance Trust.*
 99.4     Appraisal of Aircraft Information Services, Inc.*
 99.5     Appraisal of BK Associates, Inc.*
 99.6     Appraisal of Morton, Beyer & Agnew.*


---------------
 * Previously filed

** Filed herewith